Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 1

TO

AMENDED AND RESTATED SENIOR SECURED SYNDICATED FACILITY AGREEMENT

This AMENDMENT NO. 1, dated as of March 20, 2015 (this “Amendment”), to the AMENDED AND RESTATED SENIOR SECURED SYNDICATED FACILITY AGREEMENT is entered into among GENESEE & WYOMING INC., a Delaware corporation (“GWI”), and RP ACQUISITION COMPANY TWO, a Delaware corporation (“RP” and, together with GWI, collectively, the “Domestic Borrowers”), QUEBEC GATINEAU RAILWAY INC., a corporation constituted under the laws of Quebec, Canada (the “Canadian Borrower”), GENESEE & WYOMING AUSTRALIA PTY LTD (ACN 079 444 296), a proprietary limited liability company incorporated under the laws of the Commonwealth of Australia (the “Australian Borrower”), GWI UK ACQUISITION COMPANY LIMITED, a company incorporated under the laws of England and Wales (the “UK Borrower”), GWI UK HOLDING LIMITED (the “UK Guarantor” and, together with the UK Borrower, the “UK Loan Parties”), ROTTERDAM RAIL FEEDING B.V., a private limited liability company (besloten vennootschap) incorporated under the laws of the Netherlands with its statutory seat in Dordrecht, the Netherlands (the “European Borrower” and, together with the Domestic Borrowers, the Canadian Borrower and the Australian Borrower, the “Existing Borrowers” and, together with the UK Borrower, the “Borrowers”), the Guarantors, the Lenders, BANK OF AMERICA, N.A., acting as UK Agent (in such capacity, including any successors, the “UK Agent”), BANK OF AMERICA, N.A., acting as Administrative Agent, Canadian Agent and European Agent (collectively in such capacities and including any successors in such capacities, the “Existing Agents” and, together with the UK Agent, the “Agents”), the Additional Term Lenders (as defined below) party hereto with respect to the Additional Term Loan Commitments (as defined below) and the Additional Revolving Lenders (as defined below) party hereto with respect to the Additional Revolving Loan Commitments (as defined below), and amends the Amended and Restated Senior Secured Syndicated Facility Agreement, dated as of May 27, 2014 (as amended to the date hereof and as the same may be further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among the Existing Borrowers, the institutions from time to time party thereto as Lenders (the “Lenders”), the Existing Agents and the Guarantors. Capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, §27 of the Credit Agreement provides that the Loan Parties may amend the Credit Agreement or any other Loan Document with the consent of the Required Lenders or Lenders, as applicable;

WHEREAS, on the date hereof, the Existing Borrowers, the Existing Agents, each existing Required Lender under the Credit Agreement who has executed a Consent (as defined below), the Additional Term Lenders and the Additional Revolving Lenders desire to amend and restate the Credit Agreement to, among other things, (i) refinance the Domestic Term Loans thereunder with new term loans (including any Additional Domestic Term Loans, the “Tranche B Domestic Term Loans”; each such commitment (including any Additional Domestic Term Loan Commitments) to make such Tranche B Domestic Term Loans, a “Tranche B Domestic Term Loan Commitment” and each such lender of Tranche B Domestic Term Loans, a “Tranche B Domestic Term Lender”) in an aggregate principal amount listed on Schedule II (the “Commitment Schedule”) to the Second Amended and Restated Credit Agreement (as defined below), (ii) refinance the Australian Term Loans thereunder with new term loans (including any Additional Australian Term Loans, the “Tranche B Australian Term Loans” and, collectively with the Tranche B Domestic Term Loans and Tranche B UK Term Loans (as defined below), the “Tranche B Term Loans”; each such commitment to make such Tranche B Australian Term Loans

(including any Additional Australian Term Loan Commitments, a “Tranche B Australian Term Loan Commitment” and, collectively with the Tranche B Domestic Term Loan Commitments and Tranche B UK Term Loan Commitments (as defined below), the “Tranche B Term Loan Commitments”; each such lender of Tranche B Australian Term Loans, a “Tranche B Australian Term Lender” and, collectively with the Tranche B Domestic Term Lenders (including any Additional Term Lenders) and Tranche B UK Term Lenders (as defined below), the “Tranche B Term Lenders”) in an aggregate principal amount listed on the Commitment Schedule, (iii) create a new tranche of UK term loans thereunder (the “Tranche B UK Term Loans”; each such commitment to make such Tranche B UK Term Loans, a “Tranche B UK Term Loan Commitment” and, each such lender of Tranche B UK Term Loans, a “Tranche B UK Term Lender” in an aggregate principal amount listed on the Commitment Schedule, (iv) refinance and reallocate the aggregate principal amount of Domestic Revolving Loans thereunder with new revolving credit loans (the “Tranche B Domestic Revolving Loans”; each such commitment to make such Tranche B Domestic Revolving Loans, a “Tranche B Domestic Revolving Loan Commitment” and each such lender of such Tranche B Domestic Revolving Loans, a “Tranche B Domestic Revolving Lender”) in an aggregate principal amount listed on the Commitment Schedule, (v) refinance and reallocate the aggregate principal amount of Canadian Revolving Loans thereunder with new revolving credit loans (the “Tranche B Canadian Revolving Loans”; each such commitment to make such Tranche B Canadian Revolving Loans, a “Tranche B Canadian Revolving Loan Commitment” and each such lender of such Tranche B Canadian Revolving Loans, a “Tranche B Canadian Revolving Lender”) in an aggregate principal amount listed on the Commitment Schedule, (vi) refinance and increase the European Revolving Loans thereunder with new revolving credit loans (the “Tranche B European Revolving Loans”; each such commitment to make such Tranche B European Revolving Loans, a “Tranche B European Revolving Loan Commitment” and each such lender of such Tranche B European Revolving Loans, a “Tranche B European Revolving Lender”) in an aggregate principal amount listed on the Commitment Schedule, (vii) permit the creation of new UK revolving commitments in an aggregate principal amount as set forth in the Commitment Schedule (the “Tranche B UK Revolving Loan Commitments”) and the UK revolving loans thereunder (the “Tranche B UK Revolving Loans”), and holders and lenders of such Tranche B UK Revolving Loans and/or Commitments, the “Tranche B UK Revolving Lenders” (and, together with the Tranche B UK Term Lenders, the “Tranche B UK Lenders”) and (viii) refinance and reallocate the aggregate principal amount of Australian Revolving Loans thereunder with new revolving credit loans (the “Tranche B Australian Revolving Loans”, and collectively with the Tranche B Domestic Revolving Loans, Tranche B Canadian Revolving Loans, Tranche B UK Revolving Loans and Tranche B European Revolving Loans (including any Additional Revolving Loans), the “Tranche B Revolving Loans; each such commitment to make such Tranche B Australian Revolving Loans, a “Tranche B Australian Revolving Loan Commitment” and, collectively with the Tranche B Domestic Revolving Loan Commitments, Tranche B Canadian Revolving Loan Commitments, Tranche B UK Revolving Loan Commitments and Tranche B European Revolving Loan Commitments (including any Additional Revolving Loan Commitments), the “Tranche B Revolving Loan Commitments”; each such lender of such Tranche B Australian Revolving Loans, a “Tranche B Australian Revolving Lender” and, collectively with the Tranche B Domestic Revolving Lenders, the Tranche B Canadian Revolving Lenders, Tranche B UK Revolving Lenders and the Tranche B European Revolving Lenders (including any Additional Revolving Lenders), the “Tranche B Revolving Lenders”) in an aggregate principal amount of listed on the Commitment Schedule, in each case, on terms and conditions set forth herein and in the Second Amended and Restated Credit Agreement;

WHEREAS, upon the effectiveness of this Amendment, each Domestic Term Lender that shall have executed and delivered a signature page to this Amendment (a “Consent”) under the Cashless Settlement Option described below (each, a “Cashless Option Domestic Term Lender”) shall be deemed to have exchanged all (or such lesser amount as the Administrative Agent may allocate) of its Domestic Term Loans under the Credit Agreement (which existing Domestic Term Loans shall thereafter no longer be deemed to be outstanding) for Tranche B Domestic Term Loans (such Tranche B Domestic Term

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Loans to be classified as Term Loans under the Second Amended and Restated Credit Agreement) in the same aggregate principal amount as such Domestic Term Lender’s Domestic Term Loans under the Credit Agreement (or such lesser amount as the Administrative Agent may allocate) (the “Exchanged Domestic Term Loans”), and such Domestic Term Lender shall thereafter be a Term Lender under the Second Amended and Restated Credit Agreement;

WHEREAS, upon the effectiveness of this Amendment, each Domestic Term Lender that shall have executed and delivered a Consent under the Post-Closing Settlement Option described below (in which case such Domestic Term Lender shall acquire by novation the principal amount of Tranche B Domestic Term Loans under the Second Amended and Restated Credit Agreement committed to separately by such Domestic Term Lender (or such lesser amount as the Administrative Agent may allocate)), each Domestic Lender that shall not have executed a Consent shall be repaid in full, and the Domestic Borrowers shall pay to each such Domestic Term Lender all accrued and unpaid interest on the Domestic Term Loans to, but not including, the date of effectiveness of the Amendment;

WHEREAS, upon the effectiveness of this Amendment, the Domestic Borrowers will prepay the Domestic Term Loans outstanding immediately prior to the Restatement Effective Date of each Domestic Lender, other than the Cashless Option Domestic Term Lenders, and the Domestic Borrowers shall enter into new Tranche B Domestic Term Loan Commitments to (i) replace such prepaid Domestic Term Loans and (ii) increase the aggregate principal amount of Domestic Term Loans (such new Tranche B Domestic Term Loan Commitments, the “Additional Domestic Term Loan Commitments”);

WHEREAS, upon the effectiveness of this Amendment, each Australian Lender that shall have executed and delivered a Consent under the Cashless Settlement Option described below (each, a “Cashless Option Australian Term Lender” and with the Cashless Option Domestic Term Lenders, each a “Cashless Option Term Lender”) shall be deemed to have exchanged all (or such lesser amount as the Administrative Agent may allocate) of its Australian Term Loans under the Credit Agreement (which existing Australian Term Loans shall thereafter no longer be deemed to be outstanding) for Tranche B Australian Term Loans (such Tranche B Australian Term Loans to be classified as Term Loans under the Second Amended and Restated Credit Agreement) in the same aggregate principal amount as such Australian Lender’s Australian Term Loans under the Credit Agreement (or such lesser amount as the Administrative Agent may allocate) (the “Exchanged Australian Term Loans”, and collectively with the Exchanged Domestic Term Loans, the “Exchanged Term Loans”), and such Australian Lender shall thereafter be an Term Lender under the Second Amended and Restated Credit Agreement;

WHEREAS, upon the effectiveness of this Amendment, each Australian Lender that shall have executed and delivered a Consent under the Post-Closing Settlement Option described below (in which case such Australian Lender shall acquire by novation the principal amount of Tranche B Australian Term Loans under the Second Amended and Restated Credit Agreement committed to separately by such Australian Lender (or such lesser amount as the Administrative Agent may allocate)), each Australian Lender that shall not have executed a Consent shall be repaid in full, and the Australian Borrower shall pay to each such Australian Lender all accrued and unpaid interest on the Australian Term Loans to, but not including, the date of effectiveness of the Amendment;

WHEREAS, upon the effectiveness of this Amendment, the Australian Borrower will prepay the Australian Term Loans outstanding immediately prior to the Restatement Effective Date of each Australian Lender, other than the Cashless Option Australian Term Lenders, and the Australian Borrowers shall enter into new Tranche B Australian Term Loan Commitments to (i) replace such prepaid Australian Term Loans and (ii) increase the aggregate principal amount of Australian Term Loans (such new Tranche B Australian Term Loan Commitments pursuant to this clause (ii), the “Australian Upsize

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Term Commitments” and any Lender holding such Commitments, an “Australian Upsize Commitment”; such new Tranche B Australian Term Loan Commitments pursuant to clauses (i) and (ii), the “Additional Australian Term Loan Commitments” and, collectively with the Additional Domestic Term Loan Commitments, the “Additional Term Loan Commitments” and any Lender holding such Commitments, an “Additional Term Lender”);

WHEREAS, the Additional Term Lenders have agreed to (i) make Tranche B Domestic Term Loans to the Domestic Borrowers on the Restatement Effective Date in an amount equal to the Additional Domestic Term Loan Commitments (such Domestic Term Loans, the “Additional Domestic Term Loans”), (ii) make Tranche B Australian Term Loans to the Australian Borrowers on the Restatement Effective Date in an amount equal to the Additional Australian Term Loan Commitments (such Tranche B Australian Term Loans, the “Additional Australian Term Loans”, and, collectively with the Additional Domestic Term Loans and Tranche B UK Term Loans, the “Additional Term Loans”) and (iii) make Tranche B UK Term Loans to the UK Borrower on the Restatement Effective Date in an amount equal to the Tranche B UK Term Loan Commitments;

WHEREAS, each Domestic Revolving Lender that executes and delivers a Consent (each, a “Cashless Option Domestic Revolving Lender”) agrees upon effectiveness of this Amendment to have its existing Domestic Revolving Loan Commitment and its outstanding Domestic Revolving Loans thereunder (if any) exchanged into a Tranche B Domestic Revolving Loan Commitment (each Tranche B Domestic Revolving Loan Commitment, an “Exchanged Domestic Revolving Commitment”) and Tranche B Domestic Revolving Loans, respectively (or such lesser amount(s) as the Administrative Agent may allocate) (such Domestic Revolving Loans, the “Exchanged Domestic Revolving Loans), effective as of the Restatement Effective Date;

WHEREAS, upon the effectiveness of this Amendment, the Domestic Borrowers will (x) terminate the Domestic Revolving Loan Commitments outstanding immediately prior to the Restatement Effective Date of each Domestic Lender other than a Cashless Option Domestic Revolving Lender, in which case, the Domestic Borrowers shall pay to each such Domestic Lender all accrued fees and interest related to such Domestic Lender’s Domestic Revolving Loan Commitments to, but not including, the Restatement Effective Date and (y) enter into new Tranche B Domestic Revolving Loan Commitments (i) to replace such terminated Domestic Revolving Loan Commitments and (ii) increase the aggregate principal amount of Domestic Revolving Loan Commitments (such new Tranche B Domestic Revolving Loan Commitments, the “Additional Domestic Revolving Loan Commitments”);

WHEREAS, each Canadian Lender that executes and delivers a Consent (each, a “Cashless Option Canadian Revolving Lender”) agrees upon effectiveness of this Amendment to have its existing Canadian Revolving Loan Commitment and its outstanding Canadian Revolving Loans thereunder (if any) exchanged into a Tranche B Canadian Revolving Loan Commitment (each Canadian Revolving Loan Commitment, an “Exchanged Canadian Revolving Commitment”) and Tranche B Canadian Revolving Loans, respectively (or such lesser amount(s) as the Administrative Agent may allocate) (such Canadian Revolving Loans, the “Exchanged Canadian Revolving Loans), effective as of the Restatement Effective Date;

WHEREAS, upon the effectiveness of this Amendment, the Canadian Borrower will (x) terminate the Canadian Revolving Loan Commitments outstanding immediately prior to the Restatement Effective Date of each Canadian Lender other than a Cashless Option Canadian Revolving Lender, in which case, the Canadian Borrower shall pay to each such Canadian Lender all accrued fees and interest related to such Canadian Lender’s Canadian Revolving Loan Commitments to, but not including, the Restatement Effective Date and (y) enter into new Tranche B Canadian Revolving Loan Commitments to (i) replace such terminated Canadian Revolving Loan Commitments and (ii) reduce the allocation of the aggregate principal amount of Canadian Revolving Loan Commitments (such new Tranche B Canadian Revolving Loan Commitments, the “Additional Canadian Revolving Loan Commitments”);

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WHEREAS, each European Lender that executes and delivers a Consent (each, a “Cashless Option European Revolving Lender”) agrees upon effectiveness of this Amendment to have its existing European Commitment and its outstanding European Loans thereunder (if any) exchanged into a Tranche B European Revolving Loan Commitment (each European Revolving Loan Commitment, an “Exchanged European Revolving Commitment”) and Tranche B European Revolving Loans, respectively (or such lesser amount(s) as the Administrative Agent may allocate) (such European Loans, the “Exchanged European Revolving Loans), effective as of the Restatement Effective Date;

WHEREAS, upon the effectiveness of this Amendment, the European Borrower will (x) terminate the European Commitments outstanding immediately prior to the Restatement Effective Date of each European Lender other than a Cashless Option European Revolving Lender, in which case, the European Borrower shall pay to each such European Lender all accrued fees and interest related to such European Lender’s European Commitments to, but not including, the Restatement Effective Date and (y) enter into new Tranche B European Revolving Loan Commitments to (i) replace such terminated European Commitments and (ii) increase the aggregate principal amount of European Loan Commitments (such new Tranche B European Revolving Loan Commitments, the “Additional European Revolving Loan Commitments”);

WHEREAS, each Australian Revolving Lender that executes and delivers a Consent (each, a “Cashless Option Australian Revolving Lender”, and together with Cashless Option Domestic Revolving Lender, the Cashless Option Canadian Revolving Lender and the Cashless Option European Revolving Lender, the “Cashless Option Revolving Lenders”) agrees upon effectiveness of this Amendment to have its existing Australian Revolving Loan Commitment exchanged into a Tranche B Australian Revolving Loan Commitment (each Australian Revolving Loan Commitment, an “Exchanged Australian Revolving Commitment” and collectively with the Exchanged Domestic Revolving Commitments, the Exchanged Canadian Revolving Commitments and the Exchanged European Revolving Commitments, the “Exchanged Revolving Commitments”) and Tranche B Australian Revolving Loans, respectively (or such lesser amount(s) as the Administrative Agent may allocate) (such Australian Revolving Loans, the “Exchanged Australian Revolving Loans” and collectively with the Exchanged European Revolving Loans, the Exchanged Domestic Revolving Loans and the Exchanged Canadian Revolving Loans, the “Exchanged Revolving Loans), effective as of the Restatement Effective Date;

WHEREAS, upon the effectiveness of this Amendment, the Australian Borrower will (x) terminate the Australian Revolving Loan Commitments outstanding immediately prior to the Restatement Effective Date of each Australian Lender other than a Cashless Option Australian Revolving Lender, in which case the Australian Borrower shall pay to each such Australian Lender all accrued fees and interest related to such Australian Lender’s Australian Revolving Loan Commitments to, but not including, the Restatement Effective Date and (y) enter into new Tranche B Australian Revolving Loan Commitments to (i) replace such terminated Australian Revolving Loan Commitments and (ii) reduce the allocation of the aggregate principal amount of Australian Revolving Loan Commitments (such new Tranche B Australian Revolving Loan Commitments, the “Additional Australian Revolving Loan Commitments,” and, together with the Additional Domestic Revolving Loan Commitments, the Additional Canadian Revolving Loan Commitments, Tranche B UK Revolving Loan Commitments and the Additional European Revolving Loan Commitments, the “Additional Revolving Loan Commitments,” and any Lender holding such Commitments, an “Additional Revolving Lender,” and, together with the Additional Term Lenders, the “Additional Lenders”);

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WHEREAS, the Additional Revolving Lenders have agreed to (i) provide the Additional Domestic Revolving Loan Commitments to the Domestic Borrowers on the Restatement Effective Date, (ii) provide the Additional Australian Revolving Loan Commitments to the Australian Borrower on the Restatement Effective Date, (iii) provide the Additional European Revolving Loan Commitments to the European Borrower on the Restatement Effective Date, (iv) provide the Tranche B UK Revolving Loan Commitments to the UK Borrower and (v) provide the Additional Canadian Revolving Loan Commitments to the Canadian Borrower on the Restatement Effective Date;

WHEREAS, the Agents, the Borrowers, the Additional Term Lenders, the Additional Revolving Lenders and the other Lenders signatory hereto are willing to so agree pursuant to §27 of the Credit Agreement, subject to the conditions set forth herein; and

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and receipt of all of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Amendment and Restatement.

Effective as of the Restatement Effective Date, and subject to the terms and conditions set forth herein, the Credit Agreement is hereby amended and restated in the form of Annex A hereto (as so amended and restated, the “Second Amended and Restated Credit Agreement”).

SECTION 2. Term Lenders. Each Cashless Option Term Lender and each Additional Term Lender hereby agrees, after the effectiveness of this Amendment and on the terms and conditions set forth herein, to make or exchange, as applicable, its Domestic Term Loan, Australian Term Loan and/or UK Term Loan under the Credit Agreement in accordance with §3.1 of the Second Amended and Restated Credit Agreement. Subject to and upon the terms and conditions set forth herein, each applicable Additional Term Lender agrees to make, after the effectiveness of this Amendment, (i) a Term Loan to the Domestic Borrowers (which shall replace the Domestic Term Loans existing prior to such date and be considered Tranche B Domestic Term Loans for all purposes hereunder), in an amount indicated on the Commitment Schedule minus the aggregate amount of Exchanged Domestic Term Loans (or such lesser amount as the Administrative Agent may allocate), (ii) a Term Loan to the Australian Borrower (which shall replace the Australian Term Loans existing prior to such date and be considered Tranche B Australian Term Loans for all purposes hereunder), in an amount indicated on the Commitment Schedule minus the aggregate amount of Exchanged Australian Term Loans (or such lesser amount as the Administrative Agent may allocate) and (iii) a UK Term Loan to the UK Borrower in an amount indicated on the Commitment Schedule. Each such party shall, effective on the Restatement Effective Date, automatically become a party to the Second Amended and Restated Credit Agreement as a Term Lender. Each Tranche B Term Lender and each Additional Term Lender hereby consents to such Lender’s applicable Commitment Percentage as set forth on Schedule II of the Second Amended and Restated Credit Agreement (the “Commitment Schedule”).

SECTION 3. Revolving Lenders.

(a) Each Cashless Option Revolving Lender below hereby agrees, after the effectiveness of this Amendment and on the terms and conditions set forth herein, to exchange (i) its existing Domestic Revolving Loan Commitment into a Tranche B Domestic Revolving Loan Commitment in the amount allocated to such Domestic Lender under the Commitment Schedule (and, in the case of any Domestic Revolving Loan that is outstanding on the Restatement Effective Date, such Domestic Revolving Loan shall be cashlessly repaid with the proceeds of a Tranche B Domestic Revolving Loan in equal amount made under the Tranche B Domestic Revolving Loan Commitment),

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(ii) its existing Canadian Revolving Loan Commitment into a Tranche B Canadian Revolving Loan Commitment in the amount allocated to such Canadian Lender under the Commitment Schedule (and, in the case of any Canadian Revolving Loan that is outstanding on the Restatement Effective Date, such Canadian Revolving Loan shall be cashlessly repaid with the proceeds of a Tranche B Canadian Revolving Loan in equal amount made under the Tranche B Canadian Revolving Loan Commitment), (iii) its existing European Commitment into a Tranche B European Revolving Loan Commitment in the amount allocated to such European Lender under the Commitment Schedule (and, in the case of any European Revolving Loan that is outstanding on the Restatement Effective Date, such European Revolving Loan shall be cashlessly repaid with the proceeds of a Tranche B European Revolving Loan in equal amount made under the Tranche B European Revolving Loan Commitment) and (iv) its existing Australian Revolving Loan Commitment into a Tranche B Australian Revolving Loan Commitment in the amount allocated to such Australian Lender under the Commitment Schedule (and, in the case of any Australian Revolving Loan that is outstanding on the Restatement Effective Date, such Australian Revolving Loan shall be cashlessly repaid with the proceeds of a Tranche B Australian Revolving Loan in equal amount made under the Tranche B Australian Revolving Loan Commitment);

(b) Subject to and upon the terms and conditions set forth herein, each applicable Additional Revolving Lender agrees to extend, after effectiveness of this Amendment, (i) new Domestic Revolving Loan Commitments to the Domestic Borrowers (which shall replace certain Domestic Revolving Loan Commitments existing prior to such date and be considered Tranche B Domestic Revolving Loan Commitments for all purposes hereunder), in an amount indicated on the Commitment Schedule minus the aggregate amount of Exchanged Domestic Revolving Loans (or such lesser amount as the Administrative Agent may allocate), (ii) new Australian Revolving Loan Commitments to the Australian Borrower (which shall replace certain Australian Revolving Loan Commitments existing prior to such date and be considered Tranche B Australian Revolving Loan Commitments for all purposes hereunder), in an amount indicated on the Commitment Schedule minus the aggregate amount of Exchanged Australian Revolving Loans (or such lesser amount as the Administrative Agent may allocate), (iii) new European Revolving Loan Commitments to the European Borrower (which shall replace certain European Revolving Loan Commitments existing prior to such date and be considered Tranche B European Revolving Loan Commitments for all purposes hereunder), in an amount indicated on the Commitment Schedule minus the aggregate amount of Exchanged European Revolving Loans (or such lesser amount as the Administrative Agent may allocate),(iv) new Canadian Revolving Loan Commitments to the Canadian Borrower (which shall replace certain Canadian Revolving Loan Commitments existing prior to such date and be considered Tranche B Canadian Revolving Loan Commitments for all purposes hereunder), in an amount indicated on the Commitment Schedule minus the aggregate amount of Exchanged Canadian Revolving Loans (or such lesser amount as the Administrative Agent may allocate) and (v) new UK Revolving Loan Commitments to the UK Borrower (which shall be considered Tranche B UK Revolving Loan Commitments for all purposes hereunder), in an amount indicated on the Commitment Schedule;

(c) Each Tranche B Revolving Lender shall, effective on the Restatement Effective Date, automatically become party to the Second Amended and Restated Credit Agreement as a Revolving Lender; and

(d) Each Tranche B Revolving Lender and each Additional Revolving Lender hereby consents to such Tranche B Revolving Lender’s applicable Commitment Percentage as set forth on the Commitment Schedule.

SECTION 4. Conditions of Effectiveness. This Amendment and the amendment and restatement of the Credit Agreement as set forth in §1 hereof shall become effective as of the date first written above when, and only when, each of the following conditions precedent shall have been satisfied by the Borrowers or waived by the Agents (the “Restatement Effective Date”; provided, however, that such term when used in the Consent shall mean March 20, 2015):

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(a) The Administrative Agent shall have received this Amendment, duly executed and delivered by (i) the Loan Parties, (ii) the Required Lenders, (iii) each Cashless Option Term Lender, (iv) each Cash Option Revolving Lender, (v) each Additional Lender and (vi) each existing Australian Term Lender as a Cashless Option Term Lender.

(b) The Administrative Agent shall have received, on behalf of itself, the other Agents, the Issuing Lenders and the Lenders, a usual and customary opinion of (i) Simpson Thacher & Bartlett LLP, counsel to the Domestic Borrowers and the U.S. Guarantors and (ii) local counsels to the other Loan Parties (and additionally, with respect to the UK Borrower and Guarantors and the European Borrower and Guarantors, local counsels to the Administrative Agent) pertaining to the jurisdictions indicated on Schedule 4(b) attached hereto, in each case in form and substance satisfactory to the Administrative Agent.

(c) The Administrative Agent shall have received payment of all fees and expenses due to the Administrative Agent (as agreed to in writing between the Administrative Agent and the Borrowers) (including, without limitation, fees and reasonable and documented out-of-pocket expenses of Cahill Gordon & Reindel LLP, counsel to the Administrative Agent, invoiced to the Borrowers at least one Business Day prior to the Restatement Effective Date), in each case required to be paid on the Restatement Effective Date. Substantially simultaneously with the effectiveness of this Amendment (i) the Term Lenders under the Credit Agreement (including all Cashless Option Term Lenders) shall have been paid all accrued principal (other than the principal amount of Exchanged Term Loans) and interest (other than interest on term loans that are exchanged into Exchanged Term Loans) on their Term Loans to, but not including, the Restatement Effective Date and (ii) the Revolving Lenders under the Credit Agreement shall have been paid all accrued principal (other than the principal amount of Exchanged Revolving Loans), fees (other than fees on revolving loan commitments that are exchanged into Exchanged Revolving Commitments) and interest (other than interest on revolving loans that are exchanged into Exchanged Revolving Loans) related to their Revolving Loan Commitments to, but not including, the Restatement Effective Date.

(d)(i) The Administrative Agent shall have received for the account of each Cashless Option Term Lender, Cashless Option Revolving Lender, Additional Term Lender and Additional Revolving Lender such fees as otherwise agreed between the Borrower and the Administrative Agent.

(e) After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing, either on the date hereof or on the Restatement Effective Date;

(f) The representations and warranties of the Borrowers and their Subsidiaries contained in §8 of the Second Amended and Restated Credit Agreement shall be true in all material respects at and as of the Restatement Effective Date; provided, however, that references therein to the “Credit Agreement” shall be deemed to refer to the Second Amended and Restated Credit Agreement attached hereto as Annex A;

(g) GWI shall have provided a certificate signed by an authorized officer of GWI certifying as to the satisfaction of the conditions set forth in paragraphs (e) and (f) of this Section 4;

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(h) The Administrative Agent shall have received, on behalf of each Loan Party hereto, an officer’s certificate, dated the Restatement Effective Date, substantially in the form delivered at the Closing Date or such other form as may be acceptable to the Administrative Agent, including as attachments, (i) a copy, certified by a duly authorized officer of such Person to be true and complete and in full force and effect on the Restatement Effective Date, of each of the Governing Documents (and, with respect to (x) the Belgian Guarantor, each of the documents listed in Section 4(i) below and (y) the UK Loan Parties, each of the documents listed in 4(j) below) as in effect on such date of certification (or in lieu of a copy of such Governing Documents, certification by such Person that such Governing Documents have not been amended since previously delivered to the Administrative Agent), (ii) other than in respect of the European Borrower, the European Guarantors, the Australian Borrower and the Australian Guarantors, the UK Loan Parties, certificates of good standing, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel and (iii) evidence of corporate or other action necessary for the valid execution, delivery and performance by each of the Borrowers and each of the Guarantors of this Amendment, which shall have been duly and effectively taken;

(i) With respect to the Belgian Guarantor, the following documents shall be delivered:

(i) A copy of an excerpt from the Belgian Crossroad Bank for Enterprises (Kruispuntbank van Ondernemingen – Banque-Carrefour des Entreprises) in respect of the Belgian Guarantor, dated no earlier than 14 days prior to the Restatement Effective Date; and

(ii) a copy of a certificate from the competent commercial court certifying that the Belgian Guarantor has not been declared bankrupt nor that it has filed an application for a proceeding of judicial reorganisation (gerechtelijke reorganisatie-réorganisation judiciaire), dated no earlier than 5 days prior to the Restatement Effective Date; and

(j) With respect to each of the UK Loan Parties, the following documents shall have been delivered:

(i) a certificate signed by an authorized director (or equivalent) of each of the UK Loan Parties confirming that borrowing or guaranteeing or securing, as appropriate, the Tranche B UK Term Loan Commitments and the Tranche B UK Revolving Loan Commitments would not cause any borrowing, guarantee, security or similar limit binding on such UK Loan Party to be exceeded;

(ii) a specimen signature of each person authorized by the resolution referred to in clause (i)(y) of Section 4(h) above,

(iii) a copy of a resolution of the board of directors of each corporate shareholder of each of the UK Loan Parties approving the terms of any shareholders resolution delivered pursuant to clause (i)(y) of Section 4(h) above; and

(iv) a copy of a letter signed by each of the UK Loan Parties appointing GWI as their respective agent for service of process in relation to any proceedings before the courts of the State of New York in connection with this Amendment and the Second Amended and Restated Credit Agreement and evidence that such process agent has accepted its appointment;

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(k) The Administrative Agent shall have received a Loan Request, Swingline Loan Request or Letter of Credit Application, as applicable, in a form reasonably acceptable to the Administrative Agent; and

(l) The RailInvest Acquisition Agreement (as defined in Annex A) shall not have been terminated.

SECTION 5. Fees and Expenses.

Each of the Borrowers agrees to pay in accordance with the terms of §17 of the Second Amended and Restated Credit Agreement all reasonable out-of-pocket costs and expenses of the Agents in connection with the preparation, reproduction, execution and delivery of this Amendment (including, without limitation, the reasonable and documented fees and out-of-pocket expenses of counsel for the Agents with respect thereto). Each Lender agrees to waive any amount to which it may be entitled under §6.9 of the Second Amended and Restated Credit Agreement in connection with the transactions contemplated by this Amendment.

SECTION 6. Post-Closing Covenant. Each of the Borrowers covenants and agrees that, (w) within 180 days of the Restatement Effective Date, the Borrowers shall have satisfied the requirements of §9.16(b) of the Second Amended and Restated Credit Agreement in connection with this Amendment, (x) the Borrowers shall, or shall cause the applicable UK Loan Party to, to amend any UK Loan Party’s constitutional documents to the extent the Administrative Agent considers necessary to remove any restrictions on transfer or pre-emption rights in relation to the transfer of shares pursuant to, or as contemplated by, any Collateral Document prior to the entry into of any such Collateral Document; (y) within 90 days of the Restatement Effective Date, the Borrowers shall use commercially reasonable efforts to deliver to the Administrative Agent evidence of filing of such security terminations as the Administrative Agent may reasonably request to evidence the release of liens in favor of BNP Paribas listed as items Item 41 and Item 42 on Schedule 10.2 to the Second Amended and Restated Credit Agreement and (z) the Borrowers shall, or shall cause the applicable Dutch Obligor to, and each applicable Dutch Obligor covenants and agrees to, provide the following documents to the Administrative Agent within 30 days (unless extended by the Administrative Agent in its sole discretion) of the Restatement Effective Date:

(a) corporate authorizations from the board of directors, shareholders and supervisory board, in each case, to the extent applicable and required for entering into the applicable Dutch Security Agreements;

(b) an executed copy of the second ranking deed of pledge of shares in the capital of GWI Holding B.V. (“GWIH”) between GWI International LLC as general partner of Genesee & Wyoming C.V. as pledgor, the Administrative Agent as pledgee and GWIH as company;

(c) an executed copy of the second ranking deed of pledge of shares in the capital of the European Borrower between GWIH as pledgor, the Administrative Agent as pledgee and the European Borrower as company;

(d) an executed copy of the second ranking deed of pledge of shares in the capital of the GWI International B.V. (“GWII”) between GWIH as pledgor, the Administrative Agent as pledgee and GWII as company;

10

(e) an executed copy of the second ranking deed of pledge of shares in the capital of the Rail Feedings Solutions B.V. (“RFS”) between GWIH as pledgor, the Administrative Agent as pledgee and RFS as company;

(f) an executed copy of the second ranking deed of pledge of receivables between the Dutch Obligors as pledgors and the Administrative Agent as pledgee;

(g) an executed copy of the second ranking deed of pledge of bank accounts between the Dutch Obligors as pledgors and the Administrative Agent as pledgee; and

(h) an executed copy of the second ranking deed of pledge of movables between the Dutch Obligors as pledgors and the Administrative Agent as pledgee.

SECTION 7. [Reserved].

SECTION 8. Reference to and Effect on the Credit Agreement and the Loan Documents.

(a) On and after the Restatement Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by this Amendment (i.e., the Second Amended and Restated Credit Agreement). Each of the table of contents and lists of Exhibits, as applicable, shall be amended mutatis mutandis (other than Exhibits A-5, B-4, N and O, which are set forth in Annex A de novo and Exhibits A-1, A-2, A-3, A-4, B-1, B-3, E, F and L, which are amended and restated hereby and set forth in Annex A) to reflect the changes made in this Amendment as of the Restatement Effective Date. The schedules to the Credit Agreement shall be amended and restated as set forth in Annex A.

(b) Except as expressly amended hereby or specifically waived above, all of the terms and provisions of the Credit Agreement and all other Loan Documents, are and shall remain in full force and effect and are hereby ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case, as amended by this Amendment.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders, the Borrowers, the Co-Lead Arrangers or the Agents under any of the Loan Documents, nor constitute a waiver or amendment of any other provision of any of the Loan Documents or for any purpose except as expressly set forth herein. On and after the effectiveness of this Amendment, this Amendment shall for all purposes constitute a Loan Document.

(d) The Tranche B Term Lenders and Tranche B Revolving Lenders shall each be a “Lender” for purposes of the Loan Documents.

(e) On and after the Restatement Effective Date, the Tranche B Term Loan Commitments and Additional Term Loan Commitments shall constitute “Term Loan Commitments” and the Tranche B Term Loans (including Additional Term Loans) made under §6.20 of the Second Amended and Restated Credit Agreement shall constitute “Term Loans” for purposes of the Loan Documents (and the Tranche B Term Loans (including Additional Term Loans) shall also constitute “Term Loans” for purposes of the Loan Documents). The Tranche B Revolving Loan Commitments and Additional Revolving Loan Commitments shall constitute

11

“Revolving Loan Commitments” and any (x) Tranche B Revolving Loans drawn under any Tranche B Revolving Loan Commitment and (y) loans drawn under any Additional Revolving Loan Commitment (“Additional Revolving Loans”) shall in each case, constitute “Revolving Loans” for purposes of the Loan Documents (and the Tranche B Revolving Loan Commitments and Additional Revolving Loan Commitments shall also constitute “Revolving Loan Commitments” for purposes of the Loan Documents).

SECTION 9. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart by facsimile or other electronic transmission shall be effective as delivery of an original executed counterpart of this Amendment.

SECTION 10. Governing Law.

THIS AMENDMENT IS A CONTRACT UNDER THE LAW OF THE STATE OF NEW YORK AND SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW §5-1401, BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

SECTION 11. Section Titles. The section titles contained in this Amendment are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement among the parties hereto, except when used to reference a section. Any reference to the number of a clause, subclause or subsection of any Loan Document immediately followed by a reference in parenthesis to the title of the section of such Loan Document containing such clause, subclause or subsection is a reference to such clause, sub-clause or subsection and not to the entire section; provided, however, that, in case of direct conflict between the reference to the title and the reference to the number of such section, the reference to the title shall govern absent manifest error. If any reference to the number of a section (but not to any clause, sub-clause or subsection thereof) of any Loan Document is followed immediately by a reference in parenthesis to the title of a section of any Loan Document, the title reference shall govern in case of direct conflict absent manifest error.

SECTION 12. Notices. All communications and notices hereunder shall be given as provided in the Second Amended and Restated Credit Agreement.

SECTION 13. Severability. The fact that any term or provision of this Amendment is held invalid, illegal or unenforceable as to any person in any situation in any jurisdiction shall not affect the validity, enforceability or legality of the remaining terms or provisions hereof or the validity, enforceability or legality of such offending term or provision in any other situation or jurisdiction or as applied to any person.

SECTION 14. Successors. The terms of this Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

SECTION 15. Jurisdiction; Waiver of Jury Trial. The jurisdiction and waiver of right to trial by jury provisions in §§22 and 26 of the Second Amended and Restated Credit Agreement are incorporated herein by reference mutatis mutandis.

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SECTION 16. Effect of the Exchange of Revolving Loan Commitments.

(a) Upon the exchange of the Domestic Revolving Loan Commitments as contemplated hereby, (i) each Tranche B Domestic Revolving Lender shall make Tranche B Domestic Revolving Loans to the Domestic Borrowers and the Domestic Borrowers shall prepay outstanding Domestic Revolving Loans with the proceeds thereof in an amount such that, after giving effect to such prepayment, the percentage of the Tranche B Domestic Revolving Loans held by each Tranche B Domestic Revolving Lender will equal the percentage of the aggregate Tranche B Domestic Revolving Loan Commitments of all Tranche B Domestic Revolving Lenders represented by such Tranche B Domestic Revolving Lender’s Tranche B Domestic Revolving Loan Commitment after giving effect to the exchange of the Domestic Revolving Loan Commitments as contemplated hereby and (ii) each Domestic Lender immediately prior to such exchange will automatically and without further act be deemed to have assigned to each Tranche B Domestic Revolving Lender, and the Tranche B Domestic Revolving Lenders will automatically and without further act be deemed to have assumed, a pro rata portion of such Domestic Lenders’ participations under the Credit Agreement in outstanding Letters of Credit and Swingline Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (A) participations under the Second Amended and Restated Credit Agreement in Letters of Credit and (B) participations under the Second Amended and Restated Credit Agreement in Swingline Loans held by each Tranche B Domestic Revolving Lender will equal the percentage of the aggregate Tranche B Domestic Revolving Loan Commitments held by such Tranche B Domestic Revolving Lender after giving effect to the exchange of the Domestic Revolving Loan Commitments as contemplated hereby. The Domestic Borrowers shall pay accrued interest on the Domestic Revolving Loans being prepaid and any other amounts payable to any Lender in accordance with §§6.4 through 6.7 of the Credit Agreement.

(b) Upon the exchange of the Canadian Revolving Loan Commitments as contemplated hereby, (i) each Tranche B Canadian Revolving Lender shall make Tranche B Canadian Revolving Loans to the Canadian Borrower and the Canadian Borrower shall prepay outstanding Canadian Revolving Loans with the proceeds thereof in an amount such that, after giving effect to such prepayment, the percentage of the Tranche B Canadian Revolving Loans held by each Tranche B Canadian Revolving Lender will equal the percentage of the aggregate Tranche B Canadian Revolving Loan Commitments of all Tranche B Canadian Lenders represented by such Tranche B Canadian Lender’s Tranche B Canadian Revolving Loan Commitment after giving effect to the exchange of the Canadian Revolving Loan Commitments as contemplated hereby and (ii) each Canadian Lender immediately prior to such exchange will automatically and without further act be deemed to have assigned to each Tranche B Canadian Revolving Lender, and the Tranche B Canadian Revolving Lenders will automatically and without further act be deemed to have assumed, a pro rata portion of such Canadian Lenders’ participations under the Credit Agreement in outstanding Letters of Credit and Swingline Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (A) participations under the Second Amended and Restated Credit Agreement in Letters of Credit and (B) participations under the Second Amended and Restated Credit Agreement in Swingline Loans held by each Tranche B Canadian Revolving Lender will equal the percentage of the aggregate Tranche B Canadian Revolving Loan Commitments held by such Tranche B Canadian Lender after giving effect to the exchange of the Canadian Revolving Loan Commitments as contemplated hereby. The Canadian Borrower shall pay accrued interest on the Canadian Revolving Loans being prepaid and any other amounts payable to any Lender in accordance with §§6.4 through 6.7 of the Credit Agreement; and

(c) Upon the exchange of the European Revolving Loan Commitments as contemplated hereby, (i) each Tranche B European Revolving Lender shall make Tranche B European Revolving Loans to the European Borrower and the European Borrower shall prepay outstanding European Revolving Loans with the proceeds thereof in an amount such that, after giving

13

effect to such prepayment, the percentage of the Tranche B European Revolving Loans held by each Tranche B European Revolving Lender will equal the percentage of the aggregate Tranche B European Revolving Loan Commitments of all Tranche B European Revolving Lenders represented by such Tranche B European Revolving Lender’s Tranche B European Revolving Loan Commitment after giving effect to the exchange of the European Revolving Loan Commitments as contemplated hereby and (ii) each European Lender immediately prior to such exchange will automatically and without further act be deemed to have assigned to each Tranche B European Revolving Lender, and the Tranche B European Revolving Lenders will automatically and without further act be deemed to have assumed, a pro rata portion of such European Lenders’ participations under the Credit Agreement in outstanding Letters of Credit and Swingline Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (A) participations under the Second Amended and Restated Credit Agreement in Letters of Credit and (B) participations under the Second Amended and Restated Credit Agreement in Swingline Loans held by each Tranche B European Revolving Lender will equal the percentage of the aggregate Tranche B European Revolving Loan Commitments held by such Tranche B European Revolving Lender after giving effect to the exchange of the European Revolving Loan Commitments as contemplated hereby. The European Borrower shall pay accrued interest on the European Revolving Loans being prepaid and any other amounts payable to any Lender in accordance with §§6.4 through 6.7 of the Credit Agreement.

(d) Upon the exchange of the Australian Revolving Loan Commitments as contemplated hereby, (i) each Tranche B Australian Revolving Lender shall make Tranche B Australian Revolving Loans to the Australian Borrower and the Australian Borrower shall prepay outstanding Australian Revolving Loans with the proceeds thereof in an amount such that, after giving effect to such prepayment, the percentage of the Tranche B Australian Revolving Loans held by each Tranche B Australian Revolving Lender will equal the percentage of the aggregate Tranche B Australian Revolving Loan Commitments of all Tranche B Australian Revolving Lenders represented by such Tranche B Australian Revolving Lender’s Tranche B Australian Revolving Loan Commitment after giving effect to the exchange of the Australian Revolving Loan Commitments as contemplated hereby and (ii) each Australian Lender immediately prior to such exchange will automatically and without further act be deemed to have assigned to each Tranche B Australian Revolving Lender, and the Tranche B Australian Revolving Lenders will automatically and without further act be deemed to have assumed, a pro rata portion of such Australian Lenders’ participations under the Credit Agreement in outstanding Letters of Credit and Swingline Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (A) participations under the Second Amended and Restated Credit Agreement in Letters of Credit and (B) participations under the Second Amended and Restated Credit Agreement in Swingline Loans held by each Tranche B Australian Revolving Lender will equal the percentage of the aggregate Tranche B Australian Revolving Loan Commitments held by such Tranche B Australian Revolving Lender after giving effect to the exchange of the Australian Revolving Loan Commitments as contemplated hereby. The Australian Borrower shall pay accrued interest on the Australian Revolving Loans being prepaid and any other amounts payable to any Lender in accordance with §§6.4 through 6.7 of the Credit Agreement.

SECTION 17. Loss of FATCA Grandfathering. For purposes of determining withholding Taxes imposed under the Foreign Account Tax Compliance Act (FATCA), from and after the effective date of this Amendment, the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Second Amended and Restated Credit Agreement and the Loans (including the Tranche B Term Loans and any Tranche B Revolving Loans) as not qualifying as “grandfathered obligations” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

14

SECTION 18. UK Loan Parties. Each UK Loan Party hereby agrees upon the effectiveness of this Amendment (x)(i) with respect to GWI UK Acquisition Company Limited only, a company incorporated under the laws of England and Wales, to become the UK Borrower and (ii) to become a Foreign Guarantor under the Second Amended and Restated Credit Agreement and to comply with and be bound by all of the terms, conditions and covenants thereof and (y) that it shall be (i) jointly and severally liable, together with the other relevant Guarantors for the payment and performance of all Foreign Guaranteed Obligations under the Second Amended and Restated Credit Agreement and (ii) liable for the payment and performance of all UK Obligations under the Second Amended and Restated Credit Agreement.

[The remainder of this page is intentionally left blank]

15

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers and general partners thereunto duly authorized, as of the date first written above.

BORROWERS:	GENESEE & WYOMING INC.

	By:	/s/ Thomas D. Savage
		Name:	Thomas D. Savage
		Title:	Treasurer and Vice President, Corporate Development

RP ACQUISITION COMPANY TWO

	By:	/s/ Thomas D. Savage
		Name:	Thomas D. Savage
		Title:	Treasurer and Vice President

QUEBEC GATINEAU RAILWAY INC.

	By:	/s/ Thomas D. Savage
		Name:	Thomas D. Savage
		Title:	Vice President

GWI UK ACQUISITION COMPANY LIMITED

	By:	/s/ Thomas D. Savage
		Name:	Thomas D. Savage
		Title:	Director

ROTTERDAM RAIL FEEDING B.V.

	By:	/s/ Matthew O. Walsh
		Name:	Matthew O. Walsh
		Title:	Managing Director

[Signature Page to GWI Amendment No. 1]

Executed for GENESEE & WYOMING AUSTRALIA PTY LTD in accordance with section 127 of the Corporations Act 2001 (Cth) by:

/s/ Greg Pauline	/s/ Hoffman Lijeron
Signature of director	Signature of director/secretary

Greg Pauline	Hoffman Lijeron
Name of director (print)	Name of director (print)

[Signature Page to GWI Amendment No. 1]

U.S. GUARANTORS:	AN RAILWAY, LLC
ARIZONA EASTERN RAILWAY COMPANY
ARKANSAS LOUISIANA & MISSISSIPPI RAILROAD COMPANY
ATLANTIC & WESTERN RAILWAY, LIMITED PARTNERSHIP
BUFFALO & PITTSBURGH RAILROAD, INC.
CAGY INDUSTRIES, INC.
CHATTAHOOCHEE BAY RAILROAD, INC.
CHATTAHOOCHEE INDUSTRIAL RAILROAD
CHATTOOGA & CHICKAMAUGA RAILWAY CO.
COLUMBUS & CHATTAHOOCHEE RAILROAD, INC.
COLUMBUS & GREENVILLE RAILWAY COMPANY
COMMONWEALTH RAILWAY, INCORPORATED
CORPUS CHRISTI TERMINAL RAILROAD, INC.
EAST TENNESSEE RAILWAY, L.P.
EMONS INDUSTRIES, INC.
EMONS RAILROAD GROUP, INC.
EMONS TRANSPORTATION GROUP, INC.
FIRST COAST RAILROAD INC.
FORDYCE AND PRINCETON R.R. CO.
GALVESTON RAILROAD, L.P.
GENESEE AND WYOMING RAILROAD COMPANY
GENESEE & WYOMING RAILROAD SERVICES, INC.
GEORGIA CENTRAL RAILWAY, L.P.
GEORGIA SOUTHWESTERN RAILROAD, INC.
GOLDEN ISLES TERMINAL RAILROAD, INC.
GRIZZARD TRANSFER COMPANY, INC.
GWI CANADA, INC.
GWI INTERNATIONAL LLC
GWI LEASING CORPORATION
GWI RAIL MANAGEMENT CORPORATION
HILTON & ALBANY RAILROAD, INC.
ILLINOIS & MIDLAND RAILROAD, INC.
INDIANA & OHIO RAIL CORP.
KWT RAILWAY, INC.
LITTLE ROCK & WESTERN RAILWAY, L.P.
LOUISIANA & DELTA RAILROAD, INC.
LUXAPALILA VALLEY RAILROAD INC.

	By:	/s/ Thomas D. Savage
	Name:	Thomas D. Savage
	Title:	Treasurer and Vice President

[Signature Page to GWI Amendment No. 1]

U.S. GUARANTORS:

(CONTINUED)

MAINE INTERMODAL TRANSPORTATION, INC.
MARYLAND MIDLAND RAILWAY INC.
MERIDIAN & BIGBEE RAILROAD, L.L.C.
OHIO AND PENNSYLVANIA RAILROAD COMPANY
OHIO CENTRAL RAILROAD, INC.
OHIO SOUTHERN RAILROAD, INC.
PAWNEE TRANSLOADING COMPANY INC.
PHOENIX LOGISTICS LTD.
PORTLAND & WESTERN RAILROAD, INC.
RAIL LINK, INC.
RAIL PARTNERS, L.P.
RAIL SWITCHING SERVICES, LLC
RAPID CITY, PIERRE & EASTERN RAILROAD, INC.
RICEBORO SOUTHERN RAILWAY, LLC
ROCHESTER & SOUTHERN RAILROAD, INC.
ROCHESTER SWITCHING SERVICES INC.
RP ACQUISITION COMPANY ONE
SALT LAKE CITY SOUTHERN RAILROAD COMPANY, INC.
SAVANNAH PORT TERMINAL RAILROAD, INC.
SOUTH BUFFALO RAILWAY COMPANY
ST. LAWRENCE & ATLANTIC RAILROAD COMPANY
SUMMIT VIEW, INC.
TALLEYRAND TERMINAL RAILROAD COMPANY, INC.
TAZEWELL & PEORIA RAILROAD, INC.
THE ALIQUIPPA & OHIO RIVER RAILROAD CO.
THE BAY LINE RAILROAD, L.L.C.
THE COLUMBUS AND OHIO RIVER RAIL ROAD COMPANY
THE MAHONING VALLEY RAILWAY COMPANY
THE PITTSBURGH & OHIO CENTRAL RAILROAD COMPANY
THE WARREN & TRUMBULL RAILROAD COMPANY
THE YOUNGSTOWN BELT RAILROAD COMPANY
TOMAHAWK RAILWAY, LIMITED PARTNERSHIP
UTAH RAILWAY COMPANY
VALDOSTA RAILWAY, L.P.
WESTERN KENTUCKY RAILWAY L.L.C.
WILLAMETTE & PACIFIC RAILROAD, INC.
WILMINGTON TERMINAL RAILROAD, LIMITED PARTNERSHIP
YORK RAIL LOGISTICS, INC.
YORK RAILWAY COMPANY
YOUNGSTOWN & AUSTINTOWN RAILROAD, INC.

By:	/s/ Thomas D. Savage
Name:	Thomas D. Savage
Title:	Treasurer and Vice President

[Signature Page to GWI Amendment No. 1]

U.S. GUARANTORS:

(CONTINUED)

ALABAMA & GULF COAST RAILWAY LLC
ARIZONA & CALIFORNIA RAILROAD COMPANY
ATLAS RAILROAD CONSTRUCTION, LLC
ATLAS RAILROAD SERVICES, LLC
BAUXITE & NORTHERN RAILWAY COMPANY
CALIFORNIA NORTHERN RAILROAD COMPANY
CASCADE AND COLUMBIA RIVER RAILROAD COMPANY
CENTRAL OREGON & PACIFIC RAILROAD, INC.
CENTRAL RAILROAD COMPANY OF INDIANAPOLIS
CONECUH VALLEY RAILWAY, L.L.C.
CONNECTICUT SOUTHERN RAILROAD, INC.
DALLAS, GARLAND & NORTHEASTERN RAILROAD, INC.
DELPHOS TERMINAL COMPANY, INC.
EASTERN ALABAMA RAILWAY, LLC
HURON AND EASTERN RAILWAY COMPANY, INC.
INDIANA & OHIO RAILWAY COMPANY
INDIANA SOUTHERN RAILROAD, LLC
KIAMICHI RAILROAD COMPANY L.L.C.
KYLE RAILROAD COMPANY
KYLE RAILWAYS, LLC
MARQUETTE RAIL, LLC
MID-MICHIGAN RAILROAD, INC.
MISSOURI & NORTHERN ARKANSAS RAILROAD COMPANY, INC.
NEW ENGLAND CENTRAL RAILROAD, INC.
NEW STATESRAIL HOLDINGS, LLC

By:	/s/ Thomas D. Savage
Name:	Thomas D. Savage
Title:	Treasurer and Vice President

[Signature Page to GWI Amendment No. 1]

NORTH CAROLINA & VIRGINIA RAILROAD COMPANY, LLC
OTTER TAIL VALLEY RAILROAD COMPANY, INC.
PALM BEACH RAIL HOLDING, INC.
PLAINVIEW TERMINAL COMPANY
POINT COMFORT & NORTHERN RAILWAY COMPANY
PUGET SOUND & PACIFIC RAILROAD
RAIL LINE HOLDINGS #1, INC.
RAILAMERICA AUSTRALIA II, LLC
RAILAMERICA CONTRACT SWITCHING SERVICES, INC.
RAILAMERICA EQUIPMENT CORP.
RAILAMERICA HOLDING SERVICES, INC.
RAILAMERICA OPERATIONS SHARED SERVICES, INC.
RAILAMERICA OPERATIONS SUPPORT GROUP, INC.
RAILAMERICA TRANSPORTATION CORP.
RAILAMERICA, INC.
RAILINK ACQUISITION, INC.
RAILTEX DISTRIBUTION SERVICES, INC.
RAILTEX, INC.
ROCKDALE, SANDOW & SOUTHERN RAILROAD COMPANY
SAN DIEGO & IMPERIAL VALLEY RAILROAD COMPANY, INC.
SAN JOAQUIN VALLEY RAILROAD CO.
SAN PEDRO TRAILS, INC.
SOUTH CAROLINA CENTRAL RAILROAD COMPANY LLC
SOUTH EAST RAIL, INC.
STATESRAIL II RAILROAD, LLC
STATESRAIL, LLC
SWKR OPERATING CO., INC.

By:	/s/ Thomas D. Savage
Name:	Thomas D. Savage
Title:	Treasurer and Vice President

[Signature Page to GWI Amendment No. 1]

THE CENTRAL RAILROAD COMPANY OF INDIANA
THE MASSENA TERMINAL RAILROAD COMPANY
THREE NOTCH RAILWAY, L.L.C.
TOLEDO, PEORIA & WESTERN RAILWAY CORP.
TRANSRAIL HOLDINGS, LLC
TRANSRAIL NORTH AMERICA, LLC
VENTURA COUNTY RAILROAD COMPANY
WELLSBORO & CORNING RAILROAD, LLC
WIREGRASS CENTRAL RAILWAY, L.L.C.

By:	/s/ Thomas D. Savage
	Name:	Thomas D. Savage
	Title:	Treasurer and Vice President

[Signature Page to GWI Amendment No. 1]

AUSTRALIAN GUARANTORS:

Executed for GWI HOLDINGS PTY LTD in accordance with section 127 of the Corporations Act 2001 (Cth) by:

/s/ Greg Pauline	/s/ Hoffman Lijeron
Signature of director	Signature of director/secretary

Greg Pauline	Hoffman Lijeron
Name of director (print)	Name of director (print)

Executed for GWI HOLDINGS NO. 2 PTY LTDLTD in accordance with section 127 of the Corporations Act 2001 (Cth) by:

/s/ Greg Pauline	/s/ Hoffman Lijeron
Signature of director	Signature of director/secretary

Greg Pauline	Hoffman Lijeron
Name of director (print)	Name of director (print)

Executed for VIPER LINE PTY LIMITED in accordance with section 127 of the Corporations Act 2001 (Cth) by:

/s/ Greg Pauline	/s/ Hoffman Lijeron
Signature of director	Signature of director/secretary

Greg Pauline	Hoffman Lijeron
Name of director (print)	Name of director (print)

[Signature Page to GWI Amendment No. 1]

AUSTRALIAN GUARANTORS:

(CONTINUED)

Executed for GENESEE & WYOMING AUSTRALIA PTY LTD in accordance with section 127 of the Corporations Act 2001 (Cth) by:

/s/ Greg Pauline	/s/ Hoffman Lijeron
Signature of director	Signature of director/secretary

Greg Pauline	Hoffman Lijeron
Name of director (print)	Name of director (print)

Executed for GENESEE & WYOMING AUSTRALIA EASTERN PTY LTD in accordance with section 127 of the Corporations Act 2001 (Cth) by:

/s/ Greg Pauline	/s/ Hoffman Lijeron
Signature of director	Signature of director/secretary

Greg Pauline	Hoffman Lijeron
Name of director (print)	Name of director (print)

Executed for GWA (NORTH) PTY LTD. in accordance with section 127 of the Corporations Act 2001 (Cth) by:

/s/ Greg Pauline	/s/ Hoffman Lijeron
Signature of director	Signature of director/secretary

Greg Pauline	Hoffman Lijeron
Name of director (print)	Name of director (print)

[Signature Page to GWI Amendment No. 1]

AUSTRALIAN GUARANTORS:

(CONTINUED)

Executed for G&W AUSTRALIA HOLDINGS LP. acting by its general partner, GWI INTERNATIONAL B.V.:

/s/ Richard T. O’Donnell	/s/ R. Volder
Signature	Signature

Richard T. O’Donnell	R. Volder
Name (print)	Name (print)

Managing Director A	Managing Director B
Title (print)	Title (print)

/s/ A. de Rade
Signature

A. de Rade
Name (print)

Managing Director B
Title (print)

[Signature Page to GWI Amendment No. 1]

CANADIAN GUARANTORS:

GENESEE & WYOMING CANADA INC.

By:	/s/ Thomas D. Savage
	Name:	Thomas D. Savage
	Title:	Vice President

HURON CENTRAL RAILWAY INC.

By:	/s/ Thomas D. Savage
	Name:	Thomas D. Savage
	Title:	Vice President

KÉRAIL INC.

By:	/s/ Thomas D. Savage
	Name:	Thomas D. Savage
	Title:	Vice President

ST. LAWRENCE & ATLANTIC RAILROAD (QUEBEC) INC.

By:	/s/ Thomas D. Savage
	Name:	Thomas D. Savage
	Title:	Vice President

MIRABEL RAILWAY INC.

By:	/s/ Thomas D. Savage
	Name:	Thomas D. Savage
	Title:	Vice President

SERVICES FERROVIAIRES DE L’ESTUAIRE INC.

By:	/s/ Thomas D. Savage
	Name:	Thomas D. Savage
	Title:	Vice President

WESTERN LABRADOR RAIL SERVICES INC.

By:	/s/ Thomas D. Savage
	Name:	Thomas D. Savage
	Title:	Vice President

[Signature Page to GWI Amendment No. 1]

WESTERN LABRADOR RAILWAY (2013) INC.

By:	/s/ Thomas D. Savage
	Name:	Thomas D. Savage
	Title:	Vice President

CAPE BRETON & CENTRAL NOVA SCOTIA RAILWAY LIMITED

By:	/s/ Thomas D. Savage
	Name:	Thomas D. Savage
	Title:	Vice President

GODERICH-EXETER RAILWAY COMPANY LIMITED

By:	/s/ Thomas D. Savage
	Name:	Thomas D. Savage
	Title:	Vice President

KNOB LAKE & TIMMINS RAILWAY COMPANY INC.

By:	/s/ Thomas D. Savage
	Name:	Thomas D. Savage
	Title:	Vice President

RAILINK CANADA LTD.

By:	/s/ Thomas D. Savage
	Name:	Thomas D. Savage
	Title:	Vice President

RAILTEX CANADA, INC.

By:	/s/ Thomas D. Savage
	Name:	Thomas D. Savage
	Title:	Vice President

RL FUNDING CORP.

By:	/s/ Thomas D. Savage
	Name:	Thomas D. Savage
	Title:	Vice President

[Signature Page to GWI Amendment No. 1]

TROIS-RIVIÈRES TRAILERS INC./REMORQUES TROIS-RIVIÈRES INC.

By:	/s/ Thomas D. Savage
	Name:	Thomas D. Savage
	Title:	Vice President

RAILCARE INC.

By:	/s/ Thomas D. Savage
	Name:	Thomas D. Savage
	Title:	Vice President

[Signature Page to GWI Amendment No. 1]

EUROPEAN GUARANTORS:

GENESEE & WYOMING C.V.
Represented by its general partner, GWI International LLC,

By:	/s/ Richard O’Donnell
	Name:	Richard O’Donnell
	Title:	Managing Director

GWI HOLDING B.V.

By:	/s/ Matthew O. Walsh
	Name:	Matthew O. Walsh
	Title:	Managing Director A

By:	/s/ R. Volder
	Name:	R. Volder
	Title:	Managing Director B

BELGIUM RAIL FEEDING BVBA

By:	/s/ Matthew O. Walsh
	Name:	Matthew O. Walsh
	Title:	Manager

GWI INTERNATIONAL B.V.

By:	/s/ Richard O’Donnell
	Name:	Richard O’Donnell
	Title:	Managing Director A

By:	/s/ R. Volder
	Name:	R. Volder
	Title:	Managing Director B

[Signature Page to GWI Amendment No. 1]

RAIL FEEDING SOLUTIONS B.V.

By:	/s/ R. Volder
	Name:	R. Volder
	Title:	Managing Director A

By:	/s/ Matthew O. Walsh
	Name:	Matthew O. Walsh
	Title:	Managing Director B

[Signature Page to GWI Amendment No. 1]

UK GUARANTOR:

GWI UK HOLDING LIMITED

By:	/s/ Thomas D. Savage
	Name:	Thomas D. Savage
	Title:	Director

[Signature Page to GWI Amendment No. 1]

AGENTS:	BANK OF AMERICA, N.A., as Administrative Agent, European Agent and UK Agent

	By:	/s/ Ronaldo Naval
		Name:	Ronaldo Naval
		Title:	Vice President

BANK OF AMERICA, N.A., acting through its Canada branch, as Canadian Agent

	By:	/s/ Michael Maron
		Name:	Michael Maron
		Title:	Vice President

[Signature Page to GWI Amendment No. 1]

CERTAIN SWINGLINE LENDERS:

BANK OF AMERICA, N.A., as Domestic Swingline Lender and as Issuing Lender

By:	/s/ Irene Bertozzi Bartenstein
Name:	Irene Bertozzi Bartenstein
Title:	Director

BANK OF AMERICA, N.A., acting through its London branch, as resigning European Swingline Lender

By:	/s/ Gary Saint
Name:	Gary Saint
Title:	Director

BANK OF AMERICA, N.A., acting through its Canada branch, as Canadian Swingline Lender

By:	/s/ Michael Maron
Name:	Michael Maron
Title:	Vice President

BANK OF AMERICA, N.A., acting through its Australia branch, as Australian Swingline Lender

By:	/s/ Michael Senyard
Name:	Michael Senyard
Title:	Director

BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED, as successor European Swingline Lender and as a UK Swingline Lender

By:	/s/ Gary Saint
Name:	Gary Saint
Title:	Director

[Signature Page to GWI Amendment No. 1]

FORM OF

ADDITIONAL LENDERS SIGNATURE PAGE

Additional Lenders (check one or both):

☐	As an Additional Revolving Lender

☐	As an Additional Term Lender

,
as a Lender (type name of the legal entity)

By:
Name:
Title:

[If a second signature is necessary:

By:
Name:
Title:]

[Signature Page to GWI Amendment No. 1]

FORM OF

CONSENT TO AMENDMENT NO. 1

CONSENT (this “Consent”) to Amendment No. 1 (“Amendment”) to the AMENDED AND RESTATED SENIOR SECURED SYNDICATED FACILITY AGREEMENT, dated as of May 27, 2014, (as amended, amended and restated, or otherwise modified prior to the date hereof, the “Credit Agreement” and as further amended and restated pursuant to the Amendment, the “Second Amended and Restated Credit Agreement”), among GENESEE & WYOMING INC., a Delaware corporation (“GWI”) and RP ACQUISITION COMPANY TWO, a Delaware corporation (“RP” and, together with GWI, collectively, the “Domestic Borrowers”), QUEBEC GATINEAU RAILWAY INC., a corporation constituted under the laws of Quebec, Canada (the “Canadian Borrower”), GENESEE & WYOMING AUSTRALIA PTY LTD (ACN 079 444 296), a proprietary limited liability company incorporated under the laws of the Commonwealth of Australia (the “Australian Borrower”), GWI UK ACQUISITION COMPANY LIMITED, a company incorporated under the laws of England and Wales (the “UK Borrower”), ROTTERDAM RAIL FEEDING B.V., a private limited liability company (besloten vennootschap) incorporated under the laws of the Netherlands with its statutory seat in Dordrecht, the Netherlands (the “European Borrower” and, together with the Domestic Borrowers, the Canadian Borrower and the Australian Borrower, the “Existing Borrowers” and, together with the UK Borrower, the “Borrowers”), the Guarantors, the Lenders party thereto, BANK OF AMERICA, N.A., acting as UK Agent (in such capacity, including any successors, the “UK Agent”) and BANK OF AMERICA, N.A., acting as Administrative Agent, Canadian Agent and European Agent (collectively in such capacities and including any successors in such capacities, the “Existing Agents” and, together with the UK Agent, the “Agents”).

Capitalized terms used in this Consent but not defined in this Consent have the meanings assigned to such terms in the Amendment.

A. Existing Term Lenders

Existing Lenders of Domestic Term Loans

The undersigned Domestic Term Lender hereby irrevocably and unconditionally approves the Amendment and consents as follows (check ONE option):

Cashless Settlement Option

☐	to convert 100% of the outstanding principal amount of the Domestic Term Loans under the Credit Agreement held by such Domestic Term Lender (or such lesser amount allocated to such Domestic Term Lender by the Administrative Agent) into Tranche B Domestic Term Loans under the Second Amended and Restated Credit Agreement in the principal amount set forth on the Commitment Schedule. In the event a lesser amount is allocated, the difference between the current amount and the allocated amount will be prepaid on the Restatement Effective Date.

Post-Closing Settlement Option

☐	to have 100% of the outstanding principal amount of the Domestic Term Loans under the Credit Agreement held by such Domestic Term Lender prepaid on the Restatement Effective Date and acquire by novation the principal amount of Term Loans under the Second Amended and Restated Credit Agreement committed to separately by the undersigned (or such lesser amount allocated to such Domestic Term Lender by the Administrative Agent).

[Consent to GWI Amendment No. 1]

Existing Lenders of Australian Term Loans

The undersigned Australian Lender hereby irrevocably and unconditionally approves the Amendment and consents as follows (check ONE option):

Cashless Settlement Option

☐	to convert 100% of the outstanding principal amount of the Australian Term Loans under the Credit Agreement held by such Australian Lender (or such lesser amount allocated to such Australian Lender by the Administrative Agent) into Tranche B Australian Term Loans under the Second Amended and Restated Credit Agreement in the principal amount set forth on the Commitment Schedule. In the event a lesser amount is allocated, the difference between the current amount and the allocated amount will be prepaid on the Restatement Effective Date.

Post-Closing Settlement Option

☐	to have 100% of the outstanding principal amount of the Australian Term Loans under the Credit Agreement held by such Australian Lender prepaid on the Restatement Effective Date and acquire by novation the principal amount of Term Loans under the Second Amended and Restated Credit Agreement committed to separately by the undersigned (or such lesser amount allocated to such Australian Lender by the Administrative Agent).

[Consent to GWI Amendment No. 1]

B. Existing Revolving Lenders

Existing Domestic Lenders

☐	The undersigned Domestic Lender hereby irrevocably and unconditionally approves the Amendment and consents and agrees to exchange 100% of its Domestic Revolving Loan Commitments (or such lesser amount allocated to such Domestic Lender by the Administrative Agent) into Tranche B Domestic Revolving Loan Commitments.

Existing Canadian Lenders

☐	The undersigned Canadian Lender hereby irrevocably and unconditionally approves the Amendment and consents and agrees to exchange 100% of its Canadian Revolving Loan Commitments (or such lesser amount allocated to such Canadian Lender by the Administrative Agent) into Tranche B Canadian Revolving Loan Commitments.

Existing European Lenders

☐	The undersigned European Lender hereby irrevocably and unconditionally approves the Amendment and consents and agrees to exchange 100% of its European Commitments (or such lesser amount allocated to such European Lender by the Administrative Agent) into Tranche B European Revolving Loan Commitments.

Existing Australian Lenders

☐	The undersigned Australian Lender hereby irrevocably and unconditionally approves the Amendment and consents and agrees to exchange 100% of its Australian Revolving Loan Commitments (or such lesser amount allocated to such Australian Lender by the Administrative Agent) into Tranche B Australian Revolving Loan Commitments.

[Consent to GWI Amendment No. 1]

IN WITNESS WHEREOF, the undersigned has caused this Consent to be executed and delivered by a duly authorized officer as of the date first written above.

,
as a Lender (type name of the legal entity)

By:
Name:
Title:

[If a second signature is necessary:

By:
Name:
Title:]

[Consent to GWI Amendment No. 1]

ANNEX A

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

[SEE ATTACHED]

EXECUTION VERSION

ANNEX A

SECOND AMENDED AND RESTATED SENIOR SECURED

SYNDICATED FACILITY AGREEMENT

Dated as of March 20, 2015,

among

GENESEE & WYOMING INC. and RP ACQUISITION COMPANY TWO, as Domestic Borrowers

QUEBEC GATINEAU RAILWAY INC., as Canadian Borrower

ROTTERDAM RAIL FEEDING B.V., as European Borrower

GENESEE & WYOMING AUSTRALIA PTY LTD (ACN 079 444 296), as Australian Borrower

GWI UK ACQUISITION COMPANY LIMITED, as UK Borrower

THE DESIGNATED SUBSIDIARIES REFERRED TO HEREIN,

THE GUARANTORS,

THE LENDING INSTITUTIONS PARTY HERETO,

as Lenders

BANK OF AMERICA, N.A.,

as Administrative Agent, Domestic Swingline Lender, Issuing Lender,

European Agent and UK Agent,

BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED,

as European Swingline Lender and UK Swingline Lender

BANK OF AMERICA, N.A., acting through its Canada branch,

as Canadian Swingline Lender and Canadian Agent and

BANK OF AMERICA, N.A., acting through its Australia branch,

as Australian Swingline Lender

with

BANK OF AMERICA, N.A.,

CITIGROUP GLOBAL MARKETS INC,

J.P. MORGAN SECURITIES LLC. and

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD,

as Co-Lead Arrangers and Co-Bookrunning Managers

JPMORGAN CHASE BANK, N.A.,

CITIGROUP GLOBAL MARKETS INC. and

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Co-Syndication Agents

MORGAN STANLEY SENIOR FUNDING, INC.,

SUMITOMO MITSUI BANKING CORPORATION,

TD BANK, N.A. and

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Co-Documentation Agents

A-i

A-ii

A-iii

A-iv

A-v

			Page

	33.6	Section 128F Syndication Statement	195

34.	ATTORNEYS.		195

35.	AMENDMENT AND RESTATEMENT.		196

36.	Electronic Execution of Assignments and Certain Other Documents.		196

A-vi

EXHIBITS AND SCHEDULES

Exhibit A-1	Form of Domestic Revolving Note
Exhibit A-2	Form of European Note
Exhibit A-3	Form of Australian Revolving Note
Exhibit A-4	Form of Canadian Revolving Note
Exhibit A-5	Form of UK Revolving Note
Exhibit B-1	Form of Domestic Term Note
Exhibit B-2	[Reserved]
Exhibit B-3	Form of Australian Term Note
Exhibit B-4	Form of UK Term Note
Exhibit C-1	Form of Loan Request
Exhibit C-2	Form of Swingline Loan Request
Exhibit D	Form of Compliance Certificate
Exhibit E	Form of Instrument of Adherence (Guaranty)
Exhibit F	Form of Assignment and Assumption
Exhibit G-1	Form of Perfection Certificate
Exhibit G-2	Form of Perfection Certificate Supplement
Exhibit G-3	Form of Canadian Perfection Certificate
Exhibit H-1	Form of U.S. Security Agreement
Exhibit H-2	Form of Canadian Security Agreement
Exhibit H-3	Form of Australian Security Agreement
Exhibit H-4	Form of Dutch Security Agreement
Exhibit H-5	Form of Belgian Security Agreement
Exhibit I	Form of Pari Passu Intercreditor Agreement
Exhibit J	Form of Second Lien Intercreditor Agreement
Exhibit K	Form of Solvency Certificate
Exhibit L	Form of U.S. Tax Compliance Certificate
Exhibit M	Form of Local Counsel Opinion
Exhibit N	Form of Election to Participate
Exhibit O	Form of Election to Terminate

Schedule I	Guarantors
Schedule II	Lenders and Commitments
Schedule IIA	Australian Upsize Lenders and Commitments
Schedule III	Existing Letters of Credit
Schedule IV	Mortgaged Property
Schedule 1.1(a)	Restatement Effective Date Cash Management Banks
Schedule 1.1(b)	Restatement Effective Date Hedge Banks
Schedule 1.1(c)	Mandatory Cost Formulae
Schedule 6.12(g)	Original Treaty Lenders
Schedule 8.2	Governmental Approvals
Schedule 8.3	Titles to Properties; Leases
Schedule 8.12	Certain Transactions
Schedule 8.13	ERISA
Schedule 8.15	Environmental Compliance
Schedule 8.16(a)	Subsidiaries
Schedule 8.16(b)	Joint Ventures
Schedule 9.7	Insurance
Schedule 10.1	Existing Indebtedness

A-vii

Schedule 10.2	Existing Liens
Schedule 10.3	Existing Investments
Schedule 10.13	Transactions with Affiliates
Schedule 21	Agents’ Offices; Certain Addresses for Notices

A-viii

SECOND AMENDED AND RESTATED SENIOR SECURED SYNDICATED

FACILITY AGREEMENT

This SECOND AMENDED AND RESTATED SENIOR SECURED SYNDICATED FACILITY AGREEMENT (this “Credit Agreement”) is made as of March 20, 2015 by and among (a) GENESEE & WYOMING INC., a Delaware corporation (“GWI”), and RP ACQUISITION COMPANY TWO, a Delaware corporation (“RP” and, together with GWI and any Designated Domestic Subsidiary (as defined below), collectively, the “Domestic Borrowers”), (b) QUEBEC GATINEAU RAILWAY INC., a corporation constituted under the laws of Quebec, Canada (the “Canadian Borrower”), (c) GENESEE & WYOMING AUSTRALIA PTY LTD (ACN 079 444 296), a proprietary limited liability company incorporated under the laws of the Commonwealth of Australia (the “Australian Borrower”), (d) ROTTERDAM RAIL FEEDING B.V., a private limited liability company (besloten vennootschap) incorporated under the laws of the Netherlands with its statutory seat in Dordrecht, the Netherlands (the “European Borrower”), (e) GWI UK ACQUISITION COMPANY LIMITED, a company incorporated in England and Wales whose registered office is at 5th Floor, 6 St. Andrew Street, London EC4A 3AE, United Kingdom (the “UK Borrower”), (f) the Subsidiaries of GWI listed on Schedule I and any other Person which may become a guarantor of the U.S. Obligations in accordance with §9.14 (the “U.S. Guarantors”), (g) GENESEE & WYOMING CANADA INC., HURON CENTRAL RAILWAY INC., KÉRAIL INC., MIRABEL RAILWAY INC., WESTERN LABRADOR RAIL SERVICES INC., WESTERN LABRADOR RAILWAY (2013) INC., ST. LAWRENCE & ATLANTIC RAILROAD (QUEBEC) INC., SERVICES FERROVIAIRES DE L’ESTUAIRE INC., CAPE BRETON & CENTRAL NOVA SCOTIA RAILWAY LIMITED, GODERICH-EXETER RAILWAY COMPANY LIMITED, KNOB LAKE & TIMMINS RAILWAY COMPANY INC., RAILINK CANADA LTD., RAILTEX CANADA, INC., RL FUNDING CORP., TROIS-RIVIÈRES TRAILERS INC./REMORQUES TROIS-RIVIÈRES INC. and RAILCARE INC. (collectively, the “Canadian Guarantors”), (h) GENESEE & WYOMING C.V., existing under the laws of the Netherlands with its registered seat in Rotterdam, the Netherlands, GWI HOLDING B.V., a private limited liability company (besloten vennootschap) incorporated under the laws of the Netherlands with its statutory seat in Rotterdam, the Netherlands, BELGIUM RAIL FEEDING BVBA, a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of Belgium with registered office at Karveelstraat 5B, 2600 Antwerp, registered with the Crossroad Bank for Entreprises under 0811.208.822 (LPR Antwerp, division Antwerp), GWI INTERNATIONAL B.V., a private limited liability company (besloten vennootschap) incorporated under the laws of the Netherlands with its statutory seat in Amsterdam, the Netherlands and RAIL FEEDING SOLUTIONS B.V., a private limited liability company (besloten vennootschap) incorporated under the laws of the Netherlands with its statutory seat in Amsterdam, the Netherlands (collectively, the “European Guarantors”), (i) GWI HOLDINGS PTY LTD (ACN 094 819 806), VIPER LINE PTY LIMITED (ACN 092 437 691), S A RAIL PTY LIMITED (ACN 077 946 340), GWI HOLDINGS NO. 2 PTY LTD (ACN 132 989 998), GENESEE & WYOMING AUSTRALIA EASTERN PTY LTD. (ACN 142 367 280), GWA (NORTH) PTY LTD (ACN 144 081 774) and G&W AUSTRALIA HOLDINGS LP (collectively, the “Australian Guarantors”), (j) GWI UK HOLDING LIMITED (the “UK Guarantor”), (k) any other Person which may become a guarantor of the Foreign Obligations in accordance with §9.14 (together with the Canadian Guarantors, the European Guarantors, the UK Guarantors (as defined below) and the Australian Guarantors, the “Foreign Guarantors”), (l) each Designated Subsidiary (as defined below), (m) BANK OF AMERICA, N.A., a national banking association and the other lending institutions listed on Schedule II, (n) BANK OF AMERICA, N.A., as administrative agent for itself and such lending institutions (acting in such capacity, the “Administrative Agent”), Domestic Swingline Lender and Issuing Lender, (o) BANK OF AMERICA, N.A., acting through its Canada branch, as Canadian Swingline Lender and Canadian Agent, (p) BANK OF AMERICA, N.A., as European Agent and UK Agent, (q) BANK OF AMERICA, N.A., acting through its Australia branch, as Australian Swingline Lender, (r) BANK OF AMERICA MERRILL LYNCH INTERNATIONAL LIMITED, as European Swingline Lender and

UK Swingline Lender, (s) JPMORGAN CHASE BANK, N.A., CITIGROUP GLOBAL MARKETS INC. and THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as co-syndication agents (the “Co-Syndication Agents”) and (t) SUMITOMO MITSUI BANKING CORPORATION, TD BANK, N.A., WELLS FARGO BANK, NATIONAL ASSOCIATION, and MORGAN STANLEY SENIOR FUNDING, INC., as co-documentation agents (the “Co-Documentation Agents”).

WHEREAS, the Borrowers, the Guarantors party thereto, certain lenders, the Administrative Agent, and the other parties thereto are party to an Amended and Restated Senior Secured Syndicated Facility Agreement, dated May 27, 2014 (the “Original Credit Agreement”);

WHEREAS, pursuant to Amendment No. 1 to Credit Agreement, dated as of the date hereof (“Amendment No. 1”) the parties thereto have agreed to amend and restate in its entirety the Original Credit Agreement and to replace it in its entirety with this Credit Agreement; and

WHEREAS, in furtherance of the foregoing, the Borrowers have requested that the Lenders (as defined below) provide Term Loans and Revolving Loan Commitments, and the Lenders have indicated their willingness to lend and the Issuing Lender (as defined below) has indicated its willingness to issue letters of credit, in each case, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby covenant and agree as follows:

1. DEFINITIONS AND RULES OF INTERPRETATION.

1.1 Definitions. The following terms shall have the meanings set forth in this §1 or elsewhere in the provisions of this Credit Agreement referred to below:

“2012 Convertible Equity”. Up to 2,300,000 Tangible Equity Units (or TEUs), each such TEU having a stated amount of $100 and consisting of (1) a senior amortizing note, issued by GWI pursuant to the 2012 Convertible Equity Indenture and (2) a pre-paid stock purchase contract (each, a “Purchase Contract”) issued pursuant to the 2012 Convertible Equity Purchase Contract Agreement.

“2012 Convertible Equity Documents”. The 2012 Convertible Equity Indenture, the 2012 Convertible Equity Purchase Contract Agreement and all other instruments, agreements and other documents evidencing or governing the 2012 Convertible Equity or providing for any other right in respect thereof.

“2012 Convertible Equity Indenture”. The supplemental indenture, dated September 19, 2012, to the indenture, dated September 19, 2012, between GWI and the 2012 Convertible Equity Trustee.

“2012 Convertible Equity Purchase Contract Agreement”. The Purchase Contract Agreement, dated September 19, 2012, among GWI, Wilmington Trust, National Association, as purchase contract agent, the 2012 Convertible Equity Trustee and the other parties thereto.

“2012 Convertible Equity Trustee”. Wilmington Trust, National Association.

“2015 UK Management Equity/Earnout”. (1) Capital Stock of the UK Borrower issued to the management of RailInvest with terms substantially consistent with the 2015 UK Management Term Sheet, (2) any earnout payable in lieu of all or any portion thereof in connection with or pursuant to the RailInvest Acquisition, (3) any Capital Stock of any Subsidiary issued to management of such Subsidiary acquired in connection with the RailInvest Acquisition and (4) any earnout payable in lieu of all or any portion of any such Capital Stock of such Subsidiary in connection with or pursuant to the RailInvest Acquisition or any transaction of RailInvest occurring prior to the consummation of the RailInvest Acquisition.

“2015 UK Management Term Sheet”. The equity term sheet dated February 24, 2014 between the Management Sellers (as defined in the RailInvest Acquisition Agreement) and the UK Borrower.

“Acquired Business”. See definition of Consolidated EBITDA.

“Adjustment Date”. Each April 1, May 16, August 15 and November 15.

“Administrative Agent”. See preamble.

“Administrative Agent’s Office”. With respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 21 (as may be updated from time to time with notice to GWI and the Lenders) with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify GWI and the Lenders, which office may include any Affiliate of the Administrative Agent or any domestic or foreign branch of the Administrative Agent or such Affiliate. Unless the context otherwise requires each reference to the Administrative Agent shall include its applicable Administrative Agent’s Office.

“Administrative Questionnaire”. An Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affected Lender”. See §6.11.

“Affiliate”. Any Person that would be considered to be an affiliate of another Person under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if such other Person were issuing securities.

“Agent Parties”. See §21.2(b).

“Agents”. Collectively, the Administrative Agent, the Canadian Agent, the European Agent and the UK Agent and any additional agent appointed pursuant to the terms hereof.

“Agent’s Fees”. All fees payable to the Agents pursuant to the Fee Letter.

“Aggregate Australian Revolving Loan Commitments”. The Australian Revolving Loan Commitments of all the Australian Lenders.

“Aggregate Canadian Revolving Loan Commitments”. The Canadian Revolving Loan Commitments of all the Canadian Lenders.

“Aggregate Designated Subsidiary Commitments”. With respect to any applicable Designated Subsidiary, the Designated Subsidiary Commitments of all the Designated Subsidiary Lenders to such Designated Subsidiary.

“Aggregate Domestic Revolving Loan Commitments”. The Domestic Revolving Loan Commitments of all the Domestic Lenders.

“Aggregate European Commitments”. The European Commitments of all the European Lenders.

“Aggregate Foreign Currency Revolving Loan Commitments”. Collectively, the Aggregate Australian Revolving Loan Commitments, the Aggregate Canadian Revolving Loan Commitments, the Aggregate European Commitments, the Aggregate UK Revolving Loan Commitments and the Aggregate Designated Subsidiary Commitments to Designated Foreign Subsidiaries.

“Aggregate Other Designated Subsidiary Commitments”. With respect to any applicable Designated Subsidiary, the Other Designated Subsidiary Commitments of all the Other Designated Subsidiary Lenders to such Designated Subsidiary.

“Aggregate UK Revolving Loan Commitments”. The UK Revolving Loan Commitments of all the UK Lenders.

“Alternative Currency”. Each of Euro, Canadian Dollars, Australian Dollars and GBP, together with each other currency (other than Dollars) that is approved in accordance with §1.6.

“Amendment No. 1”. See preamble.

“Annex”. See §8.25.

“Applicable Agent”. The Administrative Agent, the Canadian Agent, the European Agent, the UK Agent or any other applicable Agent, as the context requires.

“Applicable Agent’s Office”. The Administrative Agent’s Office, the Canadian Agent’s Office, the European Agent’s Office, the UK Agent’s Office or any other Applicable Agent’s Office, as the context requires.

“Applicable Borrower”. Any Domestic Borrower, the European Borrower, the Canadian Borrower, the Australian Borrower, the UK Borrower or any Designated Borrower (if any), as the context requires.

“Applicable Commitment”. Each Lender’s Domestic Revolving Loan Commitment, Canadian Revolving Loan Commitment, European Commitment, Australian Revolving Loan Commitment, UK Revolving Loan Commitment or Designated Subsidiary Commitments (if any), as applicable.

“Applicable Floating Rate”. The Base Rate, Canadian Base Rate, Euro Base Rate or Australian Base Rate or UK Overnight Rate, as the context requires.

“Applicable Floating Rate Loans”. Base Rate Loans, Canadian Base Rate Loans, Euro Base Rate Loans, Australian Base Rate Loans or UK Overnight Rate Loans, as the context requires.

“Applicable Foreign Loan Party Documents”. See §8.22(a).

“Applicable Lenders”. The Domestic Lenders, the Canadian Lenders, the European Lenders, the Australian Lenders, the UK Lenders or the Other Designated Subsidiary Lenders, as the context requires.

“Applicable Margin”. For each period commencing on an Adjustment Date through the date immediately preceding the next Adjustment Date (each, a “Rate Adjustment Period”), the Applicable Margin shall be the applicable margin set forth below with respect to the Total Leverage Ratio, as determined for the fiscal period ending immediately prior to the applicable Rate Adjustment Period (except for any Rate Adjustment Period beginning on April 1 of any calendar year for which the Applicable Margin will be determined by reference to the Total Leverage Ratio for the fiscal period ending on the immediately preceding December 31).

Level	Total Leverage Ratio	Applicable Floating Rate (other than UK Overnight Rate) Applicable Margin	Applicable Offered Rate, UK Overnight Rate, Letter of Credit Applicable Margin	Commitment Fee Rate
I	Greater than or equal to 3.25 to 1.00	1.000%	2.000%	0.300%
II	Greater than or equal to 3.00 to 1.00 but less than 3.25 to 1.00	0.750%	1.750%	0.300%
III	Greater than or equal to 2.50 to 1.00 but less than 3.00 to 1.00	0.500%	1.500%	0.250%
IV	Greater than or equal to 2.00 but less than 2.50 to 1.00	0.250%	1.250%	0.200%
V	Less than 2.00 to 1.00	0.000%	1.000%	0.200%

Notwithstanding the foregoing, (a) during the period commencing on the Restatement Effective Date through the second Adjustment Date following the Restatement Effective Date, the Applicable Margin shall be no lower than the Applicable Margin set forth for Level I above, and (b) if the Borrowers fail to deliver any Compliance Certificate pursuant to §9.4(e), then, for the period commencing on the date such Compliance Certificate was due pursuant to §9.4(e) through the date such Compliance Certificate is actually delivered to the Lenders, the Applicable Margin shall be the highest Applicable Margin set forth above.

“Applicable Offered Rate”. In the case of (a) Domestic Loans, European Loans and UK Loans, the LIBOR Rate, (b) Australian Loans, the BBR Rate or (c) Canadian Revolving Loans, the BA Rate.

“Applicable Offered Rate Loans”. In the case of (a) Domestic Loans, European Loans and UK Loans, LIBOR Rate Loans, (b) Australian Loans, BBR Rate Loans or (c) Canadian Revolving Loans, the BA Rate.

“Applicable Register”. The Domestic Register, the European Register, the Canadian Register, the Australian Register, the UK Register or, with respect to any applicable Designated Subsidiary, any Designated Subsidiary Register, as applicable.

“Applicable Required Lenders”. The Required Domestic Lenders, the Required Canadian Lenders, the Required European Lenders, the Required Australian Lenders, the Required UK Lenders and/or, with respect to any applicable Designated Subsidiary, the Required Designated Subsidiary Lenders, as the context requires.

“Applicable Swingline Lender”. The Domestic Swingline Lender, the European Swingline Lender, the Canadian Swingline Lender, the Australian Swingline Lender or the UK Swingline Lender, as the context requires.

“Approved Fund”. Any Fund that is administered or managed by (a) a Lender, (b) a Lender Affiliate or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“APT”. Asia Pacific Transport Pty Ltd, a proprietary limited company organized under the laws of Australia.

“Assignee Group”. Two or more assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption”. An assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by §20.2), and accepted by the Administrative Agent, in substantially the form of Exhibit F or any other form approved by the Administrative Agent.

“Associate”. An ‘associate’ as defined in section 128F(9) of the Australian Tax Act.

“Auditor’s Determination”. See §7.1(g).

“AustralAsia”. AustralAsia Railway Corporation (ABN 48 839 400 411), a statutory body corporate constituted under the AustralAsia Railway Corporation Act 1996 (NT).

“Australian Acquisition”. The acquisition by GWA (North) of the assets of APT and FreightLink and related companies on December 1, 2010.

“Australian Acquisition BSA”. The Business Sale Agreement entered into by and among GWA (North), GWI, APT and FreightLink in connection with the Australian Acquisition.

“Australian Base Rate”. For any day, a fluctuating rate per annum equal to (a) the RBA cash rate displayed at or about 10:30 a.m. (Sydney time) on such day on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) plus (b) 3.00%. Any change in such RBA cash rate shall take effect at the opening of business on the day specified in the public announcement of such change.

“Australian Base Rate Loan”. An Australian Loan that bears interest at the Australian Base Rate.

“Australian Borrower”. See preamble.

“Australian Consolidated Group”. The Australian Borrower, the Australian Guarantors, and their Restricted Subsidiaries and Unrestricted Subsidiaries that are consolidated into a single entity for tax purposes.

“Australian Dollar Equivalent”. At any time, (a) with respect to any amount denominated in Australian Dollars, such amount, and (b) with respect to any amount denominated in any currency other than Australian Dollars, the equivalent amount thereof in Australian Dollars as determined by the Applicable Agent or the Issuing Lender, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Australian Dollars with such other currency.

“Australian Dollars or AUD”. The lawful currency of the Commonwealth of Australia.

“Australian Guarantors”. The “Australian Guarantors” as defined in the preamble and any other Restricted Subsidiary organized under the laws of any state or territory of the Commonwealth of Australia or the federal laws of the Commonwealth of Australia that has executed an Instrument of Adherence (Guaranty) in accordance with §9.14.

“Australian Lenders”. The Lenders listed on Schedule II, acting in their role as lenders of the Australian Loans and any other Person who becomes an assignee of any rights and obligations of an Australian Lender pursuant to §20.

“Australian Loan Parties” The Australian Borrower and the Australian Guarantors.

“Australian Loans”. Collectively, the Australian Term Loans and the Australian Revolving Loans.

“Australian Notes”. Collectively, the Australian Term Notes and the Australian Revolving Notes.

“Australian Obligations”. All indebtedness, obligations and liabilities of the Australian Borrower to the Australian Lenders, the Australian Swingline Lender, the Issuing Lender, any Hedge Bank and the Administrative Agent, individually or collectively existing on the date of this Credit Agreement or arising thereafter (a) under or in respect of or in connection with any of the Australian Notes, Letters of Credit or Letter of Credit Applications in respect of the Australian Borrower, or Australian Loans or Australian Swingline Loans made, or Reimbursement Obligations incurred and including any interest thereon, Australian Revolving Loan Commitment Fees or other fees or expenses in respect thereof, (b) under any Hedging Agreement between the Australian Borrower and any Hedge Bank, and (c) under the Loan Documents.

“Australian Reference Banks”. National Australia Bank Limited, Australia and New Zealand Banking Group Limited and Westpac Banking Corporation or any such other banks as may be nominated from time to time by the Administrative Agent (and prior to the existence of an Event of Default, in consultation with the Australian Borrower).

“Australian Register”. See §20.3(c).

“Australian Restricted Subsidiary”. Each Australian Guarantor and any other Restricted Subsidiary organized under the laws of any state or territory of the Commonwealth of Australia or the federal laws of the Commonwealth of Australia that has not executed an Instrument of Adherence (Guaranty) in accordance with §9.14 as a result of a legal impediment or a material adverse tax impact to GWI and its Subsidiaries with respect to such Restricted Subsidiary providing a Guaranty as reasonably determined by the Borrowers and any Agent.

“Australian Revolving Loan Commitment”. As to each Australian Lender, its obligation to make Australian Revolving Loans or to participate in Australian Swingline Loans to the Australian Borrower pursuant to §2.1 in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Australian Lender’s name on Schedule II, as such Schedule may be updated from time to time pursuant to §§2.10, 6.23(a) or 20, or in the Assignment and Assumption pursuant to which an Australian Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Credit Agreement.

“Australian Revolving Loan Commitment Fee”. See §2.2(d).

“Australian Revolving Loans”. The revolving credit loans made or to be made by the Australian Lenders to the Australian Borrower pursuant to §2.1.

“Australian Revolving Notes”. See §2.4.

“Australian Security Agreement”. Each Original Australian Security Agreement, as set out in Exhibit H-3 (together with each other security agreement and security agreement supplement delivered pursuant to §§9.14 or 9.16).

“Australian Swingline Lender”. Bank of America-Australia Branch in its capacity as lender of Australian Swingline Loans hereunder.

“Australian Swingline Loan”. Any loan made by the Australian Swingline Lender to the Australian Borrower pursuant to §2.7.1.

“Australian Swingline Sublimit”. $15,000,000. The Australian Swingline Sublimit is part of, and not in addition to, the Aggregate Australian Revolving Loan Commitments.

“Australian Tax Act”. The Income Tax Assessment Act 1936 (Cwlth) or the Income Tax Assessment Act 1997 (Cwlth) as applicable.

“Australian Tax Funding Agreement”. That certain agreement by and among the members of the Australian Consolidated Group for the funding of Tax payments by GWALP having regard to the position of each member of the Australian Consolidated Group which provides, among other things, that GWALP (a) compensate each member of the Australian Consolidated Group for loss of Tax attributes (including Tax losses and Tax offsets) as a result of being a member of the Australian Consolidated Group and (b) undertake to pay all group liabilities (as described in section 721-10 of the Australian Tax Act) of the Australian Consolidated Group.

“Australian Tax Sharing Agreement”. That certain agreement by and among the members of the Australian Consolidated Group which provides, among other things, that (a) each member of the Australian Consolidated Group shall not be required to pay more than its pro rata share of Taxes that it would be required to pay on an individual basis and (b) GWALP shall have the ability to distribute any Tax refunds or other benefits to other members of the Australian Consolidated Group in amounts consistent with the payments made by such other members.

“Australian Term Loans”. See §3.1(c). For the avoidance of doubt, the aggregate amount of the Australian Term Loans on the Business Day following the Restatement Effective Date is AUD 324,626,998.68.

“Australian Term Notes”. See §3.2(c).

“Australian Withholding Tax”. Any Australian Taxes arising under Division 11A of Part III of the Australian Tax Act that are required to be withheld or deducted, in accordance with Schedule 1 to the Taxation Administration Act 1953 (Cwlth), from any interest or other payment.

“Auto-Extension Letter of Credit”. See §5.1.2(b).

“BA Rate”. For any day, the simple average of the annual rates applicable to Canadian Dollar bankers’ acceptances displayed and identified as such on the display referred to as the “CDOR Page” (or any display substituted therefor) of Reuter Monitor Money Rates Service as of approximately 10:00 a.m. (Toronto time) on such day (or, if such day is not a Business Day, as of 10:00 a.m. (Toronto time) on the immediately preceding Business Day), provided that if such rates do not appear on the CDOR Page at such time on such date, the rate for such date will be the annual discount rate (rounded upward to the nearest whole basis point) as of 10:00 a.m. (Toronto time) on such day at which the Canadian Agent is offering to purchase Canadian Dollar bankers’ acceptances accepted by it having such specified term (or a term as closely as possible comparable to such specified term). If the BA Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Bank of America”. Bank of America, N.A., a national banking association.

“Bank of America-Australia Branch”. Bank of America, N.A., acting through its Australia branch, together with its successors.

“Bank of America-Canada Branch”. Bank of America, N.A., acting through its Canada branch, together with its successors.

“Bank of America-London Branch”. Bank of America, N.A., acting through its London branch, together with its successors.

“Bank of Canada Rate”. The “Bank Rate” as set by the Bank of Canada, as quoted on the applicable Bloomberg screen page, or, if no such rate is so published, the Bank Rate shall be the “Bank Rate” set by the Bank of Canada as determined by the Canadian Agent.

“Base Rate”. For any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” and (c) the LIBOR Rate for a one-month Interest Period plus 1%; and if the Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loans”. All or any portion of any Domestic Revolving Loans and all or any portion of the Domestic Term Loan bearing interest calculated by reference to the Base Rate.

“BBR Rate”. (a) The average bid rate (the “BBR Screen Rate”) displayed at or about 10:30 a.m. (Sydney time) two Business Days prior to the commencement of such Interest Period on the Reuters screen BBSY page for a term equivalent to the Interest Period; or (b) to the extent the BBR Screen Rate is not displayed for a term equivalent to such Interest Period or the basis on which the BBR Screen Rate is displayed is changed and in the opinion of the Administrative Agent it ceases to reflect the Lenders’ cost of funding to the same extent as at the date of this Credit Agreement, then the BBR Rate will be the rate determined by the Administrative Agent in good faith and notified by it to the Australian Borrower to be the average of the buying rates quoted to the Administrative Agent by three (3) Australian Reference Banks at or about that time on that date. The buying rates must be for bills of exchange accepted by a leading Australian bank and which have a term equivalent to the Interest Period. If there are no buying rates, the rate for each applicable Lender will be the rate notified by that Lender to the Administrative Agent to be that Lender’s cost of funding its participation in the relevant Australian Loan for that period. Rates will be expressed as a yield percent per annum to maturity, and if necessary will be rounded up to the nearest fourth decimal place. If the BBR Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“BBR Rate Loan”. Any Loan in Australian Dollars bearing interest at a rate determined by reference to the BBR Rate in accordance with the provisions of §2.5.

“BBR Screen Rate”. See definition of BBR Rate.

“Belgian Guarantor”. A Guarantor incorporated under the laws of Belgium.

“Belgian Security Agreements”. Collectively, each pledge agreement, in substantially the forms set out in Exhibit H-5 (together with each other security document delivered pursuant to §§9.14 or 9.16).

“Benefit Amount”. See §7.6(f).

“Borrower DTTP Filing”. An H.M. Revenue & Customs’ Form DTTP2 duly completed and filed by the UK Borrower, which: (i) where it relates to a Treaty Lender that becomes a Lender in respect of a UK Loan on the date of this Credit Agreement, contains the scheme reference number and jurisdiction of tax residence stated opposite that Lender’s name in schedule §6.12(g) and is filed with H.M. Revenue & Customs within 30 days of the date of this Credit Agreement; or (ii) where it relates to a Treaty Lender that becomes a Lender in respect of a UK Loan after the date of this Credit Agreement, contains the scheme reference number and jurisdiction of tax residence stated in respect of that Lender in the applicable Assignment and Assumption and is filed with H.M. Revenue & Customs within 30 days of the date of that Assignment and Assumption.

“Borrowers”. Collectively, the Domestic Borrowers, the Australian Borrower, the European Borrower, the Canadian Borrower, the UK Borrower and each Designated Subsidiary that shall become a party to this Credit Agreement pursuant to §6.23, and the term Borrower shall apply to each of them individually.

“Borrowers Materials”. See §9.4.

“Building”. See §8.27(b).

“Business Day”. Any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, as applicable, (i) New York, (ii) London, (iii) the state where the Administrative Agent’s Office with respect to Obligations denominated in Dollars is located, (iv) the province where the Canadian Agent’s Office with respect to Obligations denominated in Canadian Dollars is located, (v) the country where the European Agent’s Office with respect to Obligations denominated in Euro is located or (vi) the place where Bank of America-Australia Branch’s office with respect to Obligations denominated in Australian Dollars is located (currently Sydney) and:

(a) if such day relates to any interest rate settings as to a LIBOR Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such LIBOR Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Credit Agreement in respect of any such LIBOR Rate Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market;

(b) if such day relates to any interest rate settings as to a LIBOR Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such LIBOR Rate Loan, or any other dealings in Euro to be carried out pursuant to this Credit Agreement in respect of any such LIBOR Rate Loan, means a TARGET Day;

(c) if such day relates to any interest rate settings as to an Applicable Offered Rate Loan denominated in a currency other than Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and

(d) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of an Applicable Offered Rate Loan denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Credit Agreement in respect of any such Applicable Offered Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“Canadian Agent”. With respect to local funding procedures described herein, Bank of America-Canada Branch in its capacity as Canadian agent under any of the Loan Documents, and with respect to any other provisions set forth herein, Bank of America, and in each case, any successor Canadian Agent.

“Canadian Agent’s Office”. With respect to Canadian Dollars, Bank of America-Canada Branch’s address and, as appropriate, account as set forth on Schedule 21 (as may be updated from time to time with notice to the Canadian Borrower) with respect to such currency, or such other address or account with respect to such currency as the Canadian Agent may from time to time notify the Canadian Borrower and the Lenders, which office may include any Affiliate of the Canadian Agent or any domestic or foreign branch of the Canadian Agent or such Affiliate. Unless the context otherwise requires each reference to the Canadian Agent shall include its applicable Canadian Agent’s Office.

“Canadian Base Rate”. The greater of (a) the rate of interest per annum announced by the Canadian Agent (or its successors) from time to time as its prime rate in effect for Canadian Dollar loans in Canada at its principal office in Toronto, Ontario, and (b) the thirty (30) day BA Rate plus  1⁄2 of 1% per annum. The “prime rate” is a rate set by Bank of America – Canada Branch based upon various factors including Bank of America – Canada Branch’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America – Canada Branch shall take effect at the opening of business on the day specified in the public announcement of such change.

“Canadian Base Rate Loans”. All or any portion of any Canadian Revolving Loan bearing interest calculated by reference to the Canadian Base Rate.

“Canadian Borrower”. See preamble.

“Canadian Dollar Equivalent”. At any time, (a) with respect to any amount denominated in Canadian Dollars, such amount, and (b) with respect to any amount denominated in any currency other than Canadian Dollars, the equivalent amount thereof in Canadian Dollars as determined by the Applicable Agent or the Issuing Lender, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Canadian Dollars with such other currency.

“Canadian Dollars” or “Cdn. $”. Lawful currency of Canada.

“Canadian Guarantors”. The “Canadian Guarantors” as defined in the preamble and any other Restricted Subsidiary organized under the laws of any province or territory of Canada or the federal laws of Canada that has executed an Instrument of Adherence (Guaranty) in accordance with §§9.14 or 9.16.

“Canadian Lenders”. The Lenders listed on Schedule II, acting in their role as lenders of the Canadian Revolving Loans and any other Person who becomes an assignee of any rights and obligations of a Canadian Lender pursuant to §20.

“Canadian Obligations”. All indebtedness, obligations and liabilities of the Canadian Borrower to the Canadian Lenders, the Canadian Swingline Lender, the Issuing Lender, any Hedge Bank and the Canadian Agent, individually or collectively existing on the date of this Credit Agreement or arising thereafter (a) under or in respect of or in connection with any of the Canadian Revolving Notes, Letters of Credit or Letter of Credit Applications in respect of the Canadian Borrower, or Canadian Revolving Loans or Canadian Swingline Loans made, or Reimbursement Obligations incurred and including any interest thereon, Canadian Revolving Loan Commitment Fees or other fees or expenses in respect thereof, (b) under any Hedging Agreement between the Canadian Borrower and any Hedge Bank, and (c) under the Loan Documents.

“Canadian Perfection Certificate”. A certificate in the form of Exhibit G-3 or any other form approved by the Canadian Agent, as the same shall be supplemented from time to time by a Perfection Certificate Supplement or otherwise.

“Canadian Plans”. All the employee benefit, fringe benefit, supplemental unemployment benefit, bonus, incentive, profit sharing, termination, change of control, pension, retirement, stock option, stock purchase, stock appreciation, health, welfare, medical, dental, disability, life insurance and similar plans, programmes, arrangements or practices relating to the current or former employees, officers or directors of the Canadian Borrower and the Canadian Guarantors maintained, sponsored or funded by the Canadian Borrower or the Canadian Guarantors (as the case may be), whether written or oral, funded or unfunded, insured or self-insured, registered or unregistered.

“Canadian Register”. See §20.3(d).

“Canadian Restricted Subsidiary”. Each Canadian Guarantor and any other Restricted Subsidiary organized under the laws of any province or territory of Canada or the federal laws of Canada that has not executed an Instrument of Adherence (Guaranty) in accordance with §9.14 as a result of a legal impediment or a material adverse tax impact to GWI and its Subsidiaries with respect to such Restricted Subsidiary providing a Guaranty as reasonably determined by the Borrowers and any Agent.

“Canadian Revolving Loan”. The revolving credit loans made or to be made by the Canadian Lenders to the Canadian Borrower pursuant to §2.1.

“Canadian Revolving Loan Commitment”. As to each Canadian Lender, its obligation to make a Canadian Revolving Loan or to participate in Canadian Swingline Loans to the Canadian Borrower pursuant to §2.1 in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Canadian Lender’s name on Schedule II, as such Schedule may be updated from time to time pursuant to §§2.10, 6.23(a) or 20, or in the Assignment and Assumption pursuant to which a Canadian Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Credit Agreement.

“Canadian Revolving Loan Commitment Fee”. See §2.2(c).

“Canadian Revolving Notes”. See §2.4.

“Canadian Security Agreement”. Collectively, each security agreement and hypothec, in substantially the form of Exhibit H-2 (together with each other security agreement, hypothec and security agreement supplement or hypothec supplement delivered pursuant to §9.14 or §9.16).

“Canadian Swingline Lender”. Bank of America-Canada Branch in its capacity as lender of Canadian Swingline Loans hereunder.

“Canadian Swingline Loan”. Any loan made by the Canadian Swingline Lender to the Canadian Borrower pursuant to §2.7.1.

“Canadian Swingline Sublimit”. $15,000,000. The Canadian Swingline Sublimit is part of, and not in addition to, the Aggregate Canadian Revolving Loan Commitments.

“Cape Breton”. Cape Breton & Central Nova Scotia Railway Limited, a company constituted under the laws of Nova Scotia, Canada.

“Capital Assets”. Fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will); provided that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with GAAP.

“Capital Expenditures”. Amounts paid or indebtedness incurred (without duplication) by the Borrowers or their Restricted Subsidiaries in connection with the purchase or lease by any of the Borrowers or any of their Restricted Subsidiaries of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with GAAP, less amounts reimbursed by third parties.

“Capital Impairment”. See §7.1(g).

“Capital Stock”. Any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing, excluding, for the avoidance of doubt, the portion of any 2012 Convertible Equity constituting Indebtedness.

“Capitalized Leases”. Leases by form or implication, under which any of the Borrowers or any of their Restricted Subsidiaries is the lessee, lessor or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee, lessor or obligor in accordance with GAAP; provided that all obligations of any Person that are or would be characterized as operating lease obligations in accordance with GAAP on the Closing Date (whether or not such operating lease obligations were in effect on such date) shall continue to be accounted for as operating lease obligations (and not as obligations in respect of Capitalized Leases) for purposes of this Credit Agreement regardless of any change in GAAP following the date that would otherwise require such obligations to be recharacterized as obligations in respect of Capitalized Leases.

“Cash Collateralize”. To pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Agents, Issuing Lender or any Swingline Lender (as applicable) and the Lenders, as collateral for Letter of Credit Obligations, Obligations in respect of Swingline Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the Issuing Lender or Swingline Lender benefitting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to (a) the Administrative Agent and (b) the Issuing Lender or any Swingline Lender (as applicable). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents”. (a) Marketable direct obligations issued by, or unconditionally guaranteed by, the United States government, the Canadian government, the government of the European Union, the government of the Netherlands, or the Australian government or issued by any agency thereof and backed by the full faith and credit of the United States, Canada, the European Union, the Netherlands or Australia

in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States, Canada, the European Union, the Netherlands or Australia or any state or province thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-2 by Standard & Poor’s Ratings Services (“S&P”) or P-2 by Moody’s Investors Service, Inc. (“Moody’s”), or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government, the Canadian government, the government of the European Union, the government of the Netherlands, or the Australian government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, province, commonwealth or territory of the United States, Canada, the European Union, the Netherlands or Australia, by any political subdivision or taxing authority of any such state, province, commonwealth or territory or by any other foreign government, the securities of which state, province, commonwealth, territory, political subdivision, taxing authority or other foreign government (as the case may be) are rated at least A by S&P or A by Moody’s; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; (g) money market mutual or similar funds that invest in assets satisfying the requirements of clauses (a) through (f) of this definition; or (h) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.

“Cash Management Agreement”. Any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Cash Management Bank”. Any Person (x) that, at the time it enters into a Cash Management Agreement, is the Administrative Agent or a Lender or an Affiliate of the Administrative Agent or a Lender, in its capacity as a party to such Cash Management Agreement or (y) that is listed on Schedule 1.1(a) and, in the case of this clause (y), any Affiliate of such Person.

“CERCLA”. See §8.15.

“CFC”. A Subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“CFC Holdco”. A Subsidiary that is a corporation, partnership, or disregarded entity for United States federal income tax purposes and has no material assets other than Capital Stock of one or more CFCs.

“Change in Law”. The occurrence, after the date of this Credit Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, implemented or issued.

“Class”. When used in reference to (a) any Loan, refers to whether such Loan or Loans are Revolving Loans, Incremental Revolving Loans, Extended Revolving Loans (and related swingline loans thereunder), Term Loans made on the Restatement Effective Date, Incremental Term Loans, Extended Term Loans or Swingline Loans, (b) any Commitment, refers to whether such Commitment is a Revolving Loan Commitment made on the Restatement Effective Date, Incremental Revolving Loan Commitment (of the same series and any related swingline commitments thereunder), Extended Revolving Loan Commitment (of the same series and any related swingline commitments thereunder), or Incremental Term Commitment and (c) any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments. Incremental Term Loans, Extended Term Loans, Incremental Revolving Loans (and Incremental Revolving Loan Commitments made pursuant thereto) and Extended Revolving Loan Commitments (and Extended Revolving Loans made pursuant thereto) that have different terms and conditions shall be construed to be in different Classes.

“Closing Date”. October 1, 2012.

“Code”. The Internal Revenue Code of 1986, as amended.

“Co-Bookrunning Manager”. Each of Bank of America, N.A., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and The Bank of Tokyo-Mitsubishi UFJ, LTD.

“Co-Documentation Agents”. See preamble.

“Co-Lead Arranger”. Each of Bank of America, N.A., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and The Bank of Tokyo-Mitsubishi UFJ, LTD.

“Collateral”. Collectively, all of the property pledged or granted as collateral pursuant to the Collateral Documents on the Closing Date or thereafter pursuant to §9.13, 9.14 or 9.16 hereof or 9.19 of the Original Credit Agreement, the Mortgaged Property and all other property of whatever kind and nature subject or purported to be subject from time to time to a Lien under any Collateral Document. For the avoidance of doubt, “Collateral” shall not include any Excluded Property (as defined in any Security Agreement).

“Collateral Documents”. Collectively, the Security Agreements, the Intellectual Property Security Agreements, the Mortgages, each of the collateral assignments, Security Agreement supplements, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent pursuant to §§9.14 and 9.16 hereof and §9.19 of the Original Credit Agreement and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

“Commitment Fee”. Collectively, the Domestic Revolving Loan Commitment Fee, the European Commitment Fee, the Canadian Revolving Loan Commitment Fee, the Australian Revolving Loan Commitment Fee and the UK Revolving Loan Commitment Fee.

“Commitment Fee Rate”. The Commitment Fee Rate set forth in accordance with the definition of Applicable Margin hereof.

“Commitment Percentage”. With respect to each Lender, the percentage set forth next to such Lender’s name on Schedule II as such Lender’s applicable percentage of the Aggregate Domestic Revolving Loan Commitments, Aggregate Canadian Revolving Loan Commitments, Aggregate European Commitments, Aggregate Australian Revolving Loan Commitments, Aggregate UK Revolving Loan Commitments and, with respect to each applicable Designated Subsidiary (if any), Aggregate Designated Subsidiary Commitments and with respect to the Term Loans, such Lender’s applicable percentage of the outstanding Domestic Term Loan, Australian Term Loan, UK Term Loan and, with respect to any applicable Designated Subsidiary, Designated Subsidiary Term Loan, as applicable, as the same may be adjusted in accordance with §§2.10, 6.17, 6.23(a) or 20.

“Commitments”. Collectively, or individually, the Domestic Revolving Loan Commitment, the European Commitment, the Australian Revolving Loan Commitment, the Canadian Revolving Loan Commitment, the UK Revolving Loan Commitment and/or Incremental Revolving Loan Commitments.

“Commodity Exchange Act”. The Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Company Assignment”. See §20.8.

“Compliance Certificate”. See §9.4(e).

“Consolidated” or “consolidated”. With reference to any term defined herein, shall mean that term as applied to the accounts of the Borrowers and their Restricted Subsidiaries, consolidated in accordance with GAAP.

“Consolidated EBITDA”. For any fiscal period of the Borrowers and their Restricted Subsidiaries, an amount equal to the sum of (a) Consolidated Net Income for such fiscal period, provided that the net amount of any increase in Consolidated EBITDA pursuant to this clause (a) as a result of any equity in the net income (loss) of any equity investment of any Borrower or any Restricted Subsidiary in any Unrestricted Subsidiary, minority equity investment, unincorporated joint venture or contractual joint venture and including, for the avoidance of doubt, any voting trust substantially similar to the voting trust entered into on the Closing Date (such net increase, if any, the “Non-Restricted Subsidiary Net Income”), when aggregated with amounts calculated pursuant to clause (Y) of the next succeeding paragraph and clause (h) of this definition, shall not exceed 15.0% of Consolidated EBITDA for the relevant Test Period (calculated prior to giving effect to the Non-Restricted Subsidiary Net Income and adjustments pursuant to clause (Y) of the next succeeding paragraph and clause (h) of this definition), plus in each case, to the extent reducing Consolidated Net Income and without duplication, (b) Consolidated Total Interest Expense for such fiscal period, plus (c) income tax expense for such fiscal period, plus (d) the aggregate amount of depreciation and amortization for such fiscal period, plus (e) all losses from the sale of assets of the Borrowers and their Restricted Subsidiaries (except to the extent the losses from sales of assets are related to sales of assets purchased during the fiscal period), plus (f) [Reserved], plus (g) for any such fiscal period that includes any fiscal quarter ending within 12 months of the closing date of any Permitted Acquisition, transaction costs in connection with such Permitted Acquisition in an aggregate amount as may be certified in a certificate by an authorized officer of GWI delivered to the Administrative Agent, plus (h) the amount of cost savings, operating and expense reductions and synergistic benefits projected by the Borrowers in good faith as being (x) reasonably identifiable and factually supportable and certified as such in a certificate of an authorized officer of GWI delivered to the Administrative Agent and (y) reasonably anticipated to be realized within twelve months after the closing date of any Permitted Acquisition or other Investment; provided that the amount calculated pursuant to this clause (h), when aggregated with the Non-Restricted Subsidiary Net Income calculated pursuant to clause (a) above and the amount calculated pursuant to clause (Y) of the next succeeding paragraph, shall not exceed 15.0% of Consolidated

EBITDA for the relevant fiscal period (calculated prior to giving effect to any adjustment pursuant to clause (Y) of the next succeeding paragraph, this clause (h) and the Non-Restricted Subsidiary Net Income), plus (i) Non-Cash Charges, plus (j) any cash charges or expenses in connection with any Hedging Agreements entered into in connection with the RailInvest Acquisition, minus (k) to the extent included in computing Consolidated Net Income, all gains from the sale of assets of the Borrowers and their Restricted Subsidiaries (except to the extent the gains from sales of assets are related to sales of assets purchased during such fiscal period), minus (l) non-cash income in connection with Hedging Agreements incurred in the ordinary course of business.

Notwithstanding anything to the contrary herein, Consolidated EBITDA shall (X) be calculated (other than for purposes of the definition of Interest Coverage Ratio and §11.2) on a pro forma basis in accordance with GAAP to give effect to any Permitted Acquisition and any disposition of assets (other than any dispositions in the ordinary course of business) consummated at any time on or after the first day of the relevant fiscal period and prior to the date of determination as if each such Permitted Acquisition had been effected on the first day of such period and as if each such disposition had been consummated on the day prior to the first day of such period; provided that (i) such calculations shall be made with reference to the audited financial statements of the businesses acquired by the Borrowers or any of their Restricted Subsidiaries through Permitted Acquisitions during such fiscal period (each, an “Acquired Business”) or the Restricted Subsidiaries acquired or formed during such fiscal period (each, a “New Subsidiary”) for the most recent fiscal year ended of such Acquired Businesses or New Subsidiaries and any unaudited quarterly statements which have been received since the most recent fiscal year ended of such Acquired Business or New Subsidiaries, or (ii) in the event that there are only unaudited financial results or no financial results available with respect to such Acquired Businesses or New Subsidiaries, such calculations shall be made with reference to other acceptable financial statements or reasonable estimates of such past performance made by the Borrowers based on existing data and other available information, such financial statements or, as the case may be, estimates to be agreed upon by the Borrowers and the Administrative Agent and (Y) include the amount of “run-rate” add-backs projected by the Borrowers in good faith as being (i) reasonably identifiable and factually supportable and certified as such in a certificate of an authorized officer of GWI delivered to the Administrative Agent and (ii) reasonably anticipated to be realized within twelve months and attributable to purchased assets that are purchased in connection with a take-or-pay contract during such Test Period and Consolidated EBITDA attributable to purchased assets that are part of a program to replace substantially similar assets that were previously leased by GWI or its subsidiaries prior to such purchase; provided that the amount calculated pursuant to this clause (Y), when aggregated with the Non-Restricted Subsidiary Net Income calculated pursuant to clause (a) above and with the amount calculated pursuant to clause (h) above, shall not exceed 15.0% of Consolidated EBITDA for the relevant fiscal period (calculated prior to giving effect to any adjustment pursuant to this clause (Y), the Non-Restricted Subsidiary Net Income and clause (h) above).

Subject to the adjustments provided under the preceding paragraph, if the RailInvest Acquisition Effective Date occurs prior to the Outside Date, Consolidated EBITDA attributable to the persons acquired in connection with the RailInvest Acquisition shall be deemed to be $23,792,928, $19,283,282, $27,933,025 and $22,345,168 for the fiscal quarters ended March 31, 2014, June 30, 2014, September 30, 2014 and December 31, 2014, respectively.

“Consolidated Funded Debt”. As at any date of determination, an amount equal to the aggregate amount of Indebtedness of the Borrowers and their Restricted Subsidiaries, determined on a consolidated basis, related to the borrowing of money, the obtaining of credit or any outstanding contingent acquisition purchase price amounts (which the parties hereto agree for the purposes of this definition does not include Indebtedness permitted under §§10.1(b), (c), (d), (e), (h), (i) and (j)), whether absolute or contingent and including, to the extent not included in Indebtedness, all Indebtedness guaranteed by any of the Borrowers or any of their Restricted Subsidiaries. Consolidated Funded Debt shall not include any (i) committed purchase amounts for the acquisition of railroad and railroad-related material, equipment or supplies or (ii) Indebtedness in respect of the 2012 Convertible Equity in an amount not to exceed $40,000,000.

“Consolidated Net Income”. The consolidated net income of the Borrowers and their Restricted Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in accordance with GAAP, after eliminating therefrom all extraordinary nonrecurring items of income or loss; plus principal payments received by the Borrowers and their Restricted Subsidiaries during such period with respect to Capitalized Leases.

“Consolidated Total Assets”. The total assets of the Borrowers and their Subsidiaries, on a consolidated basis, as shown on GWI’s financial statements prepared in accordance with GAAP determined as of the last day of each fiscal quarter.

“Consolidated Total Interest Expense”. For any period, the aggregate amount of interest required to be paid or accrued by the Borrowers and their Restricted Subsidiaries during such period on all Indebtedness of the Borrowers and their Restricted Subsidiaries related to the borrowing of money or the obtaining of credit outstanding during all or any part of such period, including payments consisting of interest in respect of any Capitalized Lease and including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money (other than non-cash interest or fees) solely to the extent that such fees are properly included as interest expense in accordance with GAAP.

“Consolidated Total Tangible Assets”. Consolidated Total Assets less intangible assets as defined by GAAP.

“Conversion Request”. A notice given by the Domestic Borrowers, Australian Borrower, European Borrower, Canadian Borrower, UK Borrower or Designated Subsidiary to the Applicable Agent of such Borrower’s or Designated Subsidiary’s election to convert or continue a Domestic Loan, Australian Loan, European Loan, Canadian Revolving Loan, UK Loan, Designated Subsidiary Revolving Loan or Designated Subsidiary Term Loan in accordance with §2.8 or §3.5, as applicable.

“Corporate Restructuring”. The moving of (a) any direct or indirect domestic Subsidiary to become a Subsidiary of GWI or a Subsidiary of any other domestic Subsidiary of GWI, (b) any direct or indirect European, Canadian, Australian or UK Subsidiary of GWI to become a Subsidiary of any other European, Canadian, Australian or UK Subsidiary of GWI; provided, however, that no Restricted Subsidiary shall become an Unrestricted Subsidiary as a result of such restructuring and (c) any Subsidiary to become a Subsidiary of GWI or any other Subsidiary in connection with bona fide tax planning activities; provided, however, that (w) a Restricted Subsidiary may become an Unrestricted Subsidiary as a result of such activities only so long as Consolidated Total Assets of GWI and its Restricted Subsidiaries after giving pro forma effect thereto are not less than 80% of Consolidated Total Assets of GWI and its Restricted Subsidiaries reflected on the most recent consolidated balance sheet of GWI delivered before the Restatement Effective Date, (x) a Guarantor may become a non-Guarantor as a result of such activities only so long as the Consolidated Total Assets of GWI and its Restricted Subsidiaries attributable to Loan Parties after giving pro forma effect thereto are not less than 80% of Consolidated Total Assets of GWI and its Restricted Subsidiaries attributable to Loan Parties reflected on the most recent consolidated balance sheet of GWI delivered before the Restatement Effective Date, (y) taken as a whole, the value of the Collateral securing the Obligations is not materially reduced and (z) the security interests of the Lenders in the Collateral, taken as a whole, are not materially impaired.

“Co-Syndication Agents”. See preamble.

“Credit Agreement”. This Second Amended and Restated Senior Secured Syndicated Facility Agreement, as amended, amended and restated, modified or supplemented and in effect from time to time, including the Schedules and Exhibits.

“Credit Agreement Refinancing Indebtedness”. (a) Permitted First Priority Refinancing Debt, (b) Permitted Second Priority Refinancing Debt, (c) Permitted Unsecured Refinancing Debt or (d) other Indebtedness incurred pursuant to a Refinancing Amendment (including, without limitation, Other Term Loans and Other Revolving Loans), in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace or refinance, in whole or part, existing Term Loans or existing Revolving Loans (or unused Revolving Loan Commitments), or any then-existing Credit Agreement Refinancing Indebtedness (“Refinanced Debt”); provided that (i) such Indebtedness has a later maturity and a Weighted Average Life to Maturity equal to or greater than the Refinanced Debt, (ii) such Indebtedness shall not have a greater principal amount than the principal amount of the Refinanced Debt plus accrued interest, fees and premiums (if any) thereon and reasonable fees and expenses associated with the refinancing, (iii) such Refinanced Debt shall be repaid, defeased or satisfied and discharged on a dollar-for-dollar basis, and all accrued interest, fees and premiums (if any) in connection therewith shall be paid, (x) with respect to Australian Loans, within one day of and (y) for all other Loans, on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained and (iv) the aggregate unused revolving commitments under such Credit Agreement Refinancing Indebtedness shall not exceed the unused Revolving Loan Commitments being replaced.

“Creditors”. See §7.7.

“CTA”. The United Kingdom Corporation Tax Act 2009.

“Debtor Relief Laws”. The Bankruptcy Code of the United States, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-up and Restructuring Act (Canada), the Canada Transportation Act, the Bankruptcy Act (Netherlands), the Corporations Act 2001 (Cwlth) (Australia), the English Insolvency Act 1986 (as amended), the German Insolvency Code Insolvenzordnung (InsO) and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, administration, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States, Canada, Australia, the Netherlands, Germany, the European Union, England and Wales or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Debtor Relief Reservations”. (a) The event that not every obligation will be enforced by a court in accordance with its terms in every circumstance, the enforcement being subject, inter alia, to the nature of the available remedies, (b) any limitation by bankruptcy, moratorium, fraudulent conveyance (Actio Pauliana) or similar laws affecting creditor’s rights generally, (c) the time-barring of claims under applicable statutes of limitation, (d) rules against penalties and similar principles and (e) any other generally accepted limitations of law, including those which are set out as qualifications as to matters of law in the legal opinions delivered to the Applicable Agent under this Credit Agreement.

“Default”. See §14.1.

“Defaulting Lender”. Subject to §6.17(b), any Applicable Lender that, as determined by the Administrative Agent in its reasonable judgment, (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit or Swingline Loans, within three Business Days of the date required to be funded by it hereunder unless such Lender notifies the Administrative Agent and GWI in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable Default, shall be specifically identified in such writing) has not been satisfied, (b) has notified GWI or the Administrative Agent in writing that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable Default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by GWI or the Administrative Agent, to confirm in a manner satisfactory to GWI and the Administrative Agent that it will comply with its funding obligations (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and GWI), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Derivatives Counterparty”. See definition of Restricted Payments.

“Designated Domestic Subsidiary”. Any Designated Subsidiary that is not a Foreign Subsidiary.

“Designated Domestic Subsidiary Obligations”. All indebtedness, obligations and liabilities of any Designated Domestic Subsidiary now or hereafter existing under this Credit Agreement, whether for principal, interest, fees, expenses or otherwise.

“Designated Foreign Subsidiary”. Any Designated Subsidiary that is a Foreign Subsidiary.

“Designated Foreign Subsidiary Obligations”. All indebtedness, obligations and liabilities of the Designated Subsidiary to the Lenders and the Administrative Agent, individually or collectively existing on the date of this Credit Agreement or arising thereafter (a) under or in respect of or in connection with any notes executed by the Designated Subsidiary or Loans made to the Designated Subsidiary, including any interest thereon, or fees or expenses in respect thereof, and (b) under the Loan Documents.

“Designated Subsidiary”. Any Subsidiary of GWI that GWI owns directly or indirectly a majority of the Voting Stock therein and is designated for borrowing privileges under this Credit Agreement pursuant to §6.23.

“Designated Subsidiary Alternative Currency”. See §6.23(a).

“Designated Subsidiary Commitment”. As to each Lender, its obligation to make Loans to any applicable Designated Subsidiary pursuant to §6.23, or in the Assignment and Assumption pursuant to which a Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Credit Agreement.

“Designated Subsidiary Revolving Loans”. Any Loans made pursuant to a Designated Subsidiary Commitment.

“Designated Subsidiary Term Loans”. Any Term Loans made to a Designated Subsidiary in accordance with the terms hereof.

“Designated Subsidiary Lenders”. See §6.23(f).

“Designated Subsidiary Register”. See §20.3(f).

“Designation”. See §6.23(a).

“Disposition” or “Dispose”. The sale, transfer, license, lease or other disposition (including any sale and leaseback transaction, condemnation, casualty event or other taking) of any property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any capital stock, notes or accounts receivable or any rights and claims associated therewith. Notwithstanding the foregoing, any Disposition with an aggregate fair value of less than $75,000,000 per transaction or series of related transactions shall not be deemed to be a Disposition.

“Distribution”. The declaration or payment of any dividend on or in respect of any shares of any class of Capital Stock of any Person, other than dividends payable solely in shares of common stock or similar non-preferred equity interests of such Person; the purchase, redemption, or other retirement of any shares of any class of Capital Stock of any Person, directly or indirectly through a Subsidiary of such Person or otherwise; the return of capital by any Person to its shareholders or equity holders as such; or any other distribution on or in respect of any shares of any class of Capital Stock of any Person.

“Dollar Equivalent”. At any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any currency other than Dollars, the equivalent amount thereof in Dollars as determined by the Applicable Agent or the Issuing Lender, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such other currency.

“Dollars” or “$”. Dollars in lawful currency of the United States of America.

“Domestic Borrowers”. See preamble.

“Domestic Lenders”. The Lenders listed on Schedule II, acting in their role as lenders of the Domestic Revolving Loans, the Domestic Loans and any other Person who becomes an assignee of any rights and obligations of a Domestic Lender pursuant to §20.

“Domestic Loans”. The Domestic Revolving Loans and the Domestic Term Loans.

“Domestic Notes”. The Domestic Revolving Notes and the Domestic Term Notes.

“Domestic Register”. See §20.3(a).

“Domestic Revolving Loan Commitment”. With respect to each Domestic Lender, the amount set forth on Schedule II, as such Schedule may be updated from time to time pursuant to §§2.10(c), 6.23(a) or 20, or in the Assignment and Assumption pursuant to which a Domestic Lender becomes a party hereto, as applicable, as the amount of such Lender’s commitment to make Domestic Revolving Loans to, to participate in Domestic Swingline Loans to, and to participate in the issuance and extension of Letters of Credit for the account of, the Domestic Borrowers (and, in the case of Letters of Credit, the Canadian Borrower, the European Borrower and the Australian Borrower), as such amount may be adjusted from time to time in accordance with this Credit Agreement.

“Domestic Revolving Loan Commitment Fee”. See §2.2(a).

“Domestic Revolving Loans”. The revolving credit loans to be made by the Domestic Lenders to the Domestic Borrowers pursuant to §2.1.

“Domestic Revolving Notes”. See §2.4.

“Domestic Swingline Lender”. Bank of America in its capacity as lender of Domestic Swingline Loans hereunder.

“Domestic Swingline Loan”. Any loan made by the Domestic Swingline Lender to the Domestic Borrowers pursuant to §2.7.1.

“Domestic Swingline Sublimit”. $50,000,000. The Domestic Swingline Sublimit is part of, and not in addition to, the Aggregate Domestic Revolving Loan Commitments.

“Domestic Term Lender”. A Lender of Domestic Term Loans.

“Domestic Term Loans”. See §3.1(a).

“Domestic Term Note”. See §3.2(a).

“Do not have Unreasonably Small Capital”. For the period from the Restatement Effective Date through the Maturity Date of the Loans, GWI and its Subsidiaries taken as a whole after consummation of the transactions occurring on the Restatement Effective Date and contemplated herein is and will be a going concern and has and will have sufficient capital to reasonably ensure that it will continue to be a going concern for such period.

“Drawdown Date”. The date on which any Loan is made or is to be made, and the date on which all or any portion of any Loan is converted or continued in accordance with §2.8 or 3.5, as applicable; provided that, solely for purpose of calculating interest hereunder, the Drawdown Date with respect to the Loans exchanged pursuant to Amendment No. 1 shall be the Drawdown Date for the Loans under the Original Credit Agreement from which such Loans have been exchanged from.

“Dutch Guarantor”. A Guarantor incorporated in the Netherlands.

“Dutch Obligors”. Collectively, the European Borrower and the Dutch Guarantors.

“Dutch Security Agreements”. Collectively, each deed of pledge, in substantially the forms set out in Exhibit H-4 (together with each other security document delivered pursuant to §§9.14 or 9.16).

“EDGAR”. See §9.5.3.

“Effect”. Any change, event, effect, development or circumstance.

“Election to Participate”. An Election to Participate substantially in the form of Exhibit N.

“Election to Terminate”. An Election to Terminate substantially in the form of Exhibit O.

“Eligible Assignee”. Any Person that meets the requirements to be an assignee under §§20.2(c), (d) and (f) and §20.8 (subject to such consents, if any, as may be required under §20.2(d)).

“EMU Legislation”. The legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Environmental Laws”. See §8.15(a).

“EPA”. See §8.15(b).

“ERISA”. The Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate”. Any Subsidiary of GWI and any trade or business (whether or not incorporated) that, together with GWI or any Subsidiary of GWI, is treated as a single employer within the meaning of §414(b) or (c) of the Code (or under §§414(m) and (o) of the Code solely for purposes of provisions relating to §412 of the Code).

“ERISA Event”. (a) A Reportable Event with respect to a Pension Plan; (b) the withdrawal of GWI or any ERISA Affiliate from a Multiple Employer Plan pursuant to §4063 of ERISA during a plan year in which such entity was a “substantial employer” (as defined in §4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under §4062(e) of ERISA; (c) a complete or partial withdrawal by GWI or any ERISA Affiliate from a Multiemployer Plan or receipt by GWI or any ERISA Affiliate of notification that a Multiemployer Plan is in “reorganization” (within the meaning of §4241 of ERISA); (d) the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under §4041 of ERISA, or the termination of a Multiemployer Plan under §4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under §4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an “at-risk” plan within the meaning of §430 of the Code or §303 of ERISA; (h) receipt of notice that the PBGC has instituted proceedings to terminate a Multiemployer Plan or that a Multiemployer Plan has been determined to be in “endangered” or “critical” status within the meaning of §432 of the Code or §305 of ERISA; or (i) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under §4007 of ERISA, upon GWI or any ERISA Affiliate.

“Euro” and “EUR”. The lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

“Euro Base Rate”. For any day, the rate of interest per annum equal to the higher of (i) the rate of interest per annum at which overnight deposits in Euro, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by Bank of America-London Branch to major banks in the local market or other applicable offshore interbank market, and (ii) the cost of funds to Bank of America-London Branch with respect to such amount for such day, expressed as a rate of interest per annum.

“Euro Base Rate Loan”. All or any portion of a European Loan bearing interest calculated by reference to the Euro Base Rate.

“Euro Equivalent”. At any time, (a) with respect to any amount denominated in Euro, such amount, and (b) with respect to any amount denominated in any currency other than Euro, the equivalent amount thereof in Euro as determined by the Applicable Agent or the Issuing Lender, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Euro with such other currency.

“Eurocurrency Interbank Market”. Any lawful recognized market in which deposits of Dollars, Euro, GBP, Australian Dollars, Canadian Dollars or any other Alternative Currency are offered by international banking units of United States banking institutions and by foreign banking institutions to each other and in which foreign currency and exchange operations or eurocurrency funding operations are customarily conducted.

“Eurocurrency Reserve Percentage”. For any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities”). The LIBOR Rate for each outstanding LIBOR Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurocurrency Reserve Percentage.

“European Agent”. With respect to local funding procedures described herein, Bank of America in its capacity as European agent under any of the Loan Documents, and with respect to any other provisions set forth herein, Bank of America, and in each case, any successor European Agent.

“European Agent’s Office”. With respect to Euro, Bank of America’s address and, as appropriate, account as set forth on Schedule 21 (as may be updated from time to time with notice to the European Borrower) with respect to such currency, or such other address or account with respect to such currency as the European Agent may from time to time notify the European Borrower and the Lenders, which office may include any Affiliate of the European Agent or any domestic or foreign branch of the European Agent or such Affiliate. Unless the context otherwise requires each reference to the European Agent shall include its applicable European Agent’s Office.

“European Borrower”. The “European Borrower” as defined in the preamble and any Designated Subsidiary organized under the laws of any country in the European Union (other than the United Kingdom) that has executed an Election to Participate and Designated Subsidiary Joinder in accordance with §6.23 and, subject to the second sentence of §6.23(b), until such Designated Subsidiary delivers an Election to Terminate.

“European Commitment”. As to each European Lender, its obligation to make European Loans or to participate in European Swingline Loans to the European Borrower pursuant to §2.1 in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such European Lender’s name on Schedule II, as such Schedule may be updated from time to time pursuant to §§2.10(c) or 20, or in the Assignment and Assumption pursuant to which a European Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Credit Agreement.

“European Commitment Fee”. See §2.2(b).

“European Guarantors”. The “European Guarantors” as defined in the preamble and any other Restricted Subsidiary organized under the laws of any country in the European Union (other than England and Wales) that has executed an Instrument of Adherence (Guaranty) in accordance with §9.14.

“European Lenders”. The Lenders listed on Schedule II, acting in their role as lenders of the European Loans and any other Person who becomes an assignee of any rights and obligations of a European Lender pursuant to §20.

“European Loan Parties”. The European Borrower and European Guarantors.

“European Loans”. The revolving credit loans made or to be made by the European Lenders to the European Borrower pursuant to §2.1.

“European Notes”. See §2.4.

“European Obligations”. All indebtedness, obligations and liabilities of the European Borrower to the European Lenders, the European Swingline Lender, the Issuing Lender, any Hedge Bank and the European Agent, individually or collectively existing on the date of this Credit Agreement or arising thereafter (a) under or in respect of or in connection with any of the European Notes, Letters of Credit or Letter of Credit Applications in respect of the European Borrower, or European Loans or European Swingline Loans made, or Reimbursement Obligations incurred and including any interest thereon, European Commitment Fees or other fees or expenses in respect thereof, (b) under any Hedging Agreement between the European Borrower, any Hedge Bank, and (c) under the Loan Documents.

“European Register”. See §20.3(b).

“European Restricted Subsidiary”. Each European Guarantor and any other Restricted Subsidiary organized under the laws of any country in the European Union that has not executed an Instrument of Adherence (Guaranty) in accordance with §9.14 as a result of a legal impediment or a material adverse tax impact to GWI and its Subsidiaries with respect to such Restricted Subsidiary providing a Guaranty as reasonably determined by the Borrowers and any Agent.

“European Swingline Lender”. Bank of America Merrill Lynch International Limited in its capacity as lender of European Swingline Loans hereunder.

“European Swingline Loan”. Any loan made by the European Swingline Lender to the European Borrower pursuant to §2.7.1.

“European Swingline Sublimit”. $20,000,000. The European Swingline Sublimit is part of, and not in addition to, the Aggregate European Commitments.

“Event of Default”. See §14.1.

“Excluded Subsidiary”. (a) the UK Borrower, (b) RailInvest, (c) any Subsidiary of RailInvest organized under the laws of England and Wales acquired in connection with the RailInvest Acquisition and (d) any Immaterial Foreign Subsidiary.

“Excluded Swap Obligation”. With respect to any Guarantor, (a) any Swap Obligation if, and to the extent that, all or a portion of the guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (i) by virtue of such Guarantor’s failure to constitute an “eligible contract participant”, as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to §7.8 and any other applicable keepwell, support, or other agreement for the benefit of such Guarantor and any and all applicable guarantees of such Guarantor’s

Swap Obligations by other Loan Parties), at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation or (ii) in the case of a Swap Obligation that is subject to a clearing requirement pursuant to section 2(h) of the Commodity Exchange Act, because such Guarantor is a “financial entity”, as defined in section 2(h)(7)(C) of the Commodity Exchange Act, at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation or (b) any other Swap Obligation designated as an “Excluded Swap Obligation” of such Guarantor as specified in any agreement between the relevant Loan Parties and hedge bank applicable to such Swap Obligations. If a Swap Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to the Swap for which such guarantee or security interest is or becomes excluded in accordance with the first sentence of this definition.

“Excluded Taxes”. With respect to any Agent, any Lender, any Swingline Lender, the Issuing Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party under any Loan Document, (a) any Taxes imposed on or measured by its net income (however denominated), and franchise Taxes imposed on it (in lieu of net income Taxes), by a jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located, or by any jurisdiction as a result of any other present or former connection between such recipient and the jurisdiction imposing such Tax (or any political subdivision thereof), other than any such connection arising solely from such recipient having executed, delivered or performed its obligations, received or perfected a security interest or received a payment under, or enforced, or engaged in any other transaction pursuant to, any other Loan Document, (b) any branch profits Tax imposed by the United States, or any similar Tax, imposed by any jurisdiction described above in clause (a), (c) in the case of any Lender (other than a Lender that is an assignee pursuant to a request by a Borrower under §6.11), (i) with respect to any U.S. Obligation, any United States federal withholding Tax, with respect to any Australian Obligation, any Australian withholding Tax, with respect to any Canadian Obligation, any Canadian withholding Tax and with respect to any European Obligation, any Dutch withholding Tax, in each case that is required to be imposed on amounts payable to a Lender pursuant to the laws in force at the time such Lender becomes a party hereto (or designates a new Lending Office) or, if later, the Restatement Effective Date, except to the extent (x) that such Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the applicable Borrower with respect to such United States federal withholding Tax, Australian withholding Tax, Canadian withholding Tax or Dutch withholding Tax, respectively, pursuant to §6.12(a)(ii) or (c) or (y) of any Australian Withholding Tax imposed as a result of Bank of America making an offer to an offeree who is an Offshore Associate of the Australian Borrower whose name was disclosed to the Australian Borrower by Bank of America before the Closing Date or Restatement Effective Date, and whom the Australian Borrower failed to notify Bank of America was an Offshore Associate of the Australian Borrower before the offer was made, or (ii) any withholding Tax that is attributable to such Lender’s failure to comply with §6.12(e)(ii), (d) any United States federal withholding Tax imposed on such recipient under FATCA, (e) with respect to any Australian Obligation, any Australian Withholding Tax imposed as a result of (A) the recipient being an Offshore Associate of the Australian Borrower, (B) a breach by Bank of America or any Lender of any of its obligations, if any, under §33, and (C) any representation or warranty given by Bank of America or any Lender under §33 being untrue or incorrect, except in the case of clause (B) or (C) above, any Australian Withholding Tax imposed as a result of Bank of America making an offer to an offeree who is an Offshore Associate of the Australian Borrower whose name was disclosed to the Australian Borrower by Bank of America before the Closing Date or Restatement Effective Date, and whom the Australian Borrower failed to notify Bank of America was an Offshore Associate of the Australian Borrower before the offer was made, (f) with respect to any U.S. Obligation, any backup withholding Tax that is required by the Code to be withheld from amounts payable to a Lender that has failed to deliver the form described in clause (A) of §6.12(e)(ii) and (g) with respect to any UK Loan, any withholding or deductions on account of United Kingdom Taxes imposed on amounts payable to a UK Lender (which, for the avoidance of doubt, shall be subject to the gross-up and indemnification provisions of §6.12(g)).

“Existing Letters of Credit”. Those letters of credit issued by Bank of America for the account of GWI or any of its Restricted Subsidiaries prior to the Closing Date and listed on Schedule III.

“Extended Loans”. Collectively, Extended Revolving Loans and/or Extended Term Loans.

“Extended Revolving Loan Commitment”. See §6.19(a).

“Extended Revolving Loan Facility”. See §6.19(a).

“Extended Revolving Loans”. See §6.19(a).

“Extended Term Loan Facility”. See §6.19(a).

“Extended Term Loans”. See §6.19(a).

“Extending Lender”. An Extending Term Lender or an Extending Revolving Loan Lender.

“Extending Revolving Loan Lender”. See §6.19(a).

“Extending Term Lender”. See §6.19(a).

“Extension”. See §6.19(a).

“Extension Offer”. See §6.19(a).

“Facility”. See §6.19(a).

“FASB ASC”. The Accounting Standards Codification of the Financial Accounting Standards Board.

“Fair Value”. The amount at which the assets (both tangible and intangible), in their entirety, of GWI and its Subsidiaries taken as a whole would change hands between a willing buyer(s) and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

“FATCA”. §§1471 through 1474 of the Code (including, for the avoidance of doubt, any agreements entered into pursuant to §1471(b)(1) of the Code) as of the date hereof (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations (whether temporary or proposed) that are issued thereunder or official governmental interpretations thereof and any intergovernmental agreements implementing the foregoing.

“Federal Funds Rate”. For any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letter”. The amended and restated fee letter dated as of August 9, 2012 among MLPF&S, J.P. Morgan Securities LLC, Citigroup Global Markets, Inc. and GWI.

“Finance Party”. A Co-Lead Arranger, a Co-Bookrunning Manager, a Co-Syndication Agent, a Co-Documentation Agent, an Agent or a Lender.

“Foreign Borrowers”. Collectively, the Canadian Borrower, the European Borrower, the Australian Borrower, the UK Borrower and each Designated Foreign Subsidiary.

“Foreign Government Scheme or Arrangement”. See §8.13(f).

“Foreign Guaranteed Obligations”. See §7.1(a).

“Foreign Guarantors”. See preamble.

“Foreign Lender”. Any Lender that is not a “United States Person” within the meaning of §7701(a)(30) of the Code.

“Foreign Loan Party”. Collectively, the Foreign Borrowers and the Foreign Guarantors.

“Foreign Obligations”. Collectively, the Australian Obligations, the Canadian Obligations, the European Obligations, the UK Obligations and the Designated Foreign Subsidiary Obligations. Foreign Obligations shall in no event include any Excluded Swap Obligations.

“Foreign Plan”. See §8.13(f).

“Foreign Subsidiary”. Any Subsidiary that is not organized under the laws of the United States, any state thereof or the District of Columbia.

“FRA”. The United States of America, represented by the Secretary of Transportation acting through the Administrator of Federal Railroad Administration or the Federal Railroad Administrator’s designee.

“FreightLink”. Freight Link Pty Ltd (ACN 093 011 628), a proprietary limited liability company incorporated under the laws of the Commonwealth of Australia.

“Fronting Exposure”. At any time there is a Defaulting Lender, (a) with respect to the Issuing Lender, such Defaulting Lender’s Commitment Percentage of the outstanding Letter of Credit Obligations other than Letter of Credit Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lenders, such Defaulting Lender’s Commitment Percentage of the applicable Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund”. Any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funding Currency”. See §31(c).

“GAAP” or “generally accepted accounting principles”. Principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (ii) consistently applied with past financial statements of the Borrowers adopting the same principles or (iii) generally accepted accounting principles in the relevant entity’s jurisdiction of incorporation.

“GBP Equivalent”. At any time, (a) with respect to any amount denominated in GBP, such amount, and (b) with respect to any amount denominated in any currency other than GBP, the equivalent amount thereof in GBP as determined by the Applicable Agent or the Issuing Lender, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of GBP with such other currency.

“GBP” or “£”. The lawful currency of the United Kingdom.

“German GmbH Guarantor”. See §7.1(g).

“Goderich”. Goderich-Exeter Railway Company Limited, a corporation constituted under the laws of Ontario, Canada.

“Governing Documents”. With respect to any Person, its certificate or articles of incorporation, its by-laws or, as the case may be, its certificate of formation, its operating agreement or other constitutive documents and all shareholder agreements, voting trusts and similar arrangements applicable to any of its Capital Stock.

“Government Grants”. Those certain agreements entered into in the ordinary course of business pursuant to which a governmental body will pay for a certain portion of a capital project associated with a railroad located in that governmental body’s jurisdiction.

“Governmental Authority”. Any foreign, federal, state, provincial, regional, local, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof, or any court or arbitrator (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Granting Lender”. See §20.7.

“Guaranteed Obligations”. Collectively, the U.S. Guaranteed Obligations and the Foreign Guaranteed Obligations.

“Guarantors”. Collectively, GWI, RP, the Canadian Borrower, the European Borrower, the Australian Borrower, the UK Borrower, the Foreign Guarantors and the U.S. Guarantors, each of which guaranty certain Obligations pursuant to §7.

“Guaranty”. The guaranty of certain Obligations by each of the Guarantors set forth in §7 of this Credit Agreement.

“GWA (North)”. GWA (North) Pty Ltd (ACN 144 081 774), a proprietary limited liability company incorporated under the laws of the Commonwealth of Australia.

“GWALP”. G&W Australia Holdings LP, a limited partnership formed under the laws of Australia.

“GWI”. See preamble.

“GWI Audited Financial Statements”. See §8.4.1(a).

“GWI Historical Financial Statements”. See §8.4.1(a).

“GWI Unaudited Financial Statements”. See §8.4.1(a).

“Hazardous Substances”. See §8.15(b).

“Hedge Bank”. (a) Any Person that (x) at the time it enters into a Hedging Agreement is a Lender or Agent or an Affiliate of a Lender or Agent, or (y) at any time after it enters into a Hedging Agreement it becomes a Lender or Agent or an Affiliate of a Lender or Agent or (b) with respect to any Hedging Agreement that is in effect on the Restatement Effective Date, any Person that (x) is a Lender or Agent or an Affiliate of a Lender or Agent on the Restatement Effective Date or in connection with the initial syndication of the Loans or (y) is listed on Schedule 1.1(b) and, in the case of this clause (y), any Affiliate of such Person.

“Hedging Agreement”. Any and all rate swap transactions, basis swaps, forward rate transactions, commodity swaps, commodity options, equity or equity index swaps, equity or equity index options, bond options, interest rate options, foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, credit protection transactions, credit swaps, credit default swaps, credit default options, total return swaps, credit spread transactions, forward purchases or sales of a security, commodity or other financial instrument or interest, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing); provided that the term “Hedging Agreement” shall not include any Purchase Contract.

“Honor Date”. See §5.3(a).

“Huron”. Huron Central Railway Inc., a corporation constituted under the laws of Ontario, Canada.

“Identified Contingent Liabilities”. The maximum estimated amount of liabilities reasonably likely to result from pending litigation, asserted claims and assessments, guaranties, uninsured risks and other contingent liabilities of GWI and its Subsidiaries taken as a whole after giving effect to the transactions occurring on the Restatement Effective Date and contemplated herein (including all fees and expenses related thereto but exclusive of such contingent liabilities to the extent also reflected in Stated Liabilities), as identified and explained in terms of their nature and estimated magnitude by authorized officers of GWI.

“Immaterial Foreign Subsidiary”. Any Foreign Subsidiary or Foreign Subsidiaries with respect to which, either individually or collectively, (a) the aggregate book value of such Foreign Subsidiary’s or Foreign Subsidiaries’ assets constitutes less than 5.0% of Consolidated Total Assets, and (b) the aggregate Consolidated EBITDA of such Foreign Subsidiary or Foreign Subsidiaries constitute less than 7.5% of the Consolidated EBITDA of GWI and its Restricted Subsidiaries; provided that a Designated Subsidiary shall not be an Immaterial Foreign Subsidiary.

“Immaterial Restricted Subsidiary”. Any Restricted Subsidiary or Restricted Subsidiaries with respect to which, either individually or collectively, (a) the aggregate book value of such Restricted Subsidiary’s or Restricted Subsidiaries’ assets constitutes less than 5% of Consolidated Total Assets, (b) the aggregate revenues of such Restricted Subsidiary or Restricted Subsidiaries constitute less than 5% of the consolidated revenues of GWI and its Restricted Subsidiaries, and (c) that portion of Consolidated EBITDA attributable to such Restricted Subsidiary or Restricted Subsidiaries, if deducted from the calculation of Consolidated EBITDA, would not result in an Event of Default, in each case, on any applicable date.

“Increase Effective Date”. See §6.18.1.

“Increase Joinder”. See §6.18.3.

“Incremental Commitments”. Collectively, the Incremental Revolving Loan Commitments and/or the Incremental Term Commitments.

“Incremental Loans”. Collectively, Incremental Revolving Loans and/or the Incremental Term Loans.

“Incremental Revolving Loan Commitment”. See §6.18.1.

“Incremental Revolving Loans”. Any loans made pursuant to any Incremental Revolving Loan Commitments.

“Incremental Term Commitments”. See §6.18.1.

“Incremental Term Lender”. A Lender of Incremental Term Loans.

“Incremental Term Loans”. Any loans made pursuant to any Incremental Term Commitment.

“Indebtedness”. As to any Person and whether recourse is secured by or is otherwise available against all or only a portion of the assets of such Person and whether or not contingent, but without duplication:

(a) every obligation of such Person for money borrowed,

(b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments,

(c) every reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person,

(d) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not more than 90 days overdue or which are being contested in good faith),

(e) every obligation of such Person as an obligor or lessee under any Capitalized Lease,

(f) every obligation of such Person under any Hedging Agreement,

(g) every obligation in respect of Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor and such terms are enforceable under applicable law, and

(h) every obligation, contingent or otherwise, of such Person guarantying, or having the economic effect of guarantying or otherwise acting as surety for, any obligation of a type described in any of clauses (a) through (g) (the “primary obligation”) of another Person (the “primary obligor”), in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase of) any security for the payment of such primary obligation, (ii) to purchase property, securities or services for the purpose of assuring the payment of such primary obligation, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such primary obligation. For the avoidance of doubt, (i) Government Grants and (ii) any committed purchase amounts for the acquisition of railroad and railroad related material, equipment or supplies shall not constitute “Indebtedness” hereunder.

The “amount” or “principal amount” of any Indebtedness at any time of determination represented by (w) any Indebtedness, issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with GAAP, (x) any Capitalized Lease shall be the principal component of the aggregate of the rentals obligation under such Capitalized Lease payable over the term thereof that is not subject to termination by the lessee, (y) any Hedging Agreement shall be the maximum amount of any termination or loss payment required to be paid by such Person if such Hedging Agreement were, at the time of determination, to be terminated by reason of any event of default or early termination event thereunder, whether or not such event of default or early termination event has in fact occurred, and (z) any guaranty or other contingent liability referred to in clause (h) shall be an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty or other contingent obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith. Notwithstanding anything to the contrary herein, “Indebtedness” (A) shall not include (i) any obligations pursuant to (x) the 2012 Convertible Equity Purchase Contracted Agreement or (y) Purchase Contracts and (ii) the 2015 UK Management Equity/Earnout and (B) for purposes of §11.1 only, shall include any Capital Stock or any obligations pursuant to any Capital Stock having debt-like features (such as mandatory cash dividends, mandatory redemption provisions or other provisions which create monetary obligations on such Borrower payable in cash during a period when Loans may be outstanding) in respect of equity of any non-wholly-owned Subsidiary acquired in connection with any Minor Permitted Acquisition, Permitted Acquisition or other Investment permitted under §10.3.

“Indemnified Party”. See §16.13.

“Indemnified Person”. See §18.

“Indemnified Taxes”. Taxes imposed on or with respect to any payment made by or on account of any Obligation of any Loan Party, other than (i) Excluded Taxes and (ii) Other Taxes.

“Indirect Tax”. Any goods and services Tax, consumption Tax, value added Tax or any Tax of a similar nature.

“Instrument of Adherence (Guaranty)”. See §9.14(a).

“Intellectual Property Security Agreement”. The Copyright Security Agreement, Patent Security Agreement and Trademark Security Agreement (as each such term is defined in the U.S. Security Agreement and to the extent applicable) (together with each other intellectual property security agreement delivered pursuant to §9.14 or §9.16), in each case as amended, restated, supplemented or otherwise modified from time to time.

“Interest Coverage Ratio”. As of any date of determination, the ratio of (a) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters then most recently ended for which financial statements have been delivered pursuant to §9.4 to (b) Consolidated Total Interest Expense for such period.

“Interest Payment Date”. (a) As to any Applicable Floating Rate Loan, the last day of the calendar quarter; (b) as to any Applicable Offered Rate Loan in respect of which the Interest Period is (i) 3 months or less, the last day of such Interest Period and (ii) more than 3 months, the date that is 3 months from the first day of such Interest Period and on the last day of the Interest Period; and (c) with respect to any Swingline Loan, the day that such Swingline Loan is required to be repaid.

“Interest Period”. With respect to each Loan (a) initially, the period commencing on the Drawdown Date of such Loan and ending on the last day of one of the periods set forth below, as selected by a Borrower in a Loan Request or resulting from a conversion under §§2.8 or 3.5 (i) for any Applicable Floating Rate Loan, the last day of the calendar quarter; and (ii) for any Applicable Offered Rate Loan, 1, 2, 3 or 6 (or, if agreed to by all Lenders 12) months; and (b) thereafter, each period commencing on the last day of the preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Applicable Borrower; provided that (i) all of the foregoing provisions relating to Interest Periods are subject to the following: if any Interest Period with respect to an Applicable Offered Rate Loan would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day; if any Interest Period with respect to an Applicable Floating Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day; if any Borrower shall fail to give notice as provided in §§2.8 or 3.5, such Borrower shall be deemed to have requested a conversion of the affected Applicable Offered Rate Loan or Applicable Floating Rate Loan to a one month Applicable Offered Rate Loan, on the last day of the then current Interest Period with respect thereto; any Interest Period relating to any Applicable Offered Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; any Interest Period that would otherwise extend beyond the Maturity Date shall end on the Maturity Date; and interest shall accrue for the first day of each Interest Period and each day thereafter up to but (provided that interest is timely paid) not including the last day of such Interest Period and (ii) the initial Interest Period with respect to the Loans exchanged pursuant to Amendment No. 1 shall be the Interest Period for the Loans under the Original Credit Agreement from which such Loans have been exchanged from.

“International Standby Practices”. With respect to any standby Letter of Credit, International Standby Practices (ISP98) as promulgated by the Institute of International Banking Law & Practice, Inc., or any successor code of standby letter of credit practices among banks adopted by the Issuing Lender in the ordinary course of its business as a standby letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

“Investments”. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to (other than dispositions of property permitted by §10.5.3), or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) without duplication there shall be deducted in respect of any Investment any amounts received as cash earnings on such Investment, whether as dividends, interest or otherwise; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

“Issuer Document”. With respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the Issuing Lender and Applicable Borrower (or any Subsidiary) or in favor of the Issuing Lender and relating to any such Letter of Credit.

“Issuing Lender”. Bank of America (or any subsidiary or Affiliate of Bank of America designated by Bank of America), in its capacity as issuer of Letters of Credit pursuant to §5, or any successor issuer of Letters of Credit hereunder.

“ITA”. The United Kingdom Income Tax Act 2007.

“Latest Maturity Date”. At any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, including the latest maturity or expiration date of any Term Loan or any Incremental Term Commitment, in each case as extended in accordance with this Credit Agreement from time to time.

“Laws”. Collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender Affiliate”. With respect to any Lender, (a) an Affiliate of such Lender or (b) any Approved Fund.

“Lenders”. The Domestic Lenders, the European Lenders, the Canadian Lenders, the Australian Lenders and the UK Lenders party hereto and any other Person who becomes an assignee of any rights and obligations of a Lender pursuant to §20. In addition, unless the context otherwise requires, the term “Lenders” includes the Swingline Lenders, the Issuing Lender, any Extending Lender and any Incremental Term Lender.

“Lending Office”. As to any Lender, initially the office or offices of such Lender designated as such in Schedule II; thereafter, such other office or offices as a Lender may from time to time notify GWI and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.

“Letter of Credit”. See §5.1.1(a).

“Letter of Credit Advance”. With respect to each Lender, such Lender’s funding of its participation in any Letter of Credit Borrowing in accordance with its Commitment Percentage.

“Letter of Credit Application”. See §5.1.1(a).

“Letter of Credit Borrowing”. An extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Domestic Revolving Loan, European Loan, Canadian Revolving Loan, Australian Revolving Loan or UK Revolving Loan.

“Letter of Credit Borrowing Date”. See §5.3(a).

“Letter of Credit Expiration Date”. The day that is seven days prior to the latest Maturity Date (or, if such day is not a Business Day, the next preceding Business Day) of the applicable Revolving Loan Commitment.

“Letter of Credit Fee”. See §5.10.

“Letter of Credit Obligations”. As of any date, the sum of the Maximum Drawing Amount as of such date and all Unpaid Reimbursement Obligations as of such date. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with §5.8. For all purposes of this Credit Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the International Standby Practices, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Letter of Credit Participation”. See §5.1.4.

“LIBOR Rate”. For any Interest Period with respect to a LIBOR Rate Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:

LIBOR Rate =	LIBOR Base Rate
1.00 – Eurocurrency Reserve Percentage

Where,

“LIBOR Base Rate” means, for such Interest Period, the rate per annum equal to the higher of the London Interbank Offered Rate (“LIBOR”), as published by Bloomberg (or other commercially available source providing quotations of LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the “LIBOR Base Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in the relevant currency for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the LIBOR Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America-London Branch (or other Bank of America branch or Affiliate) to major banks in the London or other offshore interbank market for such currency at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

For any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to (i) LIBOR, at approximately 11:00 a.m., London time determined two Business Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in Same Day Funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one month would be offered by Bank of America-London Branch (or other Bank of America branch or Affiliate) to major banks in the London interbank Eurodollar market at their request at the date and time of determination.

If the LIBOR Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“LIBOR Rate Loans”. Loans bearing interest calculated by reference to the LIBOR Rate.

“Lien”. Any mortgage, deed of trust, security interest (including a ‘security interest’ within the meaning of section 12(1) of the PPSA (Australia)), hypothec, pledge, hypothecation, assignment, attachment, deposit arrangement, encumbrance, lien (statutory, judgment or otherwise), a mandate (“mandaat”/“mandat”) to create a mortgage or pledge over business assets or other security agreement or preferential arrangement of any kind or nature whatsoever (including “voorrecht”/“privilege”, any conditional sale or other title retention agreement, any Capitalized Lease, any Government Grant, or any financing lease involving substantially the same economic effect as any of the foregoing).

“Loan Documents”. Collectively, this Credit Agreement, the Collateral Documents, the Notes, the Letter of Credit Applications, the Letters of Credit, the Fee Letter and any Instruments of Adherence (Guaranty) executed in connection herewith, and any amendments to the foregoing including pursuant to Amendment No. 1.

“Loan Party”. Any Borrower or Guarantor.

“Loan Request”. See §2.6(a).

“Loans”. Collectively, the Domestic Revolving Loans, the European Loans, the Australian Revolving Loans, the Australian Term Loan, the Domestic Term Loan, the Swingline Loans, the Canadian Revolving Loans, the UK Term Loans, the UK Revolving Loans, the Incremental Term Loans and Incremental Revolving Loans.

“Management Determination”. See §7.1(g).

“Mandatory Cost”. With respect to any period, the percentage rate per annum determined in accordance with Schedule 1.1(c).

“Manufactured (Mobile) Homes”. §8.27(b).

“Material Acquisition”. A Permitted Acquisition with an aggregate Purchase Price greater than $300,000,000.

“Material Adverse Effect”. With respect to any event or occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding):

(a) material adverse effect on the business, properties, financial condition, assets, operations or income of the Borrowers and their Restricted Subsidiaries, taken as a whole; or

(b) a material adverse effect on the rights, remedies or benefits available to any Agent or any Lender under any Loan Document.

“Material Foreign Subsidiary”. Each Foreign Subsidiary that is not an Immaterial Foreign Subsidiary.

“Maturity Date”. March 31, 2020, or such earlier date as the Obligations become due and payable pursuant to the terms of this Credit Agreement.

“Maximum Drawing Amount”. The sum of the maximum aggregate amount that the beneficiaries may at any time draw under outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit.

“Maximum Incremental Facilities Amount”. See §6.18.1.

“Minimum Extension Condition”. See §6.19(b).

“Minor Permitted Acquisition”. An acquisition or series of related acquisitions by any Borrower or any Restricted Subsidiary of any Borrower (with the proceeds of a capital contribution from such Borrower or otherwise) of any other Person, or of any business, division or operating unit of any other Person (whether by way of merger or a purchase of assets or Capital Stock) for which the Purchase Price is less than $75,000,000.

“Moody’s”. See definition of Cash Equivalents.

“Mortgage”. An agreement, including, but not limited to, a mortgage, deed of trust, debenture, hypothec, deed to secure debt, leasehold mortgage, leasehold deed to secure debt, leasehold deed of trust or any other document, creating and evidencing a Lien on Mortgaged Property, with such schedules and including such provisions as shall be necessary to conform such document to applicable local law or as shall be customary under applicable local law, in each case as the same may be amended, amended and restated, supplemented, assigned or otherwise modified from time to time in form and substance reasonably acceptable to the Administrative Agent.

“Mortgaged Property”. Each real property identified as a Mortgaged Property on Schedule IV attached hereto. For the avoidance of doubt, at no time shall Mortgaged Property include any Buildings or Manufactured (Mobile) Homes.

“Multiemployer Plan”. Any multiemployer plan (as defined in §4001(a)(3) of ERISA) to which GWI or any ERISA Affiliate makes, is obligated to make, or during the preceding five plan years has made or been obligated to make, contributions.

“Multiple Employer Plan”. A Pension Plan which has two or more contributing sponsors (one of which is GWI or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in §4063 of ERISA.

“Net Assets”. See §7.1(g).

“Net Cash Proceeds”.

(a) With respect to any Disposition by any Loan Party or any of its Restricted Subsidiaries, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such Disposition (including any cash and Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and, with respect to any Disposition, any insurance proceeds or condemnation awards in respect of such Disposition actually received by or paid to or for the account of any Loan Party or any of their Restricted Subsidiaries) over (ii) the sum of (A) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness that is secured by the asset subject to such Disposition and required to be repaid in connection with such Disposition (other than Indebtedness under the Loan Documents), (B) the out-of-pocket fees, commissions and expenses (including attorneys’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees) actually incurred by such Borrower or such Restricted Subsidiary in connection with such Disposition, (C) Taxes (or distributions for Taxes pursuant to §10.4) paid or reasonably estimated to be payable in connection therewith and (D) any reserve for adjustment in respect of (x) the sale price of such asset or assets established in accordance with GAAP and (y) any liabilities associated with such asset or assets and retained by the Borrowers or any Restricted Subsidiary after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, it being understood that “Net Cash Proceeds” shall include the amount of any reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in this clause (D); provided that, if no Default or Event of Default has occurred and is continuing, on the date of receipt of such proceeds, the Applicable Borrower or any Restricted Subsidiary may state, in a written certificate delivered to the Administrative Agent following receipt of any such proceeds, the Applicable Borrower’s or such Restricted Subsidiary’s intention to use, or to commit to use, any portion of such proceeds, to acquire, maintain, develop, construct, improve, upgrade or repair assets useful in the business of the Applicable Borrower and the Restricted Subsidiaries or to make investments in one or a series of related or unrelated Permitted Acquisitions or Investments permitted by §10.3 or make other Capital Expenditures, in each case, within twelve months of such receipt, and such portion of such proceeds shall not constitute Net Cash Proceeds except to the extent (A) not so used within such twelve-month period or (B) if committed to be used within such twelve-month period, not so used within 18 months of such receipt); provided further that no such net cash proceeds in any calendar year shall constitute Net Cash Proceeds under this clause (a) until the aggregate amount of all such net cash proceeds shall exceed $75,000,000 (and then only with respect to the amount in excess of $75,000,000); and

(b) with respect to the sale or issuance of any equity interest by any Loan Party or any of its Restricted Subsidiaries, or the incurrence or issuance of any Indebtedness by any Loan Party or any of its Restricted Subsidiaries, the excess, if any, of (A) the sum of the cash and Cash Equivalents received in connection with such incurrence, issuance or other obtaining over (B) the investment banking fees, discounts, issuance costs, commissions, costs and other out-of-pocket expenses and other customary expenses, incurred by any Loan Party or such Restricted Subsidiary in connection with such incurrence, issuance or other obtaining.

“New Subsidiary”. See definition of Consolidated EBITDA.

“No Undisclosed Information Representation”. A representation that such Person is not in possession of any material non-public information that has not been disclosed to investors or has not otherwise been disseminated in a manner making it available to investors generally, in each case within the meaning of Regulation FD, prior to such time, with respect to GWI or its Affiliates, or the securities of any of the foregoing.

“Non-Cash Charges”. (a) Any non-cash impairment charge or asset write-off or write-down related to intangible assets (including goodwill), long-lived assets, and investments in debt and equity securities pursuant to GAAP, (b) all non-cash losses from investments recorded using the equity method, (c) all Non-Cash Compensation Expenses, (d) the non-cash impact of purchase accounting, (e) the non-cash impact of accounting changes or restatements, (f) all non-cash expenses in connection with Hedging Agreements incurred in the ordinary course of business and (g) other non-cash charges (provided, in each case, that if any non-cash charges or items that represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period).

“Non-Cash Compensation Expense”. Any non-cash expenses and costs that result from the issuance of stock-based awards, partnership interest-based awards and similar incentive-based compensation awards or arrangements.

“Non-Cash Compensation Liabilities”. Any liabilities recorded in connection with stock-based awards, partnership interest-based awards and similar incentive based compensation awards or arrangements.

“Non-Extension Notice Date”. See §5.1.2(b).

“Non-Guarantor Subsidiary”. Each Unrestricted Subsidiary and any Subsidiary that is not a Loan Party.

“Note Record”. The grid attached to a Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Lender with respect to any Loan referred to in such Note.

“Notes”. Collectively, the Domestic Notes, the Australian Notes, the European Notes, the Canadian Revolving Notes and the UK Notes.

“Obligations”. Collectively or individually, as the context requires, the U.S. Obligations and the Foreign Obligations.

“OFAC”. See §8.25.

“Offshore Associate”. An Associate:

(a) which is a non-resident of Australia and does not become a Lender or receive a payment in carrying on a business in Australia at or through a permanent establishment of the Associate in Australia; or

(b) which is a resident of Australia and which becomes a Lender or receives a payment in carrying on a business in a country outside Australia at or through a permanent establishment of the Associate in that country, and, in either case, which does not become a Lender and receive payment in the capacity of a clearing house, custodian, funds manager or responsible entity of a registered scheme.

“OID”. See §6.18.3(v).

“Original Australian Security Agreement”. Each of (i) the General Security Deed dated as of the Closing Date between the Australian Borrower and the Administrative Agent (as amended), (ii) the General Security Deed dated as of the Closing Date among the Australian Guarantors party thereto and the Administrative Agent and (iii) the Specific Security Deed (Partnership Interest) dated as of the Closing Date among GWI Holdings B.V., GWI International B.V. and the Administrative Agent.

“Original Credit Agreement”. See recitals.

“Other Designated Subsidiary Commitments”. The Revolving Credit Commitments of any Other Designated Subsidiary Lenders.

“Other Designated Subsidiary Lenders”. The Designated Subsidiary Lenders with respect to any Designated Subsidiary Commitment created prior to any applicable date of Designation, acting in their role as Lenders of Loans to such applicable Designated Subsidiary and any other Person who becomes an assignee of any rights and obligations of any Other Designated Subsidiary Lender pursuant to §20.

“Other Revolving Loan Commitments”. One or more tranche revolving credit commitments hereunder that result from a Refinancing Amendment.

“Other Revolving Loan Lender”. A Lender of Other Revolving Loans.

“Other Revolving Loans”. One or more tranche of Revolving Loans that result from a Refinancing Amendment.

“Other Term Loan Commitments”. One or more tranche of term loan commitments hereunder that result from a Refinancing Amendment.

“Other Term Loan Lender”. A Lender of Other Term Loans.

“Other Term Loans”. One or more tranche of Term Loans that result from a Refinancing Amendment.

“Other Taxes”. All present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Credit Agreement or any other Loan Document; provided, that Other Taxes in respect of any UK Loan shall not include any stamp duty, registration or similar Taxes payable in respect of an assignment or transfer of any rights of any UK Lender under a UK Loan.

“Outside Date”. April 26, 2015.

“Outstanding” or “outstanding”. With respect to the Loans, the aggregate unpaid principal thereof as of the date of determination.

“Pari Passu Intercreditor Agreement”. An intercreditor agreement substantially in the form of Exhibit I.

“Participant”. See §20.4(a).

“Participant Register”. See §20.4(b).

“Participating Member State”. Each state so described in any EMU Legislation.

“Patriot Act”. See §8.25.

“Payment Event of Default”. See §6.10.

“PBGC”. The Pension Benefit Guaranty Corporation created by §4002 of ERISA and any successor entity or entities having similar responsibilities.

“Pension Plan”. A Plan that is either covered by Title IV of ERISA or is subject to the minimum funding standards under §§412, 430 and 436 of the Code or §§302 and 305 of ERISA.

“Perfection Certificate Supplement”. A certificate supplement in the form of Exhibit G-2 or any other form approved by the Administrative Agent.

“Perfection Certificates”. Certificates in the form of Exhibit G-1 or any other form approved by the Administrative Agent, as the same shall be supplemented from time to time by a Perfection Certificate Supplement or otherwise.

“Permitted Acquisition(s)”. See §10.5.2(c).

“Permitted Debt Conditions”. As to any Indebtedness, such applicable Indebtedness (i) is not scheduled to mature prior to the Maturity Date and does not have a shorter Weighted Average Life to Maturity than the Term Loans outstanding on the Closing Date, (ii) has covenants no more restrictive (taken as a whole) than those set forth in this Credit Agreement as determined in good faith by GWI.

“Permitted First Lien Indebtedness”. Any Indebtedness in the form of one or more series of senior secured notes of the Loan Parties that (i) is secured by the Collateral on a pari passu basis to the liens securing the Obligations and is not secured by any property or assets of the Loan Parties or any Restricted Subsidiary other than the Collateral and (ii) meets the Permitted Debt Conditions. The holders of such Indebtedness (or their representative) and the Administrative Agent shall be party to the Pari Passu Intercreditor Agreement.

“Permitted First Priority Refinancing Debt”. Any secured Indebtedness incurred by a Borrower in the form of one or more series of senior secured notes or loans; provided that (i) such Indebtedness is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Obligations and is not secured by any property or assets of GWI, the Borrowers or any Restricted Subsidiary other than the Collateral, (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness, (iii) such Indebtedness is not at any time guaranteed by any Subsidiaries other than Subsidiaries that are Guarantors, (iv) such Indebtedness in the form of notes shall not contain any mandatory prepayment provisions (other than related to customary asset sale and change of control offers or events of default) that could result in prepayments of such notes prior to the Indebtedness being refinanced, (v) the other term and conditions of such Permitted First Priority Refinancing Debt (excluding pricing, interest rate margin, rate floors, discounts, fees and prepayment or redemption provisions) are not materially more favorable (when taken as a whole) to the lenders or investors providing such Permitted First Priority Refinancing Debt than the terms of the Indebtedness being refinanced, (vi) the holders of such Indebtedness (or their representative) and the Administrative Agent shall be party to the Pari Passu Intercreditor Agreement and (vii) such Indebtedness meets the requirements of clause (i) of the definition of “Permitted Debt Conditions”.

“Permitted Liens”. Liens permitted by §10.2.

“Permitted Preferred Stock”. Any Qualified Capital Stock of GWI issued on or after the Restatement Effective Date with an aggregate liquidation preference of not more than $500,000,000 and a dividend rate of not more than 10.0% per annum.

“Permitted Second Lien Indebtedness”. Any Indebtedness of the Loan Parties that (i) is secured by the Collateral on a second priority (or other junior priority) basis to the liens securing the Obligations and is not secured by any property or assets of the Loan Parties or any Restricted Subsidiary other than the Collateral and (ii) meets the Permitted Debt Conditions. The holders of such Indebtedness (or their representative) and the Administrative Agent shall be party to the Second Lien Intercreditor Agreement.

“Permitted Second Priority Refinancing Debt”. Any secured Indebtedness incurred by a Borrower in the form of one or more series of second lien (or other junior lien) secured notes or second lien (or other junior lien) secured loans; provided that (i) such Indebtedness is secured by the Collateral on a second priority (or other junior priority) basis to the liens securing the Obligations and the obligations in respect of any Permitted First Priority Refinancing Debt and is not secured by any property or assets of GWI, the Borrowers or any Restricted Subsidiary other than the Collateral, (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness, (iii) such Indebtedness is not at any time guaranteed by any Subsidiaries other than Subsidiaries that are Guarantors, (iv) such Indebtedness in the form of notes shall not contain any mandatory prepayment provisions (other than related to customary asset sale and change of control offers or events of default) that could result in prepayments of such notes prior to the Indebtedness being refinanced, (v) the other term and conditions of such Permitted Second Priority Refinancing Debt (excluding pricing, interest rate margin, rate floors, discounts, fees and prepayment or redemption provisions) are not materially more favorable (when taken as a whole) to the lenders or investors providing such Permitted Second Priority Refinancing Debt than the terms of the Indebtedness being refinanced, (vi) the holders of such Indebtedness (or their representative) and the Administrative Agent shall be party to the Second Lien Intercreditor Agreement and (vii) such Indebtedness meets the requirements of clause (i) of the definition of “Permitted Debt Conditions”.

“Permitted Unsecured Indebtedness”. Any unsecured Indebtedness of the Loan Parties that meets the Permitted Debt Conditions.

“Permitted Unsecured Refinancing Debt”. Any unsecured Indebtedness incurred by a Borrower in the form of one or more series of senior unsecured notes or loans; provided that (i) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness, (ii) such Indebtedness is not at any time guaranteed by any Subsidiaries other than Subsidiaries that are Guarantors, (iii) such Indebtedness in the form of notes shall not contain any mandatory prepayment provisions (other than related to customary asset sale and change of control offers or events of default) that could result in prepayments of such notes prior to the Indebtedness being refinanced, (iv) the other term and conditions of such Permitted Unsecured Refinancing Debt (excluding pricing, interest rate margin, rate floors, discounts, fees and prepayment or redemption provisions) are not materially more favorable (when taken as a whole) to the lenders or investors providing such Permitted Unsecured Refinancing Debt than the terms of the Indebtedness being refinanced and (v) such Indebtedness meets the requirements of clause (i) of the definition of “Permitted Debt Conditions.

“Person”. Any individual, corporation, limited liability company, partnership, limited liability partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

“Plan”. An employee benefit plan within the meaning of §3(3) of ERISA (excluding a Multiemployer Plan), maintained for employees of GWI or any ERISA Affiliate or to which GWI or any ERISA Affiliate is required to contribute on behalf of any of its employees or has any liability, actual or contingent.

“Platform”. See §9.4.

“Polish Bankruptcy and Restructuring Law”. See §7.1(d).

“Polish Guarantor”. See §7.1(d).

“PPS Law”. (i) The PPSA (Australia), (ii) any regulation made under the PPSA (Australia), (iii) any provision of the PPSA (Australia) or any regulation made under, or determination made in relation to, the PPSA (Australia), (iv) any amendment made at any time to any PPS Law referred to in any of clauses (i) through (iii) or (v) any amendment made at any time to any other legislation as a consequence of a PPS Law referred to in any of clauses (i) through (iv).

“PPSA”. In relation to the Canadian Borrower or any Canadian Guarantor or if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the laws of Canada or any province or territory thereof, the Personal Property Security Act (Ontario), provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by a Personal Property Security Act as in effect in a province or territory in Canada other than the Province of Ontario or the Province of Québec, “PPSA” means the Personal Property Security Act as in effect from time to time in such other province or territory, as applicable, for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“PPSA (Australia)”. The Personal Property Securities Act 2009 (Cwlth).

“Preferred Equity”. As applied to the Capital Stock of any Person, means Capital Stock of such Person (other than common Capital Stock of such Person) of any class or classes (however designed) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

“primary obligation”. See definition of “Indebtedness”.

“primary obligor”. See definition of “Indebtedness”.

“Primary Syndication”. The initial placement by Bank of America of participations in the Facilities, such placement occurring prior to the expiration of 60 Business Days after the Restatement Effective Date.

“Public Lender”. See §9.4.

“Purchase Contract”. See definition of “2012 Convertible Equity”.

“Purchase Price”. With respect to any Permitted Acquisition, all consideration (other than consideration in the form of Capital Stock of any Borrower or any Restricted Subsidiary) payable by any of the Borrowers or any of their Restricted Subsidiaries in connection with such Permitted Acquisition, including, without limitation, cash payments, the principal amount of any promissory notes issued by any of the Borrowers or any of their Restricted Subsidiaries, any amounts payable by any of the Borrowers or any of their Restricted Subsidiaries in consideration for any non-compete covenant, deferred purchase price, earn-out or similar payment and the amount of any Indebtedness assumed by any of the Borrowers or any of their Restricted Subsidiaries.

“Purchasing Lender”. See §31(c).

“Protesting Lender”. See §6.23(b).

“Qualified Capital Stock”. Any Preferred Equity of GWI so long as the terms of any such Preferred Equity (and the terms of any Capital Stock into which such Preferred Equity is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof) (x) do not contain any mandatory put, redemption, repayment, sinking fund or other similar provision prior to May 31, 2021 other than as a result of customary asset sale and change of control offers and (y) contain covenants that are not, taken as a whole, materially more restrictive than the covenants of this Agreement.

“Qualified ECP Guarantor”. In respect of any Swap Obligation, each Guarantor that, at the time the relevant Guaranty (or grant of the relevant security interest, as applicable) becomes or would become effective with respect to such Swap Obligation, has total assets exceeding $10,000,000 or otherwise constitutes an “eligible contract participant” under the Commodity Exchange Act and which may cause another person to qualify as an “eligible contract participant” with respect to such Swap Obligation at such time by entering into a keepwell pursuant to § 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualifying Lender” With respect to the UK Borrower, (i) a UK Lender which is beneficially entitled to interest payable to that Lender in respect of a UK Loan and is: (A) a Lender: (1) which is a bank (as defined for the purpose of section 879 of the ITA) making an advance under a UK Loan and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A of the CTA; or (2)in respect of an advance made under a UK Loan by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that that advance was made and within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or is a bank that would be within the charge to corporation tax as respects the payments of interest a part from section 18A of the CTA; or (B) a Lender which is: (1) a company resident in the United Kingdom for United Kingdom tax purposes; (2) a partnership each member of which is: (a) a company so resident in the United Kingdom; or (b) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; (3) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company; or (C) a Treaty Lender; or (ii) a UK Lender which is a building society (as defined for the purpose of section 880 of the ITA) making an advance under a UK Loan.

“Railcare”. Railcare Inc., a corporation constituted under the laws of Ontario, Canada.

“RailInvest”. RailInvest Holding Company Limited, a company incorporated and registered in England and Wales with company number 6522978 whose registered office is at 3rd Floor, The Podium, One Eversholt Street, London NW1 2FL.

“RailInvest Acquisition”. See §8.14.

“RailInvest Acquisition Agreement”. That certain Share Purchase Agreement, dated as of February 24, 2015, by and among RailInvest Investments Limited, a limited company incorporated in the Cayman Islands whose registered office is at c/o Paget Brown Trust Company Limited, Boundary Hall, Cricket Square, Grand Cayman KY1-1102, Cayman Islands, the management sellers party thereto, the UK Borrower and GWI.

“RailInvest Acquisition Effective Date”. The “Completion Date” (as defined in the RailInvest Acquisition Agreement).

“Railtex”. Railtex Canada, Inc., a corporation constituted under the laws of Ontario, Canada.

“Rate Adjustment Period”. See definition of “Applicable Margin”.

“RCRA”. See §8.15(a).

“Real Estate”. All real property at any time owned, leased (as lessee or sublessee) or otherwise held by any of the Borrowers or any of their Restricted Subsidiaries.

“Reallocation”. A transfer by the Applicable Borrower of a portion of the Aggregate Domestic Revolving Loan Commitments or all or a portion of the Aggregate Canadian Revolving Loan Commitments or all or a portion of the Aggregate European Commitments or all or a portion of the Aggregate Australian Revolving Loan Commitments or all or a portion of the Aggregate UK Revolving Loan Commitments or all or a portion of any Aggregate Designated Subsidiary Commitments in accordance with §2.10.

“receivables”. See §10.5.3.

“Recording Tax States”. Alabama, Florida, Kansas, Maryland, Minnesota, New York, Virginia and the District of Columbia.

“Refinanced Debt”. See definition of “Credit Agreement Refinancing Indebtedness”.

“Refinancing Amendment”. An amendment to this Credit Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrowers executed by (a) each of the Borrowers, (b) the Administrative Agent, (c) each Other Term Loan Lender and Other Revolving Loan Lender, as applicable, and (d) each then existing Lender that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness being incurred pursuant thereto, in accordance with §6.20.

“Reimbursement Obligation”. Each Borrower’s obligation to reimburse the Issuing Lender and the Applicable Lenders on account of any drawing under any Letter of Credit as provided in §5.1.4.

“Related Parties”. With respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Replacement Lender”. See §6.11.

“Reportable Event”. Any of the events set forth in §4043(c) of ERISA, other than events for which the 30-day notice period has been waived pursuant to regulations in effect as of the date of this Credit Agreement, no matter how such regulations may be changed in the future.

“Required Australian Lenders”. As of any date, any two or more Australian Lenders holding in the aggregate more than fifty percent (50%) of the outstanding principal amount of the Australian Term Loan and the Aggregate Australian Revolving Loan Commitments or, if the commitment of each Australian Lender to make Australian Revolving Loans and the obligation of the Issuing Lender to issue or extend Letters of Credit have been terminated pursuant to §14.2, any combination of Australian Lenders holding in the aggregate more than 50% of the principal amount of the Australian Term Loan outstanding and the Total Australian Revolver Exposure (with the aggregate amount of each Australian Lender’s risk participation and funded participation in Letter of Credit Obligations and Swingline Loans, as applicable, being deemed “held” by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Aggregate Australian Revolving Loan Commitments held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Australian Lenders.

“Required Canadian Lenders”. As of any date, any two or more Canadian Lenders holding in the aggregate more than fifty percent (50%) of the outstanding principal amount of the Aggregate Canadian Revolving Loan Commitments or, if the commitment of each Canadian Lender to make Canadian Revolving Loans and the obligation of the Issuing Lender to issue or extend Letters of Credit have been terminated pursuant to §14.2, any combination of Canadian Lenders holding in the aggregate more than 50% of the Total Canadian Revolver Exposure (with the aggregate amount of each Canadian Lender’s risk participation and funded participation in Letter of Credit Obligations and Swingline Loans, as applicable, being deemed “held” by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Aggregate Canadian Revolving Loan Commitments held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Canadian Lenders.

“Required Designated Subsidiary Lenders”. As of any date, with respect to any applicable Designated Subsidiary any two or more Designated Subsidiary Lenders holding in the aggregate more than fifty percent (50%) of the outstanding principal amount of the Designated Subsidiary Term Loan and the Aggregate Designated Subsidiary Commitments or, if the commitment of each applicable Designated Subsidiary Lender to make Designated Subsidiary Revolving Loans and the obligation of the Issuing Lender to issue or extend Letters of Credit have been terminated pursuant to §14.2, any combination of Designated Subsidiary Lenders with respect to such Designated Subsidiary holding in the aggregate more than 50% of the principal amount of the Designated Subsidiary Term Loans outstanding and the Total Designated Subsidiary Revolver Exposure (with the aggregate amount of each Designated Subsidiary Lender’s risk participation and funded participation in Letter of Credit Obligations and Swingline Loans, as applicable, being deemed “held” by such Lender for purposes of this definition) with respect to such Designated Subsidiary; provided that the Commitment of, and the portion of the Aggregate Designated Subsidiary Commitments held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Designated Subsidiary Lenders with respect to such Designated Subsidiary.

“Required Domestic Lenders”. As of any date, any two or more Domestic Lenders holding in the aggregate more than fifty percent (50%) of the outstanding principal amount of the Domestic Term Loan and the Aggregate Domestic Revolving Loan Commitments or, if the commitment of each Domestic Lender to make Domestic Revolving Loans and the obligation of the Issuing Lender to issue or extend Letters of Credit have been terminated pursuant to §14.2, any combination of Domestic Lenders holding in the aggregate more than 50% of the principal amount of the Domestic Term Loan outstanding and the

Total Domestic Revolver Exposure (with the aggregate amount of each Domestic Lender’s risk participation and funded participation in Letter of Credit Obligations and Swingline Loans, as applicable, being deemed “held” by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Aggregate Domestic Revolving Loan Commitments held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Domestic Lenders.

“Required European Lenders”. As of any date, any two or more European Lenders holding more than fifty percent (50%) of the Aggregate European Commitments or, if the commitment of each European Lender to make European Loans and the obligation of the Issuing Lender to issue or extend Letters of Credit have been terminated pursuant to §14.2, any combination of European Lenders holding in the aggregate more than 50% of the Total European Exposure (with the aggregate amount of each European Lender’s risk participation and funded participation in Letter of Credit Obligations and Swingline Loans, as applicable, being deemed “held” by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Aggregate European Commitments held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required European Lenders.

“Required Lenders”. As of any date, any two or more Lenders holding in the aggregate more than fifty percent (50%) of the outstanding principal amounts of the Term Loans and the Total Commitments or, if the commitment of each Lender to make Loans and the obligation of the Issuing Lender to issue or extend Letters of Credit have been terminated pursuant to §14.2, any combination of Lenders holding in the aggregate more than 50% of the Total Exposure (with the aggregate amount of each Lender’s risk participation and funded participation in Letter of Credit Obligations and Swingline Loans, as applicable, being deemed “held” by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total Commitments held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Required UK Lenders”. As of any date, any two or more UK Lenders holding in the aggregate more than fifty percent (50%) of the outstanding principal amount of the UK Term Loan and the Aggregate UK Revolving Loan Commitments or, if the commitment of each UK Lender to make UK Revolving Loans and the obligation of the Issuing Lender to issue or extend Letters of Credit have been terminated pursuant to §14.2, any combination of UK Lenders holding in the aggregate more than 50% of the principal amount of the UK Term Loan outstanding and the Total UK Revolver Exposure (with the aggregate amount of each UK Lender’s risk participation and funded participation in Letter of Credit Obligations and Swingline Loans, as applicable, being deemed “held” by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Aggregate UK Revolving Loan Commitments held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required UK Lenders.

“Restatement Effective Date”. March 20, 2015.

“Restricted Payments”. In relation to the Borrowers and their Restricted Subsidiaries, any (a) Distribution or (b) derivatives or other transactions with any financial institution, commodities or stock exchange or clearinghouse (a “Derivatives Counterparty”) obligating the Borrowers or any Restricted Subsidiary to make payments to such Derivatives Counterparty as a result of any change in market value of any Capital Stock of the Borrowers or such Restricted Subsidiary.

“Restricted Subsidiaries”. Any Subsidiary which is not an Unrestricted Subsidiary. The Borrowers shall not have the right to change the status of an Unrestricted Subsidiary to a Restricted Subsidiary unless (a) such Unrestricted Subsidiary becomes a Guarantor hereunder or (b) such Unrestricted Subsidiary would fit within the exception set forth in the last sentence of §9.14(a). The Borrowers shall not have the right to change the status of a Restricted Subsidiary to an Unrestricted Subsidiary without the consent of the Required Lenders.

“Revaluation Date”. (a) With respect to any Revolving Loan, each of the following: (i) each date of a borrowing of an Applicable Offered Rate Loan denominated in an Alternative Currency, (ii) each date of a continuation of an Applicable Offered Rate Loan denominated in an Alternative Currency pursuant to §2.8.2, and (iii) such additional dates as the Applicable Agent shall determine or the Required Lenders shall require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof (solely with respect to the increased amount), (iii) each date of any payment by the Issuing Lender under any Letter of Credit denominated in an Alternative Currency, and (iv) such additional dates as the Applicable Agent or the Issuing Lender shall determine or the Required Lenders shall require.

“Revolving Lender”. At any time, any Lender that has a Revolving Loan Commitment at such time.

“Revolving Loan Commitments”. Domestic Revolving Loan Commitments, Canadian Revolving Loan Commitments, Australian Revolving Loan Commitments, European Commitments, UK Revolving Loan Commitments, Incremental Revolving Loan Commitments, if any, and Extended Revolving Loan Commitments, if any.

“Revolving Loan Facility”. At any time, the aggregate amount of the Revolving Lenders’ Revolving Loan Commitments at such time.

“Revolving Loans”. Domestic Revolving Loans, Canadian Revolving Loans, Australian Revolving Loans, European Loans and UK Revolving Loans.

“RL Funding”. RL Funding Corp., a company constituted under the laws of Nova Scotia, Canada.

“RP”. See preamble.

“RPMRR”. The Register of Personal and Movable Real Rights (Quebec).

“S&P”. See definition of Cash Equivalents.

“Same Day Funds”. With respect to disbursement and payments (a) in Dollars, immediately available funds, and (b) in Canadian Dollars, Euro or Australian Dollars, same day or other funds as may be determined by the Applicable Agent or the Issuing Lender, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in Canadian Dollars, Euro or Australian Dollars.

“Second Lien Intercreditor Agreement”. An intercreditor agreement substantially in the form of Exhibit J.

“Secured Cash Management Agreement”. Any Cash Management Agreement that is entered into by and between any Loan Party and any Cash Management Bank.

“Secured Hedging Agreement”. Any Hedging Agreement that is entered into by and between any Loan Party and any Hedge Bank.

“Secured Parties”. Collectively, the Agents, the Lenders, the Issuing Lenders, the Hedge Banks, the Cash Management Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to §16.1, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

“Security Agreements”. Collectively, the U.S. Security Agreement, Belgian Security Agreements, Canadian Security Agreement, Australian Security Agreements, the UK Pledge Agreements and the Dutch Security Agreements.

“SPC”. See §20.7.

“Specified Guarantor”. Any Guarantor that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to §7.8).

“Specified Representations”. The representations set forth in §§8.1.2, 8.5.2, 8.1.3, 8.11, 8.14 (the fourth sentence only), 8.25 and 8.27.

“Specified Voluntary Prepayment”. Any prepayment of Term Loans (and, to the extent the Revolving Loan Commitments or Incremental Revolving Loan Commitments are reduced in a corresponding amount pursuant to §4.3, Revolving Loans or Incremental Revolving Loans) made pursuant to §20.8.

“Spot Rate”. For a currency, the rate determined by the Applicable Agent or the Issuing Lender, as applicable, as conclusively ascertained absent manifest error to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. (New York time) on the date three Business Days prior to the date as of which the foreign exchange computation is made; provided that the Applicable Agent or the Issuing Lender may obtain such spot rate from another financial institution designated by the Applicable Agent or the Issuing Lender if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

“Stated Liabilities”. The recorded liabilities (including contingent or subordinated liabilities that would be recorded in accordance with GAAP) of GWI and its Subsidiaries taken as a whole, as of the Restatement Effective Date after giving effect to the consummation of the transactions contemplated herein, determined in accordance with GAAP consistently applied.

“STB”. The Surface Transportation Board or any governmental authority(ies) which succeeds to the function or duties of the Surface Transportation Board or any portion thereof.

“Subsidiary”. Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a subsidiary or subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

“Swap”. Any agreement, contract, or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Obligation”. With respect to any Person, any obligation to pay or perform under any Swap.

“Swingline Expiry Date”. The date which is five (5) Business Days prior to the Maturity Date.

“Swingline Exposure”. At any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Commitment Percentage of the total Swingline Exposure at such time.

“Swingline Lenders”. The Domestic Swingline Lender, the European Swingline Lender, the Canadian Swingline Lender, the Australian Swingline Lender and the UK Swingline Lender.

“Swingline Loan”. Any Domestic Swingline Loan, Canadian Swingline Loan, European Swingline Loan, Australian Swingline Loan or UK Swingline Loan, as the context requires.

“Swingline Loan Request”. See §2.7.2.

“TARGET Day”. Any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Tax Confirmation”. A confirmation by a Lender that the Person beneficially entitled to interest payable to that Lender in respect of an advance under a UK Loan is either: (i) a company resident in the United Kingdom for United Kingdom tax purposes; (ii) a partnership each member of which is: (A) a company so resident in the United Kingdom; or (B) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or (ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.

“Tax Deduction”. A deduction or withholding required by any taxing authority of the United Kingdom for or on account of Tax from a payment under a UK Loan but excluding any such deduction or withholding pursuant to FATCA.

“Taxes”. Any and all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Lender”. At any time, any Lender that holds Term Loans at such time.

“Term Loans”. Collectively, the Domestic Term Loans, the Australian Term Loans, the UK Term Loans and the Incremental Term Loans, if any.

“Test Period”. Each consecutive four fiscal quarter period.

“Total Australian Revolver Exposure”. At any time, the Dollar Equivalent of the sum of the outstanding Australian Revolving Loans and the Australian Swingline Loans.

“Total Canadian Revolver Exposure”. At any time, the Dollar Equivalent of the sum of the outstanding Canadian Revolving Loans and the Canadian Swingline Loans.

“Total Designated Subsidiary Exposure”. At any time, the Dollar Equivalent of the sum of the outstanding Designated Subsidiary Revolving Loans.

“Total Commitment”. The sum of the Aggregate Domestic Revolving Loan Commitments, the Aggregate Canadian Revolving Loan Commitments, the Aggregate Australian Revolving Loan Commitments, the Aggregate European Commitments, the Aggregate UK Revolving Loan Commitments and the Aggregate Designated Subsidiary Commitments, as in effect from time to time.

“Total Domestic Revolver Exposure”. At any time, the sum of the outstanding Domestic Revolving Loans, the Letter of Credit Obligations and the Domestic Swingline Loans.

“Total European Exposure”. At any time, the Dollar Equivalent of the sum of the outstanding European Loans and the European Swingline Loans.

“Total Exposure”. At any time, the sum of the Total Domestic Revolver Exposure, the Total European Exposure, the Total Australian Revolver Exposure, the Total Canadian Revolver Exposure and the Dollar Equivalent of the outstanding principal amount of the Term Loans.

“Total Leverage Ratio”. As of any date of determination, the ratio of (a) Consolidated Funded Debt on such date minus (other than for the purpose of the definition of Applicable Margin), if the applicable Total Leverage Ratio covenant level is 3.75 to 1.00 or less, cash and Cash Equivalents (in each case, free and clear of all liens, other than Liens permitted pursuant to §10.2), excluding cash and Cash Equivalents that are listed as “restricted” on the consolidated balance sheet of the GWI and its Restricted Subsidiaries to (b) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters then most recently ended for which financial statements have been delivered pursuant to §9.4.

“Total UK Revolver Exposure”. At any time, the Dollar Equivalent of the sum of the outstanding UK Revolving Loans and the UK Swingline Loans.

“Treaty”. See definition of “Treaty State”.

“Treaty Lender”. A Lender which: (i) is treated as a resident of a Treaty State for the purposes of the Treaty; (ii) does not carry on a business in the United Kingdom through a permanent establishment with which that Lender’s participation in the UK Loan is effectively connected; and (iii) meets all other considerations in the Treaty for full exemption from Tax imposed by the jurisdiction of incorporation of the UK Borrower on interest except that for this purpose it shall be assumed that the following are satisfied: (A) any condition which relates (expressly or by implication) to there not being a special relationship between the UK Borrower and a Lender or between both of them and another Person, or to the amounts or terms of any UK Loan or the Loan Documents or to any other matter that is outside the exclusive control of that Lender; and (B) any necessary procedural formalities.

“Treaty State”. A jurisdiction having a double taxation agreement (a “Treaty”) with the United Kingdom which makes provision for full exemption from tax imposed by the United Kingdom on interest.

“Type”. (a) As to any Domestic Loan, its nature as a Base Rate Loan or a LIBOR Rate Loan, (b) as to any Canadian Revolving Loan, its nature as a Canadian Base Rate Loan or an Applicable Offered Rate Loan (c) as to any European Loan, its nature as an Applicable Offered Rate Loan, or (d) as to any Australian Loan, its nature as an Applicable Offered Rate Loan.

“UCC”. The Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“UK Agent”. With respect to local funding procedures described herein, Bank of America in its capacity as UK Agent under any of the Loan Documents, and with respect to any other provisions set forth herein, Bank of America, and in each case, any successor UK Agent.

“UK Agent’s Office”. With respect to GBP, Bank of America’s address and, as appropriate, account as set forth on Schedule 21 (as may be updated from time to time with notice to the UK Borrower) with respect to such currency, or such other address or account with respect to such currency as the UK Agent may from time to time notify the UK Borrower and the Lenders, which office may include any Affiliate of the UK Agent or any domestic or foreign branch of the UK Agent or such Affiliate. Unless the context otherwise requires each reference to the UK Agent shall include its applicable UK Agent’s Office.

“UK Borrower”. See preamble.

“UK Guarantors”. The “UK Guarantor” as defined in the preamble and any other Restricted Subsidiary organized under the laws of England and Wales that has executed an Instrument of Adherence (Guaranty) in accordance with §9.14.

“UK Lenders”. The Lenders listed on Schedule II, acting in their role as lenders of the UK Loans and any other Person who becomes an assignee of any rights and obligations of a UK Lender pursuant to §20.

“UK Loan Parties”. The UK Borrower and the UK Guarantors.

“UK Loans”. Collectively, the UK Term Loans and the UK Revolving Loans.

“UK Non-Bank Lender”. (i) Where a Lender becomes a Lender in respect of a UK Loan on the date of this Credit Agreement, a Lender listed on schedule §6.12(g) as being a UK Non-Bank Lender; and (ii) where a Lender becomes a Lender in respect of a UK Loan after the date of this Credit Agreement, a Lender which gives a Tax Confirmation on the same day that it executes the Assignment and Assumption on becoming a party.

“UK Notes”. Collectively, the UK Term Notes and the UK Revolving Notes.

“UK Obligations”. All indebtedness, obligations and liabilities of the UK Borrower to the UK Lenders, the UK Swingline Lender, the Issuing Lender, any Hedge Bank and the Administrative Agent, individually or collectively existing on the date of this Credit Agreement or arising thereafter (a) under or in respect of or in connection with any of the UK Notes, Letters of Credit or Letter of Credit Applications in respect of the UK Borrower, or UK Loans or UK Swingline Loans made, or Reimbursement Obligations incurred and including any interest thereon, UK Revolving Loan Commitment Fees or other fees or expenses in respect thereof, (b) under any Hedging Agreement between the UK Borrower and any Hedge Bank, and (c) under the Loan Documents.

“UK Overnight Rate”. For any day, the rate of interest per annum equal to the higher of (i) the rate of interest per annum at which overnight deposits in GBP, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by Bank of America-London Branch to major banks in the local market or other applicable offshore interbank market, and (ii) the cost of funds to Bank of America-London Branch with respect to such amount for such day, expressed as a rate of interest per annum.

“UK Overnight Rate Loan”. A UK Loan that bears interest at the UK Overnight Rate.

“UK Pension Scheme”. The Freightliners Share Cost Section of the Railways Pension Scheme.

“UK Pension Scheme Contribution Notice”. A contribution notice issued by the UK Pensions Regulator under section 38 or section 47 of the Pensions Act 2004 of the United Kingdom.

“UK Pension Scheme Financial Support Direction”. A financial support direction issued by the Pensions Regulator under section 43 of the Pensions Act 2004.

“UK Pensions Regulator”. The body corporate called the Pensions Regulator established under Part I of the Pensions Act 2004 of the United Kingdom.

“UK Pledge Agreements”. Collectively, each share pledge agreement governed by the laws of England and Wales, in form reasonably satisfactory to the Administrative Agent (together with any supplements or amendments thereto).

“UK Register”. See §20.3(e).

“UK Revolving Loan Commitment”. As to each UK Lender, its obligation to make UK Revolving Loans or to participate in UK Swingline Loans to the UK Borrower pursuant to §2.1 in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such UK Lender’s name on Schedule II, as such Schedule may be updated from time to time pursuant to §§2.10. 6.23(a) or 20, or in the Assignment and Assumption pursuant to which a UK Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Credit Agreement.

“UK Revolving Loan Commitment Fee”. See §2.2(e).

“UK Revolving Loans”. The revolving credit loans made or to be made by the UK Lenders to the UK Borrower pursuant to §2.1.

“UK Revolving Notes”. See §2.4.

“UK Swingline Lender”. Bank of America Merrill Lynch International Limited in its capacity as lender of UK Swingline Loans hereunder.

“UK Swingline Loan”. Any loan made by the UK Swingline Lender to the UK Borrower pursuant to §2.7.1.

“UK Swingline Sublimit”. $20,000,000. The UK Swingline Sublimit is part of, and not in addition to, the Aggregate UK Revolving Loan Commitments.

“UK Term Loans”. See §3.1(c). For the avoidance of doubt, the aggregate amount of the UK Term Loans on the Business Day following the Restatement Effective Date is £101,681,127.99.

“UK Term Notes”. See §3.2(d).

“Unpaid Reimbursement Obligation”. Any Reimbursement Obligation for which GWI does not reimburse the Issuing Lender and the Applicable Lenders on the date specified in, and in accordance with, §5.3.

“Unrestricted Subsidiaries”. The Subsidiaries of the Borrowers as reflected in Schedule 8.16(a). The Borrowers shall not have the right to change the status of an Unrestricted Subsidiary to a Restricted Subsidiary unless such Subsidiary (a) is a U.S., Canadian, European, Australian or UK Subsidiary of a Borrower or Restricted Subsidiary and (b)(i) shall become a Guarantor or (ii) fits within the exception set forth in the second to last sentence of §9.14(a).

“U.S. Collateral”. Collectively, all of the property pledged or granted as collateral pursuant to the U.S. Security Agreement on the Closing Date or thereafter pursuant to §9.13, 9.14 or 9.16 hereof or §9.19 of the Original Credit Agreement, and not released in accordance with the terms of the Original Credit Agreement and the Collateral Documents in accordance with the terms thereof prior to the Restatement Effective Date, the Mortgaged Property of the U.S. Loan Parties and all other property of whatever kind and nature subject or purported to be subject from time to time to a Lien under the U.S. Security Agreement or any other Collateral Document governed by the laws of a State of the United States of America.

“U.S. Guaranteed Obligations”. See §7.1(a).

“U.S. Guarantors”. See preamble.

“U.S. Loan Party”. Collectively, the Domestic Borrowers and the U.S. Guarantors.

“U.S. Obligations”. All indebtedness, obligations (including the Designated Domestic Subsidiary Obligations) and liabilities of any U.S. Loan Party to the Domestic Lenders (including the Domestic Swingline Lender and the Issuing Lender) and the Administrative Agent individually or collectively existing on the date of this Credit Agreement or arising thereafter and to any Hedge Bank and Cash Management Bank (a) under or in respect of or in connection with any of the Domestic Notes, Letters of Credit or Letter of Credit Applications in respect of the Domestic Borrowers, or Domestic Loans or Domestic Swingline Loans made, or Reimbursement Obligations incurred and including any interest thereon, Domestic Revolving Loan Commitment Fees or other fees or expenses in respect thereof, (b) under any Secured Hedging Agreement between any Domestic Borrower and any Hedge Bank, (c) under the Loan Documents and (d) in respect of any Secured Cash Management Agreement between a Cash Management Bank as counterparty and any U.S. Loan Party. U.S. Obligations shall in no event include any Excluded Swap Obligations.

“U.S. Security Agreement”. The security agreement, in substantially the form of Exhibit H-1 (together with each other security agreement and security agreement supplement delivered pursuant to §§9.14 or 9.16).

“U.S. Tax Compliance Certificate”. See §6.12(e)(ii)(B)(III).

“Voting Stock”. Stock or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

“Weighted Average Life to Maturity”. When applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Western Labrador”. Western Labrador Rail Services Inc., a corporation constituted under the laws of Newfoundland and Labrador, Canada.

“Western Labrador (2013)”. Western Labrador Railway (2013) Inc., a corporation constituted under the laws of Newfoundland and Labrador, Canada.

“Will be able to pay their Stated Liabilities and Identified Contingent Liabilities as they mature”. For the period from the Restatement Effective Date through the Maturity Date, GWI and its Subsidiaries taken as a whole will have sufficient assets and cash flow to pay their respective Stated Liabilities and Identified Contingent Liabilities as those liabilities mature or (in the case of Identified Contingent Liabilities) otherwise become due and payable, in light of business conducted or anticipated to be conducted by the Loan Parties as reflected in the projected financial statements and in light of the anticipated credit capacity.

1.2 Rules of Interpretation.

(a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

(b) The singular includes the plural and the plural includes the singular.

(c) A reference to any law includes any amendment or modification to such law.

(d) A reference to any Person includes its permitted successors and permitted assigns.

(e) The words “include”, “includes” and “including” are not limiting.

(f) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the UCC as in effect in the State of New York, have the meanings assigned to them therein, with the term “instrument” being that defined under Article 9 of the UCC.

(g) Reference to a particular “§” refers to that section of this Credit Agreement unless otherwise indicated.

(h) The words “herein”, “hereof”, “hereunder” and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.

(i) Unless otherwise expressly indicated, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including”.

(j) Where it relates to a Dutch entity, a reference to:

(i) the words “authorized by all necessary corporate or other proceedings” where applicable, includes:

(A) any action required to comply with the Dutch Works Councils Act of the Netherlands (Wet op de ondernemingsraden); and

(B) obtaining an unconditional positive advice (advies) from any competent works council(s);

(ii) a liquidation, insolvency or reorganisation includes a Dutch entity being declared bankrupt (failliet verklaard) or dissolved (ontbonden);

(iii) a moratorium includes surseance van betaling and granted a moratorium includes surseance verleend;

(iv) insolvency includes a bankruptcy, moratorium and emergency regulation (noodregeling);

(v) a trustee includes a curator;

(vi) a custodian includes a bewindvoerder;

(vii) an attachment includes a beslag; and

(viii) a subsidiary includes a dochtermaatschappij as defined in Article 2:24a of the Dutch Civil Code.

(k) A “security interest” includes, in respect of a Dutch Obligor or in connection with any security in the Netherlands, a retention of title arrangement (eigendomsvoorbehoud), privilege (voorrecht) a right of retention (recht van retentie), a right to reclaim goods (recht van reclame) and in general any right in rem (beperkt recht) created for the purpose of granting security (goederenrechtelijke zekerheid).

(l) This Credit Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are, however, cumulative and are to be performed in accordance with the terms thereof.

(m) This Credit Agreement and the other Loan Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Administrative Agent and the Borrowers and are the product of discussions and negotiations among all parties. Accordingly, this Credit Agreement and the other Loan Documents are not intended to be construed against any party merely on account of such party’s involvement in the preparation of such documents.

(n) In respect of a Belgian Guarantor only, a reference in this Credit Agreement and the other Loan Documents to:

(i) An “inability to pay debts” includes a “cessation de paiements/staking van betalingen”; and

(ii) A “moratorium” includes a judicial reorganization (“reorganization judiciaire/gerechtelijke reorganisatie”).

(o) For purposes of any assets, liabilities or entities located in the Province of Québec and for all other purposes pursuant to which the interpretation or construction of this Credit Agreement may be subject to the laws of the Province of Québec or a court or tribunal exercising jurisdiction in the Province of Québec, (i) “personal property” shall include “movable property”, (ii) “real property” or “real estate” shall include “immovable property”, (iii) “tangible property” or “tangible assets” shall include “corporeal property”, (iv) “intangible property” or “intangible assets” shall include “incorporeal property”, (v) “security interest”, “mortgage” and “lien” shall include a “hypothec”, “right of retention”, “prior claim” and a resolutory clause, (vi) all references to filing, perfection, priority, remedies, registering or recording under the UCC or a PPSA shall include publication under the Civil Code of Québec, (vii) all references to “perfection” or of a “perfected” lien or security interest shall include a reference to an “opposable” or “set up” lien or security interest as against third parties, (viii) any “right of offset”, “right of set-off” or similar expression shall include a “right of compensation”, (ix) “goods” shall include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (x) an “agent” shall include a “mandatary”, (xi) “construction liens” shall include “legal hypothecs”, (xii) “joint and several” shall include “solidary”, (xiii) “gross negligence or willful misconduct” shall be deemed to be “intentional or gross fault”, (xiv) “beneficial ownership” shall include “ownership on behalf of another as mandatary”, (xv) “easement” shall include “servitude”, (xvi) “priority” shall include “prior claim”, (xvii) “survey” shall include “certificate of location and plan”, (xviii) “state” shall include “province”, (xix) “fee simple title” shall include “absolute ownership” and (xx) “accounts” shall include “claims”. The parties hereto confirm that it is their wish that this Credit Agreement and any other document executed in connection with the transactions contemplated herein be drawn up in the English language only and that all other documents contemplated thereunder or relating thereto, including notices, may also be drawn up in the English language only. Les parties aux présentes confirment que c’est leur volonté que cette convention et les autres documents de crédit soient rédigés en langue anglaise seulement et que tous les documents, y compris tous avis, envisagés par cette convention et les autres documents peuvent être rédigés en langue anglaise seulement.

1.3 Accounting Terms.

(a) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of GWI and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either a Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrowers shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Credit Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

1.4 GWI as Agent of Borrowers and Guarantors. Each Borrower and Guarantor agrees (a) that all requests made, notices received and other actions taken by GWI on behalf of the Borrowers and/or Guarantors pursuant this Credit Agreement are made as agent for each such Borrower or Guarantor and (b) that GWI may accept service of process on its behalf.

1.5 Exchange Rates; Currency Equivalents.

(a) The Administrative Agent or the Issuing Lender, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of borrowings of Loans, Letter of Credit Borrowings and Outstanding amount of the Loans denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the Issuing Lender, as applicable.

(b) Wherever in this Credit Agreement in connection with a borrowing, conversion, continuation or prepayment of a Applicable Offered Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such borrowing, Applicable Offered Rate Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Dollar Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the Issuing Lender, as the case may be.

1.6 Additional Alternative Currencies.

(a) GWI may from time to time request that Letters of Credit be issued and/or that Applicable Offered Rate Loans be made in a currency other than those specifically listed in the definition of “Alternative Currency”; provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. In the case of any such request, such request shall be subject to the approval of the Administrative Agent and the Issuing Lender; and in the case of any such request with respect to the making of Applicable Offered Rate Loans, such request shall be subject to the approval of the Administrative Agent and the Applicable Lenders providing such Applicable Offered Rate Loans (or any applicable commitments therefor).

(b) Any such request shall be made to the Administrative Agent not later than 11:00 a.m., five Business Days prior to the date of the desired Letter of Credit Borrowing or date of borrowing of Loans, as applicable, (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the Issuing Lender, in its or their sole discretion). In the case of any such request pertaining to Applicable Offered Rate Loans, the Administrative Agent shall promptly notify each Applicable Lender providing such Applicable Offered Rate Loans (or any applicable commitments therefor) thereof; and in the case of any such request, the Administrative Agent shall promptly notify the Issuing Lender thereof. Each Applicable Lender (in the case of any such request pertaining to Applicable Offered Rate Loans (or any applicable commitments therefor)) and the Issuing Lender (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., five Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Applicable Offered Rate Loans or issuance of Letters of Credit in such requested currency.

(c) Any failure by an Applicable Lender or the Issuing Lender, as the case may be, to respond to such request within the time period specified in the preceding clause shall be deemed to be a refusal by such Applicable Lender or the Issuing Lender to permit Applicable Offered Rate Loans or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all Applicable Lenders consent to making Applicable Offered Rate Loans (or any applicable commitments therefor) in such requested currency, the Administrative Agent shall so notify GWI and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any applicable borrowings of Applicable Offered Rate Loans; and if the Administrative Agent and the Issuing Lender consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify GWI and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this §1.6, the Administrative Agent shall promptly so notify GWI.

2. THE REVOLVING CREDIT FACILITIES.

2.1 Commitment to Lend. Subject to the terms and conditions set forth in this Credit Agreement, each of the Applicable Lenders severally agrees on the Restatement Effective Date to lend (a) to the Domestic Borrowers in Dollars, (b) to the European Borrower in Euro, (c) to the Canadian Borrower in Canadian Dollars, (d) to the Australian Borrower in Australian Dollars, (e) to the UK Borrower in GBP and/or (f) to each applicable Designated Subsidiary, if any, in such currency (including any Alternative Currency) as may be specified in each applicable Designated Subsidiary Joinder, and such Borrower may borrow, repay, and reborrow from time to time between the Restatement Effective Date and the Maturity Date upon notice by such Borrower to the Applicable Agent given in accordance with §2.6, such sums as are requested by such Borrower up to a maximum aggregate principal amount outstanding (after giving effect to all amounts requested) at any one time equal to such Lender’s Commitment, minus the amount of such Lender’s Commitment Percentage of the Letter of Credit Obligations in respect of such Borrower; provided, (A) that the Total Domestic Revolver Exposure (after giving effect to all amounts requested) does not exceed the Aggregate Domestic Revolving Loan Commitments, (B) the Total European Exposure (after giving effect to all amounts requested) does not exceed the Aggregate European Commitments, (C) the Total Canadian Revolver Exposure (after giving effect to all amounts requested) does not exceed the Aggregate Canadian Revolving Loan Commitments, (D) the Total Australian Revolver Exposure (after giving effect to all amounts requested) does not exceed the Aggregate Australian Revolving Loan Commitments, (E) the Total UK Revolver Exposure does not exceed the Aggregate UK Revolving Loan Commitments and (F) the Total Designated Subsidiary Exposure does not exceed the Aggregate Designated Subsidiary Commitments. The Loans under this §2.1 shall be made pro rata in accordance with each Lender’s Commitment Percentage. Subject to §2.10, the Domestic Revolving Loan Commitments, the Australian Revolving Loan Commitments, the Canadian Revolving Loan Commitments, the European Commitments, the UK Revolving Loan Commitments and the applicable Designated Subsidiary Commitments, if any, shall only be available to the Domestic Borrowers, the Australian Borrower, the Canadian Borrower, the European Borrower, the UK Borrower and each applicable Designated Subsidiary, respectively, and if unused by such Borrower, will not be available to any other Borrower. Each request for a Loan hereunder shall constitute a representation and warranty by the Applicable Borrower that the conditions set forth in §13 (subject, in the case of any Loans borrowed pursuant to §6.18 in connection with a Permitted Acquisition, to the provisions of §6.18) have been satisfied on the date of such request. Notwithstanding the foregoing, any Cashless Option Revolving Lender as defined in and in accordance with Amendment No. 1 shall not actually make a loan on the Restatement Effective Date but shall be deemed to have exchanged its outstanding Revolving Loans (if any) under and as defined in the Original Credit Agreement in accordance with Amendment No. 1.

2.2 Commitment Fee.

(a) The Domestic Borrowers, jointly and severally, hereby agree to pay to the Administrative Agent for the accounts of the Domestic Lenders in accordance with their respective Commitment Percentages, a commitment fee in Dollars (the “Domestic Revolving Loan Commitment Fee”) at the applicable Commitment Fee Rate per annum on the actual daily amount during each calendar quarter or portion thereof from the Restatement Effective Date (or, in the case of Domestic Revolving Loan Commitments exchanged pursuant to the Amendment No. 1, the Restatement Effective Date (as defined in the Original Credit Agreement)) to the Maturity Date by which the Aggregate Domestic Revolving Loan Commitments exceed the Total Domestic Revolver Exposure (excluding the outstanding principal amount of the Domestic Swingline Loans).

(b) The European Borrower hereby agrees to pay to the European Agent for the accounts of the European Lenders in accordance with their respective Commitment Percentages, a commitment fee in Dollars (the “European Commitment Fee”) at the applicable Commitment Fee Rate per annum on the actual daily amount during each calendar quarter or portion thereof from the Restatement Effective Date (or, in the case of European Revolving Loan Commitments exchanged pursuant to the Amendment No. 1, the Restatement Effective Date (as defined in the Original Credit Agreement)) to the Maturity Date by which the Aggregate European Commitments exceed the Total European Exposure (excluding the outstanding principal amount of the European Swingline Loans).

(c) The Canadian Borrower hereby agrees to pay to the Canadian Agent for the accounts of the Canadian Lenders in accordance with their respective Commitment Percentages, a commitment fee in Dollars (the “Canadian Revolving Loan Commitment Fee”) at the applicable Commitment Fee Rate per annum on the actual daily amount during each calendar quarter or portion thereof from the Restatement Effective Date (or, in the case of Canadian Revolving Loan Commitments exchanged pursuant to the Amendment No. 1, the Restatement Effective Date (as defined in the Original Credit Agreement)) to the Maturity Date by which the Aggregate Canadian Revolving Loan Commitments exceed the Total Canadian Revolver Exposure (excluding the outstanding principal amount of the Canadian Swingline Loans).

(d) The Australian Borrower hereby agrees to pay to the Administrative Agent for the accounts of the Australian Lenders in accordance with their respective Commitment Percentages, a commitment fee in Dollars (the “Australian Revolving Loan Commitment Fee”) at the applicable Commitment Fee Rate per annum on the actual daily amount during each calendar quarter or portion thereof from the Restatement Effective Date (or, in the case of Australian Revolving Loan Commitments exchanged pursuant to the Amendment No. 1, the Restatement Effective Date (as defined in the Original Credit Agreement)) to the Maturity Date by which the Aggregate Australian Revolving Loan Commitments exceed the Total Australian Revolver Exposure (excluding the outstanding principal amount of the Australian Swingline Loans).

(e) The UK Borrower hereby agrees to pay to the UK Agent for the accounts of the UK Lenders in accordance with their respective Commitment Percentages, a commitment fee in Dollars (the “UK Revolving Loan Commitment Fee”) at the applicable Commitment Fee Rate per annum on the actual daily amount during each calendar quarter or portion thereof from the Restatement Effective Date (or, in the case of UK Revolving Loan Commitments exchanged pursuant to the Amendment No. 1, the Restatement Effective Date (as defined in the Original Credit Agreement)) to the Maturity Date by which the Aggregate UK Revolving Loan Commitments exceed the Total UK Revolver Exposure (excluding the outstanding principal amount of the UK Swingline Loans).

(f) The Commitment Fees shall be payable quarterly in arrears within three (3) days of the last day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the Restatement Effective Date, with a final payment on the Maturity Date or any earlier date on which the applicable Commitments shall terminate.

(g) The foregoing Commitment Fees are subject to adjustment as provided in §6.17(a)(iii).

2.3 Reduction of Applicable Commitments. Each Borrower shall have the right at any time and from time to time upon three (3) Business Days prior written notice to the Applicable Agent to reduce by $5,000,000 or a whole multiple of $1,000,000 in excess thereof or to terminate entirely the applicable Commitment, whereupon the applicable Commitments of the Lenders shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of such Borrower delivered pursuant to this §2.3, the Applicable Agent will notify the Applicable Lenders of the substance thereof. No reduction or termination of the applicable Commitments may be reinstated.

2.4 Evidence of Debt. The Loans made pursuant to §2.1 by each Applicable Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Applicable Agent in the ordinary course of business. The accounts or records maintained by the Agents and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of any Borrower hereunder to pay any amount owing with respect to the applicable Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Applicable Agent in respect of such matters, the accounts and records of the Applicable Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Applicable Borrower shall execute and deliver to such Lender (through the Administrative Agent) a promissory note (a) in the case of the Domestic Borrowers, in substantially the form of Exhibit A-1 (each, a “Domestic Revolving Note”), (b) in the case of the European Borrower, in substantially the form of Exhibit A-2 (each, a “European Note”), (c) in the case of the Australian Borrower, in substantially the form of Exhibit A-3 (each, an “Australian Revolving Note”), (d) in the case of the Canadian Borrower, in substantially the form of Exhibit A-4 (each, a “Canadian Revolving Note”) and (e) in the case of the UK Borrower, in substantially the form of Exhibit A-5 (each, a “UK Revolving Note”), in each case dated as of the Restatement Effective Date (or other such date on which a Lender may become a party hereto in accordance with §20) and completed with appropriate insertions. Each such Note shall be payable to the order of the Applicable Lender and shall evidence such Lender’s applicable Loans in addition to such accounts or records. Each such Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

2.5 Interest on the Revolving Loans. Except as otherwise provided in §6.10:

(a) Each Domestic Revolving Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at a rate per annum equal to (i) the Base Rate plus the Applicable Margin with respect to Base Rate Loans as in effect from time to time or (ii) the LIBOR Rate determined for such Interest Period plus the Applicable Margin with respect to LIBOR Rate Loans as in effect from time to time.

(b) Each Canadian Revolving Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at a rate per annum equal to (i) the Canadian Base Rate plus the Applicable Margin with respect to Canadian Base Rate Loans as in effect from time to time or (ii) the Applicable Offered Rate determined for such Interest Period plus the Applicable Margin with respect to Applicable Offered Rate Loans as in effect from time to time.

(c) Each European Loan, Australian Revolving Loan and UK Revolving Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at a rate per annum equal to the Applicable Offered Rate, as applicable, determined for such Interest Period plus the Applicable Margin with respect to Applicable Offered Rate Loans as in effect from time to time.

(d) Each Borrower promises to pay interest on the outstanding amount of its applicable Loans on each Interest Payment Date with respect thereto.

(e) If, as a result of any restatement of or other adjustment to the financial statements of the Borrowers and their Restricted Subsidiaries or for any other reason, the Borrowers or the Lenders determine that (i) the Total Leverage Ratio as calculated by the Borrowers as of any applicable date was inaccurate and (ii) a proper calculation of the Total Leverage Ratio would have resulted in higher pricing for such period, each Borrower shall immediately be obligated to pay to the Applicable Agent for the account of the Applicable Lenders or the Issuing Lender, as the case may be, promptly on demand by the Administrative Agent or any other Applicable Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, automatically and without further action by any Agent, any Lender or the Issuing Lender), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of any Agent, any Lender or the Issuing Lender, as the case may be, under §§5.10, 6.10, or 14. Each Borrower’s obligations under this paragraph shall survive the termination of the Total Commitment and the repayment of all other Obligations hereunder.

2.6 Requests for Loans.

(a) The Domestic Borrowers shall give to the Administrative Agent written notice in the form of Exhibit C-1 or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent (a “Loan Request”) (or telephonic notice confirmed in a writing by a Loan Request) of each Domestic Revolving Loan requested hereunder not later than (i) 2:00 p.m. (New York time) one (1) Business Day prior to any Drawdown Date of any Base Rate Loan or (ii) 2:00 p.m. (New York time) three (3) Business Days prior to any Drawdown Date of any LIBOR Rate Loan. Each Loan Request shall be in a minimum aggregate amount of $500,000 or an integral multiple thereof.

(b) The European Borrower shall give to the European Agent a Loan Request of each European Loan requested hereunder not later than 12:00 noon (New York time) three (3) Business Days prior to any Drawdown Date of any Applicable Offered Rate Loan.

(c) The Canadian Borrower shall give to the Canadian Agent a Loan Request of each Canadian Revolving Loan requested hereunder not later than (i) 11:00 a.m. (New York time) one (1) Business Day prior to any Drawdown Date of any Canadian Base Rate Loan or (ii) 12:00 noon (New York time) three (3) Business Days prior to any Drawdown Date of any Applicable Offered Rate Loan.

(d) The Australian Borrower shall give to the Administrative Agent (with a copy to Bank of America Australian Branch) a Loan Request of each Australian Revolving Loan requested hereunder not later than 12:00 noon (New York time) four (4) Business Days prior to any Drawdown Date of any Applicable Offered Rate Loan.

(e) The UK Borrower shall give to the Administrative Agent (with a copy to Bank of America London Branch) a Loan Request of each UK Revolving Loan requested hereunder not later than 2:00 p.m. (New York time) three (3) Business Days prior to any Drawdown Date of any Applicable Offered Rate Loan.

(f) Each Loan Request shall specify (i) the principal amount of the applicable Loan requested, (ii) the proposed Drawdown Date of such Loan, (iii) the Interest Period for such Loan and (iv) the

Type, if applicable, of such Loan. Promptly upon receipt of any such notice (but in any event on the same day such Loan Request is received by the Applicable Agent), the Applicable Agent shall notify each of the Applicable Lenders thereof. Each such Loan Request shall be irrevocable and binding on the Applicable Borrower and shall obligate the Applicable Borrower to accept the requested Loan on the proposed Drawdown Date thereof.

2.7 The Swinglines.

2.7.1. Swingline Loans.

(a) Subject to the terms and conditions hereinafter set forth, upon notice by the Domestic Borrowers made to the Domestic Swingline Lender in accordance with §2.7.2, the Domestic Swingline Lender agrees to lend to such Domestic Borrowers Domestic Swingline Loans in Dollars on any Business Day prior to the Swingline Expiry Date in an aggregate principal amount not to exceed the Domestic Swingline Sublimit. Each Domestic Swingline Loan shall be in a minimum amount equal to $500,000 or a multiple of $100,000 in excess thereof. The Domestic Swingline Loans are being made for the administrative convenience of the Domestic Borrowers, the Domestic Swingline Lender and the Lenders.

(b) Subject to the terms and conditions hereinafter set forth, upon notice by the European Borrower made to the European Swingline Lender in accordance with §2.7.2, the European Swingline Lender agrees to lend to the European Borrower European Swingline Loans in Euro on any Business Day prior to the Swingline Expiry Date in an aggregate principal amount not to exceed the European Swingline Sublimit. Each European Swingline Loan shall be in a minimum amount equal to the Euro Equivalent of $500,000 or a multiple of the Euro Equivalent of $100,000 in excess thereof. The European Swingline Loans are being made for the administrative convenience of the European Borrower, the European Swingline Lender and the Lenders.

(c) Subject to the terms and conditions hereinafter set forth, upon notice by the Canadian Borrower made to the Canadian Swingline Lender in accordance with §2.7.2, the Canadian Swingline Lender agrees to lend to the Canadian Borrower Canadian Swingline Loans in Canadian Dollars on any Business Day prior to the Swingline Expiry Date in an aggregate principal amount not to exceed the Canadian Swingline Sublimit. Each Canadian Swingline Loan shall be in a minimum amount equal to the Canadian Dollar Equivalent of $500,000 or a multiple of the Canadian Dollar Equivalent of $100,000 in excess thereof. The Canadian Swingline Loans are being made for the administrative convenience of the Canadian Borrower, the Canadian Swingline Lender and the Lenders.

(d) Subject to the terms and conditions hereinafter set forth, upon notice by the Australian Borrower made to the Australian Swingline Lender in accordance with §2.7.2, the Australian Swingline Lender agrees to lend to the Australian Borrower Australian Swingline Loans in Australian Dollars on any Business Day prior to the Swingline Expiry Date in an aggregate principal amount not to exceed the Australian Swingline Sublimit. Each Australian Swingline Loan shall be in a minimum amount equal to the Australian Dollar Equivalent of $500,000 or a multiple of the Australian Dollar Equivalent of $100,000 in excess thereof. The Australian Swingline Loans are being made for the administrative convenience of the Australian Borrower, the Australian Swingline Lender and the Lenders.

(e) Subject to the terms and conditions hereinafter set forth, upon notice by the UK Borrower made to the UK Swingline Lender in accordance with §2.7.2, the UK Swingline Lender agrees to lend to the UK Borrower UK Swingline Loans in GBP on any Business Day prior to the Swingline Expiry Date in an aggregate principal amount not to exceed the UK Swingline Sublimit. Each UK Swingline Loan shall be in a minimum amount equal to the Dollar Equivalent of $500,000 or a multiple of the Dollar Equivalent of $100,000 in excess thereof. The UK Swingline Loans are being made for the administrative convenience of the UK Borrower, the UK Swingline Lender and the Lenders.

(f) Notwithstanding any other provisions of this Credit Agreement (i) in addition to the limits set forth in clauses (a) through (e) above, at no time shall (1) the Total Domestic Revolver Exposure exceed the Aggregate Domestic Revolving Loan Commitments at such time, (2) the Total Canadian Revolver Exposure exceed the Aggregate Canadian Revolving Loan Commitments at such time, (3) the Total European Exposure exceed the Aggregate European Commitments at such time, (4) the Total Australian Revolver Exposure exceed the Aggregate Australian Revolving Loan Commitments at such time and (5) the Total UK Revolver Exposure exceed the Aggregate UK Revolving Loan Commitments at such time and (ii) the Applicable Swingline Lender shall not advance any Swingline Loans after it has received notice from any Lender or any Agent that a Default or Event of Default has occurred and is continuing and stating that no new Swingline Loans are to be made until such Default or Event of Default has been cured or waived in accordance with the provisions of this Credit Agreement. Within the foregoing limits and subject to the terms and conditions set forth herein, each Borrower may borrow, prepay and reborrow Domestic Swingline Loans, European Swingline Loans, Canadian Swingline Loans, Australian Swingline Loans or UK Swingline Loans, as applicable.

2.7.2. Request for Swingline Loans. To request a Swingline Loan, the Applicable Borrower shall send to the Administrative Agent and the Applicable Swingline Lender written notice in the form of Exhibit C-2 or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent) (a “Swingline Loan Request”) (or, in the case of a Domestic Borrower, telephonic notice confirmed in a writing by a Swingline Loan Request) of each Swingline Loan requested hereunder not later than 1:00 p.m. (New York time), in respect of a Domestic Borrower or Canadian Borrower, or 11:00 a.m. (London time), in respect of the European Borrower or UK Borrower, or 11:00 a.m. (Sydney time), in respect of the Australian Borrower, on the proposed Drawdown Date of any Swingline Loan. Each such Swingline Loan Request shall set forth the principal amount of the proposed Swingline Loan and the Drawdown Date of such Swingline Loan. Each Swingline Loan Request shall be binding on the Applicable Borrower and shall obligate the Applicable Borrower to borrow the Swingline Loan from the Applicable Swingline Lender on the proposed Drawdown Date thereof. The Administrative Agent will promptly advise the Applicable Swingline Lender of any such notice received from any Borrower. Upon satisfaction of the applicable conditions set forth in this Credit Agreement, on the proposed Drawdown Date the Applicable Swingline Lender shall make the Swingline Loan available to the Applicable Borrower no later than 3:00 p.m. (New York time), in respect of a Domestic Borrower or Canadian Borrower, or 3:00 p.m. (London time), in respect of the European Borrower or UK Borrower, or 3:00 p.m. (Sydney time), in respect of the Australian Borrower, on the proposed Drawdown Date by crediting the amount of the Swingline Loan to the general deposit account of the Applicable Borrower maintained with the Applicable Swingline Lender or such other deposit account as indicated by the Applicable Borrower in the Swingline Loan Request.

2.7.3. Borrowings to Repay Swingline Loans. Each Borrower absolutely, irrevocably and unconditionally promises to pay in full the outstanding principal balance of all applicable Swingline Loans advanced to it on the earlier to occur of (i)(A) in the case of a Domestic Borrower, the date ten (10) Business Days after such Loan is made and (B) in the case of each other Borrower, the date ninety (90) Business Days after such Loan is made and (ii) the Swingline Expiry Date. Each Borrower may prepay the Swingline Loans at any time without penalty or premium. In addition, in the event the outstanding principal balance of any Swingline Loan remains unpaid when due, the Applicable Swingline Lender may, on any Business Day, in its sole discretion, demand repayment of the (i) Domestic Swingline Loans by the Domestic Borrowers, and the Administrative Agent shall give notice to the Domestic Lenders that the outstanding Domestic Swingline Loans shall be funded with a borrowing of Domestic Revolving Loans, in which case each of the Domestic Lenders shall make Domestic Revolving Loans constituting Base Rate Loans to the Domestic Borrowers, on the next succeeding Business Day following such notice, in an amount equal to such Lender’s Commitment Percentage of the aggregate amount of all Domestic Swingline Loans outstanding to the Domestic Borrowers, (ii) Canadian Swingline Loans by the Canadian Borrower, and the Canadian Agent shall give notice to the Canadian Lenders that the outstanding Canadian Swingline Loans shall be funded with a borrowing of Canadian Revolving Loans, in which case each of the Canadian Lenders shall make Canadian Revolving Loans constituting Canadian Base Rate Loans to the Canadian Borrower, on the next succeeding Business Day following such notice, in an amount equal to such Canadian Lender’s Commitment Percentage of the aggregate amount of all Canadian Swingline Loans outstanding to the Canadian Borrower, (iii) European Swingline Loans by the European Borrower, and the European Agent shall give notice to the European Lenders that the outstanding European Swingline Loans shall be funded with a borrowing of European Loans, in which case each of the European Lenders shall make European Loans constituting Euro Base Rate Loans to the European Borrower, three Business Days following such notice, in an amount equal to such European Lender’s Commitment Percentage of the aggregate amount of all European Swingline Loans outstanding to the European Borrower, (iv) Australian Swingline Loans by the Australian Borrower, and the Administrative Agent shall give notice to the Australian Lenders that the outstanding Australian Swingline Loans shall be funded with a borrowing of Australian Revolving Loans, in which case each of the Australian Lenders shall make Australian Revolving Loans constituting Australian Base Rate Loans to the Australian Borrower, four Business Days following such notice, in an amount equal to such Australian Lender’s Commitment Percentage of the aggregate amount of all Australian Swingline Loans outstanding to the Australian Borrower or (v) UK Swingline Loans by the UK Borrower, and the Administrative Agent shall give notice to the UK Lenders that the outstanding UK Swingline Loans shall be funded with a borrowing of UK Revolving Loans, in which case each of the UK Lenders shall make UK Revolving Loans constituting UK Overnight Rate Loans to the UK Borrower, three Business Days following such notice, in an amount equal to such UK Lender’s Commitment Percentage of the aggregate amount of all UK Swingline Loans outstanding to the UK Borrower. The proceeds thereof shall be applied directly to the Applicable Swingline Lender to repay such Swingline Lender for such outstanding Swingline Loans. Each Applicable Lender hereby absolutely, unconditionally and irrevocably agrees to make such applicable Loans upon one Business Days’ notice as set forth above, notwithstanding (a) that the amount of such applicable Loan may not comply with the applicable minimums otherwise required hereunder, (b) the failure of any Borrower to meet the conditions set forth in §§12 or 13, (c) the occurrence or continuance of a Default or an Event of Default hereunder, (d) the date of such applicable Loan, and (e) the amount of, or termination of, the Aggregate Domestic Revolving Loan Commitments, the Aggregate Canadian Revolving Loan Commitments, the Aggregate European Commitments, the Aggregate Australian Revolving Loan Commitments or the Aggregate UK Revolving Loan Commitments, as the case may be, at such time. In the event that it is impracticable for such applicable Loan to be made for any reason on the date otherwise required above (including as a result of the commencement of a proceeding under the Bankruptcy Code of the United States in respect of any of the Borrowers or any of the Restricted Subsidiaries), then each Applicable Lender hereby agrees that it shall forthwith purchase (as of the date such applicable Loan would have been made, but adjusted for any payments received from the Applicable Borrower on or after such date and prior to such purchase) from the Applicable Swingline Lender, and the Applicable Swingline Lender shall sell to each Applicable Lender, such participations in the Swingline Loans (including all accrued and unpaid interest thereon) outstanding as shall be necessary to cause the Applicable Lenders to share in such Swingline Loans pro rata based on their respective applicable Commitment Percentages (without regard to any termination of the Total Commitment hereunder) by making available to the Applicable Swingline Lender an amount equal to such Lender’s participation in such Swingline Loans; provided that (x) all interest payable on such Swingline Loans shall be for the account of the Applicable Swingline Lender as a funding and administrative fee until the date as of which the respective participation is purchased, and (y) at the time any purchase of such participation is actually made, the purchasing Lender shall be required to pay the Applicable Swingline Lender interest on the principal amount of the participation so purchased for each day from and including the date such applicable Loan would otherwise have been made until the date of payment for such participation at the rate of interest in effect applicable to Applicable Floating Rate Loans during such period.

2.7.4. Evidence of Swingline Loan Obligations. Each Swingline Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Applicable Borrower to such Swingline Lender resulting from each Swingline Loan made by such Swingline Lender, including the amounts of principal and interest payable and paid to such Swingline Lender from time to time hereunder. The outstanding amount of the Swingline Loans set forth on such accounts shall be prima facie evidence of the principal amount thereof owing and unpaid to the Applicable Swingline Lender, but the failure to record, or any error in so recording, any such amount on such accounts shall not limit or otherwise affect the actual amount of the obligations of the Applicable Borrower hereunder to make payments of principal of or interest on the Swingline Loans when due.

2.7.5. Interest on Swingline Loans.

(a) Except as otherwise provided in §6.10, each Domestic Swingline Loan shall bear interest from the Drawdown Date thereof until repaid in full or converted into a Domestic Revolving Loan at the rate per annum equal to the Base Rate plus the Applicable Margin as in effect from time to time. Domestic Swingline Loans may not be converted into LIBOR Rate Loans. The Domestic Borrowers promise to pay interest on the outstanding amount of its Domestic Swingline Loans on each Interest Payment Date with respect thereto.

(b) Except as otherwise provided in §6.10, each European Swingline Loan shall bear interest from the Drawdown Date thereof until repaid in full or converted into a European Loan at the rate per annum equal to the Euro Base Rate plus the Applicable Margin as in effect from time to time. European Swingline Loans may not be converted into Applicable Offered Rate Loans. The European Borrower promises to pay interest on the outstanding amount of its European Swingline Loans on each Interest Payment Date with respect thereto.

(c) Except as otherwise provided in §6.10, each Canadian Swingline Loan shall bear interest from the Drawdown Date thereof until repaid in full or converted into a Canadian Revolving Loan at the rate per annum equal to the Canadian Base Rate plus the Applicable Margin as in effect from time to time. Canadian Swingline Loans may not be converted into Applicable Offered Rate Loans. The Canadian Borrower promises to pay interest on the outstanding amount of its Canadian Swingline Loans on each Interest Payment Date with respect thereto.

(d) Except as otherwise provided in §6.10, each Australian Swingline Loan shall bear interest from the Drawdown Date thereof until repaid in full or converted into an Australian Revolving Loan at the rate per annum equal to the Australian Base Rate plus the Applicable Margin as in effect from time to time. Australian Swingline Loans may not be converted into Applicable Offered Rate Loans. The Australian Borrower promises to pay interest on the outstanding amount of its Australian Swingline Loans on each Interest Payment Date with respect thereto.

(e) Except as otherwise provided in §6.10, each UK Swingline Loan shall bear interest from the Drawdown Date thereof until repaid in full or converted into a UK Revolving Loan at the rate per annum equal to the UK Overnight Rate plus the Applicable Margin as in effect from time to time. UK Swingline Loans may not be converted into Applicable Offered Rate Loans. The UK Borrower promises to pay interest on the outstanding amount of its UK Swingline Loans on each Interest Payment Date with respect thereto.

2.7.6. Provisions Related to Incremental Revolving Loan Commitments and Extended Revolving Loan Commitments. If the maturity date shall have occurred in respect of any tranche of Revolving Loan Commitments at a time when another tranche or tranches of Revolving Loan Commitments is or are in effect with a longer maturity date, then on the earliest occurring maturity date all then outstanding Swingline Loans shall be repaid in full on such date (and there shall be no adjustment to the participations in such Swingline Loans as a result of the occurrence of such maturity date); provided, however, that if on the occurrence of such earliest maturity date (after giving effect to any repayments of Revolving Loans and any reallocation of Letter of Credit participations as contemplated in §5.1.6), there shall exist sufficient unutilized Extended Revolving Loan Commitments or Incremental Revolving Loan Commitments so that the respective outstanding Swingline Loans could be incurred pursuant to the Extended Revolving Loan Commitments or Incremental Revolving Loan Commitments which will remain in effect after the occurrence of such maturity date, then there shall be an automatic adjustment on such date of the participations in such Swingline Loans and same shall be deemed to have been incurred solely pursuant to the relevant Extended Revolving Loan Commitments or Incremental Revolving Loan Commitments in effect on such date, and such Swingline Loans shall not be so required to be repaid in full on such earliest maturity date.

2.8 Borrowers’ Conversion Options; Continuation of Loans.

2.8.1. Conversion to Different Type of Domestic Revolving Loan or Canadian Revolving Loan. Any Borrower may elect from time to time to convert any outstanding Domestic Revolving Loan or Canadian Revolving Loan, as the case may be, to a Domestic Revolving Loan or Canadian Revolving Loan, as the case may be, of another Type, provided that (a) with respect to any such conversion of an Applicable Offered Rate Loan to an Applicable Floating Rate Loan, the Applicable Borrower shall give the Administrative Agent at least one (1) Business Day prior written notice of such election; (b) with respect to any such conversion of an Applicable Floating Rate Loan to an Applicable Offered Rate Loan, the Applicable Borrower shall give the Administrative Agent at least three (3) Business Days prior written notice of such election; (c) with respect to any such conversion of an Applicable Offered Rate Loan to an Applicable Floating Rate Loan, such conversion shall only be made on the last day of the Interest Period with respect thereto or if made on a day other than the last day of the Interest Period with respect thereto, the Borrowers shall be responsible for any applicable breakage costs incurred pursuant to §6.9; (d) no Applicable Floating Rate Loan may be converted into an Applicable Offered Rate Loan when a Payment Event of Default or an Event of Default under §14.1(g) or (h) has occurred and is continuing; and (e) no more than fifteen (15) Applicable Offered Rate Loans having different Interest Periods may be outstanding at any time. On the date on which such conversion is being made, each Lender shall take such action as is necessary to transfer its Commitment Percentage of such Loans to its applicable Lending Office. All or any part of outstanding Domestic Revolving Loans or Canadian Revolving Loans of any Type may be converted into a Domestic Revolving Loan or Canadian Revolving Loan of another Type as provided herein, provided that any partial conversion shall be in an aggregate principal amount of $500,000 or a whole multiple thereof. Each Conversion Request relating to the conversion of a Domestic Revolving Loan or Canadian Revolving Loan to an Applicable Offered Rate Loan shall be irrevocable by the Applicable Borrower.

2.8.2. Continuation of Type of Loan. Any Domestic Revolving Loan, European Loan, Canadian Revolving Loan, Australian Revolving Loan, UK Revolving Loan or Designated Subsidiary Revolving Loan of any Type may be continued by the Applicable Borrower as a Domestic Revolving Loan, European Loan, Canadian Revolving Loan, Australian Revolving Loan, UK Revolving Loan or Designated Subsidiary Revolving Loan, respectively, of the same Type upon the expiration of any Interest Period with respect thereto by compliance by such Borrower with the notice provisions contained in §2.8.1; provided that no Applicable Offered Rate Loan may be continued as such when a Payment Event of Default or an Event of Default under §14.1(g) or (h) has occurred and is continuing, but shall be automatically converted (a) in the case of the Domestic Borrowers, to a Base Rate Loan, (b) in the case of the Canadian Borrower, to a Canadian Base Rate Loan, or (c) in the case of the European Borrower, the Australian Borrower, the UK Borrower or any Designated Subsidiary Borrower, to a one month Applicable Offered Rate Loan, in each case on the last day of the first Interest Period relating thereto ending during the continuance of such an Event of Default of which officers of the Administrative Agent active upon the Applicable Borrower’s account have actual knowledge. In the event that the Applicable Borrower fails to provide any such notice with respect to the continuation of any Applicable Offered Rate Loan as such, then such Applicable Offered Rate Loan shall be automatically continued with an Interest Period of one month on the last day of the first Interest Period relating thereto. The Applicable Agent shall notify the Applicable Lenders promptly when any such automatic continuation contemplated by this §2.8.2 is scheduled to occur.

2.8.3. Applicable Offered Rate Loans.

(a) Any conversion by any Borrower to or from Applicable Offered Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Applicable Offered Rate Loans having the same Interest Period shall not be less than $500,000 or a whole multiple of $500,000.

(b) If any Borrower wishes to request Applicable Offered Rate Loans having an Interest Period other than 1, 2, 3 or 6 months in duration as provided in the definition of “Interest Period”, the applicable notice must be received by the Applicable Agent not later than 11:00 a.m. (local time), four (4) Business Days prior to the requested date of such borrowing, conversion or continuation of Applicable Offered Rate Loans denominated in Dollars, Canadian Dollars, Euro, Australian Dollars, GBP or any other Alternative Currency, as applicable, whereupon the Applicable Agent shall give prompt notice to the Applicable Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 11:00 a.m. (local time), three (3) Business Days before the requested date of such borrowing, conversion or continuation of Applicable Offered Rate Loans denominated in Dollars, Canadian Dollars, Euro, Australian Dollars, GBP or any other Alternative Currency, as applicable, the Applicable Agent shall notify the Applicable Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Applicable Lenders.

2.9 Funds for Loans.

2.9.1. Funding Procedures. Not later than 2:00 p.m. (New York time), with respect to the Domestic Borrowers or the Canadian Borrower, or 1:00 p.m. (London time), with respect to the European Borrower or UK Borrower, or 1:00 p.m. (Sydney time), with respect to the Australian Borrower, on the proposed Drawdown Date of any Domestic Revolving Loan, European Loan, Canadian Revolving Loan, Australian Revolving Loan or UK Revolving Loan, each of the Applicable Lenders will make available to the Applicable Agent at the Applicable Agent’s Office, in immediately available funds, the amount of such Lender’s Commitment Percentage of such Loans made or to be made on such date. Upon receipt from each Applicable Lender of such amount, and upon receipt of the documents required by §§12 (with respect to such Loans to be made on the Closing Date) and 13 and the satisfaction of the other conditions set forth herein, to the extent applicable, the Applicable Agent will make available to the Applicable Borrower the aggregate amount of such Loans made available to the Applicable Agent by the Applicable Lenders. The failure or refusal of any Applicable Lender to make available to the Applicable Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Loans shall not relieve any other Applicable Lender from its several obligation hereunder to make available to the Applicable Agent the amount of such other Applicable Lender’s Commitment Percentage of any requested Loans. In the event that the Applicable Agent becomes aware of any Applicable Lender’s failure to make available the amount of its Commitment Percentage of any requested Loan, the Applicable Agent shall notify the Applicable Borrower of the identity of such Lender and the amount such Lender has not made available to the Applicable Agent.

2.9.2. Advances by Applicable Agent. The Applicable Agent may, unless notified to the contrary by any Applicable Lender prior to a Drawdown Date of a Domestic Revolving Loan, European Loan, Canadian Revolving Loan, Australian Revolving Loan or UK Revolving Loan assume that such Lender has made available to the Applicable Agent on such Drawdown Date the amount of such Lender’s Commitment Percentage of the Loans to be made on such Drawdown Date, and the Applicable Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Applicable Borrower a corresponding amount. If any Applicable Lender makes available to the Applicable Agent such amount on a date after such Drawdown Date, such Applicable Lender shall pay to the Applicable Agent on demand an amount equal to the product of (a) the average computed for the period referred to in clause (c) below, of the greater of the Federal Funds Rate and a rate determined by the Applicable Agent in accordance with banking industry rules on interbank compensation (including, in the case of amounts owed to the Canadian Agent, the Bank of Canada Rate), plus any administrative, processing or similar fees customarily charged by the Applicable Agent in connection with the foregoing, times (b) the amount of such Lender’s Commitment Percentage of such Loans, times (c) a fraction, the numerator of which is the number of days that shall have elapsed from and including such Drawdown Date to the date on which the amount of such Applicable Lender’s Commitment Percentage of such Loans shall become immediately available to the Applicable Agent, and the denominator of which is 360. A statement of the Applicable Agent submitted to such Applicable Lender with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Applicable Agent by such Lender. If the amount of such Lender’s Commitment Percentage of such Loans is not made available to the Applicable Agent by such Lender within three (3) Business Days following such Drawdown Date, the Applicable Agent shall be entitled to recover such amount from the Applicable Borrower on demand, with interest thereon at the rate per annum applicable to the applicable Loans made on such Drawdown Date.

2.9.3. Discretion of Lenders as to Manner of Funding. Notwithstanding any provision of this Credit Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of such Lender’s Loans in any manner such Lender deems to be appropriate (including funding such Loans through a foreign branch or Affiliate of such Lender, so long as such funding does not adversely affect the Borrowers).

2.10 Reallocation of Commitments.

(a) Subject to the conditions set forth in this §2.10, the Borrowers shall have the right once during each fiscal quarter upon five (5) Business Days prior written notice to the Administrative Agent to (i) increase the Aggregate Domestic Revolving Loan Commitments by reducing and reallocating by an equivalent amount all or a portion of the Aggregate Canadian Revolving Loan Commitments and/or the Aggregate European Commitments and/or the Aggregate Australian Revolving Loan Commitments and/or the Aggregate UK Revolving Loan Commitments and/or any Aggregate Designated Subsidiary Commitments to the Aggregate Domestic Revolving Loan Commitments, (ii) increase the Aggregate Canadian Revolving Loan Commitments by reducing and reallocating by an equivalent amount a portion of the Aggregate Domestic Revolving Loan Commitments to the Aggregate Canadian Revolving Loan Commitments, (iii) increase the Aggregate European Commitments by reducing and reallocating by an equivalent amount a portion of the Aggregate Domestic Revolving Loan Commitments to the Aggregate European Commitments, (iv) increase the Aggregate Australian Revolving Loan Commitments by reducing or reallocating by an equivalent amount a portion of the Aggregate Domestic Revolving Loan Commitments to the Aggregate Australian Revolving Loan Commitments, (v) increase the Aggregate UK Revolving Loan Commitments by reducing or reallocating by an equivalent amount a portion of the Aggregate Domestic Revolving Loan Commitments to the Aggregate UK Revolving Loan Commitments and/or

(vi) increase the Aggregate Designated Subsidiary Commitments by reducing or reallocating by an equivalent amount a portion of the Aggregate Domestic Revolving Loan Commitments to the Aggregate Designated Subsidiary Commitments; provided that any such increase shall not be an amount less than $5,000,000.

(b) Any Reallocation pursuant to this §2.10 shall be subject to the following conditions:

(i) Each Reallocation of applicable Commitment amounts shall be made only between the offices or Affiliates of Applicable Lenders such that the sum of all the applicable Commitments of each Applicable Lender and its Affiliates shall not be increased or decreased as a result of any Reallocation. Each Applicable Lender, on behalf of itself and its Affiliates, hereby undertakes to comply with the lending obligations arising pursuant to any Reallocation of Commitments.

(ii) Each increase in (A) the Aggregate Domestic Revolving Loan Commitments shall be offset by a corresponding and equivalent reduction in one or more of the Aggregate Canadian Revolving Loan Commitments, Aggregate European Commitments, Aggregate Australian Revolving Loan Commitments and Aggregate UK Revolving Loan Commitments, and (B) the Aggregate Canadian Revolving Loan Commitments, Aggregate European Commitments, Aggregate Australian Revolving Loan Commitments, Aggregate UK Revolving Loan Commitments and any Aggregate Designated Subsidiary Commitments, as the case may be, shall be offset by a corresponding and equivalent reduction in the Aggregate Domestic Revolving Loan Commitments, such that the Total Commitment in effect immediately before a Reallocation shall be equal to the Total Commitment immediately after, and after giving effect to, such Reallocation.

(iii) No Reallocation shall increase the Aggregate Foreign Currency Revolving Loan Commitments in excess of $500,000,000 (as any of the same may be increased pursuant to §6).

(iv) No Reallocation shall result in (A) any Domestic Lender having a positive Canadian Revolving Loan Commitment, European Commitment, Australian Revolving Loan Commitment, UK Revolving Loan Commitment or any Designated Subsidiary Commitment if such Domestic Lender, or its Affiliate, did not have such positive Canadian Revolving Loan Commitment, European Commitment, Australian Revolving Loan Commitment, UK Revolving Loan Commitment or applicable Designated Subsidiary Commitment on the Restatement Effective Date or acquire such applicable Commitment by assignment or by operation of §6.23 after the Restatement Effective Date, or (B) any European Lender having a positive Canadian Revolving Loan Commitment, Australian Revolving Loan Commitment, UK Revolving Loan Commitment or any Designated Subsidiary Commitment if such European Lender, or its Affiliate, did not have such positive Canadian Revolving Loan Commitment Australian Revolving Loan Commitment, UK Revolving Loan Commitment or applicable Designated Subsidiary Commitment on the Restatement Effective Date or acquire such applicable Commitment by assignment or by operation of §6.23 after the Restatement Effective Date, or (C) any Canadian Lender having a positive European Commitment, Australian Revolving Loan Commitment, UK Revolving Loan Commitment or any Designated Subsidiary Commitment if such Canadian Lender, or its Affiliate, did not have such positive European Commitment, Australian Revolving Loan Commitment, UK Revolving Loan Commitment or applicable Designated Subsidiary Commitment on the Restatement Effective Date or acquire such applicable Commitment by assignment or by operation of §6.23 after the Restatement Effective Date, (D) any Australian Lender having a positive European Commitment, Canadian Revolving Loan Commitment, UK Revolving Loan Commitment or any Designated Subsidiary Commitments if such Australian Lender, or its Affiliate, did not have such positive European Commitment, Canadian Revolving Loan Commitment, UK Revolving Loan

Commitment or applicable Designated Subsidiary Commitment on the Restatement Effective Date or acquire such applicable Commitments by assignment or by operation of §6.23 after the Restatement Effective Date, (E) any UK Lender having a positive European Commitment, Canadian Revolving Loan Commitment, Australian Revolving Loan Commitment or any Designated Subsidiary Commitment if such UK Lender, or its Affiliate, did not have such positive European Commitment, Canadian Revolving Loan Commitment, Australian Revolving Loan Commitment or applicable Designated Subsidiary Commitment on the Restatement Effective Date or acquire such applicable Commitments by assignment or by operation of §6.23 after the Restatement Effective Date or (F) any Designated Subsidiary Lender having a positive European Commitment, Canadian Revolving Loan Commitment, Australian Revolving Loan Commitment or UK Revolving Loan Commitment if such Designated Subsidiary Lender, or its Affiliate, did not have such positive European Commitment, Canadian Revolving Loan Commitment, Australian Revolving Loan Commitment or UK Revolving Loan Commitment on the Restatement Effective Date or acquire such applicable Commitments by assignment or by operation of §6.23 after the Restatement Effective Date.

(v) Subject to §2.10(b)(iv), each Reallocation shall be made pro rata among the Lenders whose Applicable Commitments are being reallocated from one Applicable Commitment to another, but shall not cause the Applicable Commitments of any other Lenders to change (but will result in a change in Commitment Percentages).

(vi) Subject to §§6.6 and 6.7, in no event shall (A) the Aggregate Domestic Revolving Loan Commitments be reduced to an amount less than the greater of (x) $125,000,000 and (y) the Total Domestic Revolver Exposure; (B) the Aggregate Canadian Revolving Loan Commitments be reduced to an amount less than the Total Canadian Revolver Exposure; (C) the Aggregate European Commitments be reduced to an amount less than the Total European Exposure; (D) the Aggregate Australian Revolving Loan Commitments be reduced to an amount less than the Total Australian Revolver Exposure; (E) the Aggregate UK Revolving Loan Commitments be reduced to an amount less than the Total UK Revolver Exposure; or (F) any Aggregate Designated Subsidiary Commitments be reduced to an amount less than the applicable Total Designated Subsidiary Exposure.

(vii) No reallocation shall increase the Designated Subsidiary Commitments to an amount that would exceed the amount permitted by §6.23(a)(iii).

(viii) GWI shall obtain the written consent of each Lender which is proposed and will hold Designated Subsidiary Commitments, which consent of each Lender shall not be unreasonably withheld (it being understood that a Lender shall be deemed to have acted reasonably in withholding its consent if (A) it is unlawful for such Lender to make Loans under this Agreement to the “Designated Subsidiary,” (B) such Lender cannot or has not determined that it is lawful to do so, (C) the making of a Loan to “Designated Subsidiary” might subject such Lender to adverse tax consequences, (D) such Lender is required or has determined that it is prudent to register or file in the jurisdiction of formation or organization of the Designated Subsidiary and it does not wish to do so or (E) that such Lender is restricted by operational or administrative procedures or other applicable internal policies from extending credit under this Agreement to Persons in the jurisdiction in which such Subsidiary is located).

(c) The Applicable Agent shall (i) notify each of the Lenders promptly after receiving any notice of a Reallocation delivered by the Applicable Borrower pursuant to this §2.10 and (ii) promptly upon the effectiveness of any such Reallocation, distribute to each Lender an updated Schedule II hereto, reflecting the changes in the respective Applicable Commitments of the Lenders.

2.11 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, or the participations in Letter of Credit Obligations or in Swingline Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent and any other Applicable Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in Letter of Credit Obligations and applicable Swingline Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(a) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(b) the provisions of this §2.11 shall not be construed to apply to (x) any payment made by a Borrower pursuant to and in accordance with the express terms of this Credit Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in §6.16, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in Letter of Credit Obligations or Swingline Loans to any assignee or participant, other than to any Borrower or any Subsidiary thereof (as to which the provisions of this §2.11 shall apply).

Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

3. THE TERM LOANS.

3.1 Commitment to Lend.

(a) Subject to the terms and conditions set forth in this Credit Agreement, each Domestic Lender, severally and not jointly, agrees to lend Dollars to GWI on the Restatement Effective Date in the amount of such Lender’s Commitment Percentage set forth on Schedule II (the “Domestic Term Loans”); provided that any Cashless Option Domestic Term Lender as defined in and in accordance with Amendment No. 1 shall not actually make a loan on the Restatement Effective Date but shall be deemed to have exchanged its Domestic Term Loan under and as defined in the Original Credit Agreement in accordance with Amendment No. 1 .

(b) Subject to the terms and conditions set forth in this Credit Agreement, each Australian Lender, severally and not jointly, agrees to lend Australian Dollars to the Australian Borrower in the amount of such Lender’s Commitment Percentage set forth on Schedule II (the “Australian Term Loans”); provided that (i) any Cashless Option Australian Term Lender as defined in and in accordance with Amendment No. 1 shall not actually make a loan but shall be deemed to have exchanged its Australian Term Loan on the Restatement Effective Date, under and as defined in the Original Credit Agreement in accordance with Amendment No. 1 and (ii) each Australian Upsize Lender (as defined in Amendment No. 1), severally and not jointly, agrees to lend Australian Dollars to the Australian Borrower within one Business Day of the Restatement Effective Date in the amount of such Lender’s Commitment Percentage set forth on Schedule IIA.

(c) Subject to the terms and conditions set forth in this Credit Agreement, each UK Lender, severally and not jointly, agrees to lend GBP to the UK Borrower within one Business Day of the Restatement Effective Date in the amount of such Lender’s Commitment Percentage set forth on Schedule II (the “UK Term Loans”)

3.2 Term Notes.

(a) The Domestic Term Loan made by each Domestic Term Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Domestic Lender shall be conclusive absent manifest error of the amount, Type and Class of the Domestic Term Loans made by the Domestic Lenders to GWI and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of GWI hereunder to pay any amount owing with respect to the applicable Obligations. In the event of any conflict between the accounts and records maintained by any Domestic Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Domestic Lender made through the Administrative Agent, GWI shall execute and deliver to such Lender (through the Administrative Agent) in the case of a Domestic Term Loan, a promissory note in substantially the form of Exhibit B-1 (a “Domestic Term Note”) dated as of the Restatement Effective Date (or such other date on which a Lender may become a party hereto in accordance with §20) and completed with appropriate insertions. Each such Note shall be payable to the order of such Lender and shall evidence such Lender’s applicable Term Loans in addition to such accounts or records. Each such Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b) [Reserved].

(c) The Australian Term Loan made by each Australian Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Australian Lender shall be conclusive absent manifest error of the amount, Type and Class of the Australian Term Loan made by the Australian Lenders to the Australian Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Australian Borrower hereunder to pay any amount owing with respect to the Australian Obligations. In the event of any conflict between the accounts and records maintained by any Australian Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Australian Lender made through the Administrative Agent, the Australian Borrower shall execute and deliver to such Lender (through the Administrative Agent) a promissory note in substantially the form of Exhibit B-3 (an “Australian Term Note”), dated as of the Restatement Effective Date (or such other date on which a Lender may become a party hereto in accordance with §20) and completed with appropriate insertions. Each such Note shall be payable to the order of such Lender and shall evidence such Lender’s applicable Australian Term Loans in addition to such accounts or records. Each such Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(d) The UK Term Loan made by each UK Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each UK Lender shall be conclusive absent manifest error of the amount, Type and Class of the UK Term Loan made by the UK Lenders to the UK Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the UK Borrower hereunder to pay any amount owing with respect to the UK Obligations. In the event of any conflict between the accounts and records maintained by any UK Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any UK Lender made through the Administrative Agent, the UK Borrower shall execute and deliver to such Lender (through the Administrative Agent) a promissory note in substantially the form of Exhibit B-4 (a “UK Term Note”), dated as of the Restatement Effective Date (or such other date on which a Lender may become a party hereto in accordance with §20) and completed with appropriate insertions. Each such Note shall be payable to the order of such Lender and shall evidence such Lender’s applicable UK Term Loans in addition to such accounts or records. Each such Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

3.3 Schedule of Installment Payments of Principal of the Term Loans.

3.3.1. Domestic Term Loan Installment Payments. GWI promises to pay to the Administrative Agent for the account of the Domestic Term Lenders, in accordance with their respective Commitment Percentages, the principal amount of the Domestic Term Loans in quarterly installments as set forth below:

Payment Date	Principal Amount of Each Quarterly Installment
September 30, 2016 – June 30, 2018	$22,275,000
September 30, 2018 – the end of the last quarter prior to the Maturity Date of the Domestic Term Loans	$44,550,000
Maturity Date of the Domestic Term Loans	The remaining amount of the Domestic Term Loans

Installments on the Domestic Term Loans shall be due and payable on the last Business Day of each quarter after the Restatement Effective Date, commencing on September 30, 2016, with a final payment on the Maturity Date of the Domestic Term Loans.

3.3.2. [Reserved].

3.3.3. Australian Term Loan Installment Payments. The Australian Borrower promises to pay to the Administrative Agent for the account of the Australian Lenders holding Australian Term Loans, in accordance with their respective Commitment Percentages, the principal amount of the Australian Term Loans in quarterly installments as set forth below:

Payment Date	Principal Amount of Each Quarterly Installment
September 30, 2016 – June 30, 2018	AUD 4,057,837.48
September 30, 2018 – the end of the last quarter prior to the Maturity Date of the Australian Term Loans	AUD 8,115,674.97
Maturity Date of the Australian Term Loans	The remaining amount of the Australian Term Loans

Installments on the Australian Term Loan shall be due and payable on the last Business Day of each quarter after the Restatement Effective Date, commencing on September 30, 2016, with a final payment on the Maturity Date of the Australian Term Loans.

3.3.4. UK Term Loan Installment Payments. The UK Borrower promises to pay to the Administrative Agent for the account of the UK Lenders holding UK Term Loans, in accordance with their respective Commitment Percentages, the principal amount of the UK Term Loans in quarterly installments as set forth below:

Payment Date	Principal Amount of Each Quarterly Installment
September 30, 2016 – June 30, 2018	£1,271,014.10
September 30, 2018 – the end of the last quarter prior to the Maturity Date of the UK Term Loans	£2,542,028.20
Maturity Date of the UK Term Loans	The remaining amount of the UK Term Loans

Installments on the UK Term Loan shall be due and payable on the last Business Day of each quarter after the Restatement Effective Date, commencing on September 30, 2016, with a final payment on the Maturity Date of the UK Term Loans.

3.4 Interest on the Term Loans.

(a) Except as otherwise provided in §6.10, the Domestic Term Loans shall bear interest for each day during each Interest Period at a rate per annum equal to (i) the Base Rate plus the Applicable Margin with respect to Base Rate Loans that are Domestic Term Loans as in effect from time to time or (ii) the LIBOR Rate determined for such Interest Period plus the Applicable Margin with respect to LIBOR Rate Loans that are Domestic Term Loans as in effect from time to time. Interest shall be payable on each Interest Payment Date with respect thereto and on the Maturity Date for the Domestic Term Loans. GWI promises to pay interest on the Domestic Term Loans from the Restatement Effective Date until the Maturity Date for Domestic Term Loans in accordance with the provisions of this §3.4.

(b) [Reserved].

(c) Except as otherwise provided in §6.10, the Australian Term Loans shall bear interest for each day during each Interest Period at a rate per annum equal to the Applicable Offered Rate that are Australian Term Loans determined for such Interest Period plus the Applicable Margin with respect to Applicable Offered Rate Loans that are Australian Term Loans as in effect from time to time. Interest shall be payable on each Interest Payment Date with respect thereto and on the Maturity Date for Australian Term Loans. The Australian Borrower promises to pay interest on the Australian Term Loans from the Restatement Effective Date until the Maturity Date for Australian Term Loans in accordance with the provisions of this §3.4.

(d) Except as otherwise provided in §6.10, the UK Term Loans shall bear interest for each day during each Interest Period at a rate per annum equal to the Applicable Offered Rate that are UK

Term Loans determined for such Interest Period plus the Applicable Margin with respect to Applicable Offered Rate Loans that are UK Term Loans as in effect from time to time. Interest shall be payable on each Interest Payment Date with respect thereto and on the Maturity Date for UK Term Loans. The UK Borrower promises to pay interest on the UK Term Loans from the Restatement Effective Date until the Maturity Date for UK Term Loans in accordance with the provisions of this §3.4.

3.5 Notification of Term Loans.

(a) GWI shall notify the Administrative Agent, such notice to be irrevocable, by 2:00 p.m. (New York time) at least three (3) Business Days prior to the Drawdown Date of the Interest Period for the Domestic Term Loans if all or any portion of the Domestic Term Loans are to bear interest at the LIBOR Rate. With respect to the Domestic Term Loan, the provisions of §2.8 shall apply mutatis mutandis with respect to all or any portion of the Domestic Term Loans so that GWI may have the same interest rate options with respect to all or any portion of the Domestic Term Loans as it would be entitled to with respect to the Domestic Revolving Loans.

(b) [Reserved].

(c) The Australian Borrower shall notify the Administrative Agent (with a copy to Bank of America Australian Branch), by 2:00 p.m. (New York time) at least four (4) Business Days prior to the Drawdown Date of the Australian Term Loans of the Interest Period for the Australian Term Loans.

(d) The UK Borrower shall notify the Administrative Agent (with a copy to Bank of America London Branch), by 2:00 p.m. (New York time) at least three (3) Business Days prior to the Drawdown Date of the UK Term Loans of the Interest Period for the UK Term Loans.

3.6 Interest Periods. No Interest Period relating to any Term Loan or any portion thereof bearing interest at the Applicable Offered Rate shall extend beyond the date on which the regularly scheduled installment payments of the principal of such Term Loan is to be made, unless a portion of such Term Loan at least equal to such installment payments has an Interest Period ending on such date.

4. MANDATORY REPAYMENT OF LOANS.

4.1 Maturity of Loans. The Loans shall be absolutely due and payable on the Maturity Date applicable to such Loans. Each Borrower hereby promises to pay to the Applicable Agent for the pro rata accounts of the Applicable Lenders all of the applicable outstanding Loans, together with any and all accrued and unpaid interest thereon on the Maturity Date applicable to such Loans.

4.2 Mandatory Repayments of Loans.

(a) If at any time for any reason the Total Domestic Revolver Exposure exceeds the Aggregate Domestic Revolving Loan Commitments, the Dollar Equivalent of the Total European Exposure exceeds the Aggregate European Commitments, the Dollar Equivalent of the Total Australian Revolver Exposure exceeds the Aggregate Australian Revolving Loan Commitments, the Dollar Equivalent of the Total Canadian Revolver Exposure exceeds the Aggregate Canadian Revolving Loan Commitments, the Dollar Equivalent of the Total UK Revolver Exposure exceeds the Aggregate UK Revolving Loan Commitments or the Dollar Equivalent of any Total Designated Subsidiary Exposure exceeds the applicable Aggregate Designated Subsidiary Commitments, then the Applicable Borrower shall immediately pay the amount of such excess to the Applicable Agent for the respective accounts of the Applicable Lenders.

(b) If the RailInvest Acquisition Effective Date does not occur on or prior to the Outside Date, the Borrowers shall prepay (i) $375,000,000 of Domestic Term Loans, (ii) AUD 163,826,998.68 of Australian Term Loans and (iii) the entire principal amount of the UK Term Loans, in each case, on the first Business Day after the Outside Date (such prepayments pursuant to this clause (b) to be applied as set forth in clause (g) below).

(c) If any Loan Party or any of its Restricted Subsidiaries Disposes of any property, including, but not limited to, the Capital Stock of any Subsidiary (other than any Disposition of any property permitted by §10.5.3(a) or (b)), which results in the realization by such Person of Net Cash Proceeds, the Borrowers shall prepay an aggregate principal amount of Term Loans equal to 100% of such Net Cash Proceeds within one day of receipt thereof by such Person (such prepayments pursuant to this clause (c) to be applied as set forth in clause (f) below).

(d) [Reserved].

(e) Upon the incurrence or issuance by any Loan Party or any of its Restricted Subsidiaries of any Indebtedness (other than Indebtedness expressly permitted to be incurred or issued pursuant to §10.1 (other than Credit Agreement Refinancing Indebtedness)), the Borrowers shall prepay an aggregate principal amount of Loans equal to 100% of all Net Cash Proceeds received therefrom within one day of receipt thereof by such Loan Party or such Restricted Subsidiary (such prepayments pursuant to this clause (e) to be applied as set forth in clause (f) below).

(f) Each prepayment of Term Loans pursuant to the foregoing provisions of this §4.2 (other than §4.2(b)) shall be accompanied by any applicable breakage costs incurred pursuant to §6.9 and applied ratably to all Classes of Term Loans and to the principal repayment installments thereof in direct order of maturity for the first four principal installments after the repayment and thereafter pro rata to the remaining principal payments.

(g) Each prepayment of Term Loans pursuant to the foregoing provisions of §4.2(b) shall be accompanied by any applicable breakage costs incurred pursuant to §6.9 and applied to the outstanding principal amount of the applicable Term Loans so prepaid first to the principal installment payments required by §3.3 in an amount equal to 1.25% of the principal amount of such Term Loans for each principal payment required on or between September 30, 2016 and June 30, 2018, second to the principal installment payments required by §3.3 in an amount equal to 2.50% of the principal amount of such Term Loans for each principal payment required on or between September 30 2018 and the end of the last quarter prior to the Maturity Date of the Term Loans and thereafter pro rata to the remaining principal payments.

4.3 Optional Repayments of Loans.

4.3.1. Domestic Revolving Loans. The Domestic Borrowers shall have the right, at their election, to repay the outstanding amount of the Domestic Revolving Loans, as a whole or in part, at any time without penalty or premium, provided that any full or partial prepayment of the outstanding amount of any Domestic Revolving Loan that is a LIBOR Rate Loan pursuant to this §4.3.1 made on a day other than the last day of the Interest Period relating thereto shall be subject to compliance with §6.9. The Domestic Borrowers shall give the Administrative Agent, no later than 10:00 a.m., New York time, at least (a) one (1) Business Day prior written notice (in a form reasonably acceptable to the Administrative Agent) of any proposed prepayment of a Domestic Revolving Loan that is a Base Rate Loan pursuant to this §4.3.1, and (b) two (2) Business Days prior written notice of any proposed prepayment of a Domestic Revolving Loan that is a LIBOR Rate Loan pursuant to this §4.3.1, in each case specifying the proposed date of prepayment of such Domestic Revolving Loan and the principal amount to be paid. Each such partial prepayment of the Domestic Revolving Loan shall be in an integral multiple of $500,000 and shall be applied by the Administrative Agent, in the absence of instruction by the Domestic Borrowers, first to the principal of Base Rate Loans and then to the principal of LIBOR Rate Loans. Each partial prepayment shall be allocated among the Domestic Lenders in accordance with such Lender’s Commitment Percentage.

4.3.2. European Loans. The European Borrower shall have the right, at its election, to repay the outstanding amount of the European Loans, as a whole or in part, at any time without penalty or premium, provided that any full or partial prepayment of the outstanding amount of any European Loan pursuant to this §4.3.2 made on a day other than the last day of the Interest Period relating thereto shall be subject to compliance with §6.9. The European Borrower shall give the European Agent, no later than 12:00 noon, London time, at least five (5) Business Days prior written notice (in a form reasonably acceptable to the Administrative Agent) of any proposed prepayment of such European Loan pursuant to this §4.3.2, specifying the proposed date of prepayment of such European Loan and the principal amount to be paid. Each such partial prepayment of the European Loan shall be in an integral multiple of EUR500,000. Each partial prepayment shall be allocated among the European Lenders in accordance with such Lender’s Commitment Percentage.

4.3.3. Canadian Revolving Loans. The Canadian Borrower shall have the right, at its election, to repay the outstanding amount of the Canadian Revolving Loans, as a whole or in part, at any time without penalty or premium, provided that any full or partial prepayment of the outstanding amount of any Canadian Revolving Loan pursuant to this §4.3.3 made on a day other than the last day of the Interest Period relating thereto shall be subject to compliance with §6.9. The Canadian Borrower shall give the Administrative Agent, no later than 12:00 noon, New York time, at least two (2) Business Days prior written notice (in a form reasonably acceptable to the Administrative Agent) of any proposed prepayment of such Canadian Revolving Loan pursuant to this §4.3.3, specifying the proposed date of prepayment of such Canadian Revolving Loan and the principal amount to be paid. Each such partial prepayment of the Canadian Revolving Loan shall be in an integral multiple of Cdn. $500,000. Each partial prepayment shall be allocated among the Canadian Lenders in accordance with such Lender’s Commitment Percentage.

4.3.4. Australian Revolving Loans. The Australian Borrower shall have the right, at its election, to repay the outstanding amount of the Australian Revolving Loans, as a whole or in part, at any time without penalty or premium, provided that any full or partial prepayment of the outstanding amount of any Australian Revolving Loan pursuant to this §4.3.4 made on a day other than the last day of the Interest Period relating thereto shall be subject to compliance with §6.9. The Australian Borrower shall give the Administrative Agent (with a copy to Bank of America-Australia Branch), no later than 12:00 noon, New York time, at least five (5) Business Days prior written notice (in a form reasonably acceptable to the Administrative Agent) of any proposed prepayment of such Australian Revolving Loan pursuant to this §4.3.4, specifying the proposed date of prepayment of such Australian Revolving Loan and the principal amount to be paid. Each such partial prepayment of the Australian Revolving Loan shall be in an integral multiple of AUD500,000. Each partial prepayment shall be allocated among the Australian Lenders in accordance with such Lender’s Commitment Percentage.

4.3.5. Domestic Term Loans. GWI shall have the right at any time to prepay the Domestic Term Loans on or before the Maturity Date of the Domestic Term Loans, as a whole, or in part, upon not less than two (2) Business Days prior written notice (in a form reasonably acceptable to the Administrative Agent) to the Administrative Agent, without premium or penalty, provided that subject to compliance with §6.9, (a) each partial prepayment shall be in an integral multiple of $500,000, (b) any full or partial portion of the Domestic Term Loans bearing interest at the LIBOR Rate may be prepaid pursuant to this §4.3.5 on a day other than the last day of the Interest Period relating thereto, and (c) each partial prepayment shall be allocated among the Domestic Term Lenders in accordance with such Lender’s Commitment Percentage. Any prepayment of principal of the Domestic Term Loans shall include all interest accrued to the date of prepayment and shall be applied as directed by GWI. No amount repaid with respect to the Domestic Term Loans may be reborrowed.

4.3.6. [Reserved].

4.3.7. Australian Term Loans. The Australian Borrower shall have the right at any time to prepay the Australian Term Loans on or before the Maturity Date of the Australian Term Loans, as a whole, or in part, upon not less than five (5) Business Days prior written notice (in a form reasonably acceptable to the Administrative Agent) to the Administrative Agent (with a copy to Bank of America-Australia Branch), without premium or penalty, provided that subject to compliance with §6.9, (a) each partial prepayment shall be in an integral multiple of AUD500,000, (b) any full or partial portion of the Australian Term Loans bearing interest at the Applicable Offered Rate may be prepaid pursuant to this §4.3.7 on a day other than the last day of the Interest Period relating thereto, and (c) each partial prepayment shall be allocated among the Australian Lenders in accordance with such Lender’s Commitment Percentage. Any prepayment of principal of the Australian Term Loans shall include all interest accrued to the date of prepayment and shall be applied as directed by GWI. No amount repaid with respect to the Australian Term Loans may be reborrowed.

4.3.8. UK Revolving Loans. The UK Borrower shall have the right, at its election, to repay the outstanding amount of the UK Revolving Loans, as a whole or in part, at any time without penalty or premium, provided that any full or partial prepayment of the outstanding amount of any UK Revolving Loan pursuant to this §4.3.8 made on a day other than the last day of the Interest Period relating thereto shall be subject to compliance with §6.9. The UK Borrower shall give the Administrative Agent (with a copy to Bank of America), no later than 12:00 noon, New York time, at least five (5) Business Days prior written notice (in a form reasonably acceptable to the Administrative Agent) of any proposed prepayment of such UK Revolving Loan pursuant to this §4.3.8, specifying the proposed date of prepayment of such UK Revolving Loan and the principal amount to be paid. Each such partial prepayment of the UK Revolving Loan shall be in an integral multiple of £500,000. Each partial prepayment shall be allocated among the UK Lenders in accordance with such Lender’s Commitment Percentage.

4.3.9. UK Term Loans. The UK Borrower shall have the right at any time to prepay the UK Term Loans on or before the Maturity Date of the UK Term Loans, as a whole, or in part, upon not less than five (5) Business Days prior written notice (in a form reasonably acceptable to the Administrative Agent) to the Administrative Agent (with a copy to the UK Agent), without premium or penalty, provided that subject to compliance with §6.9, (a) each partial prepayment shall be in an integral multiple of £500,000, (b) any full or partial portion of the UK Term Loans bearing interest at the Applicable Offered Rate may be prepaid pursuant to this §4.3.9 on a day other than the last day of the Interest Period relating thereto, and (c) each partial prepayment shall be allocated among the UK Lenders in accordance with such Lender’s Commitment Percentage. Any prepayment of principal of the UK Term Loans shall include all interest accrued to the date of prepayment and shall be applied as directed by GWI. No amount repaid with respect to the UK Term Loans may be reborrowed.

5. LETTERS OF CREDIT.

5.1 Letter of Credit Commitments.

5.1.1. Commitment to Issue Letters of Credit.

(a) Subject to the terms and conditions hereof and the execution and delivery by GWI of a letter of credit application on the Issuing Lender’s customary form (a “Letter of Credit Application”), the Issuing Lender on behalf of the Applicable Lenders and in reliance upon the agreement of the Applicable Lenders set forth in §5.1.4 and upon the representations and warranties of GWI contained herein, agrees, in its individual capacity, to issue and extend for the account of GWI (to support obligations of GWI, any other Borrower or any Subsidiaries of GWI) one or more standby or documentary letters of credit (individually, a “Letter of Credit”), in such form as may be requested from time to time by GWI and agreed to by the Issuing Lender; provided, however, that, after giving effect to such request, (i) the outstanding Letter of Credit Obligations to support obligations of the Domestic Borrowers and Subsidiaries organized under the laws of any political subdivision of the United States do not exceed $30,000,000, (ii) the outstanding Letter of Credit Obligations to support obligations of the European Borrower and Subsidiaries organized or incorporated under the laws of the European Union or any other country in Europe do not exceed $15,000,000, (iii) the outstanding Letter of Credit Obligations to support obligations of the Canadian Borrower and Subsidiaries organized under the laws of Canada or any province thereof do not exceed $15,000,000, (iv) the outstanding Letter of Credit Obligations to support obligations of the Australian Borrower and Subsidiaries organized under the laws of any state or territory of the Commonwealth of Australia or the federal laws of the Commonwealth of Australia do not exceed $15,000,000, (v) the outstanding Letter of Credit Obligations to support obligations of the UK Borrower and Subsidiaries organized or incorporated under the laws of England and Wales do not exceed $25,000,000, (vi) the total outstanding Letter of Credit Obligations do not exceed $45,000,000, and (vii) the Total Domestic Revolver Exposure shall not exceed the Aggregate Domestic Revolving Loan Commitments. Notwithstanding any other provisions of this Credit Agreement, the Issuing Lender shall not issue or extend a Letter of Credit after it has received notice from any Lender or any Agent that a Default or Event of Default has occurred and stating that no Letters of Credit are to be issued or extended until such Default or Event of Default has been cured or waived in accordance with the provisions of this Credit Agreement.

(b) The Issuing Lender shall not be under any obligation to issue any Letter of Credit if:

(i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from issuing such Letter of Credit, or any law applicable to the Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the date hereof and which the Issuing Lender in good faith deems material to it;

(ii) the issuance of such Letter of Credit would violate (A) any laws or (B) one or more policies of the Issuing Lender applicable to letters of credit generally; provided that such policies have been disclosed to GWI prior to its request for the issuance of such Letter of Credit;

(iii) except as otherwise agreed by the Issuing Lender, such Letter of Credit is in an initial face amount less than $50,000;

(iv) such Letter of Credit is to be denominated in a currency other than Dollars, Euro, Australian Dollars, Canadian Dollars, GBP or any other Alternative Currency, as the case may be;

(v) such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or

(vi) any Lender is at that time a Defaulting Lender, unless the Issuing Lender has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the Issuing Lender (in its sole discretion) with the Borrowers or such Lender to eliminate the Issuing Lender’s actual or potential Fronting Exposure (after giving effect to §6.17(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other Letter of Credit Obligations as to which the Issuing Lender has actual or potential Fronting Exposure, as it may elect in its sole discretion.

(c) The Issuing Lender shall act on behalf of the Applicable Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the Issuing Lender shall have all of the benefits and immunities (A) provided to the Agents in §16 with respect to any acts taken or omissions suffered by the Issuing Lender in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Agents” as used in §16 included the Issuing Lender with respect to such acts or omissions, and (B) as additionally provided herein with respect to the Issuing Lender.

5.1.2. Letter of Credit Applications.

(a) Each Letter of Credit shall be issued upon the request of GWI (for itself or on behalf of any other Borrower or Subsidiary) delivered to the Issuing Lender (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by an authorized officer of GWI. Such Letter of Credit Application must be received by the Issuing Lender and the Administrative Agent not later than 11:00 a.m. (New York time) at least two Business Days (or such later date and time as the Administrative Agent and the Issuing Lender may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the Issuing Lender: (i) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (ii) the amount thereof; (iii) the expiry date thereof; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by such beneficiary in case of any drawing thereunder; (vi) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (vii) such other matters as the Issuing Lender may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the Issuing Lender (w) the Letter of Credit to be amended; (x) the proposed date of amendment thereof (which shall be a Business Day); (y) the nature of the proposed amendment; and (z) such other matters as the Issuing Lender may require. Additionally, GWI shall furnish to the Issuing Lender and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the Issuing Lender or the Administrative Agent may require. Unless the Issuing Lender has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions in §13 shall not then be satisfied, then, subject to the terms and conditions hereof, the Issuing Lender shall, on the requested date, issue a Letter of Credit for the account of GWI (to support obligations of GWI, any other Borrower or any Subsidiaries of GWI) or enter into the applicable amendment, as the case may be, in each case in accordance with the Issuing Lender’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Applicable Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Lender a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Commitment Percentage times the amount of such Letter of Credit.

(b) If GWI so requests in any applicable Letter of Credit Application, the Issuing Lender may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the Issuing Lender to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the Issuing Lender, GWI shall not be required to make a specific request to the Issuing Lender for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the Issuing Lender to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the Issuing Lender shall not permit any such extension if (A) the Issuing Lender has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions §5.1.1.(b) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or GWI that one or more of the applicable conditions specified in §13 is not then satisfied, and in each such case directing the Issuing Lender not to permit such extension.

(c) Promptly after receipt of any Letter of Credit Application, the Issuing Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from GWI and, if not, the Issuing Lender will provide the Administrative Agent with a copy thereof. Unless the Issuing Lender has received written notice from any Lender, any Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in §13 shall not then be satisfied, then, subject to the terms and conditions hereof, the Issuing Lender shall, on the requested date, issue a Letter of Credit for the account of GWI (to support obligations of GWI, any other Borrower or any Subsidiaries of GWI) or enter into the applicable amendment, as the case may be, in each case in accordance with the Issuing Lender’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Applicable Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Lender a risk participation in such Letter of Credit in an amount equal to the product of Lender’s applicable Commitment Percentage times the amount of such Letter of Credit.

5.1.3. Terms of Letters of Credit. Each Letter of Credit issued or extended hereunder shall, among other things, (a) subject to §5.1.2(b) and clause (b) hereof, have a term of not more than one (1) year from the date of issuance or extension thereof, and (b) have an expiry date no later than the date which is seven (7) days prior to the Maturity Date. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

5.1.4. Reimbursement Obligations of Lenders. Each Applicable Lender severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Lender’s applicable Commitment Percentage, to reimburse the Issuing Lender in Dollars on demand for the amount of each draft paid by the Issuing Lender under each applicable Letter of Credit to the extent that such amount is not reimbursed by GWI pursuant to §5.3 (such agreement for a Lender being called herein the “Letter of Credit Participation” of such Lender).

5.1.5. Participations of Lenders. Each such payment made by a Lender shall be treated as the purchase by such Lender of a participating interest in GWI’s Reimbursement Obligation under §5.3 in an amount equal to such payment. Each Applicable Lender shall share in accordance with its participating interest in any interest which accrues pursuant to §5.3.

5.1.6. Provisions Related to Incremental Revolving Credit Commitments and Extended Revolving Credit Commitments. If the maturity date in respect of any tranche of Revolving Loan Commitments occurs prior to the expiration of any Letter of Credit, then (i) if one or more other tranches of Revolving Loan Commitments in respect of which the maturity date shall not have occurred are then in effect, such Letters of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the Lenders to purchase participations therein and to make Revolving Loans and payments in respect thereof pursuant to §§5.1.4 and 5.1.5) under (and ratably participated in by Lenders pursuant to) the Revolving Loan Commitments in respect of such non-terminating tranches up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Revolving Loan Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and (ii) to the extent not reallocated pursuant to immediately preceding clause (i), the Borrowers shall Cash Collateralize any such Letter of Credit in accordance with §6.16. Commencing with the maturity date of any tranche of Revolving Loan Commitments, the sublimit for Letters of Credit shall be agreed with the Lenders under the extended, refinanced or incremental tranches.

5.2 [Reserved].

5.3 Letter of Credit Payments.

(a) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the Issuing Lender shall notify GWI and the Administrative Agent thereof. GWI shall reimburse the Issuing Lender through the Administrative Agent in an amount equal to the amount of such drawing not later than (A) 1:00 p.m. (New York time) on the date of any payment by the Issuing Lender under a Letter of Credit (each such date, an “Honor Date”), to the extent the Administrative Agent has delivered notice to GWI of such payment prior to 11:00 a.m. (New York time) on the Honor Date, or (B) 1:00 p.m. (New York time) on the Business Day immediately following the day that the Administrative Agent has delivered notice to GWI, to the extent such notice is not delivered to GWI prior to 11:00 a.m. (New York time) on the Honor Date. In the case of a Letter of Credit denominated in an Alternative Currency, GWI shall reimburse the Issuing Lender in such Alternative Currency, unless (A) the Issuing Lender (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, GWI shall have notified the Issuing Lender promptly following receipt of the notice of drawing that GWI will reimburse the Issuing Lender in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the Issuing Lender shall notify GWI of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. If GWI fails to so reimburse the Issuing Lender by the time set forth in the second sentence of this §5.3(a) (the “Letter of Credit Borrowing Date”), the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the Unpaid Reimbursement Obligation, which amount, for the avoidance of doubt, shall include interest on such Unpaid Reimbursement Obligation commencing on the Honor Date, and the amount of such Lender’s Commitment Percentage thereof. In such event, GWI shall be deemed to have requested a Base Rate Loan to be disbursed on the Letter of Credit Borrowing Date in an amount equal to the Unpaid Reimbursement Obligation, without regard to the minimum and multiples specified in §2.6 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Total Commitment and the conditions set forth in §13 (other than the delivery of a Loan Request). Any notice given by the Issuing Lender or the Administrative Agent pursuant to this §5.3(a) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(b) Each Lender shall upon any notice pursuant to §5.3(a) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the Issuing Lender at the Administrative Agent’s Office in an amount equal to its Commitment Percentage of the Unpaid Reimbursement Obligation not later than 2:00 p.m. (New York time) on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of §5.3(c), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to GWI in such amount. The Administrative Agent shall remit the funds so received to the Issuing Lender.

(c) With respect to any Unpaid Reimbursement Obligation that is not fully refinanced by a Base Rate Loan because the conditions set forth in §13 cannot be satisfied or for any other reason, GWI shall be deemed to have incurred from the Issuing Lender a Letter of Credit Borrowing in the amount of the Unpaid Reimbursement Obligation that is not so refinanced, which Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the default rate specified in §6.10. In such event, each Lender’s payment to the Administrative Agent for the account of the Issuing Lender pursuant to this §5.3 shall be deemed payment in respect of its participation in such Letter of Credit Borrowing and shall constitute a Letter of Credit Advance from such Lender in satisfaction of its participation obligation under this §5.3.

(d) Until each Lender funds its Base Rate Loan or Letter of Credit Advance pursuant to this §5.3 to reimburse the Issuing Lender for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Commitment Percentage of such amount shall be solely for the account of the Issuing Lender.

(e) Each Lender’s obligation to make Base Rate Loans or Letter of Credit Advance to reimburse the Issuing Lender for amounts drawn under Letters of Credit, as contemplated by this §5.3, shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Issuing Lender, GWI or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Base Rate Loans pursuant to this §5.3 is subject to the conditions set forth in §13 (other than delivery by GWI of a Loan Request). No such making of a Letter of Credit Advance shall relieve or otherwise impair the obligation of GWI to reimburse the Issuing Lender for the amount of any payment made by the Issuing Lender under any Letter of Credit, together with interest as provided herein.

(f) If any Lender fails to make available to the Administrative Agent for the account of the Issuing Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this §5.3 by the time specified in §5.3(b), then, without limiting the other provisions of this Credit Agreement, the Issuing Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Issuing Lender at a rate per annum equal to the greater of the Federal Funds Rate (or the Bank of Canada Rate in the case of amounts owed to the Canadian Agent) and a rate determined by the Issuing Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Issuing Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Base Rate Loan included in the relevant borrowing or Letter of Credit Advance in respect of the relevant Letter of Credit Borrowing, as the case may be. A certificate of the Issuing Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (f) shall be conclusive absent manifest error.

5.4 Obligations Absolute. The obligation of GWI to reimburse the Issuing Lender for each drawing under each Letter of Credit issued in respect of GWI or any of its Subsidiaries and to repay each Letter of Credit Borrowing with respect thereto shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Credit Agreement under all circumstances (other than in the case of gross negligence or willful misconduct of the Issuing Lender), including the following:

(a) any lack of validity or enforceability of such Letter of Credit, this Credit Agreement, or any other Loan Document;

(b) the existence of any claim, counterclaim, setoff, defense or other right that GWI may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Lender or any other Person, whether in connection with this Credit Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(c) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or

(d) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit; any payment by the Issuing Lender under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the Issuing Lender under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver, administrator or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(e) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, GWI.

GWI shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with GWI’s instructions or other irregularity, GWI will immediately notify the Issuing Lender. GWI shall be conclusively deemed to have waived any such claim against the Issuing Lender and its correspondents unless such notice is given as aforesaid.

5.5 Role of Issuing Lender. Each Applicable Lender and GWI agree that, in paying any drawing under a Letter of Credit, the Issuing Lender shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Issuing Lender, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the Issuing Lender shall be liable to any Applicable Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Applicable Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. GWI hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude GWI’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Issuing Lender, the Agents, any of their respective Related Parties nor any correspondent, participant or assignee of the Issuing Lender, shall be liable or responsible for any of the matters described in clauses (a) through (e) of §5.4; provided, however, that anything in such clauses to the contrary notwithstanding, GWI may have a claim against the Issuing Lender, and the Issuing Lender may be liable to GWI, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by GWI which GWI proves were caused by the Issuing Lender’s willful misconduct or gross negligence or the Issuing Lender’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the Issuing Lender shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

5.6 [Reserved].

5.7 Applicability of International Standby Practices and Uniform Customs. Unless otherwise expressly agreed by the Issuing Lender and GWI when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the International Standby Practices shall apply to each standby Letter of Credit and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.

5.8 Letter of Credit Amounts. Unless otherwise specified herein the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

5.9 Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, GWI shall be obligated to reimburse the Issuing Lender hereunder for any and all drawings under such Letter of Credit. GWI hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of GWI, and GWI’s business derives substantial benefits from the businesses of such Subsidiaries.

5.10 Letter of Credit Fee. GWI shall, on the first day of each calendar quarter for the immediately preceding calendar quarter, pay a fee (in each case, a “Letter of Credit Fee”) to the Administrative Agent in respect of each Letter of Credit at a rate per annum equal to the Applicable Margin with respect to Letters of Credit multiplied by the face amount of such Letter of Credit. Such Letter of Credit Fee shall be allocated pro rata (according to the applicable Commitment Percentages) to each Applicable

Lender. In addition, GWI shall pay to the Administrative Agent, for the account of the Issuing Lender, (a) a fee at a rate per annum equal to one-eighth of one percent (0.125%) computed on the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit (to be determined in accordance with §5.8) on a quarterly basis in arrears, such fee shall be due and payable on the first Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand, and (b) standard issuance, extension, processing, negotiating, amendment and administration fees, as determined in accordance with the Issuing Lender’s or the Administrative Agent’s customary fees and charges for similar facilities, such fees to be payable at such time or times as such charges are customarily made by the Issuing Lender; provided, however, any Letter of Credit Fees or fees payable pursuant to clauses (a) and (b) of this §5.10 otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the Issuing Lender pursuant to this §5.10 shall be payable, to the maximum extent permitted by applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Commitment Percentages allocable to such Letter of Credit pursuant to §6.17(a)(iv), with the balance of such fee, if any, payable to the Issuing Lender for its own account.

5.11 Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

6. CERTAIN GENERAL PROVISIONS.

6.1 Fees. In addition to the fees described in §2.2, the Borrowers shall pay (x) to MLPF&S, J.P. Morgan Securities LLC, Citigroup Global Markets, Inc. and the Administrative Agent for their own respective accounts fees in the amounts and at the times specified in the Fee Letter and (y) to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

6.2 Funds for Payments.

6.2.1. Payments to Agents.

(a) The Administrative Agent shall debit an account of the Domestic Borrowers with the Administrative Agent for all (i) interest payments when due as provided in §§2.5 and 3.4 with respect to the Domestic Notes or otherwise due hereunder, (ii) Domestic Revolving Loan Commitment Fees when due as provided in §2.2, and (iii) Letter of Credit Fees when due as provided in §5.10. The failure of the Administrative Agent to debit such account as provided herein with respect to any such payments shall not constitute a waiver of any payment due hereunder. All payments of principal, Reimbursement Obligations and any other amounts due hereunder or under any of the other Loan Documents in respect of the Domestic Notes shall be made to the Administrative Agent, for the respective accounts of the Domestic Lenders and the Administrative Agent, at the Administrative Agent’s Office, in each case in immediately available funds without setoff or counterclaim or other deduction. All payments received by the Administrative Agent after 3:00 p.m. New York time shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by any Domestic Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b) The Canadian Agent shall debit an account of the Canadian Borrower with the Canadian Agent for all (i) interest payments when due as provided in §§2.5 and 3.4 with respect to the Canadian

Revolving Notes or otherwise due hereunder, (ii) Canadian Revolving Loan Commitment Fees when due as provided in §2.2, and (iii) Letter of Credit Fees when due as provided in §5.10. The failure of the Canadian Agent to debit such account as provided herein with respect to any such payments shall not constitute a waiver of any payment due hereunder. All payments of principal and any other amounts due hereunder or under any of the other Loan Documents in respect to the Canadian Revolving Notes shall be made to the Canadian Agent, for the respective accounts of the Canadian Lenders and the Canadian Agent, at the Canadian Agent’s Office, in each case in immediately available funds. All payments received by the Canadian Agent after 3:00 p.m. New York time shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Canadian Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(c) The European Agent shall debit an account of the European Borrower with the European Agent for all (i) interest payments when due as provided in §2.5 with respect to the European Notes or otherwise due hereunder (ii) European Commitment Fees when due as provided in §2.2, and (iii) Letter of Credit Fees when due as provided in §5.10. The failure of the European Agent to debit such account as provided herein with respect to any such payments shall not constitute a waiver of any payment due hereunder. All payments of principal and any other amounts due hereunder or under any of the other Loan Documents in respect to the European Notes shall be made to the European Agent, for the respective accounts of the European Lenders and the European Agent, at the European Agent’s Office, in each case in immediately available funds. All payments received by the European Agent after 3:00 p.m., London time, shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the European Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(d) The Administrative Agent shall debit an account of the Australian Borrower with the Administrative Agent for all (i) interest payments when due as provided in §§2.5 and 3.4 with respect to the Australian Notes or otherwise due hereunder, (ii) Australian Revolving Loan Commitment Fees when due as provided in §2.2, and (iii) Letter of Credit Fees when due as provided in §5.10. The failure of the Administrative Agent to debit such account as provided herein with respect to any such payments shall not constitute a waiver of any payment due hereunder. All payments of principal and any other amounts due hereunder or under any of the other Loan Documents in respect to the Australian Notes shall be made to the Administrative Agent, for the respective accounts of the Australian Lenders and the Administrative Agent, at the Administrative Agent’s Office, in each case in immediately available funds. All payments received by the Administrative Agent after 3:00 p.m., Sydney time, shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Australian Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(e) The UK Agent shall debit an account of the UK Borrower with the UK Agent for all (i) interest payments when due as provided in §§2.5 and 3.4 with respect to the UK Revolving Notes or otherwise due hereunder, (ii) UK Revolving Loan Commitment Fees when due as provided in §2.2, and (iii) Letter of Credit Fees when due as provided in §5.10. The failure of the UK Agent to debit such account as provided herein with respect to any such payments shall not constitute a waiver of any payment due hereunder. All payments of principal and any other amounts due hereunder or under any of the other Loan Documents in respect to the UK Revolving Notes shall be made to the UK Agent, for the respective accounts of the UK Lenders and the UK Agent, at the UK Agent’s Office, in each case in immediately available funds. All payments received by the UK Agent after 3:00 p.m. London time shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the UK Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

6.2.2. Currency Matters.

(a) Subject to §5.3(a), Dollars are the currency of account and payment for each and every sum at any time due from the Domestic Borrowers hereunder.

(b) Subject to §5.3(a), Canadian Dollars, Euro, Australian Dollars, Euro, GBP and any applicable Designated Subsidiary Alternative Currency are the currency of account and payment for each and every sum at any time due from the Canadian Borrower, European Borrower, Australian Borrower, UK Borrower and, with respect to each applicable Designated Subsidiary Alternative Currency, each applicable Designated Subsidiary, respectively, hereunder; provided that:

(i) each payment in respect of costs, expenses and indemnities shall be made in the currency in which the same were incurred; and

(ii) any amount expressed to be payable in a currency other than Canadian Dollars, Euro, Australian Dollars or GBP or any other Alternative Currency, as applicable, shall be paid in that other currency.

(c) No payment to any Agent or any Lender (whether under any judgment or court order or otherwise) shall discharge the obligation or liability in respect of which it was made unless and until such Agent or such other Lender shall have received payment in full in the currency in which such obligation or liability was incurred, and to the extent that the amount of any such payment shall, on actual conversion into such currency, fall short of such obligation or liability actual or contingent expressed in that currency, the Borrowers shall indemnify and reimburse such Agent or such other Lender, as the case may be, with respect to the amount of the shortfall, with such indemnity surviving the termination of this Credit Agreement and any legal proceeding, judgment or court order pursuant to which the original payment was made which resulted in the shortfall.

(d) If, for the purpose of obtaining judgment in any court or obtaining an order enforcing a judgment, it becomes necessary to convert any amount due under this Credit Agreement in Dollars or in any other currency (hereinafter in this §6.2.2 called the “first currency”) into any other currency (hereinafter in this §6.2.2 called the “second currency”), then the conversion shall be made at the Spot Rate at the Applicable Agent’s close of business on the Business Day next preceding the day on which the final judgment is given or (as the case may be) the final order is made. Any payment made to any Agent or any Lender pursuant to this Credit Agreement in the second currency shall constitute a discharge of the obligations of the Borrowers to pay to such Agent and the Lenders any amount originally due to such Agent and the Lenders in the first currency under this Credit Agreement only to the extent of the amount of the first currency which such Agent and each of the Lenders is able, on the date of the receipt by it of such payment in any second currency, to purchase, in accordance with such Agent’s and such Lender’s normal banking procedures, with the amount of such second currency so received. If the amount of the first currency falls short of the amount originally due to any Agent and the Lenders in the first currency under this Credit Agreement, the Borrowers hereby jointly and severally agree that they will indemnify the Agents and each of the Lenders against and save Agents and each of the Lenders harmless from any shortfall so arising. This indemnity shall constitute a joint and several obligation of the Borrowers separate and independent from the other obligations contained in this Credit Agreement, shall give rise to a separate and independent cause of action and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum or sums in respect of amounts due to any Agent or any Lender under this Credit Agreement or under any such judgment or order. Any such shortfall shall be deemed to constitute a loss suffered by such Agent and each such Lender, as the case may be, and the Borrowers shall not be entitled to require any proof or evidence of any actual loss. The covenant contained in this §6.2.2 shall survive the payment in full of all of the other obligations of the Borrowers under this Credit Agreement.

(e) For all purposes of this Credit Agreement, the amount in one currency which shall be equivalent on any particular date to a specified amount in another currency shall be that amount (as conclusively ascertained by the Applicable Agent) in the first currency which is or could be purchased by the Applicable Agent (in accordance with its normal banking practices) with such specified amount in the second currency in any recognized Eurocurrency Interbank Market selected by the Applicable Agent in good faith for delivery on such date at the Spot Rate on such date.

6.3 Computations. All computations of interest for Applicable Floating Rate Loans (including Applicable Floating Rate Loans determined by reference to the Applicable Offered Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be based on a year of 365 or 366 days, and, as the case may be, paid for the actual number of days elapsed, or, in the case of interest in respect of Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. Except as otherwise provided in the definition of the term “Interest Period” with respect to Applicable Offered Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to §6.2.1, bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error. The outstanding amount of the Loans as reflected on the applicable Note Records from time to time shall be considered correct and binding on the Applicable Borrower unless within five (5) Business Days after receipt of any notice by the Applicable Agent or Applicable Lender of such outstanding amount, such Agent or such Lender shall notify the Applicable Borrower to the contrary. All interest will be calculated using the nominal rate method and not the effective rate method and the deemed reinvestment principle shall not apply to such calculations.

6.4 Inability to Determine Applicable Offered Rate. If the Required Lenders determine that for any reason in connection with any request for an Applicable Offered Rate Loan or a conversion to or continuation thereof that (a) deposits (whether in Dollars, Canadian Dollars, Euro, Australian Dollars, GBP or any other Alternative Currency) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Applicable Offered Rate Loan, (b) adequate and reasonable means do not exist for determining the Applicable Offered Rate for any requested Interest Period with respect to a proposed Applicable Offered Rate Loan (whether in Dollars, Canadian Dollars, Euro, Australian Dollars, GBP or any other Alternative Currency) or in connection with an existing or proposed Base Rate Loan, or (c) the Applicable Offered Rate for any requested Interest Period with respect to a proposed Applicable Offered Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Applicable Agent will promptly so notify the Borrowers and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Applicable Offered Rate Loans shall be suspended, and (y) in the event of a determination described in the preceding sentence with respect to the Applicable Offered Rate component of the Base Rate, the utilization of the Applicable Offered Rate component in determining the Base Rate shall be suspended, in each case until the Applicable Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrowers may revoke any pending request for a borrowing of, conversion to or continuation of Applicable Offered Rate Loans or, failing that, will be deemed to have converted such request into a request for a borrowing of Applicable Floating Rate Loans in the amount specified therein.

6.5 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Applicable Offered Rate, or to determine or charge interest rates based upon the Applicable Offered Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrowers through the Applicable Agent, (i) any obligation of such Lender to make or continue Applicable Offered Rate Loans or to convert Applicable Floating Rate Loans to Applicable Offered Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Applicable Offered Rate Loans the interest rate on which is determined by reference to the Applicable Offered Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Applicable Agent without reference to the Applicable Offered Rate component of the Base Rate, in each case until such Lender notifies the Applicable Agent and the Borrowers that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrowers shall, upon demand from such Lender (with a copy to the Applicable Agent), prepay or, if applicable, convert all Applicable Offered Rate Loans of such Lender to Applicable Floating Rate Loans (the interest rate on which Applicable Floating Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Applicable Agent without reference to the Applicable Offered Rate component of the Applicable Floating Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Applicable Offered Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Applicable Offered Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Applicable Offered Rate, the Applicable Agent shall during the period of such suspension compute the Applicable Floating Rate applicable to such Lender without reference to the Applicable Offered Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Applicable Offered Rate. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

6.6 Additional Costs, Etc. If any Change in Law shall:

(a) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Applicable Offered Rate) or the Issuing Lender;

(b) subject any Lender, any Swingline Lender or the Issuing Lender to any Tax of any kind whatsoever with respect to this Credit Agreement, any Letter of Credit, any participation in a Letter of Credit or any Applicable Offered Rate Loan made by it (except for Indemnified Taxes or Other Taxes covered by §6.12 and any Excluded Taxes);

(c) impose on any Lender or the Issuing Lender or the London interbank market any other condition, cost or expense affecting this Credit Agreement or Applicable Offered Rate Loans made by such Lender or any Letter of Credit or participation therein (other than Taxes); or

(d) result in the failure of the Mandatory Cost, as calculated hereunder, to represent the cost to any Lender of complying with the requirements of the Bank of England and/or the Financial Services Authority or the European Central Bank in relation to its making, funding or maintaining Applicable Offered Rate Loans;

and the result of any of the foregoing shall be to increase the cost to such Lender by an amount that such Lender deems to be material, of making or maintaining any Loan the interest on which is determined by reference to the Applicable Offered Rate (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the Issuing Lender by an amount that such Lender or the Issuing Lender, as the case may be, deems to be material, of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the Issuing Lender by an amount that such Lender or the Issuing Lender, as the case may be, deems to be material, hereunder (whether of principal, interest or any other amount) then, and in each such case, the Applicable Borrower will, within ten (10) Business Days after such Borrower’s receipt of a written request (setting forth a reasonably detailed explanation as to the reason for any additional amounts payable pursuant to this §6.6 and certifying that at such time such Lender has generally assessed such amounts on a non-discriminatory basis against borrowers under agreements having provisions similar to this §6.6) made by such Lender or such Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Lender or such Agent such additional amounts as will be sufficient to compensate such Lender or such Agent for such additional cost, reduction, payment or foregone interest or Reimbursement Obligation or other sum; provided that the Applicable Borrower shall not be required to compensate a Lender pursuant to this §6.6 for any amounts incurred more than six months prior to the date that such Lender notifies such Borrower of such Lender’s intention to claim compensation therefor; and provided further that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect. With respect to any existing Lender as of the date a Person becomes a Designated Subsidiary hereunder, if the cost to any such Lender of making or maintaining any Loan to or of issuing or maintaining any Letter of Credit for the account of a Designated Subsidiary is increased, or the amount of any sum received or receivable by any such Lender (or its applicable Lending Office) is reduced by an amount deemed by such Lender to be material, by reason of the fact such Designated Subsidiary is incorporated, organized, engaged in business or otherwise resides for the applicable Tax or other purposes in, a jurisdiction outside the United States, then such additional cost or reduction shall be deemed for purposes of this §6.6 to be the result of a Change in Law occurring on the date such Person becomes a Designated Subsidiary hereunder.

6.7 Capital Adequacy. If any Lender or the Issuing Lender determines that any Change in Law affecting such Lender or the Issuing Lender or any Lending Office of such Lender or such Lender’s or the Issuing Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Lender’s capital or on the capital of such Lender’s or the Issuing Lender’s holding company, if any, as a consequence of this Credit Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Lender, to a level below that which such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Lender’s policies and the policies of such Lender’s or the Issuing Lender’s holding company with respect to capital liquidity and adequacy), by an amount deemed by such Lender or the Issuing Lender, as applicable, to be material, then from time to time the Borrowers will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or such Lender’s or the Issuing Lender’s holding company for any such reduction suffered.

6.8 Certificate. A certificate setting forth any additional amounts payable pursuant to §§6.6 or 6.7 and a brief explanation of such amounts which are due, submitted by any Lender or any Agent to the Borrowers, shall be conclusive, absent manifest error, that such amounts are due and owing.

6.9 Compensation for Losses. Upon demand of any Lender (with a copy to the each Agent) from time to time, the Applicable Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Loan other than an Applicable Floating Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by such Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than an Applicable Floating Rate Loan on the date or in the amount notified by such Borrower; or

(c) any assignment of an Applicable Offered Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by such Borrower pursuant to §20.2;

(d) excluding any loss of anticipated profits but including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.

For purposes of calculating amounts payable by the Applicable Borrower to the Lenders under this §6.9, each Lender shall be deemed to have funded each Applicable Offered Rate Loan made by it at the Applicable Offered Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Applicable Offered Rate Loan was in fact so funded.

6.10 Interest After Default. During the continuance of an Event of Default, pursuant to §§14.1(a) or 14.1(b) (a “Payment Event of Default”), (i) the overdue principal shall bear interest at a rate per annum equal to two percent (2%) above the rate of interest then applicable thereto (or, if no rate of interest is then applicable thereto, the Applicable Floating Rate) and (ii) (to the extent permitted by applicable law), overdue interest on the Loans and all other amounts payable hereunder that are overdue or under any of the other Loan Documents shall bear interest at a rate per annum equal to the Applicable Floating Rate plus the Applicable Margin applicable to Applicable Floating Rate for Revolving Loans plus two percent (2%) above rate of interest then applicable thereto, in each case, until such Payment Event of Default has been cured or remedied or until such amount shall be paid in full (after as well as before judgment).

6.11 Replacement of Lenders. If any Lender (an “Affected Lender”) (a) makes demand upon a Borrower for (or if a Borrower is otherwise required to pay) amounts pursuant to §§6.6, 6.7 or 6.12, (b) is unable to make or maintain Applicable Offered Rate Loans as a result of a condition described in §6.4 or (c) becomes a Defaulting Lender or if any other circumstance exists under §27 that gives a Borrower the right to replace a Lender as a party hereto, such Borrower within ninety (90) days of receipt of such demand, notice (or the occurrence of such other event causing such Borrower to be required to pay such compensation or causing §6.4 to be applicable), or default, as the case may be, may, by notice in writing to the Administrative Agent and such Affected Lender, (i) request that the Affected Lender assign all of its Loans and Commitments to a replacement lender reasonably satisfactory to the Administrative Agent and such Borrower (the “Replacement Lender”); (ii) request the non-Affected Lenders to acquire and assume all of the Affected Lender’s Loans and applicable Commitments, as provided herein, but none of such Lenders shall be under an obligation to do so; or (iii) designate a Replacement Lender approved by the Administrative Agent, such approval not to be unreasonably withheld or delayed. If any satisfactory Replacement Lender shall be obtained, and/or if any one or more of the non-Affected Lenders shall agree to acquire and assume all of the Affected Lender’s Loans and applicable Commitments, then such Affected

Lender shall assign, in accordance with §20, all of its applicable Commitments, Loans, Letter of Credit Participations, and other rights and obligations under this Credit Agreement and all other Loan Documents to such Replacement Lender or non-Affected Lenders, as the case may be, in exchange for payment of the principal amount so assigned and all interest and fees accrued on the amount so assigned, plus all other Obligations then due and payable to the Affected Lender; provided, however, that (A) such assignment shall be without recourse, representation or warranty and shall be on terms and conditions reasonably satisfactory to such Affected Lender and such Replacement Lender and/or non-Affected Lenders, as the case may be, (B) prior to any such assignment, the Borrowers shall have paid to such Affected Lender all amounts properly demanded and unreimbursed under §§6.6, 6.7 or 6.12 and (C) the Applicable Borrower shall be responsible for any fees or other amounts payable in connection with such assignment to the extent that such Affected Lender would have been required to pay such fees and other amounts in connection with such assignment. Upon the effective date of such assignment, the Applicable Borrower shall issue replacement Notes, if applicable, to such Replacement Lender and/or non-Affected Lenders, as the case may be, and such institution shall become a “Lender” for all purposes under this Credit Agreement and the other Loan Documents.

6.12 Taxes.

(a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i) Any and all payments by or on account of any obligation of the Loan Parties hereunder or under any other Loan Document shall to the extent permitted by applicable laws be made free and clear of and without reduction or withholding for any Taxes.

(ii) If any applicable withholding agent shall be required by applicable laws to withhold or deduct any Taxes from any payment, then (A) the applicable withholding agent shall withhold or make such deductions; (B) the applicable withholding agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with applicable laws; and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by such Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this §6.12) the Applicable Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b) Payment of Other Taxes by the Loan Parties. Without limiting the provisions of subsection (a) above, each Loan Party shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable laws.

(c) Tax Indemnifications.

(i) Without limiting the provisions of subsection (a) or (b) above, each Loan Party shall, and does hereby, indemnify and hold harmless each Agent and each Lender, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this §6.12) paid by such Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each Loan Party shall also, and does hereby, indemnify each Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender or an Issuing Lender for any reason fails to pay indefeasibly to such Agent as required by clause (ii) of this subsection (other than any amounts owing as a result of the gross negligence or willful misconduct of such Agent). A reasonably detailed certificate as to the amount of any such payment or liability delivered to such Loan Party by a Lender or an Issuing Lender (with a copy to the Applicable Agent), or by the Applicable Agent on its own behalf or on behalf of a Lender or an Issuing Lender, shall be conclusive absent manifest error. Any claim against any Loan Party pursuant to this clause (c) must be made within 180 days of the payment by the Agent or the Lender to which such claim relates.

(ii) Without limiting the provisions of subsection (a) or (b) above, each Lender and each Issuing Lender shall, and does hereby, indemnify each Loan Party and each Agent, and shall make payment in respect thereof within 10 days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for the Loan Parties or the Agents) incurred by or asserted against any Loan Party or any Agent by any Governmental Authority as a result of the failure by such Lender or such Issuing Lender, as the case may be, to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender or such Issuing Lender, as the case may be, to such Loan Party or such Agent pursuant to subsection (e). Each Lender and each Issuing Lender hereby authorizes the Applicable Agent to set off and apply any and all amounts at any time owing to such Lender or such Issuing Lender, as the case may be, under this Credit Agreement or any other Loan Document against any amount due to such Agent under this clause (ii). The agreements in this clause (ii) shall survive the resignation and/or replacement of any Agent, any assignment of rights by, or the replacement of, a Lender or an Issuing Lender, the termination of the Total Commitment and the repayment, satisfaction or discharge of all other Obligations.

(d) Evidence of Payments. As soon as practicable, after any payment of Taxes by any Loan Party to a Governmental Authority as provided in this §6.12, GWI shall deliver to the Applicable Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by laws to report such payment or other evidence of such payment reasonably satisfactory to the Applicable Agent.

(e) Status of Lenders; Tax Documentation.

(i) Each Lender shall deliver to the Borrowers and to the Agents, at the time or times prescribed by applicable Laws or when reasonably requested by any Borrower or any Agent, such properly completed and executed documentation prescribed by applicable Laws or by the Governmental Authorities of any jurisdiction and such other reasonably requested information as will permit such Borrower or such Agent, as the case may be, to determine (A) whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by any Loan Party hereunder or under any other Loan Document or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction. Each Lender shall, whenever a lapse in time or change in circumstances renders such documentation (including any specific documents required to be delivered below in §6.12(e)(ii)) obsolete, expired or inaccurate in any material respect, deliver promptly to the Borrowers and the Agents updated or other appropriate documentation (including any new documentation reasonably requested by any Borrower or any Agent) or promptly notify the Borrowers and the Agents in writing of its inability to do so.

(ii) Without limiting the generality of the foregoing:

(A) any Domestic Lender that is a “United States person” within the meaning of §7701(a)(30) of the Code shall deliver to the Domestic Borrowers and the Administrative Agent executed originals of Internal Revenue Service Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding;

(B) each Domestic Lender that is a Foreign Lender and that is entitled under the Code or any applicable treaty to an exemption from or reduction of withholding Tax with respect to payments hereunder or under any other Loan Document shall deliver to the Domestic Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon the request of any Domestic Borrower or the Administrative Agent), whichever of the following is applicable:

(I) executed originals of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable, claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(II) executed originals of Internal Revenue Service Form W-8ECI,

(III) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate, substantially in the form of Exhibit L to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of any Domestic Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code (any such certificate a “U.S. Tax Compliance Certificate”) and (y) executed originals of Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable,

(IV) to the extent a Foreign Lender is not the beneficial owner, executed originals of Internal Revenue Service Form W-8IMY of the Foreign Lender, accompanied by Internal Revenue Service Form W-8ECI, Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate, substantially in the form of Exhibit I, Internal Revenue Service Form W-9, and/or other certification documents from each beneficial owner that would be required under this §6.12(e) if such beneficial owner were a Domestic Lender, as applicable; provided that if the Foreign Lender is a partnership for United States federal income tax purposes and one or more direct or indirect partners of such Foreign Lender are claiming the exemption for portfolio interest, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I on behalf of such direct or indirect partner; and

(V) executed originals of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in United States federal withholding Tax together with such supplementary documentation as may be prescribed by applicable laws to permit the Domestic Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and

(C) if any payment in respect of an Obligation made to any Lender under any Loan Documents would be subject to United States federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the applicable Borrower(s) and the Administrative Agent (and any other requesting Agent(s)) at the time or times prescribed by Law and at such time or times reasonably requested by any applicable Borrower(s) or Agent(s) such documentation prescribed by applicable Law (including as prescribed by section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by any applicable Borrower(s) or Agent(s) as may be necessary for such Borrower(s) and the Agent(s) to comply with their obligations under FATCA, to determine whether such Lender has or has not complied with such Lender’s obligations under FATCA or determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this §6.12(e)(ii)(C), “FATCA” shall include any amendments made to FATCA after the date of this Credit Agreement.

(iii) Notwithstanding any other provision of this §6.12(e), a Lender shall not be required to deliver any form that such Lender is not legally eligible to deliver. Each Lender shall take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable laws of any jurisdiction that any Loan Party or any Applicable Agent make any withholding or deduction for Taxes from amounts payable to such Lender.

(f) Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall any Agent or any Lender have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If any Agent or any Lender receives and retains a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which a Loan Party has paid additional amounts pursuant to this §6.12, it shall pay to such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this §6.12 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses and Taxes incurred by such Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that such Loan Party, upon the request of such Agent or such Lender, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Agent or such Lender in the event such Agent or such Lender is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require any Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to a Loan Party or any other Person. Notwithstanding anything to the contrary in this paragraph (f), in no event will the Administrative Agent or any Lender be required to pay any amount to any Loan Party pursuant to this paragraph (f) the payment of which would place the Administrative Agent or such Lender in a less favorable net after-Tax position than the Administrative Agent or such Lender would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid.

(g) U.K. Tax Matters. The provisions of §6.12(a) and (c) shall not apply, and instead the provisions of this §6.12(g) shall apply, with respect to any withholding or deduction on account of United Kingdom Taxes imposed on amounts payable to a UK Lender with respect to any UK Loan.

(i) [Reserved].

(ii) Tax Gross-up.

(A) Each Loan Party shall make all payments to be made by it in respect of any UK Loan without any Tax Deduction, unless a Tax Deduction is required by law.

(B) The UK Borrower shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the UK Agent accordingly. Similarly, a UK Lender shall notify the UK Agent on becoming so aware in respect of a payment payable to that UK Lender. If the UK Agent receives such notification from a UK Lender it shall notify the UK Borrower.

(C) If a Tax Deduction is required by law to be made by a Loan Party or any Agent in respect of any UK Loan, the amount of the payment due from that Loan Party shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(D) A payment shall not be increased under paragraph (C) above by reason of a Tax Deduction on account of Tax imposed by the United Kingdom, if on the date on which the payment falls due:

(I) the payment could have been made to the relevant UK Lender without a Tax Deduction if the UK Lender had been a Qualifying Lender, but on that date that UK Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a UK Lender under this Credit Agreement in (or in the interpretation, administration, or application of) any law or Treaty or any published practice or published concession of any relevant taxing authority; or

(II) the relevant UK Lender is a Qualifying Lender solely by virtue of paragraph (i)(B) of the definition of Qualifying Lender and:

1. an officer of H.M. Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the ITA which relates to the payment and that Lender has received from the Loan Party making the payment a certified copy of that Direction; and

2. the payment could have been made to the UK Lender without any Tax Deduction if that Direction had not been made; or

(III) the relevant UK Lender is a Qualifying Lender solely by virtue of clause (i)(B) of the definition of Qualifying Lender and:

1. the relevant UK Lender has not given a Tax Confirmation to the UK Borrower; and

2. the payment could have been made to the UK Lender without any Tax Deduction if the UK Lender had given a Tax Confirmation to the UK Borrower, on the basis that the Tax Confirmation would have enabled the UK Borrower to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the ITA; or

(IV) the relevant UK Lender is a Treaty Lender and the UK Borrower is able to demonstrate that the payment could have been made to the UK Lender without the Tax Deduction had that UK Lender complied with its obligations under paragraph (G) or (H) (as applicable) below.

(E) If a Loan Party is required to make a Tax Deduction in respect of any UK Loan, that Loan Party shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(F) Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Loan Party making that Tax Deduction shall deliver to the UK Agent for the Finance Party entitled to the payment a statement under section 975 of the ITA or other evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(G)

(I) Subject to paragraph (II) below, a Treaty Lender and each Loan Party which makes a payment in respect of any UK Loan to which that Treaty Lender is entitled shall co-operate in completing any procedural formalities necessary for that Loan Party to obtain authorization to make that payment without a Tax Deduction.

(II)

1. A Treaty Lender which becomes a Lender in respect of a UK Loan on the date of this Credit Agreement that holds a passport under the H.M. Revenue & Customs DT Treaty Passport scheme, and which wishes that scheme to apply to this Credit Agreement, hereby confirms its scheme reference number and its jurisdiction of tax residence opposite its name on Schedule 6.12(g); and

2. a Lender that is an assignee under an Assignment and Assumption and that is a Treaty Lender that holds a passport under the H.M. Revenue & Customs DT Treaty Passport scheme, and which wishes that scheme to apply to this Credit Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence in such Assignment and Assumption, and, having done so, that Lender shall be under no obligation pursuant to paragraph (I) above.

(H) If a Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with paragraph (G)(II) above and:

(I) the UK Borrower making a payment to that UK Lender has not made a Borrower DTTP Filing in respect of that Lender; or

(II) the UK Borrower making a payment to that UK Lender has made a Borrower DTTP Filing in respect of that Lender but:

1. that Borrower DTTP Filing has been rejected by H.M. Revenue & Customs; or

2. HM Revenue & Customs has not given the UK Borrower authority to make payments to that Lender without a Tax Deduction within 60 days of the date of the Borrower DTTP Filing,

and in each case, the UK Borrower has notified that Lender in writing, that Lender and the UK Borrower shall co-operate in completing any additional procedural formalities necessary for that Loan Party to obtain authorization to make that payment without a Tax Deduction.

(I) If a Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with paragraph (G)(II) above, no Loan Party shall make a Borrower DTTP Filing or file any other form relating to the H.M. Revenue & Customs DT Treaty Passport scheme in respect of that Lender’s Commitment(s) or its participation in any UK Loan unless the Lender otherwise agrees.

(J) The UK Borrower shall, promptly on making a Borrower DTTP Filing, deliver a copy of that filing to the UK Agent for delivery to the relevant Lender.

(K) A UK Non-Bank Lender which becomes a Lender in respect of a UK Loan on the date of this Credit Agreement gives a Tax Confirmation to the relevant Loan Party by entering into this Credit Agreement.

(L) A UK Non-Bank Lender shall promptly notify the UK Borrower and the UK Agent if there is any change in the position from that set out in the Tax Confirmation.

(iii) Lender status confirmation.

Each Lender which becomes a Lender in respect of any UK Loan after the date of this Credit Agreement shall indicate, in writing on the same day as the execution of the Assignment and Assumption which it executes on becoming a party, and for the benefit of the UK Agent and without liability to any Loan Party, which of the following categories it falls in:

(A) not a Qualifying Lender;

(B) a Qualifying Lender (other than a Treaty Lender); or

(C) a Treaty Lender.

If such a Lender which becomes Lender in respect of any UK Loan after the date of this Credit Agreement fails to indicate its status in accordance with this 6.12(g)(iii) then such Lender shall be treated for the purposes of this §6.12(g) (including by each Loan Party) as if it is not a Qualifying Lender until such time as it notifies the UK Agent which category applies (and the UK Agent, upon receipt of such notification, shall inform the UK Borrower). For the avoidance of doubt, an Assignment and Assumption shall not be invalidated by any failure of a Lender to comply with this 6.12(g)(iii).

(iv) Tax Indemnity.

The UK Borrower shall (within 10 days of demand therefor) pay to a Finance Party an amount equal to the loss, liability or cost which such Finance Party determines will be or has been (directly or indirectly) suffered by such Finance Party for or on account of any Tax imposed by any taxing authority of the United Kingdom in respect of a UK Loan. Notwithstanding the foregoing, this (iv) shall not apply:

(A) with respect to any Tax assessed on any Finance Party:

(I) under the law of the jurisdiction in which such Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which such Finance Party is treated as resident for Tax purposes; or

(II) under the law of the jurisdiction in which such Lender’s Lending Office is located in respect of amounts received or receivable in that jurisdiction;

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by such Finance Party; or

(B) to the extent a loss, liability or cost:

(I) is compensated for by an increased payment under (ii) (Tax Gross-up), above; or

(II) would have been compensated for by an increased payment under (ii) (Tax gross-up), above, but was not so compensated solely because one of the exclusions in (ii)(D) applied.

A Finance Party making, or intending to make, a claim under this (iv) shall promptly notify the UK Agent of the event which will give, or has given, rise to the claim, following which the UK Agent shall notify the UK Borrower.

(v) Assignee Lenders.

A UK Lender that becomes a party to this Credit Agreement (or designates a new Lending Office) in respect of a UK Loan after the date of this Credit Agreement shall not be entitled to receive any greater payment pursuant to §6.12(g)(ii) (Tax Gross-up) or §6.12(g)(iv) (Tax Indemnity) in respect of such UK Loan than the applicable assignor Lender (or the UK Lender prior to the designation of such new Lending Office) would have been entitled to receive with respect to such UK Loan, except to the extent such UK Loan is assigned to such UK Lender (or the designation of such new Lending Office is made) with the UK Borrower’s prior written consent (not to be unreasonably withheld or delayed); provided that this §6.12(g)(v) (Assignee Lenders) shall not apply to a Treaty Lender that has included a confirmation of its scheme reference number and its jurisdiction of tax residence in accordance with §6.12(g)(ii)(G)(2) if the UK Borrower making the payment has not made a Borrower DTTP Filing in respect of that Treaty Lender; provided, further, that this §6.12(g)(v) (Assignee Lenders) shall apply in respect of the first Interest Payment Date after the relevant assignment if that Treaty Lender did not provide such confirmation of its scheme reference number and its jurisdiction of tax residence at least 3 Business Days before that first Interest Payment Date.

(h) Each Lender hereby authorizes each Agent to deliver to the Loan Parties and to any successor Agent and any documentation provided by such Lender to such Agent pursuant to §6.12(e) or §6.12(g).

(i) General. The agreements in this §6.12 shall survive the termination of this Credit Agreement and the payment of the Loans and all other amounts payable hereunder. For the avoidance of doubt, the term “Lender” for purposes of this §6.12 includes any Swingline Lender and the Issuing Lender.

6.13 Interest Limitation. Notwithstanding any other term of this Credit Agreement or any Note or any other document referred to herein or therein, the maximum amount of interest which may be charged to or collected from any Person liable hereunder or under any Note by any Lender shall be absolutely limited to, and shall in no event exceed, the maximum amount of interest which could lawfully be charged or collected under applicable law (including, to the extent applicable, the provisions of §5197 of the Revised Statutes of the United States of America, as amended, 12 U.S.C. §85, as amended and the Criminal Code (Canada)), so that the maximum of all amounts constituting interest under applicable law, however computed, shall never exceed as to any Person liable therefor such lawful maximum, and any term of this Credit Agreement or any other Loan Document referred to herein or therein which could be construed as providing for interest in excess of such lawful maximum shall be and hereby is made expressly subject to and modified by the provisions of this paragraph.

6.14 Subordination Agreements of the Borrowers.

(a) Each of the Borrowers hereby agrees that the payment of any amounts due with respect to the indebtedness owing by any other Borrower to such Borrower is hereby subordinated to the prior payment in full in cash of the Obligations of such Borrower as set forth in the following sentence. If such Borrower shall collect, enforce or receive any amounts in respect of such indebtedness, upon the occurrence and during the continuance of an Event of Default and before payment in full in cash of the Obligations, such amounts shall be collected, enforced, received by such Borrower as trustee for the Agents and be paid over to the Applicable Agent for the pro rata accounts of the Secured Parties to be applied to repay (or be held as security for the repayment of) the applicable Obligations pursuant to this Credit Agreement and the Collateral Documents.

(b) The payment of any amounts due with respect to any indebtedness of the Borrowers for money borrowed or credit received now or hereafter owed to the Guarantors is hereby subordinated to the prior payment in full in cash of all of the Obligations as set forth in the following sentence. If any Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness, upon the occurrence and during the continuance of an Event of Default and while any Obligations are still outstanding, such amounts shall be collected, enforced and received by such Guarantor as trustee for the Secured Parties and the Agents and be paid over to the Agents, for the benefit of the Secured Parties and the Applicable Agent on account of the Obligations without affecting in any manner the liability of such Guarantor under the other provisions hereof.

(c) The provisions of this §6.14 are made for the benefit of the Agents and the other Secured Parties and their successors and assigns, and may be enforced in good faith by them from time to time against any Borrower as often as the occasion therefor may arise and without requirement on the part of any Agent or the Lenders first to marshal any of their claims or to exercise any of their rights against any other Borrower or to exhaust any remedies available to them against any other Borrower or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this §6.14 shall remain in effect until all of the Obligations (other than contingent obligations for which no claim has been asserted) shall have been paid in full in cash. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by any Agent or the other Secured Parties upon the insolvency, bankruptcy or reorganization of any Borrower or is repaid in good faith settlement of a pending or threatened avoidance claim, or otherwise, the provisions of this §6.14 will forthwith be reinstated in effect, as though such payment had not been made.

6.15 Indirect Tax.

(a) All payments to be made by a Borrower or a Guarantor under or in connection with any Loan Document have been calculated without regard to Indirect Tax. If all or part of any such payment is the consideration for a taxable supply or chargeable with Indirect Tax and the relevant Lender is required to account to any Governmental Authority for such Indirect Tax then, when such Borrower or Guarantor makes the payment:

(i) it must pay to the Administrative Agent for the account of the relevant Lender(s) an additional amount equal to that payment (or part) multiplied by the appropriate rate of Indirect Tax; and

(ii) such Lender(s) will promptly provide to such Borrower or Guarantor a Tax invoice, assessment or reassessment complying with the relevant law relating to such Indirect Tax, following which the Administrative Agent shall promptly provide the same to such Borrower or Guarantor.

(b) In the event that a Loan Document requires a Borrower or a Guarantor to reimburse a Lender for any costs or expenses, such Borrower or Guarantor shall also at the same time pay and indemnify such Lender against all Indirect Tax incurred by such Lender in respect of the costs or expenses save to the extent that such Lender (or any other person in the same group as such Lender for such Indirect Tax purposes) is entitled to repayment or credit in respect of the Indirect Tax. Such Lender will promptly provide to the Applicable Borrower or Guarantor a Tax invoice, assessment or reassessment complying with the relevant law relating to such Indirect Tax.

6.16 Cash Collateral.

(a) Upon the request of any Agent or the Issuing Lender (i) if the Issuing Lender has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in a Letter of Credit Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit Obligation for any reason remains outstanding, the Applicable Borrower (or GWI, on such Borrower’s behalf) shall, in each case, immediately Cash Collateralize the then outstanding amount of all Letter of Credit Obligations. At any time that there shall exist a Defaulting Lender, immediately upon the request of any Agent, the Issuing Lender or any Swingline Lender, the Borrowers shall deliver to such Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to §6.17(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(b) All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. The Borrowers, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Agents, for the benefit of each Secured Party, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to §6.16(c). If at any time any Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Agents as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Applicable Borrower (or GWI, on such Borrower’s behalf) or the relevant Defaulting Lender will, promptly upon demand by any Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

(c) Notwithstanding anything to the contrary contained in this Credit Agreement, Cash Collateral provided under any of this §6.16 or §§5, 6.17 or 14.2 in respect of Letters of Credit or Swingline Loans shall be held and applied to the satisfaction of the specific Letter of Credit Obligations, Swingline Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

6.17 Defaulting Lenders.

(a) Notwithstanding anything to the contrary contained in this Credit Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Credit Agreement shall be restricted as set forth in §27.

(ii) Any payment of principal, interest, fees or other amounts received by the Applicable Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to §14 or otherwise, and including any amounts made available to the Applicable Agent by that Defaulting Lender pursuant to §15), shall be applied at such time or times as may be determined by the Applicable Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to any Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the Issuing Lender or any Swingline Lender hereunder; third, as the Borrowers may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Credit Agreement, as determined by the Applicable Agent; fourth, if so determined by the Applicable Agent and the Borrowers, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Credit Agreement; fifth, to the payment of any amounts owing to the Lenders, the Issuing Lender or any Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuing Lender or any Swingline Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Credit Agreement; sixth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers or any Subsidiaries thereof pursuant to any Secured Hedging Agreement with such Defaulting Lender or any affiliate thereof as certified to the Applicable Agent (with a copy to such Defaulting Lender) by an authorized officer of GWI prior to the date of such payment; seventh so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by any Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Credit Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or Letter of Credit Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or Letter of Credit Borrowings were made at a time when the conditions set forth in §13 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and Letter of Credit Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or Letter of Credit Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this §6.17(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) That Defaulting Lender (x) shall not be entitled to receive any commitment fee pursuant to §2.2 for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit Fees as provided in §5.10.

(iv) During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swingline Loans pursuant to §§2.7 and 5.5, the “Commitment Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Commitment of that Defaulting Lender; provided, that, (A) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of

Default exists; and (B) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swingline Loans shall not exceed the positive difference, if any, of (1) the Commitment of that non-Defaulting Lender minus (2) the aggregate Outstanding amount of the Loans, Swingline Exposure and Letter of Credit Obligations of that Lender.

(b) If the Borrowers, the Administrative Agent, Swingline Lenders and the Issuing Lender agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a pro rata basis by the Lenders in accordance with their Commitment Percentages (without giving effect to §6.17(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

6.18 Incremental Facilities.

6.18.1. Borrower Request. After the Restatement Effective Date, any Borrower (including any Designated Subsidiary) may by written notice to the Administrative Agent elect to request (x) prior to the Maturity Date for the Revolving Loans, an increase to any of the existing Revolving Loan Commitments (each, an “Incremental Revolving Loan Commitment”) and/or (y) the establishment of one or more new term loan commitments (each, an “Incremental Term Commitment”, which, for the avoidance of doubt, will exclude the increase in Term Loans on the Restatement Effective Date), by (i) an aggregate amount not to exceed $300,000,000 plus (ii) an additional amount if, after giving effect to the incurrence of such additional amount, the Total Leverage Ratio is less than or equal to 3.00:1.00 (assuming, in the case of Incremental Revolving Loan Commitments, that such Incremental Revolving Loan Commitments are fully drawn) (collectively, the “Maximum Incremental Facilities Amount”); provided that if at the time of any such incurrence or issuance, there is capacity under the foregoing clause (ii), then such capacity shall be deemed to be utilized pursuant to clause (ii) prior to utilizing any capacity available to the Borrowers under the foregoing clause (i). Each such notice shall specify (i) the date (each, an “Increase Effective Date”) on which the Applicable Borrower proposes that the Incremental Commitments shall be effective, which shall be a date not less than five Business Days, or such sooner date as the Administrative Agent, in its sole discretion may agree, after the date on which such notice is delivered to the Administrative Agent and (ii) the identity of each Eligible Assignee to whom the Applicable Borrower proposes any portion of such Incremental Commitments be allocated and the amounts of such allocations; provided that any existing Lender approached to provide all or a portion of the Incremental Commitments may elect or decline, in its sole discretion, to provide such Incremental Commitment. Each Incremental Commitment shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof (provided that such amount may be less than $5,000,000 if such amount represents all remaining availability under the aggregate limit in respect of Incremental Commitments set forth above).

6.18.2. Conditions. The Incremental Commitments shall become effective as of the Increase Effective Date; provided that:

(i) (x) to the extent that such Incremental Commitments are incurred in connection with a Permitted Acquisition, no Event of Default under §14.1(a), (b), (g) and (h) shall have occurred and be continuing or (y) otherwise, no Default shall have occurred and be continuing or would result from the borrowings to be made on the Increase Effective Date;

(ii) (x) to the extent that such Incremental Commitments are incurred in connection with a Permitted Acquisition, the Specified Representations are true and correct in all material respects on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, or (y) otherwise, the representations and warranties contained in §8 and the other Loan Documents are true and correct in all material respects on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall have been true and correct in all material respects as of such earlier date, and except that for purposes of this clause (y), the representations and warranties contained in §8.4.1 shall be deemed to refer to the most recent financial statements furnished pursuant to subsections (a) and (b), respectively, of §9.4;

(iii) to the extent that such Incremental Commitments are not incurred in connection with a Permitted Acquisition, on a pro forma basis (assuming, in the case of Incremental Revolving Loan Commitments, that such Incremental Revolving Loan Commitments are fully drawn), the Borrowers shall be in compliance with each of the covenants set forth in §11 as of the end of the latest fiscal quarter for which internal financial statements are available; and

(iv) the Borrowers shall make any breakage payments in connection with any adjustment of Revolving Loans pursuant to §6.9.

6.18.3. Terms of Incremental Loans and Commitments. The terms and provisions of Loans made pursuant to Incremental Commitments shall be as follows:

(i) terms and provisions of Incremental Term Loans shall be, except as otherwise set forth herein or in the Increase Joinder, substantially similar to the Domestic Term Loans (it being understood that Incremental Term Loans may be a part of the Domestic Term Loans) and to the extent that the terms and provisions of Incremental Term Loans are not substantially similar to the Domestic Term Loans (except to the extent permitted by clause (iii), (iv), (v) or (vi) below) they shall be reasonably satisfactory to the Administrative Agent; provided that in any event the Incremental Term Loans must comply with clauses (iii), (iv) and (v) below;

(ii) the terms and provisions of Revolving Loans made pursuant to new Commitments shall be substantially similar to the Revolving Loans;

(iii) the Weighted Average Life to Maturity of any Incremental Term Loans shall be no shorter than (x) in the case of Incremental Term Loans comprised of Domestic Term Loans the earliest maturing tranche of Domestic Term Loans and (y); in the case of Incremental Term Loans comprised of Term Loans the earliest maturing tranche of Term Loans.

(iv) the maturity date of Incremental Term Loans shall be no earlier than the Maturity Date of the Domestic Term Loans;

(v) the Applicable Margin for Incremental Term Loans shall be determined by the Applicable Borrower and the Lenders of the Incremental Term Loans; and

(vi) each tranche of Incremental Loans may be secured by either a pari passu or junior lien on the Collateral securing the Loans of such Borrower; provided that (i) if the liens securing such Incremental Loans are junior to the liens securing the Term Loans made on the Restatement Effective Date, they will be subject to the Second Lien Intercreditor Agreement and (ii) such Incremental Loans shall not at any time be guaranteed by any Subsidiaries other than Subsidiaries that are Guarantors.

GWI will be entitled to seek commitments in respect of any tranche of Incremental Loans from existing Lenders or from additional banks, financial institutions and other institutional lenders with the consent of the Administrative Agent to the extent required by §20.

The Incremental Commitments shall be effected by a joinder agreement (the “Increase Joinder”) executed by GWI, the Applicable Borrower, the Administrative Agent and each Lender making any such Incremental Commitment, in form and substance reasonably satisfactory to each of the parties thereto. Notwithstanding the provisions of §7.1, the Increase Joinder may, without the consent of any other Lenders, effect such amendments to this Credit Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this §6.18. In addition, unless otherwise specifically provided herein, all references in Loan Documents to Revolving Loans or Term Loans shall be deemed, unless the context otherwise requires, to include references to Revolving Loans made pursuant to Incremental Revolving Loan Commitments and Incremental Term Loans that are Term Loans, respectively, made pursuant to this Credit Agreement. This §6.18 shall supersede any provisions in §§2.11 or 27 to the contrary.

6.18.4. Adjustment of Revolving Loans. To the extent the Commitments being increased on the relevant Increase Effective Date are Incremental Revolving Loan Commitments, then each Revolving Lender that is acquiring an Incremental Revolving Loan Commitment on the Increase Effective Date shall make a Revolving Loan, the proceeds of which will be used to prepay the Revolving Loans of the other Revolving Lenders immediately prior to such Increase Effective Date, so that, after giving effect thereto, the Revolving Loans outstanding are held by the Revolving Lenders pro rata in accordance with their Revolving Loan Commitments after giving effect to such Incremental Revolving Loan Commitments. If there is a new borrowing of Revolving Loans on such Increase Effective Date, the Revolving Lenders after giving effect to such Increase Effective Date shall make such Revolving Loans in accordance with §2.1.

6.18.5. Making of New Term Loans. On any Increase Effective Date on which Incremental Term Loans are to be made or new Commitments for Term Loans are to become effective, subject to the satisfaction of the foregoing terms and conditions, each applicable Lender holding a Commitment to make such Incremental Term Loans shall make a Term Loan to the Applicable Borrower in an amount equal to its new Commitment.

6.18.6. Equal and Ratable Benefit. The Loans and Commitments established pursuant to this paragraph shall constitute Loans and Commitments under, and shall be entitled to all the benefits afforded by, this Credit Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guaranties and security interests created by the Collateral Documents, except that the new Loans may be subordinated in right of payment or the Liens securing the new Loans may be subordinated, in each case, to the extent set forth in the Increase Joinder and in accordance with the applicable Loan Documents. The Loan Parties shall take any actions reasonably required by the Administrative Agent to ensure and/or demonstrate that the Liens and security interests granted by the Collateral Documents continue to be perfected under the UCC or otherwise after giving effect to the establishment of any such class of Term Loans or any such new Commitments.

6.19 Extension Offers.

(a) Notwithstanding anything to the contrary in this Credit Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrowers to all Lenders of Term Loans with a like maturity date or Revolving Loans Commitments with a like maturity date, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Term Loans or Revolving Loan Commitments with a like maturity date, as the case may be) and on the same terms to each such Lender, the Borrowers are hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date of each such Lender’s Term Loans and/or Revolving Loan Commitments and otherwise modify the terms of such Term Loans and/or Revolving Loan Commitments pursuant to the terms of the relevant Extension Offer (including, without limitation, by increasing the interest rate or fees payable in respect of such Term Loans and/or Revolving Loan Commitments (and related outstandings) and/or modifying the amortization schedule in respect of such Lender’s Term Loans) (each, an “Extension”, and each group of Term Loans or Revolving Loan Commitments, as applicable, in each case as so extended (any such commitment so extended, an “Extended Revolving Loan Commitment”), as well as the original Term Loans and the original Revolving Loan Commitments (in each case not so extended), being a “Facility”; any Extended Term Loans shall constitute a separate Term Loan Facility (an “Extended Term Loan Facility”) from the portion of the applicable Term Loan Facility not being extended, and any Extended Revolving Loan Commitments shall constitute a separate Revolving Loan Facility (an “Extended Revolving Loan Facility”) from the portion of the Revolving Loan Facility not being extended), so long as the following terms are satisfied: (i) no Default or Event of Default shall have occurred and be continuing at the time the offering document in respect of an Extension Offer is delivered to the Lenders, (ii) except as to interest rates, fees and final maturity (which shall be determined by GWI and set forth in the relevant Extension Offer), the Revolving Loan Commitment of any Lender that agrees to an Extension with respect to such Revolving Loan Commitment (an “Extending Revolving Loan Lender”) extended pursuant to an Extension (an “Extended Revolving Loan”), and the related outstandings, shall be a Revolving Loan Commitment (or related outstandings, as the case may be) with the same terms as the original Revolving Loan Commitments (and related outstandings); provided that (1) the borrowing and repayment (except for (A) payments of interest and fees at different rates on Extended Revolving Loan Commitments (and related outstandings), (B) repayments required upon the maturity date of the non-extending Revolving Loan Commitments and (C) repayment made in connection with a permanent repayment and termination of commitments) of Loans with respect to Extended Revolving Loan Commitments after the applicable Extension shall be made on a pro rata basis with all other Revolving Loan Commitments, (2) subject to the provisions of §§2.7.6 and 5.1.6 to the extent dealing with Swingline Loans and Letters of Credit which mature or expire after a maturity date when there exists Revolving Loan Commitments with a longer maturity date, all Swing Line Loans and Letters of Credit shall be participated on a pro rata basis by all Lenders with Commitments in accordance with their percentage of the Revolving Loan Commitments (and except as provided in §§2.7.6 and 5.1.6, without giving effect to changes thereto on an earlier maturity date with respect to Swingline Loans and Letters of Credit theretofore incurred or issued), (3) the permanent repayment of Revolving Loans with respect to, and termination of, Extended Revolving Loan Commitments after the date of the applicable Extension date shall be made on a pro rata basis with all other Revolving Loan Commitments, except that the Borrowers shall be permitted to permanently repay and terminate commitments of any Revolving Loan Facility on a better than a pro rata basis as compared to any other Revolving Loan Facility with a later maturity date than such Revolving Loan Facility and (4) assignments and participations of Extended Revolving Loan Commitments and Extended Revolving Loans shall be governed by the same assignment and participation provisions applicable to existing Revolving Loan Commitments and Revolving Loans and (5) at no time shall there be Revolving Loan

Commitments hereunder (including Extended Revolving Loan Commitments and any Initial Revolving Loan Commitments) which have more than three different maturity dates (unless otherwise agreed by the Administrative Agent), (iii) except as to interest rates, fees, amortization, final maturity date, premium, required prepayment dates and participation in prepayments (which shall, subject to immediately succeeding clauses (v), (vi) and (vii), be determined between the Applicable Borrower and set forth in the relevant Extension Offer), the Term Loans of any Term Lender that agrees to an Extension with respect to such Term Loans (an “Extending Term Lender”) extended pursuant to any Extension (“Extended Term Loans”) shall have the same terms as the Term Loan Facility subject to such Extension Offer, (iv) the final maturity date of any Extended Term Loans shall be no earlier than the Term Loan Facility with the latest maturity date of each applicable Class of Term Loans, (v) the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Term Loans extended thereby, (vi) any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, in each case as specified in the respective Extension Offer, (vii) if the aggregate principal amount of Term Loans (calculated on the face amount thereof) or Revolving Loan Commitments, as the case may be, in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Term Loans or Revolving Loan Commitments, as the case may be, offered to be extended by the Applicable Borrower pursuant to such Extension Offer, then the Term Loans or Revolving Loans, as the case may be, of such Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Extension Offer, with any allocated amounts in excess of any applicable Lender’s actual holdings of record to be reallocated pro rata across the remaining Lenders of the applicable Class of Term Loans or Revolving Loans who have accepted such Extension Offer, (viii) all documentation in respect of such Extension shall be consistent with the foregoing and (ix) the Extension Offer may be subject to such additional conditions (including the waiver of such conditions) as the Borrower in its discretion shall determine.

(b) With respect to all Extensions consummated by the Borrowers pursuant to this §6.19, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of §4 and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment, provided that the Applicable Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Borrower’s sole discretion and may be waived by the Borrower) of Term Loans or Revolving Loan Commitments (as applicable) of any or all applicable Facilities be tendered. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this §6.19 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans and/or Extended Revolving Credit Commitments on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Credit Agreement (including, without limitation, §§2.11 and 4) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this §6.19.

(c) No consent of any Lender or the Administrative Agent shall be required to effectuate any Extension, other than (A) the consent of each Lender agreeing to such Extension with respect to one or more of its Term Loans and/or Revolving Credit Commitments (or a portion thereof) and (B) with respect to any Extension of the Revolving Credit Commitments, the consent of the applicable Issuing Lender and applicable Swingline Lender. All Extended Term Loans, Extended Revolving Credit Commitments and all obligations in respect thereof shall be Obligations under this Credit Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other applicable Obligations under this Credit Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Credit Agreement and the other Loan Documents with the Borrowers as may be necessary in order to establish new Facilities or sub-Facilities in respect of Revolving Loan Commitments or Term Loans so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrowers in connection with the establishment of such new Facilities or sub-Facilities, in each case on terms consistent with this §6.19. In addition, if so provided in such amendment and with the consent of each Issuing Lender, participations in Letters of Credit expiring on or after the maturity date in respect of the Revolving Loan Facility not being extended shall be re-allocated from Lenders holding Revolving Loan Commitments not being extended to Lenders holding Extended Revolving Loan Commitments in accordance with the terms of such amendment. Without limiting the foregoing, in connection with any Extensions the respective Loan Parties (at their expense) may at the request of the Administrative Agent amend (and the Administrative Agent is hereby directed to amend) any Mortgage that has a maturity date prior to the Facility with the latest maturity date so that such maturity date is extended to such later maturity date (or such later date as may be advised by local counsel to the Administrative Agent).

(d) In connection with any Extension, GWI shall provide the Administrative Agent at least five Business Days (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including, without limitation, regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this §6.19. No Lender shall be under any obligation to accept any Extension Offer under this §6.19.

6.20 Refinancing Amendments.

(a) At any time after the Closing Date, the Borrowers may obtain, from any Lender, Credit Agreement Refinancing Indebtedness in respect of all or any portion of the Term Loans and the Revolving Loans (or unused Revolving Loan Commitments) then outstanding under this Credit Agreement (which for purposes of this clause (a) will be deemed to include any then outstanding Other Term Loans or Other Revolving Loans), in the form of Other Term Loans, Other Term Loan Commitments, Other Revolving Loans or Other Revolving Loan Commitments pursuant to a Refinancing Amendment; provided that, notwithstanding anything to the contrary in this §6.20 or otherwise, (1) the borrowing and repayment (except for (A) payments of interest and fees at different rates on Other Revolving Loan Commitments (and related outstandings), (B) repayments required upon the maturity date of Other Revolving Loan Commitments and (C) repayment made in connection with a permanent repayment and termination of commitments (subject to clause (3) below)) of Loans with respect to Other Revolving Loan Commitments after the date of obtaining any Other Revolving Loan Commitments shall be made on a pro rata basis with all other Revolving Loan Commitments, (2) subject to the provisions of §§2.7.6 and 5.1.6 to the extent dealing with Swingline Loans and Letters of Credit which mature or expire after a maturity date of Revolving Loans all Swingline Loans and Letters of Credit shall be participated on a pro rata basis by all Lenders with Revolving Loan Commitments in accordance with their percentage of the Revolving Loan Commitments (and except as provided in §§2.7.6 and 5.1.6, without giving effect to changes thereto on an earlier maturity date with respect to Swingline Loans and Letters of Credit theretofore incurred or issued), (3) the permanent repayment of Revolving Loans with respect to, and termination of, Other Revolving Loan Commitments after the date of obtaining any Other Revolving Loan Commitments shall be made on not less than a pro rata basis with all other Revolving Loan Commitments and (4) assignments and participations of Other Revolving Loan Commitments and Other Revolving Loans shall be governed by the same assignment and participation provisions applicable to Revolving Loan Commitments and Revolving Loans. The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in §13, and to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of customary legal opinions. Each issuance of Credit Agreement Refinancing Indebtedness under this §6.20 shall be in an aggregate principal amount that is (x) not less than $5,000,000 and (y) an integral multiple of $1,000,000 in excess thereof.

(b) The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Credit Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as Other Term Loans, Other Term Loan Commitments, Other Revolving Loans and/or Other Revolving Loan Commitments). Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Credit Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this §6.20. This §6.20 shall supersede any provisions in §2.11 and §27 to the contrary.

6.21 Payments Generally; Administrative Agent’s Clawback.

6.21.1. General. All payments to be made by the Borrowers shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. (New York time) on the date specified herein. The Administrative Agent will promptly distribute to each Applicable Lender its Commitment Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. (New York time) shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

6.21.2. Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any borrowing of Applicable Offered Rate Loans (or, in the case of any borrowing of Applicable Floating Rate Loans, prior to 12:00 noon on the date of such borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with §2.6 (or, in the case of a borrowing of Applicable Floating Rate Loans, that such Lender has made such share available in accordance with and at the time required by §2.6) and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on inter-bank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrowers, the interest rate applicable to Applicable Floating Rate Loans. If the Borrowers and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowers the amount of such interest paid by the Borrowers for such period. If such Lender pays its share of the applicable borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such borrowing. Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent.

6.21.3. Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Applicable Lenders or the Issuing Lenders hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Lenders, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Applicable Lenders or Issuing Lenders, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Applicable Lender or the Issuing Lenders, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or the Borrowers with respect to any amount owing under this §6.21.3 shall be conclusive, absent manifest error.

6.21.4. Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this §6, and such funds are not made available to the Borrowers by the Administrative Agent because the conditions set forth in §§12 and 13, as applicable, are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

6.21.5. Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and Swingline Loans and to make payments pursuant to §5.1.4 are several and not joint. The failure of any Lender to make any Committed Loan, to fund any such participation or to make any payment under §5.1.4 on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan, to purchase its participation or to make its payment under §5.1.4.

6.21.6. Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

6.22 Parallel Debt.

(a) Each European Loan Party hereby irrevocably and unconditionally undertakes to pay to the Administrative Agent (for the purpose of this §6.22 in its capacity as “collateral agent”) amounts equal to any amounts owing from time to time by that European Loan Party to any Secured Party under any Loan Document as and when those amounts are due.

(b) Each European Loan Party and the Administrative Agent acknowledge that the obligations of each European Loan Party under this paragraph (b) are several and are separate and independent from, and shall not in any way limit or affect, the corresponding obligations of that European Loan Party to any Secured Party under any Loan Document (its “Corresponding Debt”) nor shall the amounts for which each European Loan Party is liable under paragraph (a) (its “Parallel Debt”) be limited or affected in any way by its Corresponding Debt provided that:

(i) the Parallel Debt of each European Loan Party shall be decreased to the extent that its Corresponding Debt has been paid to a Secured Party (and such Secured Party is entitled to retain such payment) or (in the case of guarantee obligations) discharged;

(ii) the Corresponding Debt of each European Loan Party shall be decreased to the extent that its Parallel Debt has been paid to a Secured Party (and such Secured Party is entitled to retain such payment) or (in the case of guarantee obligations) discharged; and

(iii) the amount of the Parallel Debt of a European Loan Party shall at all times be equal to the amount of its Corresponding Debt.

(c) For the purpose of this §6.22, the Administrative Agent acts in its own name and not as a trustee, and its claims in respect of the Parallel Debt shall not be held on trust. Unless expressly provided to the contrary in any Collateral Document, the security interest granted under the Collateral Documents to the Administrative Agent to secure the Parallel Debt is granted to the Administrative Agent in its capacity as creditor of the Parallel Debt and shall not be held on trust.

(d) All monies received or recovered by the Administrative Agent pursuant to this Clause, and all amounts received or recovered by the Administrative Agent from or by the enforcement of any security granted to secure the Parallel Debt, shall be applied in accordance with this Credit Agreement.

(e) Without limiting or affecting the Administrative Agent’s rights against the European Loan Parties (whether under this §6.22 or under any other provision of the Loan Documents), each European Loan Party acknowledges that:

(i) nothing in this §6.22 shall impose any obligation on the Administrative Agent to advance any sum to any European Loan Party or otherwise under any Loan Document, except in its capacity as Lender; and

(ii) for the purpose of any vote taken under any Loan Document, the Administrative Agent shall not be regarded as having any participation or Commitment other than those which it has in its capacity as a Lender.

(f) Each European Loan Party’s parallel obligation under this §6.22 constitutes a single and separate obligation from any other debt of each European Loan Party under the Loan Documents.

6.23 Designated Subsidiaries.

(a) GWI may at any time and from time to time designate any Subsidiary as a Designated Subsidiary (each such designation a “Designation”) by delivering an Election to Participate to the Administrative Agent. Each such Election to Participate shall indicate (x) whether such Designated Subsidiary intends to (1) borrow Term Loans pursuant to the provisions of §6.18 or (2) establish Revolving Loan Commitments pursuant to the provisions of §6.18 or (3) otherwise establish Designated Subsidiary Commitments to such Designated Subsidiary, which shall be offset by a corresponding and equivalent reduction as designated by GWI in one or more of the Aggregate Canadian Revolving Loan Commitments, Aggregate European Commitments, Aggregate Australian Revolving Loan Commitments, Aggregate UK Revolving Loan Commitments and Aggregate Other Designated Subsidiary Commitments such that the Total Commitment in effect immediately before such Designation shall be equal to the Total Commitment immediately after, and after giving effect to, such Designation (including after giving effect to any increase of commitments pursuant to §6.18 entered into in connection with such Designation) (each such adjustment pursuant to this §6.23(a), a “Commitment Adjustment”); provided that each such

Commitment Adjustment pursuant to a Designation shall be subject to the following conditions: (i) reallocation of Applicable Commitment amounts shall be made only between the offices or Affiliates of Applicable Lenders such that the sum of all the applicable Commitments of each Applicable Lender and its Affiliates shall not be increased or decreased as a result of any such reallocation, (ii) no Designation shall increase the Aggregate Foreign Currency Revolving Loan Commitments in excess of $500,000,000, (iii) the total Designated Subsidiary Commitments and Term Loans to a Designated Subsidiary shall not exceed $75,000,000, (iv) each reallocation shall be made pro rata among the Lenders whose Applicable Commitments are being reallocated from one Applicable Commitment to another, but shall not cause the Applicable Commitments of any other Lenders to change (but will result in a change in Commitment Percentages), (v) in no event shall (A) the Aggregate Domestic Revolving Loan Commitments be reduced to an amount less than the greater of (x) $125,000,000 and (y) the Total Domestic Revolver Exposure; (B) the Aggregate Canadian Revolving Loan Commitments be reduced to an amount less than the Total Canadian Revolver Exposure; (C) the Aggregate European Commitments be reduced to an amount less than the Total European Exposure; (D) the Aggregate Australian Revolving Loan Commitments be reduced to an amount less than the Total Australian Revolver Exposure; or (E) the Aggregate UK Revolving Loan Commitments be reduced to an amount less than the Total UK Revolver Exposure and (y) shall indicate the currencies the Loans to be made to the Designated Subsidiary shall be denominated (such currency, a “Designated Subsidiary Alternative Currency”); provided that such currencies shall be an Alternative Currency. Each such Election to Participate shall be duly executed on behalf of such Subsidiary and GWI in such number of copies as the Administrative Agent may request.

(b) If at any time a Subsidiary theretofore designated as a Designated Subsidiary no longer meets the requirements of the definition of Designated Subsidiary, GWI shall cause to be delivered to the Administrative Agent an Election to Terminate terminating the status of such Subsidiary as a Designated Subsidiary. The delivery of an Election to Terminate shall not affect any obligation of a Designated Subsidiary theretofore incurred or any guaranties of such obligations. The Administrative Agent shall promptly give notice to the Lenders of the receipt of any Election to Participate or Election to Terminate.

(c) Notwithstanding the foregoing, with respect to any Designated Subsidiary, GWI shall obtain the written consent of the Administrative Agent and each Lender who is proposed and will hold Designated Subsidiary Commitments or who will make Designated Subsidiary Term Loans, as applicable, which consent of each Lender shall not be unreasonably withheld (it being understood that a Lender shall be deemed to have acted reasonably in withholding its consent if (i) it is unlawful for such Lender to make Loans under this Agreement to the proposed “Designated Subsidiary,” (ii) such Lender cannot or has not determined that it is lawful to do so, (iii) the making of a Loan to the proposed “Designated Subsidiary” might subject such Lender to adverse tax consequences or adversely affect any Guaranty or Collateral with respect to any Loan, (iv) such Lender is required or has determined that it is prudent to register or file in the jurisdiction of formation or organization of the proposed Designated Subsidiary and it does not wish to do so or (v) that such Lender is restricted by operational or administrative procedures or other applicable internal policies from extending credit under this Agreement to Persons in the jurisdiction in which such Subsidiary is located).

(d) Any Lender that does not consent to such proposed Designated Subsidiary as provided in §6.23(c) within 10 Business Days of receipt of such Election to Participate shall be a “Protesting Lender”. With respect to each Protesting Lender, GWI shall, effective on or before the date that such Designated Subsidiary shall have the right to borrow under this Agreement, either (A) replace such Protesting Lender with respect to their proposed Designated Subsidiary Commitments or proposed Designated Subsidiary Term Loans, as applicable, with Lenders willing (in their sole discretion) to increase their Designated Subsidiary Commitments or make Designated Subsidiary Term Loans, as applicable, or other financial institutions willing (in their sole discretion) to become Lenders and extend Designated Subsidiary Commitments, (B) notify the Administrative Agent and such Protesting Lender that the Designated Subsidiary

Commitments or Designated Subsidiary Term Loans, as applicable, of such Protesting Lender shall be terminated or shall not be made, as applicable; provided that such Protesting Lender shall have received payment of an amount equal to the outstanding principal amount of its outstanding Loans, accrued interest thereon, accrued fees and all other amounts payable to it repaid by the Borrowers or (C) cancel its request to designate such Designated Subsidiary as a “Designated Subsidiary”.

(e) Each Lender may, at its option, make any Loan available to any Designated Foreign Subsidiary by causing any foreign or domestic branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of such Designated Foreign Subsidiary to repay such Loan in accordance with the terms of this Agreement.

(f) The designation of a Designated Subsidiary shall be effected by a joinder agreement (the “Designated Subsidiary Joinder”) executed by GWI, the Designated Subsidiary, the Administrative Agent and each Lender holding any Designation Subsidiary Commitment (such Lenders, “Designated Subsidiary Lenders”), in form and substance reasonably satisfactory to each of the parties thereto; provided, that if the applicable Designated Subsidiary is organized or incorporated in or under the laws of, or for applicable Tax purposes is resident of or treated as engaged in a trade or business in, any jurisdiction other than a jurisdiction in or under the laws of which at least one of the then-existing Borrowers is organized or incorporated on the date the applicable Election to Participate is delivered to the Administrative Agent, such Designated Subsidiary Joinder shall incorporate an amendment of this Agreement (including, without limitation, §§ 2.9, 6.12 and the definition of “Excluded Taxes”) as mutually agreed by the Administrative Agent, such Designated Subsidiary and each such Lender. Notwithstanding the provisions of §27, the Designated Subsidiary Joinder may, without the consent of any other Lenders, effect such amendments to this Credit Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this §6.23 (including any such changes as may be required in §2.9 ). In addition, unless otherwise specifically provided herein, all references in Loan Documents to Revolving Loans or Term Loans, as applicable, shall be deemed, unless the context otherwise requires, to include references to Designated Subsidiary Revolving Loans or Designated Subsidiary Term Loans, as applicable, made to any Designated Subsidiaries. This §6.23 shall supersede any provisions in §§2.11 or 27 to the contrary.

7. GUARANTY.

7.1 Guaranty.

(a) As an inducement to the Lenders to make the applicable Loans and the Issuing Lender to issue the Letters of Credit (where applicable) available to the Borrowers, (i) each of the U.S. Guarantors and each of the Domestic Borrowers (solely with respect to the Obligations of the other Domestic Borrowers, and the Foreign Borrowers) hereby unconditionally and irrevocably guarantee (A) the full punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of the Borrowers now or hereafter existing whether for principal, interest, fees, expenses or otherwise, and (B) the strict performance and observance by the Borrowers of all agreements, warranties and covenants applicable to the Borrowers in the Loan Documents (such Obligations collectively being hereafter referred to as the Domestic Borrowers’ and the U.S. Guarantors’ “U.S. Guaranteed Obligations”); and (ii) to the fullest extent permitted by applicable law, each of the Foreign Borrowers (solely with respect to the Obligations of the other Foreign Borrowers) and each of the Foreign Guarantors hereby unconditionally and irrevocably guarantee (x) the full punctual payment when due, whether at stated maturity, by acceleration or otherwise, of the Foreign Obligations, and (y) the strict performance and observance by each of the Foreign Borrowers of all agreements, warranties and covenants applicable to each Foreign Borrower in the Loan Documents (such obligations collectively being referred to as the Foreign Guarantors’ “Foreign Guaranteed Obligations”).

(b) Notwithstanding anything set forth in this Credit Agreement or any other Loan Document to the contrary, (i) no Foreign Loan Party shall at any time be liable, directly or indirectly, for any portion of the U.S. Obligations, including, without limitation, the principal of the Domestic Loans or any interest thereon or fees payable with respect thereto (and the U.S. Loan Parties are solely liable for such Obligations), (ii) the Dutch Obligors’ liability shall be limited to the extent required to comply with restrictions on financial assistance in Section 2:98c of the Dutch Civil Code, (iii) the Belgian Guarantor’s liability in respect of the Foreign Guaranteed Obligations shall not include any liability which would constitute unlawful financial assistance (as determined in Article 329 of the Belgian Companies Code) and (iv) GWA (North)’s liability under this Guaranty shall be for the whole of its Guaranteed Obligations but the maximum liability of GWA (North) thereunder is limited to the greater of (A) $220,000,000 and (B) any such higher amount as may be permitted by §33.9 of the Novated Concession Deed annexed to the Sale Consent Deed for the Australian Acquisition.

(c) The maximum liability under this guarantee of the Belgian Guarantor will be limited to the highest of:

(i) the highest level of borrowing or On-Lending to the Belgian Guarantor and its Subsidiaries between the date of this Credit Agreement and the date on which a demand is made on the Belgian Guarantor under this Clause; and

(ii) an amount equal to 85 per cent. of the net assets of the Belgian Guarantor (as defined in Article 320/429/617 of the Belgian Companies Code and Belgian GAAP, but not taking into account any On-Lending as debt) calculated on the basis of its latest available audited annual financial statements at the date on which a demand is made on it under this Clause.

For the purpose of this Clause, “On-Lending” means, without double counting, all financial indebtedness owed by the Belgian Guarantor or any of its Subsidiaries to an Affiliate.

(d) The liability of a Guarantor incorporated in Poland (the “Polish Guarantor”), as a Guarantor under §7 of this Credit Agreement, shall be limited up to the then aggregate value of such Polish Guarantor’s assets from time to time, less the aggregate value of such Polish Guarantor’s liabilities, at such time and thus it does not result in insolvency of the Polish Guarantor, in the meaning of Article 11 Section 2 of the Polish Bankruptcy and Restructuring Law (Journal of Laws of 2015, item 233, as amended) (“Polish Bankruptcy and Restructuring Law”). The term “liabilities” shall at all times exclude the Polish Guarantor’s liabilities under §7 of this Credit Agreement.

(e) In addition, the liability of the Polish Guarantor as a Guarantor under §7 of this Credit Agreement shall be limited to the extent required to ensure that any payment under §7 of this Credit Agreement does not result in a breach of Article 189 of the Polish Commercial Companies Code (Journal of Laws of 2013, No. 1030, unified text, as amended).

(f) The limitations in §7.1(d) will not apply if at least one of the following circumstances occurs:

(i) an Event of Default occurs, irrespective of whether it occurred before or after the Polish Guarantor became insolvent within the meaning of Article 11, paragraph 2 of the Polish Bankruptcy and Restructuring Law;

(ii) liabilities of the Polish Guarantor, other than those under §7 of this Credit Agreement, result in its insolvency within the meaning of Article 11, paragraph 2 of the Polish Bankruptcy and Restructuring Law; or

(iii) Polish law is amended in such a manner that balance sheet insolvency (Pol. niewypłacalność) as provided for in Article 11, paragraph 2 of the Polish Bankruptcy and Restructuring Law no longer gives grounds for bankruptcy or no longer obliges the Polish Guarantor or its representatives to file for bankruptcy.

(g) German Guarantors.

(i) The right to enforce any guarantee and indemnity created and the joint and several liability assumed hereunder against a Guarantor incorporated in Germany in the legal form of a limited liability company (GmbH) (a “German GmbH Guarantor”) shall be limited if and to the extent that such guarantee and indemnity or joint and several liability secures any obligation of an affiliated company (verbundenes Unternehmen) within the meaning of Section 15 of the German Stock Corporation Act (Aktiengesetz) (in each case other than any of the German GmbH Guarantor’s direct or indirect subsidiaries) and the enforcement of such guarantee and indemnity created or the joint and several liability assumed hereunder would cause:

(A) the German GmbH Guarantor’s net assets (determined in accordance with the provisions of the German Commercial Code (Handelsgesetzbuch, HGB) consistently applied by the German GmbH Guarantor in preparing its unconsolidated balance sheets (Jahresabschluss) according to § 42 German Limited Liability Company Act (Gesetz betreffend die Gesellschaften mit beschränkter Haftung, GmbHG), §§ 242, 264 HGB and in accordance with §§ 30, 31 GmbHG (as applicable at the time of enforcement)) (the “Net Assets”) to be less than its registered share capital (Stammkapital) (Begründung einer Unterbilanz); or

(B) (if the German GmbH Guarantor’s Net Assets are already less than its registered share capital) the German GmbH Guarantor’s Net Assets to be further reduced (Vertiefung einer Unterbilanz) (in each case a “Capital Impairment”).

(ii) For the purposes of the calculation of the German GmbH Guarantor’s Net Assets:

(A) the amount of any increase of the German GmbH Guarantor’s registered share capital out of retained earnings (Kapitalerhöhung aus Gesellschaftsmitteln) after the date upon which it became a Guarantor hereunder that has been effected without the prior written consent of the Administrative Agent (acting on behalf of the Lenders) shall be deducted from the registered share capital;

(B) loans provided to the relevant German GmbH Guarantor by a Loan Party shall be disregarded if such loans are subordinated contractually or by statute and rank in accordance with section 39 paragraph 1 Nr. 5 or paragraph 2 of the German Insolvency Act (Insolvenzordnung);

(C) loans and other liabilities incurred by the German GmbH Guarantor in violation of the provisions of this Agreement or any other Loan Document shall be disregarded; and

(D) any amounts not available for distribution according to section 268 subsection (8) of the German Commercial Code (Handelsgesetzbuch), if any, shall be added to the amount of the registered share capital of the relevant German GmbH Guarantor.

(iii) The relevant German GmbH Guarantor shall deliver to the Administrative Agent, within ten (10) Business Days after receipt from the Administrative Agent of a notice stating that the Administrative Agent intends to demand payment under the guarantee and indemnity or assumed joint and several liability an up-to-date balance sheet of such German GmbH Guarantor together with a detailed calculation (reasonably satisfactory to the Administrative Agent) of the amount of such German GmbH Guarantor’s Net Assets taking into account the adjustments set forth in paragraph (ii) above (the “Management Determination”). The relevant German GmbH Guarantor shall fulfill its obligations under the guarantee and indemnity or assumed joint and several liability and the Administrative Agent shall be entitled to enforce the guarantee and indemnity or assumed joint and several liability in an amount which would, in accordance with the Management Determination, not cause a Capital Impairment of such German GmbH Guarantor.

(iv) Following the Administrative Agent’s receipt of the Management Determination, upon reasonable request by the Administrative Agent, the relevant German GmbH Guarantor shall deliver to the Administrative Agent within thirty (30) Business Days of request an up-to-date balance sheet of such German GmbH Guarantor drawn up by such German GmbH Guarantor’s auditor together with a detailed calculation (reasonably satisfactory to the Administrative Agent) of the amount of such German GmbH Guarantor’s Net Assets taking into account the adjustments set forth in paragraph (ii) above (the “Auditor’s Determination”). Such balance sheet and Auditor’s Determination shall be prepared in accordance with GAAP consistently applied. The relevant German GmbH Guarantor shall fulfil its obligations under the guarantee and indemnity or assumed joint and several liability and the Administrative Agent shall be entitled to enforce the guarantee and indemnity or assumed joint and several liability in an amount which would, in accordance with the Auditor’s Determination, not cause a Capital Impairment of such German GmbH Guarantor.

(v) The relevant German GmbH Guarantor shall within three (3) months after its receipt of a written request by the Administrative Agent realize, to the extent legally permitted, any and all of its assets shown in the balance sheet with a book value (Buchwert) that is materially lower than the market value of such asset(s) if:

(A) to the extent that any asset is essential for its business, such realisation does not affect its ability to use that asset or the relevant part of its business can be carried on from other sources without use of such asset; and

(B) as a result of the enforcement of the guarantee and indemnity or assumed joint and several liability, its Net Assets would be reduced below the amount of its registered share capital. After the expiry of such three month period the relevant German GmbH Guarantor shall, within ten (10) Business Days, notify the Administrative Agent of the amount of the proceeds from the sale and submit a statement with a new calculation of the amount of the Net Assets taking into account such proceeds. Such calculation shall, upon the Administrative Agent’s reasonable request, be confirmed by such German GmbH Guarantor’s auditor within a period of twenty (20) Business Days following the request.

(vi) The restriction under parargraph (i) above shall not apply:

(A) if the relevant German GmbH Guarantor has not complied with its obligations pursuant to paragraphs (iii) through (v);

(B) when, at the time of enforcement of a guarantee and indemnity created or joint and several liability assumed hereunder, the restrictions under paragraph (i) above are, due to a change of the applicable laws, the interpretation thereof or otherwise, not required to protect the managing directors of the relevant German GmbH Guarantor or of any of its direct or indirect shareholders from the risk of personal liability;

(C) to a German GmbH Guarantor if and so long it is party to a domination and/or profit and loss pooling agreement (“Beherrschungs- und/oder Gewinnabführungsvertrag”) (section 291 of the German Stock Corporation Act) as a dominated or profit distributing entity or such German Guarantor has a fully recoverable recourse claim (“vollwertiger Gegenleistungs- oder Rückgewähranspruch”), and if and to the extent the enforcement of a guarantee and indemnity created or joint and several liability assumed hereunder would not lead to a violation of sec. 30 et sequ. GmbHG; or

(D) to the extent that the guarantee and indemnity or assumed joint and several liability secures any Loans that are on-lent by the relevant Borrower to the relevant German GmbH Guarantor (or any of its Subsidiaries) and have not yet been repaid by that German GmbH Guarantor (or its Subsidiaries).

(vii) This §7.1(g) shall apply mutatis mutandis if the Guaranty is granted by a Guarantor incorporated as a limited liability partnership (KG) in relation to each general partner (Komplementär) incorporated as a limited liability company (GmbH) or if the Guarantee is granted by a Guarantor incorporated as a partnership (oHG) in relation to each partner incorporated as a limited liability company (GmbH).

7.2 Guarantors Agreement to Pay Enforcement Costs, Etc. To the extent the Guarantors are permitted to do so by applicable law, each of the Guarantors guarantees that its Guaranteed Obligations will be paid strictly in accordance with the terms hereof, regardless of (a) any law, regulation, order, decree or directive (whether or not having the force of law) or any interpretation thereof now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender or any Agent with respect thereto, including, without limitation, any law, regulation, order, decree or directive or interpretation thereof that purports to require or permit the satisfaction of any Guaranteed Obligation other than strictly in accordance with the terms of this Credit Agreement (such as by the tender of a currency other than as provided in §6.2.2 or that restricts the procurement of such currency by the Borrowers or the Guarantors), or (b) any agreement, whether or not signed by or on behalf of any Agent or the Lenders, in connection with the restructuring or rescheduling of public or private obligations in any Borrower’s country, whether or not such agreement is stated to cause or permit the discharge of the Obligations prior to the final payment in full of the Obligations in the currency required by §6.2.2 in strict accordance with this Credit Agreement. The liability of each Guarantor with regard to its Guaranteed Obligations shall be absolute and unconditional irrespective of:

(i) any change in the time, manner or place of payment of, or in any other term of, all or any of its Guaranteed Obligations or any other amendment or waiver of or any consent to departure from this Credit Agreement or any other Loan Document;

(ii) any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of its Guaranteed Obligations;

(iii) any change in ownership of the Borrowers;

(iv) any non-perfection or release of collateral securing the Guaranteed Obligations;

(v) any acceptance of any partial payment(s) from any Borrower or any other Guarantor; or

(vi) any setoff, defense, counterclaim or other circumstance whatsoever (in any case, whether based on contract, tort or any other theory) which might otherwise constitute a legal or equitable defense available to, or a discharge of (other than by payment in full in cash), any of the Borrowers or a Guarantor in respect of its Obligations under any Loan Document.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Guaranteed Obligation is rescinded or must otherwise be returned by the Lenders or any Agent upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, all as though such payment had not been made.

7.3 Effectiveness; Enforcement. This Guaranty shall be effective and shall be deemed to be made with respect to each Loan made and each Letter of Credit issued as of the time it is made or issued, as applicable. No invalidity, irregularity or unenforceability by reason of any bankruptcy or similar law, or any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect any liability of any Borrower, and no defect in or insufficiency or want of powers of any Borrower or irregular or improperly recorded exercise thereof, shall impair, affect, be a defense to or claim against this Guaranty. This Guaranty is a continuing guaranty and shall (a) survive any termination of this Credit Agreement, and (b) remain in full force and effect until all Commitments have expired, all outstanding Letters of Credit have expired, matured or otherwise been terminated, and all Guaranteed Obligations and all other amounts payable hereunder have been performed and paid in full in cash or otherwise satisfied. This Guaranty is made for the benefit of the Agents and the Lenders and their successors and assigns, and may be enforced from time to time as often as occasion therefor may arise and without requirement on the part of any Agent or any Lender first to exercise any rights against the Borrowers, or to resort to any other source or means of obtaining payment of any of the said obligations or to elect any other remedy.

7.4 Waivers. Except as otherwise specifically provided in any of the Loan Documents, each of the Guarantors hereby waives promptness, diligence, protest, notice of protest, all suretyship defenses, the benefit of discussion, the benefit of division, notice of acceptance and any other notice with respect to any of its Guaranteed Obligations and this Guaranty or any right to insist that any Agent first exhaust any right or take any action against any Borrower, or any other Person. Each of the Guarantors also irrevocably waives, to the fullest extent permitted by law, all defenses which at any time may be available to it in respect of its Guaranteed Obligations by virtue of any statute of limitations, valuation, stay, moratorium law or other similar law now or hereafter in effect.

7.5 Expenses. Each of the Guarantors hereby promises to reimburse (a) the Agents for all reasonable and documented out-of-pocket fees and disbursements (including all reasonable attorneys’ fees), incurred or expended in connection with the preparation, filing or recording, or interpretation of this Guaranty, this Credit Agreement and the other Loan Documents to which such Guarantor is a party, or any amendment, modification, approval, consent or waiver hereof or thereof, and (b) the Agents and the Lenders and their respective Affiliates for all reasonable and documented out-of-pocket fees and disbursements (including reasonable attorneys’ fees for (1) one primary counsel for all Indemnified Persons, taken as a whole, (2) one regulatory counsel, with respect to each appropriate jurisdiction and (3) local counsel for the Agents and Lenders taken as a whole as may be deemed necessary (unless there is an actual or perceived conflict of interest or the availability of different claims or defenses in which case such affected Persons, taken as a whole, may retain one conflicts counsel)), incurred or expended in connection with the enforcement of its Guaranteed Obligations (whether or not legal proceedings are instituted).

7.6 Concerning Joint and Several Liability of the Guarantors.

(a) To the fullest extent permitted by applicable law and subject to §7.1(b), each of the Guarantors hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the Applicable Borrowers, with respect to the payment and performance of all of its Guaranteed Obligations (including, without limitation, any Guaranteed Obligations arising under this

§7), it being the intention of the parties hereto that (i) the U.S. Obligations shall be the joint and several Guaranteed Obligations of the U.S. Guarantors and, solely in its capacity as a Guarantor of the U.S. Guaranteed Obligations under this §7, the Domestic Borrowers; and (ii) the Foreign Obligations shall be the joint and several Obligations of all Guarantors without preferences or distribution among them.

(b) If and to the extent that any Borrower shall fail to make any payment with respect to any of its Obligations as and when due or to perform any of its Obligations in accordance with the terms thereof, then in each such event, to the fullest extent permitted by applicable law, the applicable co-Guarantors will make such payment with respect to, or perform, such Guaranteed Obligations.

(c) To the fullest extent permitted by applicable law, the Guaranteed Obligations of each Guarantor under the provisions of this §7 constitute full recourse obligations of such Guarantor enforceable against such Guarantor to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Credit Agreement or any other circumstance whatsoever.

(d) Except as otherwise expressly provided in this Credit Agreement, each of the Guarantors hereby waives notice of acceptance of its joint and several liability, notice of any Loans made or Letters of Credit issued under this Credit Agreement, notice of any action at any time taken or omitted by any Agent or any Lender under or in respect of any of the Guaranteed Obligations, and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Credit Agreement and this Guaranty. Each of the Guarantors hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Guaranteed Obligations, the acceptance of any payment of any of the Guaranteed Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by any Agent or the Lenders at any time or times in respect of any Default or Event of Default by any of the Borrowers or the Guarantors in the performance or satisfaction of any term, covenant, condition or provision of this Credit Agreement, any and all other indulgences whatsoever by any Agent or the Lenders in respect of any of the Guaranteed Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Guaranteed Obligations or the addition, substitution or release, in whole or in part, of any of the Borrowers or any other Guarantor. Without limiting the generality of the foregoing, each of the Guarantors assents to any other action or delay in acting or failure to act on the part of the Lenders or any Agent with respect to the failure by any of the Borrowers or any other Guarantor to comply with its respective Obligations or Guaranteed Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this §7, afford grounds for terminating, discharging or relieving any Guarantor, in whole or in part, from any of the Guaranteed Obligations under this §7, it being the intention of the Guarantors that, so long as any of the Guaranteed Obligations hereunder remain unsatisfied, the Guaranteed Obligations of each of the Guarantors under this §7 shall not be discharged except by performance and then only to the extent of such performance. The Guaranteed Obligations of each of the Guarantors under this §7 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction, receivership, administration or similar proceeding with respect to any of the Borrowers or the Guarantors or the Lenders or any Agent. The joint and several liability of each of the Guarantors hereunder shall continue in full force and effect notwithstanding any absorption, merger, sale or contribution of all assets and liabilities of a company (“universalité/algemeenheid”) or of a branch of activities or other consolidation, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of the Borrowers or the Guarantors, the Lenders or any Agent.

(e) The U.S. Guarantors, each Domestic Borrower (solely in its capacity as a Guarantor of the U.S. Guaranteed Obligations under this §7) and each of the Foreign Guarantors and each of the Foreign Borrowers (solely in their capacity as Guarantors of the Foreign Guaranteed Obligations), shall be liable under the Guaranty under this §7 only for the maximum amount of such liabilities that can be incurred under applicable law without rendering this Credit Agreement, as it relates to the guaranty under this §7, voidable under applicable law relating to fraudulent conveyance, fraudulent transfer and corporate financial assistance, and not for any greater amount. Accordingly, if any obligation under any provision of the guaranty under this §7 shall be declared to be invalid or unenforceable in any respect or to any extent, it is the stated intention and agreement of the Guarantors, the Agents and the Lenders that any balance of the obligation created by such provision and all other obligations of the Guarantors under this §7 to the Lenders or any Agent shall remain valid and enforceable, and that all sums not in excess of those permitted under applicable law shall remain fully collectible by the Lenders and the Agents from any Loan Party, as the case may be.

(f) To the extent any U.S. Guarantor or any Foreign Guarantor, as the case may be, makes a payment hereunder in excess of the aggregate amount of the benefit received by such Guarantor in respect of the extensions of credit under the Credit Agreement (the “Benefit Amount”), then such Guarantor, after the payment in full, in cash, of all of the Obligations, shall be entitled to recover from the Applicable Borrowers and each other applicable Guarantor such excess payment, pro rata, in accordance with the ratio of the Benefit Amount received by each such other applicable Guarantor to the total Benefit Amount received by all applicable Guarantors, and the right to such recovery shall be deemed to be an asset and property of such Guarantor so funding; provided, that each of the Guarantors hereby agrees that it will not enforce any of its rights of contribution or subrogation against the other applicable Guarantors with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to any of the Lenders or any Agent with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been irrevocably paid in full in cash. Any claim which any Guarantor may have against any other applicable Guarantor with respect to any payments to the Lenders or any Agent hereunder or under any other Loan Document are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations and, in the event of any insolvency, bankruptcy, receivership, administration, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Guarantor, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other applicable Guarantor therefor.

(g) Each of the Guarantors hereby agrees that the payment of any amounts due with respect to the indebtedness owing by any Guarantor to any other Guarantor or any Borrower is hereby subordinated to the prior payment in full in cash of the Obligations as set forth in the following sentence. If such Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness, upon the occurrence and during the continuance of an Event of Default and before payment in full in cash of the Obligations, such amounts shall be collected, enforced, received by such Guarantor as trustee for the Lenders and the Agents and be paid over to the Applicable Agent, for the benefit of the Applicable Lenders and the Applicable Agent, to be applied to repay (or be held as security for the repayment of) the Obligations.

(h) The provisions of this §7 (other than §7.6(f), which is made for the benefit of the Guarantors) are made for the benefit of the Agents and the Lenders and their successors and assigns, and may be enforced in good faith by them from time to time against the Guarantors as often as occasion therefor may arise and without requirement on the part of the Agents or the Lenders first to marshal any of their claims or to exercise any of their rights against the Borrowers or the Guarantors or to exhaust any remedies available to them against the Borrowers or the Guarantors or to resort to any other source or means of obtaining payment of any of the obligations hereunder or to elect any other remedy. The provisions of this §7 shall remain in effect until all of the Guaranteed Obligations shall have been paid in full or otherwise fully satisfied and the Commitments have expired and all outstanding Letters of Credit have expired, matured or otherwise been terminated. If at any time, any payment, or any part thereof, made in respect of any of the Guaranteed Obligations, is rescinded or must otherwise be restored or returned by the Lenders or any Agent upon the insolvency, bankruptcy or reorganization of any of the Borrowers or the Guarantors, or otherwise, the provisions of this §7 will forthwith be reinstated in effect, as though such payment had not been made.

Until the final payment and performance in full in cash of all of the Obligations, no Guarantor shall exercise, and each Guarantor hereby waives any rights such Guarantor may have against any of the Borrowers or any other Guarantor arising as a result of payment by such Guarantor hereunder, by way of subrogation, reimbursement, restitution, contribution or otherwise, and will not prove any claim in competition with any Agent or any Lender in respect of any payment hereunder in any bankruptcy, insolvency or reorganization case or proceedings of any nature; such Guarantor will not claim any setoff, recoupment or counterclaim against the Borrowers or any of the other Guarantors in respect of any liability of the Borrowers to such Guarantor; and such Guarantor waives any benefit of and any right to participate in any collateral security which may be held by any Agent or any Lender.

7.7 Indemnity. To the fullest extent permitted by applicable law, each of the Guarantors, as a separate and additional liability, further undertakes and agrees to indemnify and keep indemnified upon written demand (setting forth a reasonably detailed explanation as to the reason for any additional amounts payable pursuant to this §7.7) each of the Lenders and each Agent and any Affiliates thereof (together and each separately in this §7.7 called the “Creditors”) against any loss, damage, cost, charge or expense whatsoever that the Creditors suffer by reason of, in connection with, or as a consequence of:

(a) the non-payment of any of its Guaranteed Obligations or the non-performance or non-observance of any of its Guaranteed Obligations;

(b) the liability of any Applicable Borrower to pay the Guaranteed Obligations to the Creditors or to perform the Guaranteed Obligations being void, voidable or unenforceable in whole or in part, as a result of any lack of capacity, power or authority or any improper exercise of power or authority on the part of the Borrowers;

(c) any Applicable Borrower becoming insolvent, including: (i) the amount of any payment made to the Creditors which is void or voidable against any person; and (ii) the amount of any interest (including capitalized interest) which does not accrue from the date of insolvency or is not recoverable by reason of the insolvency, and which would otherwise have been recoverable from the Guarantors under this Credit Agreement; or

(d) the Guaranteed Obligations being (or moneys which would have been Guaranteed Obligations had they not been irrecoverable) not recoverable from the Applicable Borrower in whole or in part and not recoverable from the Guarantors under the guaranty in this §7 by reason of any other fact or circumstance whatsoever and whether the transactions or any of them relating to such moneys have been void, voidable or illegal or have been subsequently avoided and whether or not any of the matters or facts relating thereto have been or ought to have been within the knowledge of the Creditors;

provided that no Foreign Loan Party shall at any time be liable, directly or indirectly, to any of the Creditors for any portion of the indemnification obligations set forth in this §7.7 relating to the U.S. Guaranteed Obligations.

7.8 Keepwell. Each Qualified ECP Guarantor hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Guarantor as may be needed by such Specified Guarantor from time to time to honor all of its obligations under its Guaranty and the other Loan Documents in respect of any Swap Obligation (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section for up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Section voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each Qualified ECP Guarantor intends that this Section constitute, and this Section shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Specified Guarantor for all purposes of § 1a(18)(A)(v)(II) the Commodity Exchange Act.

8. REPRESENTATIONS AND WARRANTIES.

On the Restatement Effective Date and on each date thereafter to the extent required under §13, each of the Borrowers represents and warrants to the Lenders and the Agents as follows:

8.1 Corporate Authority.

8.1.1. Incorporation; Good Standing. Each of the Borrowers and its Restricted Subsidiaries (a) is a corporation, partnership or limited liability company or other form of business entity duly organized, validly existing and, except in respect of the European Borrower, the European Guarantors, the Australian Borrower, the Australian Guarantors, the UK Borrower and the UK Guarantors, in good standing under the laws of its state, province or country of incorporation or formation, (b) has all requisite corporate or other power to own its property and conduct its business as now conducted and as presently contemplated, (c) is in good standing as a foreign corporation (or similar business entity), except in respect of the European Borrower, the European Guarantors, the Australian Borrower, the Australian Guarantors, the UK Borrower and the UK Guarantors, and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a Material Adverse Effect and (d) with respect to a Belgian Guarantor only, it has neither been declared bankrupt nor filed any request for judicial composition (“concordat judiciaire/gerechtelijk akkoord”) under the Law of 17 July 1997 or judicial reorganization (“reorganization judiciaire/gerechtelijke reorganisatie”) under the Law of 31 January 2009 on the continuity of enterprises.

8.1.2. Authorization. The execution, delivery and performance of this Credit Agreement and the other Loan Documents to which any of the Borrowers or any of their Restricted Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby (a) are within the corporate or other authority of such Person, (b) have been duly authorized by all necessary corporate or other proceedings, (c) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which any such Person is subject or any judgment, order, writ, injunction, license or permit applicable to any such Person unless such conflict, breach or contravention would not have a Material Adverse Effect and (d) do not conflict with any provision of the Governing Documents of, or any agreement or other material instrument binding upon any such Person.

8.1.3. Enforceability. The execution and delivery of this Credit Agreement and the other Loan Documents to which any of the Borrowers or any of their Restricted Subsidiaries is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by the effects of any Debtor Relief Laws (other than the Canada Transportation Act) or, solely in respect of the European Borrower or any European Guarantor, the Debtor Relief Reservations, and except to the extent that (i) the exercise of certain remedies under the Loan Documents may be subject to compliance with the ICC Termination Act of 1995, as amended, and other applicable governmental regulations and (ii) availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

8.2 Governmental Approvals. (i) The execution, delivery and performance by each of the Borrowers and each of its Restricted Subsidiaries of this Credit Agreement, the other Loan Documents to which any of the Borrowers or any of their Restricted Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (iv) the exercise by the Administrative Agent or any other Secured Party of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents do not require the approval, consent, order, authorization or license by, or giving of notice to, or filing with, or taking of any other action with respect to, any governmental agency or authority of any jurisdiction (including, without limitation, the STB), or other fiscal, monetary or other authority, under any provisions of any laws or governmental rules, regulations, orders, or decrees of any jurisdiction or the central bank of any jurisdiction or other fiscal, monetary or other authority, under any provision of any laws or governmental rules, regulations, orders or decrees of any jurisdiction applicable to or binding on any Borrower or any of their Restricted Subsidiaries except for (a) the filing of UCC financing statements required by the Loan Documents, (b) filings with the United States Patent and Trademark Office and the United States Copyright Office as required by the Loan Documents, (c) recordation of the Mortgages and other Liens granted under the Loan Documents, (d) the registration of particulars of any Collateral Document entered into by an entity registered in England and Wales at the Companies Registration Office of England and Wales, (e) such as have been made or obtained and are in full force and effect, (f) such other actions, consents, approvals, registrations or filings with respect to which the failure to be obtained or made would not reasonably be expected to have a Material Adverse Effect, (g) exercise of certain remedies under the Loan Documents may be subject to compliance with the ICC Termination Act of 1995, as amended and other applicable governmental regulations and (h) filings or other actions listed on Schedule 8.2. A representation under this §8.2 will not be incorrect or misleading if any Secured Party fails to take any action or effect any filing, registration, recording, execution or notarization which can only be taken or effected by it to enable a security interest (under and for the purposes of the PPSA (Australia) and the PPSA) to be perfected (other than by reason of the fault or negligence of the Loan Parties).

8.3 Title to Properties; Leases. Except as indicated on Schedule 8.3, each of the Borrowers and each of its Restricted Subsidiaries owns, leases or otherwise holds all of the assets reflected in the consolidated and consolidating balance sheets of GWI and its Restricted Subsidiaries as at December 31, 2014 or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any Mortgages, leases, conditional sales agreements, title retention agreements, Liens or other encumbrances except Permitted Liens and the rights of lessees and other parties lawfully in possession in the ordinary course of business except where the failure to have such assets could not reasonably be expected to have, individually or in the aggregate a Material Adverse Effect.

8.4 Financial Statements and Projections.

8.4.1. Financial Statements.

There has been furnished to each of the Lenders the consolidated balance sheet of GWI and its Subsidiaries as of December 31, 2013, and consolidated statements of income and cash flows of GWI and its Subsidiaries, in each case for the fiscal year then ended, audited by PricewaterhouseCoopers LLP (the “GWI Audited Financial Statements”). There has also been furnished to each of the Lenders the consolidated balance sheets for the Borrowers and their Restricted Subsidiaries and the consolidating balance sheets of the Borrowers and their Restricted Subsidiaries, in each case as of December 31, 2014, and the related consolidated statements of income and cash flow for the Borrowers and their Restricted Subsidiaries for the fiscal quarters then ended, and the consolidating statements of income and cash flow for the Borrowers and their Restricted Subsidiaries for the fiscal quarters then ended, each setting forth in comparative form the figures for the previous fiscal year (the “GWI Unaudited Financial Statements” and, together with the GWI Audited Financial Statements, the “GWI Historical Financial Statements”). All such balance sheets, statements of income, cash flow statements and financial statements and all financial statements delivered pursuant to §§9.4(a) and (b) have been prepared in accordance with GAAP and fairly present the financial condition of the Borrowers and their Restricted Subsidiaries as at the close of business on the dates thereof and the results of operations for the fiscal year or other period then ended. There are no contingent liabilities of the Borrowers or their Restricted Subsidiaries as of such dates involving material amounts, to the knowledge of the officers of any of the Borrowers, which were not disclosed in such balance sheet and statements and the notes related thereto.

8.4.2. Projections. The projections of the Borrowers and their Restricted Subsidiaries including (a) on an annual basis, consolidated balance sheets, income and cash flow statements of the Borrowers and their Restricted Subsidiaries, in each case for the period from December 31, 2015 through December 31, 2019 and (b) annual calculations of the covenants contained in §11 for the 2015 through 2019 fiscal years, copies of which have been delivered to each Lender are based upon reasonable estimates and assumptions and have been prepared in good faith based upon assumptions that the Borrowers believed to be reasonable as of the Restatement Effective Date and as of the date such projections were delivered to each Lender.

8.5 No Material Changes, Etc.; Solvency.

8.5.1. Changes. Since December 31, 2014 there has been no event or occurrence which has had a Material Adverse Effect.

8.5.2. Solvency. After giving effect to the transactions occurring on the Restatement Effective Date as contemplated herein, (i) the Fair Value of the assets of GWI and its Subsidiaries taken as a whole exceed their Stated Liabilities and Identified Contingent Liabilities, (ii) the Present Fair Salable Value of the assets of GWI and its Subsidiaries taken as a whole exceed their Stated Liabilities and Identified Contingent Liabilities; (iii) GWI and its Subsidiaries taken as a whole do not have Unreasonably Small Capital; and (iv) GWI and its Subsidiaries taken as a whole will be able to pay their Stated Liabilities and Identified Contingent Liabilities as they mature.

8.6 Franchises, Patents, Copyrights, Etc. Each of the Borrowers and each of their Restricted Subsidiaries possesses all material franchises, patents, copyrights, trademarks, trade names, licenses, permits, trade secrets and other intangible rights and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without, to the knowledge of the officers of GWI, conflict with any rights of others.

8.7 Litigation. There are no actions, suits, proceedings or investigations of any kind pending or threatened against any of the Borrowers or their Restricted Subsidiaries before any court, tribunal or administrative agency or board (a) that, if adversely determined, would have a Material Adverse Effect, or (b) which question the validity of this Credit Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

8.8 Compliance with Other Instruments, Laws, Etc.

(a) None of the Borrowers or any of their Restricted Subsidiaries is in violation of any provision of its Governing Documents, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could have a Material Adverse Effect.

(b) None of the Australian Borrower, any Australian Guarantor or any of their respective Restricted Subsidiaries incorporated under the laws of the Commonwealth of Australia has contravened or will contravene Chapter 2E or Part 2J.3 of the Corporations Act 2001 (Cwlth) in connection with its entry into, and performance of its obligations under, any Loan Document.

8.9 Tax Status. Each of the Borrowers and their Restricted Subsidiaries (a) has made, filed or duly extended all federal, state, provincial, local and foreign income and all other material tax returns, reports and declarations required by any jurisdiction to which any of them is subject, (b) has paid all material Taxes and other government assessments and charges shown or determined to be due on such returns, reports and declarations and all estimated Taxes in connection with any extensions, except those Taxes being contested in good faith and by appropriate proceedings, and (c) has set aside on their books provisions reasonably adequate for the payment of all Taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid Taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrowers know of no basis for any such claim.

8.10 No Event of Default. No Default or Event of Default has occurred and is continuing.

8.11 Investment Company Act. None of the Borrowers or any of their Restricted Subsidiaries is, or is required to be registered as, an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended.

8.12 Certain Transactions. Except as set forth on Schedule 8.12 and except for arm’s length transactions pursuant to which any of the Borrowers or any of their Restricted Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than such Borrower or such Restricted Subsidiary could obtain from third parties, none of the officers, directors, or employees of any of the Borrowers or any of their Restricted Subsidiaries or other Affiliates is presently a party to any transaction with any of the Borrowers or any of their Restricted Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the best knowledge of such Person, any corporation, partnership, trust or other entity in which any officer, director, other Affiliates or any such employee has a substantial interest or is an officer, director, trustee or partner.

8.13 ERISA and Employee Benefit Plan Compliance.

(a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state laws except where failure to comply would not reasonably be expected to cause a Material Adverse Effect or otherwise create a Default or Event of Default hereunder. Each Plan that is intended to be qualified has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under §401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under §501(a) of the Code, or an application for such a letter is currently being processed by (or within the time period permitted by law will be submitted to) the Internal Revenue Service, and to the best knowledge of the Borrowers, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

(b) There are no pending or, to the best knowledge of the Borrowers, threatened claims, actions or lawsuits, or action by any Governmental Authority with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no non-exempt “prohibited transaction” (within the meaning of §406 of ERISA or §4975(c) of the Code) or material violation of the fiduciary responsibility rules of ERISA with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) (i) No ERISA Event has occurred, and neither GWI nor any ERISA Affiliate is aware of any material fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event; (ii) GWI and its ERISA Affiliates have met all applicable material requirements regarding minimum required contributions under §§412, 430 and 436 of the Code and §§302 and 303 of ERISA in respect of each Pension Plan, and all applicable material requirements regarding minimum required contributions under §§412, 431 and 432 of the Code and §§304 and 305 of ERISA in respect of each Multiemployer Plan, and no waiver of the minimum funding standards under §412(c) or §302(c) of ERISA has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, its funding target attainment percentage (as defined in §430(d)(2) of the Code) is 60% or higher and neither GWI nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) neither GWI nor any ERISA Affiliate has incurred any material liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither GWI nor any ERISA Affiliate has engaged in a transaction that could be subject in any material way to §4069 or §4212(c) of ERISA; and (vi) no Pension Plan or Multiemployer Plan has been terminated by the plan administrator thereof or by the PBGC, and neither GWI nor any ERISA Affiliate is aware of any event or circumstance that has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan or Multiemployer Plan.

(d) Set forth on Schedule 8.13 is a complete list of all active and/or terminated Pension Plans (including Multiple Employer Plans) and Multiemployer Plans which GWI and/or any ERISA Affiliate maintain or contribute to, or has any unsatisfied obligation to contribute to, or liability under, as of the Restatement Effective Date.

(e) To the extent applicable: (a) each Canadian Plan has been registered, administered, funded and invested in all material respects in accordance with its terms and applicable law; (b) subject to the terms of any applicable collective agreements, the Canadian Borrower and the Canadian Guarantors may amend or terminate, in whole or in part, each of their Canadian Plans; (c) except as set forth in Schedule 8.13 as of the date hereof, neither the aggregate going concern unfunded liability nor the aggregate solvency deficiency in respect of all the Canadian Plans which are funded defined benefit pension plans, determined pursuant to the actuarial assumptions and methodology utilized in the most recent actuarial valuations therefor filed with the applicable pension regulator, exceeds the Canadian Dollar Equivalent of $50,000,000; and (d) the Canadian Borrower and Canadian Guarantors have delivered to the Administrative Agent such valuations for any such funded Canadian Plan.

(f) With respect to each employee benefits scheme or arrangement mandated by a government other than the United States, the United Kingdom or Canada to which any Borrower or any Subsidiary of any of them is subject (a “Foreign Government Scheme or Arrangement”) and with respect to each employee benefit plan (within the meaning of §3.3 of ERISA but not subject to ERISA) not subject to United States or Canadian law or the law of England and Wales, maintained or contributed to by any

Borrower and any Subsidiary of any of them or with respect to which any Borrower or any Subsidiary of any of them has any liability, whether actual or contingent, including by reason of being affiliated with another entity (a “Foreign Plan”):

(i) any employer and employee contributions required of any Borrower or any of their Subsidiaries by law or by the terms of any such Foreign Government Scheme or Arrangement or any such Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices, except where the failure to do so would not reasonably be expected to cause a Material Adverse Effect or otherwise create a Default or Event of Default hereunder;

(ii) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance, or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date hereof, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles and in accordance with applicable law; and

(iii) each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities except where the failure to do so would not reasonably be expected to cause a Material Adverse Effect or otherwise create a Default or Event of Default hereunder;

(g) With respect to the UK Pension Scheme:

(i) the UK Pension Scheme has been funded in accordance with Part III of the Pensions Act 2004 of the United Kingdom (except where any failure to do so is not reasonably likely to have a Material Adverse Effect), and no action or omission has been taken by any Borrower or its Subsidiaries which has or is reasonably likely to have a Material Adverse Effect; and

(ii) the UK Pension Scheme has been registered and has been maintained in good standing with applicable regulatory authorities except where the failure to do so would not reasonably be expected to cause a Material Adverse Effect or otherwise create a Default or Event of Default hereunder;

(h) Except for the UK Pension Scheme, (i) none of the Borrowers nor any of its Subsidiaries is an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004 of the United Kingdom) of an occupational pension scheme established in the United Kingdom which is not a money purchase scheme (both terms as defined in the Pension Schemes Act 1993 of the United Kingdom) and (ii) none of the Borrowers nor any of its Subsidiaries is “connected” with or an “associate” of (as those terms are used in sections 38 and 43 of the Pensions Act 2004 of the United Kingdom) such an employer.

8.14 Use of Proceeds; Regulations U and X. The proceeds of the Loans on or after the Restatement Effective Date shall be used (i) to finance the acquisition of the equity interests of RailInvest (the “RailInvest Acquisition”) in accordance with the RailInvest Acquisition Agreement, (ii) to pay fees and expenses incurred in connection with Amendment No. 1, (iii) to refinance the loans under the Original Credit Agreement and (iv) for ongoing working capital and general corporate purposes (including Permitted Acquisitions). The Borrowers will obtain Letters of Credit solely for working capital, Capital Expenditures and general corporate purposes. No portion of any Loan is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of purchasing or carrying any “margin security” or “margin stock” as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

8.15 Environmental Compliance. The Borrowers have a reasonable system for evaluating and managing environmental matters affecting them and their Restricted Subsidiaries, including the past and present condition and usage of the Real Estate and the operations conducted thereon and, based upon such system, have concluded that:

(a) except as set forth on Schedule 8.15, none of the Borrowers, none of their Restricted Subsidiaries nor any operator of the Real Estate or any operations thereon is in violation, or alleged violation, of any federal, state, county, regional, local, foreign or provincial judgment, decree, directive order, law, license, permit, rule, regulation, code or ordinance pertaining to environmental matters, including, without limitation, those arising under the Resource Conservation and Recovery Act (“RCRA”), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended (“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986, the federal Clean Water Act, the federal Clean Air Act, the Toxic Substances Control Act, or any Canadian, European Union, Dutch, Australian, UK, federal, provincial, state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment or otherwise relating to protection or conservation of natural or cultural sources, pollution or contamination of air, water or soil, waste or chemical disposal, toxic, hazardous, poisonous, or dangerous substances or noise or odor (“Environmental Laws”), which violation could have a Material Adverse Effect;

(b) except as set forth in Schedule 8.15, none of the Borrowers nor any of their Restricted Subsidiaries has received notice from any third party, including, without limitation, any Canadian, European Union, Dutch, Australian, federal, provincial, state or local governmental authority, (i) that any one of them has been identified by the United States Environmental Protection Agency (“EPA”) as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C. §6903(5) or by any applicable Environmental Laws, any hazardous substances as defined by 42 U.S.C. §9601(14) or by any applicable Environmental Laws, any pollutant or contaminant as defined by 42 U.S.C. §9601(33) or by any applicable Environmental Laws and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by or forming the basis of liability under any Environmental Laws (“Hazardous Substances”) which any one of them has generated, transported or disposed of, or arranged for transport or disposal of has been found at any site at which a federal, provincial, state or local agency or other third party has conducted or has ordered that the Borrowers or any of their Restricted Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party’s incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances, or pursuant to any Environmental Law, in each case which has or has the potential of having a Material Adverse Effect;

(c) except as set forth on Schedule 8.15: (i) to the best knowledge of each Borrower, no portion of the Real Estate has been used for the handling, processing, storage or disposal of Hazardous Substances which would have a Material Adverse Effect, except for handling, processing or storage of Hazardous Substances in accordance with applicable Environmental Laws; (ii) in the course of any activities conducted by any Borrower, its Restricted Subsidiaries or operators of its properties, no Hazardous Substances have been generated or are being used on the Real Estate except in accordance with applicable Environmental Laws, except for generation or use of Hazardous Substances which would not have a Material Adverse Effect; (iii) to the best knowledge of each Borrower, there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from the properties of any Borrower or its Restricted Subsidiaries, which releases would have a Material Adverse Effect on the value of any of the Real Estate or adjacent properties or the environment; (iv) to the best knowledge of each Borrower, there have been no releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on, and which would have a Material Adverse Effect on the value of, the Real Estate; and (v) in addition, to the best knowledge of each Borrower, except as would not have a Material Adverse Effect: (1) any Hazardous Substances that have been generated on any of the Real Estate located in the United States after the effective date of RCRA and applicable regulations have been transported offsite only by carriers having an identification number issued by the EPA (2) any Hazardous Substances that have been generated by any Borrower or any of its Restricted Subsidiaries on any of the Real Estate located in nations other than the United States have been transported offsite in accordance with applicable Environmental Laws, (3) all Hazardous Substances generated on any Real Estate have been treated or disposed of at off-site locations only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, and (4) all transporters and facilities referenced in clauses (1) through (3) hereof have been and are operating in compliance with such permits and applicable Environmental Laws; and

(d) except as listed on Schedule 8.15 and as would not have a Material Adverse Effect, none of the Borrowers and their Restricted Subsidiaries, nor any of the Real Estate, is subject to any applicable Environmental Law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the effectiveness of any other transactions contemplated hereby.

8.16 Subsidiaries, Etc. Each of the Borrowers’ direct and indirect Subsidiaries are as set forth on Schedule 8.16(a) and each Borrower holds the ownership interests in each direct and indirect Subsidiary described on Schedule 8.16(a). None of the Subsidiaries of the Borrowers has any other Subsidiaries except as set forth on Schedule 8.16(a). Except as set forth on Schedule 8.16(b), none of the Borrowers or any of their Subsidiaries is engaged in any joint venture or partnership with any other Person.

8.17 Capitalization. The Borrowers and their Subsidiaries are the record and beneficial owners of the issued and outstanding Capital Stock of the Persons described in and in the manner set forth on Schedules 8.16(a) and (b), free and clear of all Liens, other than Permitted Liens. All shares of such Capital Stock have been validly issued, are outstanding, fully paid and nonassessable and no options, warrants or other rights to subscribe to additional shares of the Capital Stock of such Persons have been granted or exist.

8.18 Fiscal Year. Each of the Borrowers and their Restricted Subsidiaries has a fiscal year which is twelve calendar months ending on December 31 of each year.

8.19 Operation of Railroads. Each of the Borrowers is a rail carrier or is primarily engaged in the business of providing management and administrative services to rail carriers and other entities in the transportation business, and holding Capital Stock of its Restricted Subsidiaries.

8.20 Disclosure. No representation or warranty made by any of the Borrowers or any of their Restricted Subsidiaries in any Loan Document to which it is a party and no information furnished to any Agent or the Lenders by or on behalf of any of the Borrowers or any of their Restricted Subsidiaries or any of its representatives in connection with any aspect of the transactions contemplated by the Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made.

8.21 Registration or Stamp Tax. Neither this Credit Agreement nor any of the other Loan Documents is subject to any registration or stamp tax or any other similar or like taxes payable in any jurisdiction, except for (i) a Belgian stamp duty of €0.15 that is payable for each original copy of the Credit Agreement, the Notes or Instruments of Adherence (Guaranty) that is signed or registered in Belgium and (ii) subject to §9.16(c), ad valorem mortgage duty payable in New South Wales, Australia on any Collateral Document that secured property or assets located in New South Wales, Australia for the purposes of the Duties Act 1997 (NSW).

8.22 Representations as to Foreign Obligors. Each Borrower and each Foreign Loan Party represents and warrants to the Agents and the Lenders that:

(a) Such Foreign Loan Party is subject to civil and commercial laws with respect to its obligations under this Credit Agreement and the other Loan Documents to which it is a party (collectively as to such Loan Party, the “Applicable Foreign Loan Party Documents”), and the execution, delivery and performance by such Foreign Loan Party of the Applicable Foreign Loan Party Documents constitute and will constitute private and commercial acts and not public or governmental acts. Neither such Foreign Loan Party nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Foreign Loan Party is organized and existing in respect of its obligations under the Applicable Foreign Loan Party Documents.

(b) The Applicable Foreign Loan Party Documents are in proper legal form under the laws of the jurisdiction in which such Foreign Loan Party is organized and existing for the enforcement thereof against such Foreign Loan Party under the laws of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Loan Party Documents. It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Loan Party Documents that the Applicable Foreign Loan Party Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Foreign Loan Party is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Foreign Loan Party Documents or any other document, except for (i) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until the Applicable Foreign Loan Party Document or any other document is sought to be enforced, (ii) subject to §9.16(c), any charge or tax as has been timely paid or, in the case of any payment of ad valorem mortgage duty in New South Wales, Australia on any Collateral Document, will be paid promptly after the date of the relevant Collateral Document and (iii) to the extent applicable, notarization of any German law governed share pledge agreement. A representation under this §8.22(b) will not be incorrect or misleading if any Secured Party fails to take any action or effect any filing, registration, recording, execution or notarization which can only be taken or effected by it to enable a security interest (under and for the purposes of the PPSA (Australia)) to be perfected (other than by reason of the fault or negligence of the Loan Parties).

(c) As of the Restatement Effective Date, there is no tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of the jurisdiction in which such Foreign Loan Party is organized and existing either (i) on or by virtue of the execution or delivery of the Applicable Foreign Loan Party Documents or (ii) on any payment to be made by such Foreign Loan Party pursuant to the Applicable Foreign Loan Party Documents, except (w) for a Belgian stamp duty of €0.15 that is payable for each original copy of the Credit Agreement, the Notes or Instruments of Adherence (Guaranty), as applicable, that is signed or registered in Belgium, (x) for Canadian interest withholding tax at the rate of 25% (unless such rate is reduced by an applicable income tax treaty to which Canada is a party) on interest paid by the Canadian Borrower in respect of Canadian Revolving Loans and the Canadian Swingline Loan if the relevant Canadian Lender or the Canadian Swingline Lender (as applicable) is not a resident of Canada or not deemed to be a resident of Canada and does not deal at “arm’s length” with the Canadian Borrower, (y) for Australian interest withholding tax at the rate of 10% on interest paid by the Australian Borrower in respect of the Australian Loans and the Australian Swingline Loan if the public offer test described in §33 is not satisfied and the relevant Australian Lender or the Australian Swingline Lender (as applicable) is not one of (A) a resident of Australia that does not make its Australian Loan or Australian Swingline Loan (as applicable) in carrying on business at or through a permanent establishment outside Australia, (B) a non-resident that makes its Australian Loan or Australian Swingline Loan (as applicable) in carrying on business in Australia at or through a permanent establishment in Australia, or (C) a resident of a state having a double taxation agreement with Australia which makes provision for full exemption for withholding tax imposed by Australia on interest and the Australian Lender or the Australian Swingline Lender (as applicable) satisfies any other conditions for it to obtain such an exemption, or (z) as otherwise has been disclosed to the Agents.

(d) The execution, delivery and performance of the Applicable Foreign Loan Party Documents executed by such Foreign Loan Party are, under applicable foreign exchange control regulations of the jurisdiction in which such Foreign Loan Party is organized and existing, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (ii) shall be made or obtained as soon as is reasonably practicable).

8.23 Trustee. No Borrower or Guarantor is entering into any Loan Document, or holds any property, as a trustee.

8.24 Code of Banking Practice. The Australian Code of Banking Practice does not apply to the Loan Documents and the transactions thereunder.

8.25 OFAC, Patriot Act and FCPA. Each Loan Party and each of its Subsidiaries (except, in case of a Foreign Guarantor organized under German law, only if and to the extent the following does not conflict with sec. 7 foreign trade rules (AWV (Außenwirtschaftsverordnung)) in connection with sec. 4 para. 1a no.3 foreign trade law (AWG (Außenwirtschaftsgesetz)) or any other applicable trade or sanctions law) is: (a) not a “blocked” person listed in the Annex to Executive Order Nos. 12947, 13099 and 13224 and all modifications thereto or thereof (the “Annex”); (b) in compliance in all material respects with the requirements of the USA Patriot Act Title III of 107 Public Law 56 (October 26, 2001) (the “Patriot Act”) and in other statutes and all orders, rules and regulations of the United States government and its various executive departments, agencies and 150 offices, related to the subject matter of the Patriot Act, including Executive Order 13224 effective September 24, 2001 and all other requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury (“OFAC”); (c) operated under policies, procedures and practices, if any, that are in compliance with the Patriot Act; (d) not in receipt of any notice from the Secretary of State or the Attorney General of the United States or any other department, agency or office of the United States claiming a violation or possible violation of the Patriot Act; (e) not listed as a Specially Designated Terrorist (as defined in the Patriot Act) or as a “blocked” person on any lists maintained by the OFAC pursuant to the Patriot Act or any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of the OFAC issued pursuant to the Patriot Act or on any other list of terrorists or terrorist organizations maintained pursuant to the Patriot Act; (f) not a Person who is otherwise the target of U.S. economic sanctions laws such that a U.S. Person cannot deal or otherwise engage in business transactions with such Person; (g) not owned or controlled by or now acting and or will be in the future act for or on behalf of any Person named in the Annex or any other list promulgated under the Patriot Act or any other Person who has been determined to be the target of U.S. economic sanctions prohibitions such that the entry into, or performance under, this Credit Agreement or any other Loan Document would be prohibited under U.S. law and (h) not a Person included on Her Majesty’s Treasury’s Consolidated List of Financial Sanctions Targets and the Investment Ban List. No part of the proceeds of the Loans will be used, directly or indirectly, (i) for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended or the UK Bribery Act 2010 or (ii) to the knowledge of each Loan Party and its Subsidiaries (in case of a Foreign Guarantor organized under German law, only if and to the extent the following does not conflict with sec. 7 foreign trade rules (AWV (Außenwirtschaftsverordnung)) in connection with sec. 4 para. 1a no.3 foreign trade law (AWG (Außenwirtschaftsgesetz)) or any other applicable trade or sanctions law), in violation of OFAC or the sanctions laws and regulations of Australia or the United Kingdom.

8.26 [Reserved].

8.27 Collateral Documents.

(a) The U.S. Security Agreement creates (to the extent required hereby or by the applicable Collateral Documents) valid and perfected first priority liens on and/or security interests in all of the U.S. Collateral in favor of the Secured Parties, to the extent set forth in and subject to the provisions hereof and of the Collateral Documents (except as enforceability may be limited (x) by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally, (y) by the ICC Termination Act of 1995, as amended and any other applicable governmental regulations and (z) by general equitable principles (whether enforcement is sought by proceedings in equity or law)), subject only to Permitted Liens and, when (i) financing statements are filed in the offices specified on Schedule 6 to the Perfection Certificate and (ii) upon the taking of possession or control by the Administrative Agent of the U.S. Collateral, with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Administrative Agent to the extent possession or control by the Administrative Agent is required by the U.S. Security Agreement) the Liens created by the U.S. Security Agreements shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors in the U.S. Collateral (other than such U.S. Collateral in which a security interest cannot be perfected under the UCC as in effect at the relevant time in the relevant jurisdiction), in each case subject to no Liens other than Permitted Liens. The Canadian Security Agreement creates (to the extent required hereby or by the applicable Collateral Documents) valid and perfected first priority liens on and/or security interests in all of the Collateral in favor of the Secured Parties, to the extent set forth in and subject to the provisions of the Collateral Documents, subject only to Permitted Liens and, when (i) financing statements and registrations are filed in the offices specified on Schedule 6 to the Canadian Perfection Certificate and (ii) upon the taking of possession or control by the Administrative Agent of the Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Administrative Agent to the extent possession or control by the Administrative Agent is required by the Canadian Security Agreement) the Liens created by the Canadian Security Agreements shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the grantors in the Collateral (other than such Collateral in which a security interest cannot be perfected under the PPSA or the RPMRR), in each case subject to no Liens other than Permitted Liens.

(b) Each Mortgage when duly executed is effective to create, in favor of the Administrative Agent, for its benefit and the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, all of the Loan Parties’ right, title and interest in and to the Mortgaged Properties thereunder and the proceeds thereof (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or law)), subject only to Permitted Liens or other Liens acceptable to the Administrative Agent, and when the Mortgages are filed in the offices specified on Schedule 6 to the Perfection Certificate, Canadian Perfection Certificate or any supplement to the Perfection Certificate or Canadian Perfection Certificate delivered on or prior to the date hereof (or, in the case of any Mortgage executed and delivered on or prior to the date hereof in accordance with the provisions of §§9.13, 9.14 or 9.16, when such Mortgage is filed in the offices specified in the local counsel opinion delivered with respect thereto in accordance with the provisions of §§9.13, 9.14 and 9.16), the Mortgages shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, in each case prior and superior in right to any other person, other than Permitted Liens and Liens permitted by the Mortgage. None of the Mortgaged Property upon which a Building or Manufactured (Mobile) Home is located is a material real property or material to the operation of the Borrowers’ business. A “Building” is defined by the Federal Emergency Management Agency in connection with the National Flood Insurance Program to mean “a walled or roofed structure” and a “Manufactured (Mobile) Home” is defined by the Federal Emergency Management Agency in connection with the National Flood Insurance Program to mean “a structure built on a permanent chassis, transported to its site in one or more sections, and affixed to a permanent foundation”.

(c) [Reserved].

(d) Subject to laws affecting creditors’ rights generally, each Lien under each Australian Security Agreement creates the Lien which it is expressed to create with the ranking and priority it is expressed to have over the property which it is expressed to apply (subject to registration of a financing statement (as defined in the PPSA (Australia)) by the Administrative Agent in accordance with any relevant prescribed timeframe).

(e) In respect of each Loan Party to an Australian Security Agreement, it is the sole legal and beneficial owner of the property over which it has purported to create a Lien under the Australian Security Agreements, free from Liens other than Permitted Liens.

(f) As at the Closing Date and the Restatement Effective Date, neither the Australian Borrower nor any Australian Guarantor party to an Original Australian Security Agreement had any right, title or interest in any property located in New South Wales for the purposes of the Duties Act 1997 (NSW).

9. AFFIRMATIVE COVENANTS OF THE BORROWERS.

From and after the Restatement Effective Date, each of the Borrowers covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or other Obligation (other than contingent obligations for which no claim has been asserted) is outstanding or any Lender has any obligation to make any Loans or the Issuing Lender has any obligation to issue or extend any Letters of Credit:

9.1 Punctual Payment. Each of the Borrowers will duly and punctually pay or cause to be paid the principal and interest on the Loans, all Reimbursement Obligations, Letter of Credit Fees, Commitment Fees, Agent’s Fees and all other amounts provided for in this Credit Agreement and the other Loan Documents to which such Borrower or any of its Restricted Subsidiaries is a party, all in accordance with the terms of this Credit Agreement and such other Loan Documents.

9.2 Maintenance of Office.

9.2.1. Domestic Borrowers and U.S. Guarantors. The Domestic Borrowers and the U.S. Guarantors will maintain their chief executive office at Corporate Headquarters, 20 West Avenue, Darien, CT 06820 or at such other place in the United States of America as GWI shall designate, upon written notice to the Administrative Agent, where notices, presentations and demands to or upon the Domestic Borrowers and the U.S. Guarantors in respect of the Loan Documents to which the Domestic Borrowers or any of the U.S. Guarantors is a party may be given or made.

9.2.2. Canadian Borrower and Canadian Guarantors. The Canadian Borrower and each of the Canadian Guarantors (other than Huron, Western Labrador, Western Labrador (2013), Cape Breton, RL Funding, Railtex, Goderich and Railcare) will maintain their domicile, chief executive office and registered office at 9001 Boul. De l’Acadie, bureau 600, Montreal, Québec, H4N 3H5; each of Western Labrador (2013) and Western Labrador will maintain its registered office at 210-1 Humber Avenue, Labrador City, Newfoundland & Labrador, A2V 2W8 (with a mailing address of record of 9001 Boul. De l’Acadie, bureau 600, Montreal Québec, H4N 3H5); each of Cape Breton and RL Funding will maintain its registered office at 1959 Upper Water Street, Suite 900, Halifax, Nova Scotia, B3J 3N2; each of Railtex, Goderich, Huron and Railcare will maintain its registered office at 5300 Commerce Court West, 199 Bay Street, Toronto, Ontario, M5L 1B9 and Railcare will maintain its chief executive office at 500 Sherman Avenue North, Unit 80, Hamilton, Ontario, L8L 8J6; or at such other places in Canada as the Canadian Borrower shall designate, upon prior written notice to the Administrative Agent, where notices, presentations and demands to or upon the Canadian Borrower and the Canadian Guarantors in respect of the Loan Documents to which the Canadian Borrower or any of the Canadian Guarantors are party may be given or made.

9.2.3. European Borrower and European Guarantors. The European Borrower will maintain its registered office at Albert Plesmanweg 63, 3088 GB Rotterdam, the Netherlands, GWI Holding B.V. and GWI International B.V. will maintain their registered office at Herikerbergweg 238, Luna ArenA, 1101 CM Amsterdam Zuidoost, the Netherlands, Genesee & Wyoming C.V. will maintain its registered office at 200 Meridian Centre, Suite 300, Rochester, New York, 14618 United States of America, and Belgium Rail Feeding BVBA will maintain its registered office at 2030 Antwerp, Karveelstraat 5B, Belgium, or at such other places in the Netherlands, Belgium or the United States, as applicable, as the European Borrower shall designate, upon prior written notice to the Administrative Agent and the European Agent, where notices, presentations and demands to or upon the European Borrower and the European Guarantors in respect of the Loan Documents to which the European Borrower or any of the European Guarantors are party may be given or made.

9.2.4. Australian Borrower and Australian Guarantors. The Australian Borrower and each of the Australian Guarantors will maintain their registered office at 1 Kidman Road, Dry Creek, South Australia 5094, or at such other places in Australia as the Australian Borrower shall designate, upon prior written notice to the Administrative Agent (with a copy to Bank of America-Australia Branch), where notices, presentations and demands to or upon the Australian Borrower and the Australian Guarantors in respect of the Loan Documents to which the Australian Borrower or any of the Australian Guarantors are party may be given or made.

9.2.5. UK Borrower and UK Guarantors. The UK Borrower and each of the UK Guarantors will maintain their registered office at 5th Floor, 6 St. Andrew Street, London EC4A 3AE, United Kingdom, and, after giving effect to the RailInvest Acquisition, will maintain their registered office at 3rd Floor, The Podium, One Eversholt Street, London, NW1 2FL, United Kingdom, or at such other places in the United Kingdom as the UK Borrower shall designate, upon prior written notice to the Administrative Agent (with a copy to Bank of America), where notices, presentations and demands to or upon the UK Borrower and the UK Guarantors in respect of the Loan Documents to which the UK Borrower or any of the UK Guarantors are party may be given or made.

9.3 Records and Accounts. Each Borrower will (a) keep, and cause each of its Restricted Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP and (b) maintain adequate accounts and reserves for all Taxes (including income Taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Restricted Subsidiaries, contingencies, and other reserves.

9.4 Financial Statements, Certificates and Information. The Borrowers will deliver to the Administrative Agent:

(a) as soon as practicable, but in any event not later than ninety (90) days after the end of each fiscal year of the Borrowers, the consolidated balance sheets for GWI and its Subsidiaries, in each case as at the end of such fiscal year, and the related consolidated statements of income and cash flow for GWI and its Subsidiaries for the fiscal year then ended, each setting forth in comparative form the figures for the previous fiscal year, and all such consolidated statements to be in reasonable detail and prepared in accordance with GAAP, and all such consolidated statements to be audited without qualification by PriceWaterhouseCoopers LLP or by other internationally recognized independent certified public accountants, together with (i) a written statement from such accountants to the effect that they have read a copy of this Credit Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; provided that such accountants shall not be liable to the Lenders for failure to obtain knowledge of any Default or Event of Default and (ii) their accountants’ management letter, if any, relating to such fiscal year;

(b) as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the first three fiscal quarters (and not later than ninety (90) days after the end of the fourth fiscal quarter) of the Borrowers, copies of the unaudited consolidated balance sheets for GWI and its Subsidiaries, in each case as at the end of such fiscal quarter, and the related unaudited consolidated statements of income and cash flow for GWI and its Subsidiaries for the portion of the Borrowers’ fiscal year then elapsed, each setting forth in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year, and all such consolidated statements to be in reasonable detail and prepared in accordance with GAAP, as well as unaudited supporting schedules, aggregated in a manner consistent with management’s internal view of the business along with an explanation, if necessary, of any material change in the form of presentation from historical reporting practices, presenting the consolidating balance sheets and statements of income of GWI and its Subsidiaries, together with a certification by the principal financial or accounting officers of the Borrowers that the information contained in such financial statements fairly present the financial position of the Borrowers and their Subsidiaries on the date thereof (subject to year-end adjustments);

(c) [Reserved];

(d) [Reserved];

(e) substantially simultaneously with the delivery of the financial statements referred to in subsection (a) and subsection (b) above, a statement certified by the principal financial or accounting officers of the Borrowers in substantially the form of Exhibit D (a “Compliance Certificate”) and setting forth in reasonable detail computations evidencing compliance with the covenants contained in §11 and, in each case (if applicable), an explanation of any material change in the form of presentation or calculation from historical reporting practices;

(f) [Reserved];

(g) no later than March 31 of each fiscal year of the Borrowers, the annual budgets of the Borrowers and their Subsidiaries, including projected consolidated balance sheets, in a form consistent with historical reporting practices, for the end of such fiscal year and consolidated statements of income and cash flow, in a form consistent with historical reporting practices, for such fiscal year of the Borrowers;

(h) from time to time such other financial data and information as any Agent may reasonably request; and

(i) notice of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof, taken as a whole.

The Borrowers hereby acknowledge that (i) the Administrative Agent and/or MLPF&S will make available to Lenders and the Issuing Lender materials and/or information provided by or on behalf of Borrowers hereunder (collectively, “Borrowers Materials”) by posting Borrowers Materials on IntraLinks or another similar electronic system (the “Platform”) and (ii) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to Borrowers or their securities) (each, a “Public Lender”). Borrowers hereby agree (w) to use commercially reasonable efforts to clearly and conspicuously mark “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, all Borrowers Materials that are to be made available to Public Lenders; (x) that by marking Borrowers Materials “PUBLIC”, Borrowers shall be deemed to have authorized each Agent, the Issuing Lender and the Lenders to treat such Borrowers Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to Borrowers or their securities for purposes of United States federal and state securities laws; (y) that all Borrowers Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”; and (z) that the Administrative Agent shall be entitled to treat any Borrowers Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor”.

9.5 Notices.

9.5.1. Defaults. Each Borrower will promptly notify the Administrative Agent and each of the Lenders in writing of the occurrence of any Default or Event of Default of which it becomes aware. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Credit Agreement or any other note, evidence of indebtedness, indenture or other obligation to which or with respect to which any of the Borrowers or any of their Restricted Subsidiaries are parties or obligors, whether as principal, guarantor, surety or otherwise, such Borrower shall forthwith give written notice thereof to the Administrative Agent and each of the Lenders, describing the notice or action and the nature of the claimed default.

9.5.2. Environmental Events. Each Borrower will within fifteen (15) days of becoming aware thereof, give notice in writing to the Administrative Agent and each of the Lenders (a) of any violation of any Environmental Law that any of the Borrowers or any of their Restricted Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, provincial, state or local environmental agency and (b) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any federal, provincial, state or local environmental agency or board, that in the case of clause (a) or clause (b) above, has the potential to have a Material Adverse Effect.

9.5.3. Notice of Litigation and Judgments; Governmental Proceedings. Each Borrower will, and will cause each of its Restricted Subsidiaries to, give notice to the Administrative Agent and each of the Lenders in writing within fifteen (15) days of becoming aware of any litigation or proceedings (including any government proceedings) threatened in writing or any pending litigation and proceedings (including any government proceedings) affecting any of the Borrowers or any of their Restricted Subsidiaries or to which any of the Borrowers or any of their Restricted Subsidiaries is or becomes a party involving a claim against any of the Borrowers or any of their Restricted Subsidiaries that could reasonably be expected to have a Material Adverse Effect on such Borrower and its Restricted Subsidiaries taken as a whole and stating the nature and status of such litigation or proceedings. Each Borrower will, and will cause each of its Restricted Subsidiaries to, give notice to the Administrative Agent and each of the Lenders, in writing, in form and detail reasonably satisfactory to the Administrative Agent, within ten (10) days of any judgment not fully covered by insurance, final or otherwise, against any of the Borrowers or any of their Restricted Subsidiaries in an amount in excess of $50,000,000. Notice to the Administrative Agent and each of the Lenders shall be deemed to have been given by each Borrower and any applicable Restricted Subsidiary, and the requirements of this §9.5.3 shall be deemed to have been satisfied, upon posting to (x) the website of GWI or (y) the Securities and Exchange Commission’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) of any press release, 8-K or quarterly or annual public filings regarding any occurrence referred to in this §9.5.3.

9.5.4. Notification of Derailments. Each Borrower will, and will cause each of its Restricted Subsidiaries to, give notice to the Administrative Agent and each of the Lenders in writing within five (5) days of becoming aware of any derailments or other types of accidents which result (or could result) in the incurrence of costs by the Borrowers and their Restricted Subsidiaries reasonably estimated to be or exceed $50,000,000 and which could reasonably be expected to have a Material Adverse Effect. GWI shall deliver to the Administrative Agent and each of the Lenders all reports filed with the FRA regarding any occurrence referred to in this §9.5.4. Each other Borrower shall deliver to the Administrative Agent and each of the Lenders all reports filed with relevant governmental authorities to which derailments or other types of accidents relating to railway operations are obliged to be reported. Notice to the Administrative Agent and each of the Lenders shall be deemed to have been given by each Borrower and any applicable Restricted Subsidiary, and the requirements of this §9.5.4 shall be deemed to have been satisfied, upon posting to (x) the website of GWI or (y) EDGAR of any press release, 8-K or quarterly or annual public filings regarding any occurrence referred to in this §9.5.4.

9.5.5. Notification of ERISA Event. Each Borrower will, on behalf of itself and each of its Restricted Subsidiaries, provide to the Administrative Agent for delivery to each of the Lenders: (i) promptly upon receipt thereof, copies of any notices or documents issued (A) pursuant to §§101(f) and (j) of ERISA with respect to any Pension Plan or (B) pursuant to §§101(f), (k) or 101(l) of ERISA with respect to any Multiemployer Plan, that following written request of the Administrative Agent to do so, any such Borrower or any ERISA Affiliate shall request from any plan administrator or plan sponsor; (ii) following receipt or issuance thereof, any material correspondence between such Borrower or any of its Restricted Subsidiaries and the relevant authorities in respect of any Canadian Plan or Foreign Plan, as the case may be, concerning liabilities or potential liabilities that would reasonably be expected to exceed $50,000,000; and (iii) promptly following the occurrence of an ERISA Event that would reasonably be expected to cause liabilities or potential liabilities in excess of $50,000,000, written notice thereof. Notice to the Administrative Agent and each of the Lenders shall be deemed to have been given by each Borrower and any applicable Restricted Subsidiary, and the requirements of this §9.5.5 shall be deemed to have been satisfied, upon posting to (x) the website of GWI or (y) EDGAR of any press release, 8-K or quarterly or annual public filings regarding any occurrence referred to in this §9.5.5.

9.6 Preservation of Existence; Maintenance of Properties. Each Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence, rights and franchises and those of its Restricted Subsidiaries and will not, and will not cause or permit any of its Restricted Subsidiaries to, convert to a limited liability company or a limited liability partnership. Each Borrower (a) will cause all of its properties and those of its Restricted Subsidiaries used or useful in the conduct of its business or the business of their Restricted Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, (b) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of each Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, (c) will, and will cause each of its Restricted Subsidiaries to, continue to engage primarily in the businesses now conducted by them and in related businesses and (d) will, and will cause each of its Restricted Subsidiaries to, maintain and perfect all material security interests in its favor in the ordinary course of business; provided that nothing in this §9.6 shall prevent any of the Borrowers from discontinuing the operation and maintenance of any of its properties or any of those of its Restricted Subsidiaries, including the existence of any Restricted Subsidiary of any of the Borrowers or the conversions of any Restricted Subsidiary of the Borrowers to a limited liability company or limited liability partnership, if such discontinuance or conversion is, in the judgment of such Borrower, desirable in the conduct of its or their business and that do not in the aggregate have a Material Adverse Effect and, with respect to the conversions of a Borrower or a Restricted Subsidiary to a limited liability company or limited liability partnership, substantially simultaneously with such conversion, such Borrower or Restricted Subsidiary shall have executed and delivered to the Administrative Agent all documentation which the Administrative Agent reasonably determines is necessary to continue such Borrower’s or such Restricted Subsidiary’s obligations in respect of this Credit Agreement and the other Loan Documents. Specifically, but not in limitation of the foregoing, the Domestic Borrowers and each of the U.S. Guarantors will maintain such an appropriate “FRA Class” rating on its railroad lines as is reasonable and prudent in light of all the relevant facts and circumstances.

9.7 Insurance. Each Borrower will, and will cause each of its Restricted Subsidiaries to, maintain with financially sound and reputable insurers insurance (including flood insurance on a Building or Manufactured (Mobile) Home) with respect to their properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as described on Schedule 9.7 and as may be reasonable and prudent and all such insurance shall (i) to the extent such insurance is obtainable after the Borrowers’ use of commercially reasonable efforts, provide for not less than 30 days’ prior notice by the insurer of such insurance to the Administrative Agent of termination, lapse or cancellation of such insurance and (ii) name the Administrative Agent as mortgagee (in the case of property insurance) or additional insured on behalf of the Secured Parties (in the case of liability insurance) or loss payee (in the case of property insurance), as applicable.

9.8 Taxes. Each Borrower will, and will cause each of its Restricted Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, all material Taxes imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a Lien or charge upon any of its property in each case, except where (a) the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and (b) such Borrower or such Restricted Subsidiary shall have set aside on its books adequate reserves (in the good faith judgment of management of such Borrower or such Restricted Subsidiary) with respect thereto in accordance with GAAP; provided, however, that each Borrower and each of their Restricted Subsidiaries will pay all such Taxes forthwith upon the commencement of proceedings to foreclose any Lien that may have attached as security therefor.

9.9 Inspection of Properties and Books, Etc.

9.9.1. General. Each Borrower shall permit the Lenders, through any Agent or any of the Lenders’ other designated representatives, to visit and inspect any of the properties of the Borrowers or any of their Restricted Subsidiaries, to examine the books of account of the Borrowers and their Restricted Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrowers and their Restricted Subsidiaries with, and to be advised as to the same by, their officers, all upon prior written notice (so long as no Event of Default has occurred and is continuing) and at such reasonable times and intervals as any Agent or any Lender may reasonably request.

9.9.2. Communications with Accountants. The Borrowers authorize each Agent and, if accompanied by such Agent, the Lenders, to communicate directly with the Borrowers’ independent certified public accountants and authorize such accountants to disclose to each Agent and the Lenders any and all financial statements and other supporting financial documents and schedules, including copies of any management letter with respect to the business, financial condition and other affairs of the Borrowers or any of their Restricted Subsidiaries. At the request of any Agent, the Borrowers shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this §9.9.2.

9.10 Compliance with Laws, Contracts, Licenses, and Permits.

(a) Each Borrower will, and will cause each of its Restricted Subsidiaries to, comply with (a) the applicable laws and regulations wherever their business is conducted, including all Environmental Laws, (b) the provisions of its Governing Documents, (c) all material agreements and instruments by which they or any of their properties may be bound and (d) all applicable decrees, orders, and judgments, where, with respect to clauses (a), (c) and (d) only, failure to so comply could have a Material Adverse Effect. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrowers or any of their Restricted Subsidiaries may fulfill any of their obligations hereunder or any of the other Loan Documents to which such Borrower or such Restricted Subsidiary is a party, such Borrower will, or (as the case may be) will cause such Restricted Subsidiary to, immediately take or cause to be taken all reasonable steps within the power of such Borrower or such Restricted Subsidiary to obtain such authorization, consent, approval, permit or license and furnish the Administrative Agent and the Lenders with evidence thereof.

(b) Notwithstanding §9.10(a), each of the Australian Borrower and each Australian Guarantor incorporated under the laws of the Commonwealth of Australia will, and will cause each of its Restricted Subsidiaries incorporated in Australia to, comply with Chapter 2E and Part 2J.3 of the Corporations Act 2001 (Cwlth) in connection with its entry into, and performance of its obligations under, any Loan Document.

9.11 PPSA (Australia) Further Assurances.

(a) If any Agent determines that this Credit Agreement or any other Loan Document (or a transaction in connection with this Credit Agreement or such other Loan Document) is or contains a security interest as defined in and/or for the purposes of a PPS Law and arising between any Loan Party on the one hand and any Agent or Secured Party on the other hand, the Loan Parties agree to do anything (such as obtaining consents, signing and producing documents, getting documents completed and signed and supplying information) which such Agent reasonably requests and deems necessary for the purposes of:

(i) providing more effective security over the Collateral or any other personal property (as defined in the PPSA (Australia)) over which a Secured Party has a security interest for the purposes of the PPS Law;

(ii) ensuring that the security interest is enforceable, perfected and otherwise effective;

(iii) enabling the applicable Agent to apply for any registration or give any notification in connection with the security interest so that the security interest has the priority required by such Agent; or

(iv) enabling the applicable Agent to exercise rights in connection with the security interest;

it being understood that everything a Loan Party is required to do under this §9.11 is at such Loan Party’s expense. Each Loan Party agrees to pay or reimburse the costs and expenses of the applicable Agent in connection with anything such Loan Party is required to do under this §9.11.

(b) No Agent shall be required to provide any notice under a PPS Law (including a notice of a verification statement (as defined in the PPSA (Australia)) unless such notice is required by such PPS Law and cannot be excluded.

(c) Notwithstanding any other provision contained herein, the parties hereto agree not to disclose any information of the kind referred to in §275(1) of the PPSA (Australia) to any Person making a request for such information pursuant to that section of the PPSA (Australia), unless such parties are required to do so by operation of §275(7) of the PPSA (Australia).

(d) To the extent permitted by law, the parties agree that the following provisions of the PPSA (Australia) will not apply to any Loan Document or any Lien granted under a Loan Document:

(i) any Loan Party’s right to receive a notice under sections 95, 118, 121(4), 130 and 135 of the PPSA (Australia) and to receive a statement of account under section 132(4) of the PPSA (Australia);

(ii) the obligations of any Agent under sections 125 and 132(3)(d) of the PPSA (Australia);

(iii) sections 142 and 143 of the PPSA (Australia); and

(iv) the application of Part 4.3 of the PPSA (Australia) (other than sections 126, 128(1), 129(1), 133, 134(1), 138B and 138C), if Part 4.3 of the PPSA (Australia) would apply by virtue of section 116(2) of the PPSA (Australia).

(e) Each Loan Party agrees to take reasonable steps to identify security interests in its favor which are registrable under the PPSA (Australia) and, where these are material in nature, to perfect and protect them with the highest priority reasonably available.

9.12 Use of Proceeds. Each Borrower will use the proceeds of the Loans and each Borrower will obtain Letters of Credit solely for the purposes set forth in §8.14.

9.13 Further Assurances. Each Borrower will, and will cause each of its Restricted Subsidiaries to, cooperate with the Lenders and each Agent and execute such further instruments and documents as the Lenders or any Agent shall reasonably request to carry out to their reasonable satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents.

9.14 Additional Subsidiaries; Additional Collateral.

(a) The Borrowers shall upon the creation, acquisition or designation after the Restatement Effective Date of a new Restricted Subsidiary, cause each such Restricted Subsidiary to promptly (and in any event within 45 days of such creation, acquisition or designation (as may be extended in the sole discretion of the Administrative Agent)) execute and deliver to the Administrative Agent for the benefit of the Lenders and Agents an Instrument of Adherence (Guaranty), in substantially the form of Exhibit E or such other form as may be reasonably acceptable to the Administrative Agent (and including, with respect to any Foreign Guarantors, any applicable customary limitations as may be reasonably acceptable to the Administrative Agent on the guarantee of such Foreign Guarantors) (an “Instrument of Adherence (Guaranty)”), whereby such Restricted Subsidiary becomes a party to the applicable Loan Documents, provided that Foreign Subsidiaries will not execute a Guaranty of U.S. Obligations; provided further that Restricted Subsidiaries will not execute a Guaranty of U.S. Obligations if such Subsidiary is a CFC, a CFC Holdco or a Subsidiary of a CFC; provided further that Restricted Subsidiaries will not execute a Guaranty of U.S. Obligations or Foreign Obligations if (A) the Guaranty of the U.S. Obligations or the Foreign Obligations, as applicable, (i) would result in a legal impediment or a material adverse tax impact to GWI and its Subsidiaries with respect to any such Guaranty as reasonably determined by GWI, (ii) would result in a violation of a contractual obligation existing on the Restatement Effective Date or (iii) would, in the case of any Foreign Guarantor, violate any applicable laws to which such Foreign Guarantor is subject (other than, except with respect to any Immaterial Foreign Subsidiary, in connection with a Permitted Acquisition or a Minor Permitted Acquisition) (provided that, if the execution of a Guaranty by a Restricted Subsidiary incorporated under the laws of the Commonwealth of Australia would constitute financial assistance for the purposes of section 260A of the Corporations Act 2001 (Cwlth), the Borrowers shall cause that Restricted Subsidiary to comply with the requirements of section 260B of the Corporations Act 2001 (Cwlth) in order to ensure that execution of a Guaranty will not violate section 260A of the Corporations Act 2001 (Cwlth)) or (B) GWI and the Administrative Agent reasonably agree in writing that the cost of providing such a Guaranty is excessive in relation to the value afforded thereby. If reasonably requested by any Agent, the Borrowers shall deliver to the Agents and the Lenders legal opinions in form and substance satisfactory to the Agents opining as to the authorization, validity and enforceability of such Instrument of Adherence (Guaranty) and the other documentation delivered in connection therewith and as to such other matters as any Agent may reasonably request. In addition, the Borrowers shall upon the acquisition or creation of any new Subsidiary, promptly (and in any event within 45 days (as may be extended in the sole discretion of the Administrative Agent)) notify the Lenders thereof and provide the Agents and the Lenders with an updated Schedule I and Schedule 8.16(a) to reflect the formation or acquisition of each new Subsidiary. The Borrowers shall indicate on Schedule 8.16(a) whether the newly formed or acquired Subsidiary is a Restricted Subsidiary or an Unrestricted Subsidiary under this Credit Agreement. Notwithstanding the other provisions of this §9.14, any Restricted Subsidiary in which any of the Borrowers or any of the Restricted Subsidiaries have collectively invested less than $1,000,000, and so long as such Restricted Subsidiary shall not have (a) assets in excess of $1,000,000, (b) annual revenue in excess of $1,000,000 or (c) liabilities in excess of $1,000,000, shall not be required to become a party to the Guaranty. For the avoidance of doubt, any Person placed in a voting trust substantially similar to the voting trust entered into on the Closing Date shall not be deemed an acquisition of a new Restricted Subsidiary for purposes of this §9.14 until such Person is released from such voting trust.

(b) Upon the execution and delivery to the Administrative Agent for the benefit of the Lenders and Agents of an Instrument of Adherence (Guaranty) as required by §9.14(a), an Election to Participate as provided by §6.23 with respect to any Designated Subsidiary or, in the case of the UK Borrower or UK Guarantor party hereto on the date hereof, the date hereof, or such later date specified below, then the Borrowers shall cause such Subsidiary (or the direct parent company of such Subsidiary, as applicable), to the extent required below, at the Borrowers’ expense:

(i) unless such Subsidiary is an Excluded Subsidiary, to furnish to the Administrative Agent a description of the personal properties of such Subsidiary, in detail reasonably satisfactory to the Administrative Agent,

(ii) within 90 days (as may be extended in the sole discretion of the Administrative Agent) after the execution and delivery to the Administrative Agent for the benefit of the Lenders and Agents of an Instrument of Adherence (Guaranty), cause such Subsidiary and, in the case of clause (B) below, each direct and indirect parent of such Subsidiary (if it has not already done so) to (A) unless such Subsidiary is an Excluded Subsidiary, to duly execute and deliver to the Administrative Agent applicable Security Agreement supplements, Perfection Certificate (or Canadian Perfection Certificate, as applicable), Intellectual Property Security Agreements and other security and pledge agreements, as specified by and in form and substance reasonably satisfactory to the Administrative Agent, (B) unless such Subsidiary is an Excluded Subsidiary, to deliver to the Administrative Agent all certificates, if any, representing the Capital Stock in and of such Subsidiary, and other instruments of the type specified in the relevant UK Pledge Agreement, the relevant Australian Security Agreement or in §3.4 and §3.4 of the U.S. Security Agreement and Canadian Security Agreement (as applicable) or any similar Collateral Document executed after the date hereof (other than documents referred to in clause (c) below), in each case securing payment of all the Obligations of such Subsidiary or such parent, as the case may be, under the Loan Documents and (C) to the extent such Subsidiary is (i) the UK Borrower, (ii) RailInvest or (iii) is a UK Subsidiary that is a Material Foreign Subsidiary, duly execute and deliver to the Administrative Agent a UK Pledge Agreement or other agreement pledging the Capital Stock of such Subsidiary, in each case, in form and substance reasonably satisfactory to the Administrative Agent and deliver to the Administrative Agent all certificates, if any, representing the Capital Stock in and of such Subsidiary and other instruments specified therein,

(iii) unless such Subsidiary is an Excluded Subsidiary, within 90 days (as may be extended in the sole discretion of the Administrative Agent) after the execution and delivery to the Administrative Agent for the benefit of the Lenders and Agents of an Instrument of Adherence (Guaranty), cause such Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) to take whatever action (including the filing of the UCC and PPSA financing statements and RPMRR registrations, the giving of notices and the endorsement of notices on title documents) may be necessary in the opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the assets purported to be subject to the Collateral Documents, supplements to the Collateral Documents as required thereby, Intellectual Property Security Agreements, Perfection Certificate (or Canadian Perfection Certificate, as applicable) and security and pledge agreements, as specified by and in form and substance reasonably satisfactory to the Administrative Agent, securing payment of all the Obligations of such Subsidiary or such parent, as the case may be, under the Loan Documents, and

(iv) within 90 days (as may be extended in the sole discretion of the Administrative Agent) after the execution and delivery to the Administrative Agent for the benefit of the Lenders and Agents of an Instrument of Adherence (Guaranty), cause such Subsidiary to deliver to the

Administrative Agent, upon the reasonable request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to the matters contained in clauses (ii) and (iii) above, and as to such other matters as the Administrative Agent may reasonably request;

(c) With respect to any acquired Collateral (other than Collateral that becomes subject to a Collateral Document pursuant to the requirements of §9.14(b)), upon the acquisition of any property which shall constitute Collateral pursuant to the applicable Collateral Documents by any Loan Party (other than Excluded Subsidiaries), if such property, in the reasonable judgment of the Administrative Agent, shall not already be subject to a perfected first priority security interest in favor of the Administrative Agent for the benefit of the Secured Parties, then the Borrowers shall, at the Borrowers’ expense:

(i) concurrently with the next scheduled delivery of financial statements pursuant to §9.4(a) or (b) for the fiscal quarter during which such new or additional property was acquired, furnish to the Administrative Agent a description of the property so acquired in detail reasonably satisfactory to the Administrative Agent,

(ii) within 90 days (or such longer period as the Administrative Agent may agree in its sole discretion) after furnishing the information required by §9.14(c)(i), cause the applicable Loan Party to duly execute and deliver to the Administrative Agent supplements to the Collateral Documents, Intellectual Property Security Agreements and other security and pledge agreements, as specified by and in form and substance reasonably satisfactory to the Administrative Agent, securing payment of all the Obligations of the applicable Loan Party under the Loan Documents and constituting Liens on all such properties,

(iii) within 90 days (or such longer period as the Administrative Agent may agree in its sole discretion) after furnishing the information required by §9.14(c)(i), cause the applicable Loan Party to take whatever action (including the filing of UCC financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary in the reasonable opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on such property, enforceable against all third parties (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or law)), and

(iv) within 90 days (or such longer period as the Administrative Agent may agree in its sole discretion) after furnishing the information required by §9.14(c)(i), cause the applicable Loan Party to deliver to the Administrative Agent, upon the request of the Administrative Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Administrative Agent and the other Secured Parties, of counsel for the Loan Parties reasonably acceptable to the Administrative Agent as to the matters contained in clauses (ii) and (iii) above and as to such other matters as the Administrative Agent may reasonably request;

provided that notwithstanding anything to the contrary herein or in the applicable Collateral Documents, (A) control agreements will not be required to perfect any Lien of the Administrative Agent in deposit, securities and commodities accounts, (B) exercise of certain remedies under the Loan Documents may be subject to compliance with the ICC Termination Act of 1995, as amended, and other applicable governmental regulations and (C) any right, title or interest in any permit, license, agreement or contract shall be excluded from the Collateral (x) to the extent and for so long as the grant of a security interest in such permit, license, agreement or contract would cause a default (which has not been waived or otherwise consented to) under such permit, license, agreement or contract (after giving effect to §9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provisions) of any relevant jurisdiction or any other applicable law or principles of equity) or (y) to the extent and for so long as the grant of a security interest in such property or asset is prohibited by any applicable law, requires a consent pursuant to any applicable contract or lease or requires a consent not obtained of any governmental authority pursuant to any applicable law, statute or regulation.

(d) At any time upon the reasonable request of the Administrative Agent, the Loan Parties agree to promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent may deem necessary in obtaining substantially all the benefits of, or (as applicable) in perfecting and preserving the Liens of, such guaranties, Mortgages, supplements to the Collateral Documents as required thereby, Intellectual Property Security Agreements and other security and pledge agreements.

(e) The Borrowers must ensure that (i) each Restricted Subsidiary incorporated under the laws of the Commonwealth of Australia which is required to execute and deliver to the Administrative Agent for the benefit of the Lenders and Agents an Instrument of Adherence (Guaranty) in accordance with this §9.14 where such execution and delivery constitutes financial assistance for the purposes of section 260A of the Corporations Act 2001 (Cwlth), complies with section 260B of the Corporations Act 2001 (Cwlth) and (ii) if such execution and delivery constitutes financial assistance for the purposes of section 260A of the Corporations Act 2001 (Cwlth), the shareholders of each such Restricted Subsidiary approve the giving of financial assistance by undertaking the procedures referred to in section 260B of the Corporations Act 2001 (Cwlth), in each case, in connection with the entry into an performance of obligations by such Restricted Subsidiaries under and in connection with the Loan Documents.

9.15 Notice to Dutch Central Bank. The European Borrower will comply with the notice requirements to the Dutch Central Bank pursuant to the Act on Foreign Financial Relations 1994 (Wet financiële betrekkingen buitenland 1994) and regulations promulgated thereunder and will provide the Administrative Agent with a copy of any notice provided to the Dutch Central Bank contemporaneously with the filing or mailing thereof.

9.16 Collateral Further Assurances.

(a) The Borrowers will, promptly upon request by the Administrative Agent, or the Required Lenders through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable law, subject any Loan Party’s or any of its Restricted Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Restricted Subsidiaries is or is to be a party, and cause each of its Restricted Subsidiaries to do so. Notwithstanding the foregoing, Mortgages shall not be recorded in any Recording Tax State unless the Total Leverage Ratio for the last four fiscal quarters at the end of which financial statements under §9.4 were required to have been delivered rises above the then applicable Total Leverage Ratio set forth in §11.1 minus 0.25 and the Administrative Agent shall have provided notice of its intent to record such Mortgages at least five Business Days in advance of such recording, at which point each Loan Party shall cause, within 60 days of such notice, such Mortgages to be recorded.

(b) Within 180 days of the Restatement Effective Date and the date of any other amendment, amendment and restatement, modification or supplementation to this Credit Agreement, the Borrowers shall, and shall cause each applicable Loan Party to, deliver to the Administrative Agent the following (unless such period is extended by the Administrative Agent in its reasonable discretion), either:

(i) E-mail correspondence provided to the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent, from local counsel in the jurisdiction in which the Mortgaged Property is located substantially to the effect that:

(A) the recording of the existing Mortgage is the only filing or recording necessary to give constructive notice to third parties of the lien created by such Mortgage as security for the Obligations (as defined in the Mortgage), including the Obligations evidenced by this Credit Agreement, and the other Loan Documents executed in connection therewith, for the benefit of the Secured Parties; and

(B) no other documents, instruments, filings, recordings, re-recordings, re-filings or other actions, including, without limitation, the payment of any mortgage recording taxes or similar taxes, are necessary or appropriate under applicable law in order to maintain the continued enforceability, validity or priority of the Lien created by such Mortgage as security for the Obligations, including the Obligations evidenced by the Credit Agreement, and the other Loan Documents executed in connection therewith, for the benefit of the Secured Parties; or

(ii) such other documentation with respect to the Mortgaged Property, in each case in form and substance reasonably acceptable to the Administrative Agent, as shall confirm the enforceability, validity and perfection of the lien in favor of the Secured Parties, including, without limitation:

(A) an amendment to the existing Mortgage (the “Mortgage Amendment”) duly executed and acknowledged by the applicable Loan Party, and in form for recording in the recording office where such Mortgage was recorded, together with such certificates, affidavits, questionnaires or returns as shall be required in connection with the recording or filing thereof under applicable law, in each case in form and substance reasonably satisfactory to the Administrative Agent;

(B) a favorable opinion, addressed to the Administrative Agent and the Secured Parties, covering, among other things, the due authorization, execution, delivery and enforceability of the applicable Mortgage as amended by the Mortgage Amendment, and shall otherwise be in form and substance reasonably satisfactory to the Administrative Agent; and

(C) evidence of payment by the Borrowers of mortgage recording taxes, fees and charges required to be paid in connection with the recording or filing of the Mortgage Amendment referred to above.

(c) Notwithstanding anything to the contrary herein, no Security Agreement shall be required to grant or perfect any Lien if to do so will result in that Security Agreement being liable to ad valorem mortgage duty payable in New South Wales, Australia unless the Total Leverage Ratio for the last four fiscal quarters at the end of which financial statements under §9.4 were required to have been delivered rises above the then-applicable Total Leverage Ratio set forth in §11.1 minus 0.25 and the Administrative Agent shall have provided notice to GWI requiring the grant and perfection of such Liens, at which point each Loan Party shall cause, within 60 days of such notice, such Liens to be granted and perfected; provided that GWI will not and will not permit any of its Restricted Subsidiaries to create or incur or suffer to be created or incurred or to exist any Lien upon any assets or property that is excluded by this §9.16(c) without first granting the Administrative Agent for the benefit of the Secured Parties a senior Lien on such assets or property except for Permitted Liens (other than Liens permitted pursuant to §§10.2(h), (l) (solely with respect to incurred Indebtedness) and (s)).

9.17 Information Regarding Collateral. The Borrowers shall, and shall cause each Restricted Subsidiary to provide (a) written notice to the Administrative Agent within 30 days (or such longer period as the Administrative Agent may agree in its sole discretion) of any change (i) in any Loan Party’s legal name, (ii) in the location of any Loan Party’s chief executive office, registered office or domicile and, in the case of the Canadian Borrower and each Canadian Guarantor, in the location of any of its tangible personal property (if it will be located out of the respective jurisdictions specified in the Canadian Perfection Certificate), (iii) in any Loan Party’s identity or organizational structure or (iv) in any Loan Party’s jurisdiction of organization (in each case, including by merging or amalgamating with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction), and to take all action reasonably satisfactory to the Administrative Agent to maintain the perfection and priority of the security interest of the Administrative Agent for the benefit of the Secured Parties in the Collateral, if applicable, and (b) concurrently with the delivery of financial statements pursuant to §9.4(a), deliver to the Administrative Agent a Perfection Certificate Supplement.

9.18 UK Pensions Matters.

(a) The Borrowers shall, as soon as reasonably practicable, notify the Administrative Agent of any investigation or proposed investigation by the Pensions Regulator which threatens to, or is reasonably likely to, lead to the issue of a UK Pension Scheme Financial Support Direction or a UK Pension Scheme Contribution Notice to any Borrower or any of its Subsidiaries, unless such UK Pension Scheme Financial Support Direction or UK Pension Scheme Contribution Notice being issued could not reasonably be expected to have a Material Adverse Effect. The Borrowers shall, as soon as reasonably practicable, notify the Administrative Agent if any Borrower or any of its Subsidiaries receives a UK Pension Scheme Financial Support Direction or a UK Pension Scheme Contribution Notice from the UK Pensions Regulator, unless such UK Pension Scheme Financial Support Direction or UK Pension Scheme Contribution Notice being issued could not reasonably be expected to have a Material Adverse Effect.

(b) The UK Borrower shall ensure that, in relation to all pension schemes operated by or maintained for the benefit of any UK Loan Party, no action or omission (including, without limitation, the termination or commencement of winding up proceedings of any such pension scheme or any UK Loan Party ceasing to employ any member of such a pension scheme) is taken by any UK Loan Party in relation to such a pension scheme which has or is reasonably likely to have a Material Adverse Effect.

(c) Except for the UK Pension Scheme, the Borrowers shall ensure that no Borrower, or Subsidiaries of a Borrower, is at any time: (i) an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004 of the United Kingdom) of an occupational pension scheme established in the UK which is not a money purchase scheme (both terms as defined in the Pension Schemes Act 1993 of the United Kingdom), except as could not reasonably be expected to have a Material Adverse Effect; or

(ii) “connected” with or an “associate” of (as those terms are used in sections 38 or 43 of the Pensions Act 2004 of the United Kingdom) such an employer, except as could not (upon the issue of a UK Pension Scheme Financial Support Direction or UK Pension Scheme Contribution Notice) be reasonably expected to have a Material Adverse Effect.

9.19 [Reserved].

9.20 Tax Consolidation Undertakings.

(a) Each of the Australian Borrower and each Australian Guarantor, to the extent such Persons are members of the Australian Consolidated Group, will not, and will ensure that each other member of the Australian Consolidated Group will not, (i) amend, modify or waive any rights under the Australian Tax Sharing Agreement or the Australian Tax Funding Agreement which would have an adverse effect of the rights and interests of any Agent or any Lender or (ii) terminate, repudiate, rescind or revoke the Australian Tax Sharing Agreement or the Australian Tax Funding Agreement, in each case, unless the Administrative Agent has provided its prior written consent.

(b) Each of the Australian Borrower and each Australian Guarantors, to the extent such Persons are members of the Australian Consolidated Group, will, and will ensure that each other member of the Australian Consolidated Group will, (i) enforce all of its material rights under the Australian Tax Sharing Agreement and the Australian Tax Funding Agreement in a manner consistent to that which a reasonable prudent person in its position would act as if the other parties to those agreements were independent persons with whom it had dealt with at arm’s length, (ii) take all action available to it to ensure the Australian Tax Sharing Agreement and the Australian Tax Funding Agreement remain in full force and effect and (iii) notify the Administrative Agent of any material breach of a term of the Australian Tax Sharing Agreement or the Australian Tax Funding Agreement to the extent that breach impacts the Australian Borrower or any Australian Guarantor, to the extent such Persons are members of the Australian Consolidated Group, promptly after its occurrence.

10. CERTAIN NEGATIVE COVENANTS OF THE BORROWERS.

From and after the Restatement Effective Date, each Borrower covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or other Obligation (other than contingent obligations for which no claim has been asserted) is outstanding or any Lender has any obligation to make any Loans or the Issuing Lender has any obligation to issue or extend any Letters of Credit:

10.1 Restrictions on Indebtedness. The Borrowers will not, and will not permit any of their Restricted Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

(a) Indebtedness to the Lenders, the Issuing Lender and each Agent arising under any of the Loan Documents (including, for the avoidance of doubt, Incremental Loans and Extended Loans);

(b) Indebtedness in respect of Taxes and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of §9.8;

(c) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which any Borrower or any of its Restricted Subsidiaries shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

(d) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

(e) Indebtedness of any of the Borrowers or any of their Restricted Subsidiaries to any of the Borrowers or any of their other Restricted Subsidiaries consisting of rights of reimbursement, contribution, subrogation and the like in connection with the joint and several obligations of the Borrowers and their Restricted Subsidiaries under the Loan Documents;

(f) [Reserved];

(g) Indebtedness existing on the Restatement Effective Date and listed and described on Schedule 10.1, including any extensions or refinancings thereof on substantially similar terms as the Indebtedness being refinanced and provided that there is no increase in the amount thereof;

(h) Indebtedness of any Loan Party to any other Loan Party, provided that the aggregate amount of any Indebtedness of any Foreign Loan Party to any U.S. Loan Party shall not exceed 10% of Consolidated Total Assets;

(i) Indebtedness of the Borrowers with respect to Hedging Agreements entered into in the ordinary course of business and not for speculative purposes; provided that such Hedging Agreements are not in respect of credit default swap derivatives or equity derivatives;

(j) Indebtedness in respect of performance, surety, statutory, insurance, appeal or similar bonds obtained in the ordinary course of business, including any guarantee thereof;

(k) Indebtedness of the Borrowers or any of their Restricted Subsidiaries incurred or assumed or in respect of guaranties of obligations in connection with Permitted Acquisitions, in an amount not to exceed 15% of Consolidated Total Assets which permitted amount of Indebtedness shall be reduced by any Indebtedness incurred pursuant to §10.1(m);

(l) unsecured Indebtedness of GWI or any U.S. Loan Party (including Indebtedness in respect of term loans, public debt offerings and private placements); provided that (x) such Indebtedness shall not have maturity dates prior to the Latest Maturity Date, (y) such Indebtedness shall not have covenants and default and remedy provisions that are more restrictive (taken as a whole) than those set forth in this Credit Agreement determined in good faith by GWI and (z) at the time of incurrence thereof, on a pro forma basis calculated as of the end of the most recently ended fiscal quarter for which financial statements have been delivered pursuant to §9.4(a) or 9.4(b) hereof after giving effect to such Indebtedness GWI and its Restricted Subsidiaries would be in compliance with the covenants set forth in §11 as at the end of and for the most recently ended fiscal quarter for which financial statements have been delivered pursuant to §9.4(a) or 9.4(b) hereof;

(m) other Indebtedness not included in the other provisions of this §10.1 in an amount not to exceed 15% of Consolidated Total Assets, so long as at the time of incurrence thereof on a pro forma basis calculated as of the end of the most recently ended fiscal quarter for which financial statements have been delivered pursuant to §9.4(a) or 9.4(b) hereof, after giving effect to such Indebtedness and the use of proceeds thereof, the Borrowers would be in compliance with the covenants set forth in §11 which permitted amount of Indebtedness shall be reduced by any Indebtedness incurred or assumed pursuant to §10.1(k);

(n) Indebtedness of any Loan Party to any Non-Guarantor Subsidiary; provided that all such Indebtedness (i) does not exceed 5% of Consolidated Total Assets and (ii) shall be subordinated to the Obligations such that no payments or demands in respect of such Indebtedness shall be made to the extent an Event of Default exists or would result therefrom;

(o) [Reserved];

(p) obligations among the members of the Australian Consolidated Group under the Australian Tax Sharing Agreement;

(q) Indebtedness of GWA (North) in favor of AustralAsia due in the year 2054 in an accreted principal amount not to exceed AUD50,000,000 in the aggregate at any time outstanding;

(r) arising under any bank guarantee, surety (Bürgschaft) or any other instrument issued by a bank or financial institution upon request of any Loan Party in order to comply with the requirements of section 8a of the German Act on Partial Retirement (Altersteilzeitgesetz) or of section 7e of the German Social Security Code Part IV (Sozialgesetzbuch IV));

(s) Permitted Unsecured Refinancing Debt, Permitted First Priority Refinancing Debt and Permitted Second Priority Refinancing Debt, in each case, of a Loan Party;

(t) Permitted Unsecured Indebtedness, Permitted First Lien Indebtedness and Permitted Second Lien Indebtedness in an aggregate amount not to exceed the Maximum Incremental Facilities Amount less the amount of all Incremental Revolving Commitments and Incremental Term Loans effected at or prior to the time of incurrence of such Permitted Unsecured Indebtedness, Permitted First Lien Indebtedness and Permitted Second Lien Indebtedness pursuant to §6.18.1; and

(u) (i) Indebtedness under the 2012 Convertible Equity Documents and any refinancings, refundings, renewals or extensions of the foregoing (provided that such refinancing, refunding, renewal or extension shall not (A) shorten the maturity of the principal amount thereof, (B) shorten the Weighted Average Life to Maturity thereof, (C) be guaranteed by any Subsidiaries, (D) provide for mandatory cash redemption or sinking fund provisions thereof (other than cash in lieu of fractional shares), (E) have covenants, events of default, guarantees or other terms of which (other than pricing) taken as a whole, are more restrictive to the Domestic Borrowers and its Subsidiaries than those in the 2012 Convertible Equity Documents and (F) increase the principal amount thereof in excess of the amount permitted under this clause (u)(i)), (ii) Indebtedness in the form of securities under any documentation substantially similar to the 2012 Convertible Equity Documents (other than pricing) and any refinancings, refundings, renewals or extensions of the foregoing (provided that such refinancing, refunding, renewal or extension shall not (A) shorten the maturity of the principal amount thereof, (B) shorten the Weighted Average Life to Maturity thereof, (C) be guaranteed by any Subsidiaries, (D) provide for mandatory cash redemption or sinking fund provisions thereof (other than cash in lieu of fractional shares), (E) have covenants, events of default, guarantees or other terms of which (other than pricing) taken as a whole, are more restrictive to the Domestic Borrowers and its Subsidiaries than those in the 2012 Convertible Equity Documents and (F) increase the principal amount in excess of the amount permitted under this clause (u)(ii)); provided that the aggregate principal amount of Indebtedness outstanding under this §10.1(u) shall not exceed $32,500,000 in the aggregate and (iii) Indebtedness in respect of any equity of non-wholly-owned Subsidiaries acquired pursuant to any Permitted Acquisition, Minor Permitted Acquisition or other Investment permitted under §10.3.

10.2 Restrictions on Liens. Each Borrower will not, and will not permit any of its Restricted Subsidiaries to, (i) create or incur or suffer to be created or incurred or to exist any Lien upon any of their property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (ii) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (iii) acquire, or agree (except where such agreement is not binding on such Borrower or Restricted Subsidiary) or have a non-revocable option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; or (iv) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority or preference whatsoever over its general creditors; provided that such Borrower and any of its Restricted Subsidiaries may create or incur or suffer to be created or incurred or to exist:

(a) Liens in favor of any Agent for the benefit of the Lenders, the Hedge Banks, the Cash Management Banks and any Agent under the Loan Documents;

(b) Liens for Taxes in respect of obligations not yet due or that are being contested in good faith and by appropriate proceedings or Liens on properties to secure claims for labor, material or supplies in respect of obligations not overdue;

(c) deposits or pledges made in connection with, or to secure payment of, workmen’s compensation, unemployment insurance, old age pensions or other social security obligations;

(d) Liens on properties in respect of judgments or awards, the Indebtedness with respect to which is permitted by §10.1(c);

(e) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted (which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien), if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(f) easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord’s or lessor’s Liens under leases or subleases to which any of the Borrowers or any of their Restricted Subsidiaries is a party, and other minor Liens or encumbrances none of which in the opinion of such Borrower interferes materially with the use of the property affected in the ordinary conduct of the business of such Borrower and its Restricted Subsidiaries, which defects do not individually or in the aggregate have a materially adverse effect on the business of any of the Borrowers individually or of the Borrowers and their Restricted Subsidiaries on a consolidated basis;

(g) Liens existing on the Restatement Effective Date and listed on Schedule 10.2 and any extensions or renewals thereof; provided that the principal amount secured thereby is not thereafter increased and no additional assets become subject to such Lien;

(h) other Liens not included in the other provisions of this §10.2 in respect of Indebtedness in an amount not to exceed at the time of incurrence thereof 10% of Consolidated Total Assets calculated on a pro forma basis calculated as of the end of the most recently ended fiscal quarter for which financial statements have been delivered pursuant to §9.4(a) or 9.4(b) hereof;

(i) Liens consisting of deposits to secure Indebtedness permitted by §10.1(j);

(j) Liens on the Capital Stock of any Unrestricted Subsidiary so long as such Liens are otherwise non-recourse to the Borrowers and their Restricted Subsidiaries;

(k) Liens comprised of (i) any security or quasi-security arising under any retention of title, extended retention of title (verlängerter Eigentumsvorbehalt), or, in the case of an extended retention of title arrangement, receivables resulting from the sale of such; (ii) any Lien arising under the general terms and conditions of banks and Sparkassen (Allgemeine Geschäftsbedingungen der Banken und Sparkassen) or similar general terms and conditions of banks with whom any Loan Party maintains a banking relationship in the ordinary course of business; (iii) any landlord’s pledge (Vermieterpfandrecht) arising by operation of law under a lease in favour of the relevant third party landlord; (iv) any security or quasi-security given in order to comply with the requirements of section 8a of the German Act on Partial Retirement (Altersteilzeitgesetz) or of section 7e of the German Social Security Code Part IV (Sozialgesetzbuch IV); and (v) any security or quasi-security in respect of liabilities owed to a German intra-group lender in connection with any cash pooling arrangement;

(l) Liens securing Indebtedness assumed or incurred in connection with a Permitted Acquisition pursuant to §10.1(k); provided that (i) in the case of assumed Liens, such Liens are not created, incurred or assumed in anticipation of or in connection with such Permitted Acquisition, Minor Permitted Acquisition or other Investment, (ii) in the case of assumed Liens, such Liens are limited to all or part of the same property and other assets that secured such Indebtedness to which such Liens relate and (iii) in the case of Liens incurred in contemplation of a Permitted Acquisition such Liens cover only the real or personal property acquired in connection with such Permitted Acquisition;

(m) in respect of the European Borrower only, any Lien arising under clause 24 or 25 of the general terms and conditions (algemene voorwaarden) of any member of the Dutch Bankers’ Association (Nederlandse Vereniging van Banken) or any similar term applied by financial institutions in the Netherlands pursuant to its general terms and conditions;

(n) first priority Liens granted by GWA (North) in favor of the Australian Borrower (as security trustee) securing the intercompany loans originally provided by RP and the Australian Borrower respectively to GWA (North) in connection with the Australian Acquisition and, after the Restatement Effective Date, provided by the Australian Borrower and Viper Line Pty Limited respectively to GWA (North); provided that the Administrative Agent shall have received evidence reasonably satisfactory to the Administrative Agent that such Liens are first priority and have been perfected as necessary under Australian law;

(o) Liens granted by GWA (North) in favor of AustralAsia in connection with Indebtedness permitted pursuant to §10.1(q);

(p) Liens granted in the ordinary course of business in connection with Government Grants;

(q) Liens provided for by one of the following transactions if the transaction does not, in substance, secure payment or performance of an obligation: (i) a transfer of an account or chattel paper, (ii) a commercial consignment or, (iii) a PPS lease (each as defined in the PPSA);

(r) Liens arising under conditional sale or other title retention arrangement or arrangements having similar effect in respect of goods supplied to any Borrower or any of its Restricted Subsidiaries in the ordinary course of trading and on the supplier’s standard or usual terms and not arising as a result of any default or omission by any Borrower or any of its Restricted Subsidiaries;

(s) Liens on the Collateral securing (i) Permitted First Priority Refinancing Debt and Permitted First Lien Indebtedness, in each case, subject to the Pari Passu Intercreditor Agreement or (ii) Permitted Second Priority Refinancing Debt and Permitted Second Lien Indebtedness, in each case, subject to the Second Lien Intercreditor Agreement;

(t) every Lien or retention of title arrangement securing the unpaid balance of purchase money for property acquired in the ordinary course of ordinary business under an installment contract on the supplier’s standard terms where such unpaid balance is not yet due;

(u) every Lien arising solely by operation of the PPSA (Australia) in the proceeds of an asset which is the subject of a Lien or retention of title arrangement referred to in paragraph (r) of this §10.2 or any commingled product or mass of which it becomes part, where the obligation secured by that Lien is limited to the unpaid balance of the purchase money for the original asset and that unpaid balance is not yet due; and

(v) any Lien in relation to personal property (as defined in the PPSA (Australia) that is created or provided for by (i) a transfer of an “Account” or “Chattel Paper”; (ii) a “PPS Lease”; or (iii) a “Commercial Consignment”, (as each of those terms are defined in the PPSA (Australia)) that is not a security interest within the meaning of Section 12(1) of the PPSA (Australia).

10.3 Restrictions on Investments. Each Borrower will not, and will not permit its Restricted Subsidiaries to, make or permit to exist or to remain outstanding any Investment except the Borrowers and their Restricted Subsidiaries may make or permit to exist or to remain outstanding:

(a) Investments in Cash Equivalents;

(b) Investments existing on the Restatement Effective Date and listed on Schedule 10.3;

(c) Investments consisting of loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business not to exceed $1,500,000 in the aggregate at any time outstanding;

(d) Investments by any of the Borrowers or any of their Restricted Subsidiaries consisting of rights of reimbursement, contribution, subrogation and the like in connection with the joint and several obligations of such Restricted Subsidiaries under the Loan Documents;

(e) Investments of any Loan Party in any Non-Guarantor Subsidiary; provided that all such Investments pursuant to this §10.3(e) at the time made do not exceed the greater of (x) $150,000,000 in the aggregate and (y) an unlimited amount so long as (i) the Total Leverage Ratio on a pro forma basis calculated as of the end of the most recently ended fiscal quarter for which financial statements have been delivered pursuant to §9.4(a) or 9.4(b) hereof after giving effect to such Investments and any borrowings incurred to make such Investments is less than 3.00 to 1.00 and (ii) no Event of Default shall have occurred and be continuing at the time such Investment is made or would result therefrom;

(f) Investments made in connection with a Permitted Acquisition;

(g) Investments made pursuant to the RailInvest Acquisition Agreement;

(h) Investments made by (A) any Loan Party in any other Loan Party, (B) any non-Loan Party in any Loan Party or (C) any non-Loan Party in any other non-Loan Party, in each case to effect the Corporate Restructuring;

(i) other Investments by the Borrowers and their Restricted Subsidiaries, provided that (A) the aggregate amount of such Investments at the time made shall not exceed (i) to the extent the pro forma Total Leverage Ratio exceeds 2.50 to 1.00, 5% of Consolidated Total Assets calculated as of the end of the most recently ended fiscal quarter for which financial statements have been delivered pursuant to §9.4(a) or 9.4(b) hereof after giving effect to such Investments, and (ii) to the extent the pro forma Total Leverage Ratio is less than or equal to 2.50 to 1.00, 10% of Consolidated Total Assets calculated as of the end of the most recently ended fiscal quarter for which financial statements have been delivered pursuant to §9.4(a) or 9.4(b) hereof after giving effect to such Investments and (B) no Event of Default shall have occurred and be continuing at the time such Investment is made or would result therefrom;

(j) Investments by the members of the Australian Consolidated Group in other members of the Australian Consolidated Group in respect of obligations under the Australian Tax Sharing Agreement;

(k) Investments made by (A) any U.S. Loan Party in any other U.S. Loan Party, (B) any Foreign Loan Party in any other Foreign Loan Party, (C) any non-Loan Party in any Loan Party; or (D) any non-Loan Party in any other non-Loan Party; provided that to the extent any Investments made pursuant to clause (C) are intercompany loans, such Investments shall be subordinated to the Obligations such that no payments or demands in respect of such Investments shall be made to the extent an Event of Default exists or would result therefrom;

(l) Investments in the form of a guaranty by GWI of GWA (North)’s obligations under the Australian Acquisition BSA; provided that GWI’s liability under such guaranty shall be limited to an aggregate amount not to exceed $200,000,000; and

(m) Investments in respect of Hedging Agreements entered into in the ordinary course of business and not for speculative purposes.

10.4 Distributions and Restricted Payments. Each Borrower will not, and will not permit any of its Restricted Subsidiaries to, declare or make any Restricted Payments, provided, however, that (a) the Restricted Subsidiaries may make Distributions to a Borrower or other Restricted Subsidiaries, (b) the Borrowers may make the Investments permitted by §10.3(h), (i) and (k), (c) the members of the Australian Consolidated Group may make Restricted Payments to the other members of the Australian Consolidated Group in respect of obligations under the Australian Tax Sharing Agreement, (d) so long as no Default or Event of Default shall have occurred and be continuing, and so long as none would result after giving effect thereto, GWI may pay dividends on the Permitted Preferred Stock, (e) GWI may make other Restricted Payments (i) if at the time of the making of such Restricted Payment the Total Leverage Ratio on a pro forma basis calculated as of the end of the most recently ended fiscal quarter for which financial statements have been delivered pursuant to §9.4(a) or 9.4(b) hereof after giving effect to such Restricted Payments and any borrowings incurred to make such redemptions and payments is less than 3.00 to 1.00 so long as no Default or Event of Default shall have occurred and be continuing, and so long as none would result after giving effect thereto and (ii) in respect of Permitted Preferred Stock in an amount not to exceed 100% of the net cash proceeds of any issuance of equity securities of GWI after the Restatement Effective Date, (f) the Domestic Borrowers may make cash payments in lieu of fractional shares in respect of (i) the 2012 Convertible Equity (or any refinancings, refundings, renewals or extensions thereof permitted by §10.1(u)(i)) and (ii) any Indebtedness permitted pursuant to §10.1(u)(ii), (g) so long as no Default or Event of Default shall have occurred and be continuing, and so long as after giving effect to such Restricted Payments and any borrowings incurred to make such redemptions and payments, GWI shall be in compliance with §11, GWI and its Restricted Subsidiaries may make other Restricted Payments in an aggregate amount per annum commencing on the Restatement Effective Date of up to 3.0% of Consolidated EBITDA (calculated as of the end of the most recently ended fiscal quarter for which financial statements have been delivered pursuant to §9.4(a) or 9.4(b) hereof prior to the making of such Restricted Payment after giving effect to such Restricted Payments and any borrowings incurred to make such redemptions and payment), (h) GWI may make repurchases of Capital Stock (including Permitted Preferred Stock) in GWI or any Restricted Subsidiary of GWI deemed to occur upon the exercise of stock options or warrants if such Capital Stock represents a portion of the exercise price of such options or warrants, (i) GWI may pay cash in lieu of any issuance of fractional Capital Stock in connection with any redemption, dividend, split or combination thereof, (j) redemption of the 2015 UK Management Equity/Earnout in accordance with the 2015 UK Management Term Sheet as in effect on the date hereof and (k) GWI and its Restricted Subsidiaries may make redemptions of (i) any Capital Stock or (ii) any obligations relating to any Capital Stock having debt-like features (such as mandatory cash-dividends, mandatory redemption provisions, or other provisions which create monetary obligations on such Borrower payable in cash during a period when Loans may be outstanding), in the case of each of subclauses (i) and (ii), of non-wholly-owned Restricted Subsidiaries acquired pursuant to any Minor Permitted Acquisition, Permitted Acquisition or Investment permitted by §10.3.

10.5 Merger, Permitted Acquisitions and Disposition of Assets.

10.5.1. Mergers. Each Borrower will not, and will not permit any of its Restricted Subsidiaries to, consummate any merger, sale or contribution of all assets and liabilities of a company (“universalité/algemeenheid”) or of a branch of activities or other, amalgamation or consolidation other than (a) the merger, sale or contribution of all assets and liabilities of a company (“universalité/algemeenheid”) or of a branch of activities or other, amalgamation or consolidation of (1) a Restricted Subsidiary of the Borrowers into any other Restricted Subsidiary, (2) a Restricted Subsidiary of any Borrower with and into such Borrower, or (3) two or more Restricted Subsidiaries of the Borrowers with each other or (b) the Corporate Restructuring.

10.5.2. Permitted Acquisitions. Each Borrower will not, and will not permit any of its Restricted Subsidiaries to, effect any asset acquisition or stock acquisition except:

(a) the acquisition of assets in the ordinary course of business consistent with past practices;

(b) Capital Expenditures;

(c) acquisitions by any Borrower or any Restricted Subsidiary of any Borrower (with the proceeds of a capital contribution from such Borrower or otherwise) of any other Person, or of any business, division or operating unit of any other Person (whether by way of a purchase of assets or Capital Stock) (each such acquisition satisfying all the conditions and requirements of this §10.5.2 being referred to herein as a “Permitted Acquisition”); provided that:

(i) [Reserved];

(ii) GWI shall have demonstrated to the reasonable satisfaction of the Administrative Agent (based on, among other things, operating and financial projections and pro forma financial statements delivered to the Administrative Agent and certified by the chief financial officer of GWI) that, after giving pro forma effect to the Permitted Acquisition and the incurrence of any Indebtedness in connection therewith, all covenants contained in §11 would have been satisfied on a pro forma basis as at the end of and for the most recent fiscal quarter, and will be satisfied on a pro forma basis for the next four fiscal quarters ending after the date of such Permitted Acquisition;

(iii) with respect to any such Permitted Acquisition:

(A) GWI shall have delivered to the Administrative Agent reasonable (and, in any event, fifteen (15) days) prior written notice of such Permitted Acquisition, which notice shall provide the Administrative Agent with a reasonably detailed description of the proposed acquisition, and shall include true and complete copies of (to the extent available at such time but in any event prior to the closing of any such Permitted Acquisition) all instruments and agreements executed or delivered or to be executed or delivered by any applicable Borrower or Restricted Subsidiaries in connection with such Permitted Acquisition;

(B) the business and assets so acquired shall be acquired by any applicable Borrower or any Restricted Subsidiaries free and clear of all Liens (other than Permitted Liens) and Indebtedness (other than Indebtedness permitted by §10.1 or otherwise consented to in writing by the Required Lenders) and the business so acquired shall be substantially the same line of business as that presently conducted by any applicable Borrower or any of its Restricted Subsidiaries or lines of business reasonably related thereto;

(C) in the case of any acquisition of Capital Stock, the acquired Person shall become a Restricted Subsidiary of a Borrower (or of any existing Restricted Subsidiary of such Borrower) or shall be merged with and into such Borrower or any existing Restricted Subsidiary of such Borrower or shall be designated as an Unrestricted Subsidiary by the Borrower; and, unless such acquired Person fits within the exception set forth in the last sentence of §9.14(a), such Borrower or any applicable Restricted Subsidiary (except as permitted in accordance with §10.3 (other than §10.3(g))) and such acquired Person shall have become a Guarantor hereunder, and shall have otherwise complied with all the applicable provisions of §§9.14 and 9.16; provided that it is agreed and understood that any acquisition of Capital Stock contemplated herein need not result in the issuer of such Capital Stock becoming a wholly-owned Subsidiary of GWI or any of its Restricted Subsidiaries;

(iv) no Default or Event of Default shall exist immediately prior to such Permitted Acquisition or would result from such Permitted Acquisition and provided, further, that if the acquired Person is a Person whose shares, units or other equity interests are listed on a recognized stock exchange or are otherwise publicly traded and such Permitted Acquisition would result in a change in control of the acquired Person, such Permitted Acquisition shall have been approved by the board of directors of such Person prior to the making of such Permitted Acquisition; and

(v) with respect to any Permitted Acquisition, any debt instruments or preferred stock evidencing, governing or issued in connection with such Permitted Acquisition shall be reasonably satisfactory to the Administrative Agent and shall be permitted by this Credit Agreement;

(d) any Corporate Restructuring;

(e) any Minor Permitted Acquisition; provided that, in the case of any acquisition of Capital Stock, (x) the acquired Person shall become a Restricted Subsidiary of a Borrower (or of any existing Restricted Subsidiary of such Borrower) or shall be merged with and into such Borrower or any existing Restricted Subsidiary of such Borrower; and, unless such acquired Person fits within the exception set forth in the last sentence of §9.14(a) or shall be designated as an Unrestricted Subsidiary by the Borrower, such Borrower or the applicable Restricted Subsidiary and such acquired Person shall have become a Guarantor hereunder, and shall have otherwise complied with all the applicable provisions of §§9.14 and 9.16; provided that it is agreed and understood that any acquisition of Capital Stock contemplated herein need not result in the issuer of such Capital Stock becoming a wholly-owned Subsidiary of GWI or any of its Restricted Subsidiaries; and

(f) the transactions contemplated by the RailInvest Acquisition Agreement.

For the avoidance of doubt, any Person placed in a voting trust substantially similar to the voting trust entered into on the Closing Date shall not be deemed an acquisition of a new Restricted Subsidiary for purposes of this §10.5.2 until such Person is released from such voting trust.

10.5.3. Disposition of Assets. Each Borrower will not, and will not permit any of its Restricted Subsidiaries to effect any Disposition, except:

(a) any Disposition of assets by (i) any Loan Party to any other Loan Party, (ii) any non-Loan Party to any Loan Party or (iii) any non-Loan Party to any other non-Loan Party, in each case to effect the Corporate Restructuring;

(b) the Disposition of assets in the ordinary course of business and sale leasebacks to the extent permitted under §10.6;

(c) the Disposition of Investments in joint ventures, Unrestricted Subsidiaries and other Capital Stock (other than Capital Stock in Restricted Subsidiaries); provided that (i) such Disposition is on an arm’s-length basis, (ii) not less than 75% of the proceeds of such Disposition is in cash or Cash Equivalents, (iii) no Default or Event of Default exists or will occur as a result of such Disposition or sale and (iv) at the time of such Disposition, on a pro forma basis calculated as of the end of the most recently ended fiscal quarter for which financial statements have been delivered pursuant to §9.4(a) or 9.4(b) hereof after giving effect to such Disposition or sale GWI and its Subsidiaries would be in compliance with the covenants set forth in §11 as at the end of and for the most recently ended fiscal quarter for which financial statements have been delivered pursuant to §9.4(a) or 9.4(b) hereof;

(d) (i) the issuance and/or incurrence of the 2015 UK Management Equity/Earnout by the UK Borrower or any Restricted Subsidiary and (ii) the issuance, transfer or other Disposition of any Capital Stock in any Subsidiary occurring substantially concurrently with any Permitted Acquisition, Minor Permitted Acquisition or other Investment permitted by §10.3; provided that after giving effect to the issuance, transfer or other Disposition such entity shall be a Subsidiary (directly or indirectly) of GWI; and

(e) any Disposition involving factoring or any similar arrangement for the disposal of any trade receivables (including book debts of a customer) for a discount to their face value in an aggregate amount not to exceed $100,000,000.

Notwithstanding the foregoing, (x) if no Default or Event of Default exists or will occur as a result of such Disposition or sale, the Borrowers and their Restricted Subsidiaries may lease, sell or otherwise dispose of assets (including stock and other equity interests) for cash or Cash Equivalents; provided that the aggregate fair value (at the time of Disposition thereof and after giving effect to the contemplated Disposition) of all such assets shall not exceed 15% of Consolidated Total Assets during any period of twelve consecutive months commencing on the Restatement Effective Date; provided further that aggregate fair value (at the time of Disposition thereof and after giving effect to the contemplated Disposition) of all such assets shall not exceed 30% of Consolidated Total Assets during the term of this Credit Agreement commencing on the Restatement Effective Date, and (y) no Borrower will, nor will any Borrower permit any of its Restricted Subsidiaries to, become a party to or agree to or effect any sales by such Borrower or Restricted Subsidiary of (i) accounts or general intangibles for money due or to become due, (ii) chattel paper, instruments or documents creating or evidencing a right to payment of money or (iii) other receivables (collectively “receivables”), whether pursuant to a purchase facility or otherwise, other than (x) in connection with the Disposition of the business operations of such Borrower or Restricted Subsidiary relating thereto or a Disposition of defaulted receivables for collection and not as a financing arrangement, and together with any obligation of such Borrower or Restricted Subsidiary to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith or (y) in connection with a financing arrangement in which the amount advanced or received (in the case of a sale) at such time in respect of receivables shall not exceed $100,000,000 at any time outstanding.

10.6 Sale and Leaseback. After the Restatement Effective Date, each Borrower will not, and will not permit any of its Restricted Subsidiaries to, enter into any arrangement, directly or indirectly, whereby any of the Borrowers or any Restricted Subsidiary of a Borrower shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that a Borrower or any Restricted Subsidiary of a Borrower intends to use for substantially the same purpose as the property being sold or transferred, provided that any Borrower or any of its Restricted Subsidiaries may enter into such sale leaseback transactions to the extent that the aggregate net book value (at the time of disposition thereof and after giving effect to the contemplated disposition) of the assets sold in connection with all such sale leasebacks shall not exceed 10% of Consolidated Total Assets in the aggregate for any calendar year and 20% of Consolidated Total Assets during the period beginning on the Restatement Effective Date and ending on the Maturity Date.

10.7 Compliance with Environmental Laws. Each Borrower will not, and will not permit any of its Restricted Subsidiaries to, (a) use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances, except for the handling, processing, storage of Hazardous Substances in compliance with all applicable Environmental Laws, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances, except in compliance with all applicable Environmental Laws, (c) generate any Hazardous Substances on any of the Real Estate, except in compliance with all applicable Environmental Laws, (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a release (i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Substances on, upon or into the Real Estate or (e) otherwise conduct any activity at any Real Estate or use any Real Estate in any manner that would violate any Environmental Law or bring such Real Estate in violation of any Environmental Law, except, in each case, as would not reasonably be expected to result in a Material Adverse Effect.

10.8 [Reserved].

10.9 Business Activities. Each Borrower will not, and will not permit any of its Restricted Subsidiaries to, engage directly or indirectly (whether through Restricted Subsidiaries or otherwise) in any type of business not engaged in by such Borrower or such Restricted Subsidiary on the Restatement Effective Date, unless incidental or related to any type of business engaged in by such Borrower or such Restricted Subsidiaries on such date.

10.10 Capitalization. Each Borrower will not, and will not permit any of its Restricted Subsidiaries to, authorize, issue or sell any Capital Stock, grant any options (other than under current option plans), warrants or other rights to purchase any Capital Stock or in any way change the capitalization of any of its Restricted Subsidiaries, in each case in such a manner as to cause such Borrower to own directly or indirectly less than one hundred percent of the Capital Stock, of each of its Restricted Subsidiaries (except as set forth in §8.17, §10.5.2 or §10.5.3 or as may be permitted under §10.3). No Borrower or its Restricted Subsidiaries will issue any Capital Stock having debt-like features (such as mandatory cash dividends, mandatory redemption provisions or other provisions which create monetary obligations on such Borrower payable in cash during a period when Loans may be outstanding) other than (i) the 2012 Convertible Equity (or any refinancings, refundings, renewals or extensions thereof in connection with Indebtedness incurred pursuant to §10.1(u)(i) or any Capital Stock issued in connection therewith), (ii) the 2015 UK Management Equity/Earnout and (iii) except to the extent such Capital Stock, if classified as Indebtedness of such Borrower, would be permitted by §10.1 or as may be contemplated by §§10.5.2, 10.5.3 or 10.3.

10.11 Fiscal Year. Each Borrower will not, and will not permit its Restricted Subsidiaries to, change the date of the end of its or their fiscal year from that set forth in §8.18.

10.12 Restrictions on Negative Pledges and Upstream Limitations. The Borrowers will not, nor will they permit any of their Restricted Subsidiaries to, (a) enter into any agreement or arrangement (excluding this Credit Agreement and the Loan Documents) prohibiting the creation or assumption of any Lien upon its properties, revenues or assets whether now owned or hereafter acquired or (b) enter into any agreement, contract or arrangement (excluding this Credit Agreement and the other Loan Documents) restricting the ability of any U.S. Guarantor or any Restricted Subsidiary of the Canadian Borrower, the European Borrower, the Australian Borrower or the UK Borrower to (i) pay or make dividends or distributions in cash or kind to the Domestic Borrowers (in the case of any U.S. Guarantor) or the Canadian Borrower, the European Borrower, the Australian Borrower or the UK Borrower (in the case of Restricted Subsidiaries of the Canadian Borrower, the European Borrower, the Australian Borrower or the UK Borrower, respectively), (ii) make loans, advances or other payments of whatsoever nature to the Domestic Borrowers (in the case of U.S. Guarantors) and the Canadian Borrower, the European Borrower, the Australian Borrower or the UK Borrower (in the case of Restricted Subsidiaries of the Canadian Borrower, the European Borrower, the Australian Borrower or the UK Borrower, respectively) or (iii) make transfers or distributions of all or any part of its assets to the Domestic Borrowers (in the case of U.S. Guarantors) and the Canadian Borrower, the European Borrower, the Australian Borrower or the UK Borrower (in the case of Restricted Subsidiaries of the Canadian Borrower, the European Borrower, the Australian Borrower or the UK Borrower, respectively); in each case other than (i) restrictions on specific assets which assets are the subject of purchase money security interests to the extent permitted under §10.2, (ii) customary anti-assignment provisions contained in leases and licensing agreements entered into by the Borrowers or such Subsidiary in the ordinary course of its business, (iii) restrictions contained in the documentation relating to the Australian Acquisition and/or financings in connection therewith; provided, however, that such restrictions shall not be more restrictive or greater than as in effect on the Restatement Effective Date and (iv) customary restrictions contained in the documentation relating to financings permitted hereunder, provided that such restrictions shall not restrict any Loan Party’s ability to grant Liens in favor of the Applicable Agent pursuant to the Loan Documents.

10.13 Transactions with Affiliates. Each Borrower will not, and will not permit any of its Restricted Subsidiaries to, engage in any transaction with any Affiliate (other than the Borrowers or any of their Restricted Subsidiaries) (other than (i) for services as employees, officers and directors, (ii) equity awards related to common stock to employees and directors pursuant to incentive compensation plans involving not more than 25% of the common stock of such Borrower and (iii) transactions pursuant to agreements listed on Schedule 10.13), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from, any such Affiliate or, to the knowledge of such Borrower, any corporation, partnership, trust or other entity in which any such Affiliate has a substantial interest or is an officer, director, trustee or partner, on terms more favorable to such Person than would have been obtainable on an arm’s-length basis in the ordinary course of business.

11. FINANCIAL COVENANTS OF THE BORROWERS.

Each of the Borrowers covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or other Obligation (other than contingent obligations for which no claim has been asserted) is outstanding or any Lender has any obligation to make any Loans or the Issuing Lender has any obligation to issue or extend any Letters of Credit:

11.1 Total Leverage Ratio. The Borrowers will not permit the Total Leverage Ratio as of the last day of any fiscal quarter ending during the periods specified below to exceed the corresponding ratio set forth below:

Period	Maximum Total Leverage Ratio
Restatement Effective Date through March 31, 2016	4.50 to 1.00
June 30, 2016 through June 30, 2017	3.75 to 1.00
September 30, 2017 and thereafter	3.50 to 1.00

; provided that if the RailInvest Acquisition Effective Date does not occur prior to the Outside Date, commencing on and after the Outside Date, the Borrowers will not permit the Total Leverage Ratio as of the last day of any fiscal quarter ending during the periods specified below to exceed the corresponding ratio set forth below:

Period	Maximum Total Leverage Ratio
Outside Date through June 30, 2015	4.25 to 1.00
September 30, 2015 through June 30, 2016	3.75 to 1.00
September 30, 2016 and thereafter	3.50 to 1.00

; provided further that if the Borrowers consummate any Material Acquisition, the Total Leverage Ratio provided in this §11.1 shall be tested at a level 0.50 higher than the applicable level for the applicable quarter following the date of such Material Acquisition for the next four fiscal quarters; provided further that in no event shall the Total Leverage Ratio specified in this §11.1 exceed (i) 4.50 to 1.00 if the RailInvest Acquisition shall have been consummated on or prior to the Outside Date or (ii) 4.25 to 1.00 if the RailInvest Acquisition shall not have been consummated.

11.2 Interest Coverage Ratio. The Borrowers will not permit the Interest Coverage Ratio to be less than 3.50 to 1.00 as of the last day of any fiscal quarter.

12. [RESERVED].

13. CONDITIONS TO ALL BORROWINGS AFTER THE CLOSING DATE.

The obligations of the Lenders to make any Loans and of the Issuing Lender to issue or extend any Letter of Credit, after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

13.1 Representations True; No Event of Default. Each of the representations and warranties of the Borrowers and their Subsidiaries contained in this Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true in all material respects at and as of the time of the making of such Loan or the issuance or extension of such Letter of Credit (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse to the Agents and the Lenders, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing or result from such extension of credit.

13.2 Borrowing Request. The Administrative Agent and, if applicable, the applicable Issuing Lender, shall have received a Loan Request, Swingline Loan Request or Letter of Credit Application, as the case may be, in accordance with the requirements hereof.

13.3 Initial Borrowing of Designated Subsidiaries. The obligations of the Lenders to make any Loans and of the Issuing Lender to issue or extend any Letter of Credit, on the occasion of the first Borrowing by or issuance of a Letter of Credit for the account of each Designated Subsidiary shall be subject to the satisfaction of the following conditions precedent in addition to those conditions precedent contained in §§13.1 and 13.2:

(a) receipt by the Administrative Agent of notice of the intention to designate a Subsidiary as a Designated Subsidiary at least ten Business Days prior to the delivery of the Election to Participate for such Designated Subsidiary;

(b) receipt by the Administrative Agent of a fully executed Designated Subsidiary Joinder;

(c) receipt by the Administrative Agent of opinions of counsel for such Designated Subsidiary in form and substance reasonably acceptable to the Administrative Agent, and covering such additional matters relating to the transactions contemplated hereby as the Administrative Agent may reasonably request;

(d) receipt by the Administrative Agent of all documents which it may reasonably request relating to the existence of such Designated Subsidiary, the corporate authority for and the validity of the Designated Subsidiary Joinder of such Designated Subsidiary, this Agreement and, if applicable, the Notes of such Designated Subsidiary, and any other matters relevant thereto, including receipt at least three Business Day prior to the execution of the Designated Subsidiary Joinder of customary documentation and other customary information required by regulatory authorities under applicable “know your customer”, counter-terrorism financing, economic and trade sanctions and anti-money laundering rules and regulations (including the Patriot Act) requested by the Administrative Agent within five Business Days following delivery of Election to Participate, in form and substance reasonably satisfactory to the Administrative Agent;

(e) receipt by the Administrative Agent of a certificate from an Authorized Officer of such Designated Subsidiary attaching true and correct copies of (i) corporate resolutions duly adopted by the board of directors, governing board or other corporate governing body of such Designated Subsidiary approving the Designated Subsidiary Joinder, the Credit Agreement and of all documents evidencing other necessary corporate action and approvals, if any, with respect to the Designated Subsidiary Joinder and the Credit Agreement, (ii) the by-laws, operating agreement or other governing documents of such Designated Subsidiary, (iii) if applicable, a certificate of good standing and certified charters or other organizational documents from the secretary of state or other governing body of the Designated Subsidiary’s jurisdiction of incorporation or organization and (iv) incumbency certificates evidencing the identity, authority and true signature of any Person authorized to execute Loan Documents on behalf of such Designated Subsidiary; and

(f) receipt by the Administrative Agent of a certificate from an Authorized Officer of GWI stating that the representations and warranties of the Borrowers and their Subsidiaries contained in this Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true in all material respects at and as of such time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse to the Agents and the Lenders, and to the extent that such representations and warranties relate expressly to an earlier date).

14. EVENTS OF DEFAULT; ACCELERATION; ETC.

14.1 Events of Default and Acceleration. Any of the following events shall constitute an “Event of Default” or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, a “Default”:

(a) any Borrower shall fail to pay any principal of its Loans or any Borrower shall fail to pay any Reimbursement Obligation when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

(b) any Borrower shall fail to pay (i) any interest on its Loans, any Commitment Fee, any Letter of Credit Fee, or any fees due under the Fee Letter, when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment, and such failure shall continue for three (3) days; or (ii) any other sums due hereunder or under any of the other Loan Documents, when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment, and such failure shall continue for thirty (30) days;

(c) any of the Borrowers or any of their Restricted Subsidiaries shall fail to comply with any of the covenants contained in §§9.1, 9.5.1, the first sentence of §9.6, 9.12, 9.14, 10 or 11;

(d) any of the Borrowers or any of their Restricted Subsidiaries shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this §14.1) for thirty (30) days after written notice of such failure has been given to the Applicable Borrower by the Administrative Agent;

(e) any representation or warranty of any of the Borrowers or any of their Restricted Subsidiaries in this Credit Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made;

(f) any of the Borrowers or any of their Restricted Subsidiaries shall fail to pay when due, or within any applicable period of grace, any obligation in excess of the aggregate amount of $100,000,000, for borrowed money or credit received or in respect of any Capitalized Leases, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received or in respect of any Capitalized Leases for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof;

(g) any of the Borrowers and any of their Restricted Subsidiaries (other than Immaterial Restricted Subsidiaries) shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator, administrator or receiver of any of the Borrowers or any of their Restricted Subsidiaries (other than Immaterial Restricted Subsidiaries) or of any substantial part of the assets of any of the Borrowers or any of their Restricted Subsidiaries (other than Immaterial Restricted Subsidiaries) or shall commence any case or other proceeding relating to any of the Borrowers or any of their Restricted Subsidiaries (other than Immaterial Restricted Subsidiaries) under any Debtor Relief Law, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against any of the Borrowers or any of their Restricted Subsidiaries (other than Immaterial Restricted Subsidiaries) and the Borrowers or any of their Restricted Subsidiaries (other than Immaterial Restricted Subsidiaries) shall indicate their approval thereof, consent thereto or acquiescence therein or such petition or application shall not have been dismissed within sixty (60) days following the filing thereof;

(h) a decree or order is entered appointing any such trustee, custodian, liquidator, administrator or receiver or adjudicating any of the Borrowers or any of their Restricted Subsidiaries (other than Immaterial Restricted Subsidiaries) bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any of the Borrowers or any Restricted Subsidiary (other than Immaterial Restricted Subsidiaries) of the Borrowers in an involuntary case under any Debtor Relief Law as now or hereafter constituted;

(i) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty (30) days, whether or not consecutive, any final judgment against any of the Borrowers or any of their Restricted Subsidiaries that, with other outstanding final judgments, undischarged, against any of the Borrowers or any of their Restricted Subsidiaries exceeds in the aggregate $100,000,000;

(j) if any of the Loan Documents shall be cancelled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Lenders, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of any of the Borrowers or any of their Restricted Subsidiaries party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

(k) an ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which results or could reasonably be expected to result in liability under Title IV of ERISA to the Pension Plan, the Multiemployer Plan and/or the PBGC in an aggregate amount in excess of $100,000,000; or (ii) GWI or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under §4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $100,000,000; or (iii) there is a failure of legal compliance with respect to the UK Pensions Scheme or any Canadian Plan or Foreign Plan and such failure results or could reasonably be expected to result in accelerated liability in an aggregate amount in excess of $100,000,000 (or GBP 100,000,000 in the case of the UK Pension Scheme); or (iv) a Canadian Plan or a Foreign Plan is terminated and such termination results or could reasonably be expected to result in accelerated liability in an aggregate amount in excess of $100,000,000 (or GBP 100,000,000 in the case of the UK Pension Scheme); or (v) the UK Pensions Regulator issues a UK Pension Scheme Financial Support Direction or a UK Pension Scheme Contribution Notice to any Borrower or any of its Subsidiaries and the aggregate of each accelerated liability of the Borrowers and their Subsidiaries under or resulting from all Financial Support Directions and Contribution Notices is in excess of GBP 100,000,000;

(l) any of the Borrowers or any of their Restricted Subsidiaries (other than Immaterial Restricted Subsidiaries) shall be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting any material part of its business and such order shall continue in effect for more than thirty (30) days;

(m) there shall occur any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty, which in any such case causes, for more than thirty (30) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of any Borrower or any of its Restricted Subsidiaries if such event or circumstance is not covered by business interruption insurance and would have a Material Adverse Effect;

(n) there shall occur the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by any Borrower or any of its Restricted Subsidiaries if such loss, suspension, revocation or failure to renew would have a Material Adverse Effect;

(o) any of the Borrowers or any of their Restricted Subsidiaries shall be indicted for a state or federal crime, or any civil or criminal action shall otherwise have been brought against any of the Borrowers or any of their Restricted Subsidiaries, a punishment for which in any such case could include the forfeiture of any assets of such Borrower or such Restricted Subsidiary having a fair market value in excess of $100,000,000;

(p) (i) any person or group of persons (within the meaning of §13 or 14 of the Securities Exchange Act of 1934, as amended) other than Mortimer B. Fuller, III, his interest in his father’s estate and any of his children or grandchildren and any trust or other Person controlled by, and a majority of the beneficial ownership interest of which is owned by, any of such individuals, singly or jointly, shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of more than thirty-five percent (35%) of the outstanding shares of the Capital Stock of GWI that is common stock, (ii) during any period of twelve consecutive calendar months, individuals who were directors of GWI on the first day of such period shall cease to constitute a majority of the board of directors of GWI, (iii) any of the Borrowers shall at any time own directly or indirectly less than 100% of the shares of the Capital Stock of each of their Restricted Subsidiaries, as adjusted pursuant to any stock split, stock dividend or recapitalization or reclassification of the capital of such Person, except as otherwise consented to by the Applicable Lenders pursuant to §10.5.2, and except as otherwise described in §8.17; or (iv) any event shall occur which would constitute a “Change of Control” as defined in any other Indebtedness in excess of $100,000,000; or

(q) any Guarantees (other than a Guarantee by an Immaterial Restricted Subsidiary) or security interests in the Collateral, at any time after its execution and delivery of the Loan Documents for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect (except in accordance with the terms of §16.11); or to create a valid and perfected first priority Lien on the Collateral purported to be covered thereby (subject to the Liens permitted by §10.2) or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of §7 or of any Collateral Document.

14.2 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a) declare the commitment of each Lender to make Loans and any obligation of the Issuing Lender to issue, extend or renew Letters of Credit to be terminated, whereupon such commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

(c) require that the Borrowers Cash Collateralize the Letter of Credit Obligations (in an amount equal to the then outstanding amount thereof); and

(d) exercise on behalf of itself, the Lenders and the Issuing Lender all rights and remedies available to it, the Lenders and the Issuing Lender under the Loan Documents;

provided, however, that upon the commencement of relief with respect to any Borrower or any Restricted Subsidiary (other than an Immaterial Restricted Subsidiary) under any Debtor Relief Law (whether upon the occurrence of an actual or deemed entry of an order or otherwise), the obligation of each Lender to make Loans and any obligation of the Issuing Lender to issue, extend or renew any Letter of Credit shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrowers to Cash Collateralize the applicable Letter of Credit Obligations as aforesaid shall automatically become effective, in each case without further act of any Agent or any Lender.

14.3 Application of Funds.

(a) After the exercise of remedies provided for in §14.2 (or after the Loans have automatically become immediately due and payable and the Letter of Credit Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to §14.2), any amounts received on account of the U.S. Obligations from any U.S. Loan Party shall, subject to the provisions of §§6.16 and 6.17, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the U.S. Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Agents and amounts payable under §6) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the U.S. Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Domestic Lenders and the Issuing Lender (including fees, charges and disbursements of counsel to the respective Domestic Lenders and the Issuing Lender (including fees and time charges for attorneys who may be employees of any Domestic Lender or the Issuing Lender) and amounts payable under §6), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the U.S. Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, Letter of Credit Borrowings and other U.S. Obligations, ratably among the Domestic Lenders and the Issuing Lender in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to (i) payment of that portion of the U.S. Obligations constituting unpaid principal of the Loans and Letter of Credit Borrowings, obligations under any Secured Hedging Agreements, and obligations under any Secured Cash Management Agreements, and (ii) the Administrative Agent for the account of the Issuing Lender, to Cash Collateralize that portion of Letter of Credit Obligations of the Domestic Borrowers comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Domestic Borrowers pursuant to §6.16, in each case ratably among the applicable Secured Parties in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the payment of Foreign Obligations as provided in §14.3(b); and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Domestic Borrowers or as otherwise required by Law.

Subject to §6.16, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Notwithstanding the foregoing, no amounts received from any Guarantor shall be applied to any Excluded Swap Obligation of such Guarantor.

(b) After the exercise of remedies provided for in §14.2 (or after the Loans have automatically become immediately due and payable and the Letter of Credit Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to §14.2), any amounts received on account of the Foreign Obligations from any Foreign Loan Party shall, subject to the provisions of §§6.16 and 6.17, be applied by the applicable Agent in the following order:

First, to payment of that portion of the Foreign Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Agents and amounts payable under §6) payable to the Agents in their capacity as such;

Second, to payment of that portion of the Foreign Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders with respect to such Foreign Obligations and the Issuing Lender (including fees, charges and disbursements of counsel to the such Lenders and the Issuing Lender (including fees and time charges for attorneys who may be employees of such Lender or the Issuing Lender) and amounts payable under §6), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Foreign Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, Letter of Credit Borrowings and other Foreign Obligations, ratably among the Lenders with respect to such Foreign Obligations and the Issuing Lender in proportion to the respective amounts described in this clause Third payable to them; and

Fourth, to payment of that portion of the Foreign Obligations constituting unpaid principal of the Loans and Letter of Credit Borrowings and obligations under any Secured Hedging Agreements, ratably among the applicable Secured Parties with respect to such Foreign Obligations and the Issuing Lender in proportion to the respective amounts described in this clause Fourth held by them;

Last, the balance, if any, after all of the Foreign Obligations have been indefeasibly paid in full, to the Foreign Borrowers or as otherwise required by Law.

Subject to §6.16, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to the Fourth clause above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above. Notwithstanding §14.3(a) and (b), Obligations arising under Secured Cash Management Agreements and Secured Hedging Agreements shall be excluded from the application described above (other than in the case of Secured Cash Management Agreement and Secured Hedging Agreements with Cash Management Banks and Hedge Banks listed on Schedules 1.1(a) and 1.1(b)) if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may reasonably request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to this Credit Agreement that has given the notice contemplated by the preceding sentence or is listed on Schedules 1.1(a) and 1.1(b) shall be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of §16.1 for itself and its Affiliates as if a “Lender” party hereto.

Notwithstanding the foregoing, no amounts received from any Guarantor shall be applied to any Excluded Swap Obligation of such Guarantor.

15. SETOFF.

If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Lender or any such Affiliate to or for the credit or the account of any Borrower or any other Loan Party against any and all of the obligations of such Borrower or such Loan Party now or hereafter existing under this Credit Agreement or any other Loan Document to such Lender or the Issuing Lender, irrespective of whether or not such Lender or the Issuing Lender shall have made any demand under this Credit Agreement or any other Loan Document and although such obligations of such Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the Issuing Lender different from the branch or office holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of §6.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the Issuing Lender and their respective Affiliates under this §15 are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Lender or their respective Affiliates may have. Each Lender and the Issuing Lender agrees to notify the Borrowers and the Applicable Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. Any amounts set off pursuant to this §15 shall be distributed ratably in accordance with §31 among all of the Lenders by the Lender setting off such amount. If any Lender fails to share such setoff ratably, the Applicable Agent shall have the right to withhold such Lender’s share of any Borrower’s payments until each of the Lenders shall have, in the aggregate, received a pro rata repayment.

16. THE AGENTS.

16.1 Appointment and Authority.

(a) Each of the Lenders and the Issuing Lender hereby irrevocably appoints Bank of America to act as agent and trustee on its behalf as the Administrative Agent, the Canadian Agent and the European Agent hereunder and under the other Loan Documents and authorizes Bank of America, in its capacity as Administrative Agent, the Canadian Agent and the European Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent, Canadian Agent and European Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this §16 are solely for the benefit of the Agents, the Lenders and the Issuing Lender, and neither the Borrowers nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

(b) Each of the Canadian Lenders and the Issuing Lender hereby irrevocably appoints Bank of America-Canada Branch to act as agent and trustee on its behalf as the Canadian Agent hereunder and under the other Loan Documents and authorizes Bank of America-Canada Branch, in its capacity as Canadian Agent, to take such actions on its behalf and to exercise such powers as are delegated to the Canadian Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

(c) Each of the European Lenders and the Issuing Lender hereby irrevocably appoints Bank of America to act as agent and trustee on its behalf as the European Agent hereunder and under the other Loan Documents and authorizes Bank of America, in its capacity as European Agent, to take such actions on its behalf and to exercise such powers as are delegated to the European Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

(d) Each of the UK Lenders and the Issuing Lender hereby irrevocably appoints Bank of America to act as agent and trustee on its behalf as the UK Agent hereunder and under the other Loan Documents and authorizes Bank of America, in its capacity as UK Agent, to take such actions on its behalf and to exercise such powers as are delegated to the UK Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

(e) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank and a potential Cash Management Bank) and the Issuing Lender hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the Issuing Lender on their behalf for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to §16.5 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this §16, §17 and §18 (as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto. Each of the Secured Parties hereby relieves the Agents from the restrictions pursuant to section 181 of the German Civil Code (Bürgerliches Gesetzbuch) and similar restrictions applicable to it pursuant to any other law, in each case to the extent legally permissible. Each Secured Party that is barred by its constitutional documents or by-laws from granting such exemption shall notify the Agents accordingly.

16.2 Rights as a Lender. Each Person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as such Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Loan Parties or any Subsidiary or other Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders.

16.3 Exculpatory Provisions. No Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, no Agent:

(a) shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required

Lenders (or such other number or percentage of the Applicable Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that such Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable law; and

(c) shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall be liable for the failure to disclose, any information relating to any of the Borrowers or any of their respective Affiliates that is communicated to or obtained by the Person serving as such Agent or any of its Affiliates in any capacity.

No Agent shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Applicable Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in §§14.3 and 27 or (ii) in the absence of its own gross negligence or willful misconduct. No Agent shall be deemed to have knowledge of any Default unless and until notice describing such Default is given to such Agent by the Borrowers, a Lender or the Issuing Lender.

No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Credit Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Credit Agreement, any other Loan Document or any other agreement, instrument or document the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, (vi) whether any document is or contains a security interest as defined in and for the purposes of the PPS Law or (vi) the satisfaction of any condition set forth in §12 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent. No Agent shall be responsible or liable for taking, or failing to take, any action for the purposes of the PPS Law, unless it is expressly instructed to do so by the Required Lenders. No Agent is responsible for identifying, perfecting or maintaining the effectiveness of any security interest as defined in and for the purposes of the PPS Law which may be constituted by or contained in any Loan Document or any other agreement, arrangement or document.

16.4 Reliance by Agents. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, telephonic notice, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Lender, the Applicable Agent may presume that such condition is satisfactory to such Lender or the Issuing Lender unless such Agent shall have received notice to the contrary from such Lender or the Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit. Each Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

16.5 Delegation of Duties. Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this §16 shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as each Agent.

16.6 Resignation of Agents. Any Agent may at any time give notice of its resignation to the Lenders, the Issuing Lender and the Borrowers. Upon receipt of any such notice of resignation, the Applicable Required Lenders shall have the right, with GWI’s consent (so long as no Event of Default has occurred and is continuing) to appoint a successor, which shall be a bank with an office in the United States, Canada, the United Kingdom, the Netherlands or Australia or an Affiliate of any such bank with an office in the United States, Canada, the United Kingdom, the Netherlands or Australia. If no such successor shall have been so appointed by the Applicable Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Applicable Lenders and the Issuing Lender, appoint a successor Agent, with the Applicable Borrower’s consent, meeting the qualifications set forth above; provided that if the Applicable Agent shall notify the Borrowers and the Applicable Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Lender under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security as nominee until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through such retiring Agent shall instead be made by or to each Applicable Lender and the Issuing Lender directly, until such time as the Applicable Required Lenders appoint a successor Agent as provided for above in this §16.6. Upon the acceptance of a successor’s appointment as an Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this §16.6). The fees payable by the Applicable Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this §16 and §§17 and 18 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent.

Any resignation by Bank of America as Administrative Agent, Bank of America-Canada Branch as Canadian Agent or Bank of America as European Agent pursuant to this §16.6 shall also constitute its resignation as the Issuing Lender and Swingline Lender (including as Australian Swingline Lender). Upon the acceptance of a successor’s appointment as Administrative Agent, Canadian Agent or European Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Lender and Swingline Lender, (b) the retiring Issuing Lender and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor Issuing Lender shall issue letters of credit in substitution for the applicable Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring Issuing Lender to effectively assume the obligations of the retiring Issuing Lender with respect to such Letters of Credit. Notwithstanding the foregoing, Bank of America, may resign as European Agent upon 30 days’ notice without the consent of the Applicable Required Lenders and the Borrowers; provided that such successor entity is Bank of America Merrill Lynch International Bank.

16.7 Non-Reliance on Agents and Other Lenders. Each Lender and the Issuing Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made (i) its own credit analysis and decision to enter into this Credit Agreement and (ii) its own investigation and appraisal of whether any Loan Document (or any other agreement, arrangement or document relating to a Loan Document) is or contains a security interest as defined in and for the purposes of the PPS Law which is for the benefit of an Agent or a Lender (either alone or together with any other Agent or Lender) and whether any such security interest has been or should be perfected under the PPS Law. Each Lender and the Issuing Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Credit Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

16.8 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Co-Bookrunning Managers, Co-Lead Arrangers, Co-Syndication Agents, or Co-Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Credit Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, the Canadian Agent, the European Agent, a Lender, a Swingline Lender or the Issuing Lender hereunder.

16.9 Agents May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, any Agent (irrespective of whether the principal of any Loan or Letter of Credit Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether such Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Letter of Credit Obligations and all other Obligations (other than Obligations under any Hedging Agreement or in respect of any cash management services) that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Lender and the Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Lender and the Agents and their respective agents and counsel and all other amounts due the Lenders, the Issuing Lender and the Agents under §§2.2, 5.10, 6.1 and 17) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

(c) and any custodian, receiver, administrator, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the Issuing Lender to make such payments to the Agents and, in the event that any Agent shall consent to the making of such payments directly to the Lenders and the Issuing Lender, to pay to any Agent any amount due for the reasonable compensation, expenses, disbursements and advances of such Agent and its agents and counsel, and any other amounts due such Agent under §§6.1 and 17.

Nothing contained herein shall be deemed to authorize any Agent to authorize or consent to or accept or adopt on behalf of any Lender or the Issuing Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the Issuing Lender to authorize any Agent to vote in respect of the claim of any Lender or the Issuing Lender in any such proceeding.

16.10 Closing Documentation, Etc. For purposes of determining compliance with the conditions set forth in §12, each Lender that has executed this Credit Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document and matter either sent, or made available, by any Agent or any Co-Lead Arranger to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender, unless an officer of the Administrative Agent active upon the Borrowers’ account shall have received notice from such Lender prior to the Closing Date specifying such Lender’s objection thereto and such objection shall not have been withdrawn by notice to the Administrative Agent to such effect on or prior to the Closing Date.

16.11 Guaranty and Collateral Matters. Each of the Lenders (including in its capacity as a potential Cash Management Bank and a potential Hedge Bank) and the Issuing Lender irrevocably authorize and direct the Applicable Agent, in connection with a disposition permitted by §10.5.3, or pursuant to and in accordance with §27,

(a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Revolving Loan Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination or cash collateralization in a manner satisfactory to the Issuing Lender hereunder of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document to a Person that is not a Loan Party, (iii) that constitutes “Excluded Property” (as such term is defined in the U.S. Security Agreement), or (iv) if approved, authorized or ratified in writing in accordance with §27;

(b) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder; and

(c) to release or subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by §10.2(h).

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty. In each case as specified in this §16.11, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this §16.11.

16.12 Payments.

16.12.1. Payments to Agents. A payment by the Applicable Borrower to the Applicable Agent hereunder or any of the other Loan Documents for the account of any Applicable Lender shall constitute a payment to such Lender. Each Agent agrees promptly to distribute to each Applicable Lender such Lender’s pro rata share of payments received by such Agent for the account of such Lenders except as otherwise expressly provided herein or in any of the other Loan Documents.

16.12.2. Distribution by Agents.

(a) Unless the Applicable Agent shall have received notice from the Applicable Borrower prior to the date on which any payment is due to such Agent for the account of the Applicable Lenders or the Issuing Lender hereunder that such Borrower will not make such payment, the Applicable Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Applicable Lenders or the Issuing Lender, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Applicable Lenders or the Issuing Lender, as the case may be, severally agrees to repay to the Applicable Agent forthwith on demand the amount so distributed to such Lender or the Issuing Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Applicable Agent, at the greater of the Federal Funds Rate and a rate determined by the Applicable Agent in accordance with banking industry rules on interbank compensation. A notice of the Applicable Agent to any Applicable Lender or Borrowers with respect to any amount owing under this subsection (a) shall be conclusive, absent manifest error.

(b) If a court of competent jurisdiction shall adjudge that any amount received and distributed by any Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to such Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

16.13 Indemnity. To the extent not reimbursed by the Borrowers (and without limiting their obligation to do so), the Lenders ratably agree hereby to indemnify and hold harmless the Agents and their Affiliates (including any of the officers, directors, employees, agents and attorneys-in-fact of any thereof) (each, an “Indemnified Party”) from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which such Indemnified Party has not been reimbursed by the Borrowers as required by §17), and liabilities of every nature and character arising out of or related to this Credit Agreement, the Letters of Credit or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or such Indemnified Party’s actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by such Indemnified Party’s willful misconduct, gross negligence or, in the absence of instruction or concurrence of the Required Lenders, breach of contract as determined in a final, non-appealable judgment by a court of competent jurisdiction.

16.14 Withholding Taxes. To the extent required by any applicable Laws, the Agents may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. Without limiting or expanding the provisions of §6.12, each Lender shall indemnify and hold harmless each Agent against, within ten days after written demand therefor, any and all Taxes and any and all related losses, claims, liabilities and expenses (including fees, charges and disbursements of any counsel for such Agent) incurred by or asserted against such Agent as a result of the failure of the Agent to properly withhold any Tax from amounts paid to or for the account of such Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Agent of a change in circumstance that rendered the exemption from, or reduction of withholding Tax ineffective). A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes each Agent to set off and apply any and all amounts at any time owing to such Lender under this Credit Agreement or any other Loan Document against any amount due such Agent under this §16.14. The agreements in this §16.14 shall survive the resignation and/or replacement of any Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations. For the avoidance of doubt, the term “Lender” for purposes of this §16.14 includes any Swingline Lender and the Issuing Lender.

16.15 Security in the Province of Québec. Without limiting the powers of the Administrative Agent under this Credit Agreement and the Collateral Documents, each Canadian Lender and the Administrative Agent acknowledges and agrees that the Administrative Agent shall, for the purposes of holding any security granted under the Collateral Documents pursuant to the laws of the Province of Québec to secure payment of bonds or any similar instruments (collectively, in this subsection, the “Bonds”), be the holder of an irrevocable power of attorney (fondé de pouvoir), within the meaning of Article 2692 of the Civil Code of Québec, for all present and future Canadian Lenders as well as holders and depositaries of the Bonds. Each of the Canadian Lenders and the Administrative Agent constitutes, to the extent necessary, the Administrative Agent as the holder of such irrevocable power of attorney (fondé de pouvoir) in order to hold security granted under the Collateral Documents in the Province of Québec to secure payment of the Bonds. Each successor Canadian Lender and successor to the Administrative Agent shall be deemed to have confirmed and ratified the constitution of the Administrative Agent as the holder of such irrevocable power of attorney (fondé de pouvoir). Furthermore, the Administrative Agent agrees to act in the capacity of the holder and depositary of the Bonds for the benefit of all present and future Canadian Lenders. Notwithstanding the provisions of Section 32 of the Special Powers of Legal Persons Act (Québec), the Administrative Agent may acquire and be the holder of a Bond. The Canadian Borrower and each Canadian Guarantor acknowledges that each of the Bonds executed by it constitutes a title of indebtedness, as such term is used in Article 2692 of the Civil Code of Québec. Notwithstanding the provisions of Section 22, the provisions of this subsection shall be governed by the laws of the Province of Québec and the federal laws of Canada applicable therein.

16.16 Security in Germany. The Administrative Agent shall (i) hold and administer any Collateral governed by German law which is security assigned (Sicherungseigentum/Sicherungsabtretung) or otherwise transferred under a non-accessory security right (nichtakzessorische Sicherheit) to it as trustee (treuhänderisch) for the benefit of the Secured Parties and (ii) administer any Collateral governed by German law which is pledged (Verpfändung) or otherwise transferred to any Secured Party under an accessory security right (akzessorische Sicherheit) as agent. Each Secured Party hereby authorizes the Administrative Agent to accept and enter into as its attorney (Stellvertreter) any pledge or other creation of any accessory security right granted in favour of such Secured Party in connection with the Loan Documents under German law and to agree to and execute on its behalf as its attorney (Stellvertreter) any amendments, confirmations and/or alterations to any Collateral Document governed by German law which creates a pledge or any other accessory security right (akzessorische Sicherheit) including the release or confirmation of release of such Collateral. Each Secured Party (other than the Administrative Agent) hereby ratifies and approves all acts and declarations previously done by the Administrative Agent on such Secured Party’s behalf (including for the avoidance of doubt any declarations made by the Administrative Agent as representative without power of attorney (Vertreter ohne Vertretungsmacht) in relation to the creation of any pledge (Pfandrecht) on behalf and for the benefit of any Secured Party as future pledgee or otherwise). Each of the Secured Parties (other than the Administrative Agent) hereby authorises the Administrative Agent to (sub-)delegate any powers granted to it under this §16.16 to any attorney it may elect in its discretion and to grant powers of attorney to any such attorney (including the exemption from self-dealing and representing several persons (in particular from the restrictions of Section 181 of the German Civil Code (Bürgerliches Gesetzbuch) (in each case to the extent legally possible)).

17. EXPENSES.

Each of the Borrowers agrees to pay (a) the reasonable fees, expenses and disbursements of one primary counsel and any local counsel to any Agent incurred in connection with the preparation, syndication, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, any amendments, modifications, approvals, consents or waivers hereto or hereunder, or the cancellation of any Loan Document upon payment in full in cash of all of the Obligations or pursuant to any terms of such Loan Document providing for such cancellation, provided that such counsel shall provide the Borrowers with invoices reflecting the expenses incurred in connection with the foregoing, and (b) all reasonable out-of-pocket expenses, including reasonable legal, consulting, accounting, appraisal and similar professional fees and charges incurred by any Lender or any Agent (provided that legal expenses shall be limited to (1) one primary counsel for all Indemnified Persons, taken as a whole, (2) one regulatory counsel, with respect to each appropriate jurisdiction and (3) local counsel for the Agents and Lenders taken as a whole as may be deemed necessary (unless there is an actual or perceived conflict of interest in which case such affected Persons, taken as a whole, may retain one conflicts counsel)) in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against any of the Borrowers or any of their Restricted Subsidiaries or the administration thereof after the occurrence of a Default or Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Lender’s or any Agent’s relationship with the Borrowers or any of their Restricted Subsidiaries except in connection with a claim that any of the Borrowers has against any of the Lenders or any Agent and in which claim such Borrower is the prevailing party after entry of a final nonappealable judgment or order. The covenants of this §17 shall survive payment or satisfaction of all other Obligations.

18. INDEMNIFICATION.

Each of the Borrowers agrees to indemnify and hold harmless each Agent, each Co-Lead Arranger and the Lenders and each of their respective Affiliates and their and their respective Affiliates’ respective directors, officers, employees, agents and advisors or control persons (each, an “Indemnified Person”) from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation, (a) any actual or proposed use by any of the Borrowers or any of their Restricted Subsidiaries of the proceeds of any of the Loans or Letters of Credit, (b) any of the Borrowers or any of their Restricted Subsidiaries entering into or performing this Credit Agreement or any of the other Loan Documents, or (c) with respect to the Borrowers and their Restricted Subsidiaries and their respective Real Estate properties, assets and operations, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury, natural resource damages, damage to property or diminution in property value) or pursuant to any Environmental Law, in each case including, without limitation, all reasonable fees and disbursements of counsel (provided that such fees and disbursements of counsel shall be limited to (1) one primary counsel for all Indemnified Persons, taken as a whole, (2) one regulatory counsel, with respect to each appropriate jurisdiction and (3) local counsel for the Agents and Lenders taken as a whole as may be deemed necessary (unless there is an actual or perceived conflict of interest in which case such affected Persons, taken as a whole, may retain one conflicts counsel)), in each case, incurred in connection with any such investigation, litigation or other proceeding, other than direct, as opposed to special, indirect, consequential or punitive, damages as a result as determined in a final, nonappealable judgment by a court of competent jurisdiction of the (i) bad faith, gross negligence or willful misconduct of such Indemnified Person, (ii) material breach of the Loan Documents by such Indemnified Person or (iii) any proceeding not arising from any act or omission by the Borrowers or their affiliates that is brought by an Indemnified Person against any other Indemnified Person (other than disputes involving claims against any Co-Lead Arranger or the Administrative Agent in its capacity as such). In the event that any claim is made against any Agent, any Co-Lead Arranger or any Lender for which indemnity is provided under this §18, such Agent, such Co-Lead Arranger or such Lender shall provide prompt notice to the Borrowers of any such claim not otherwise known to the Borrowers, but the failure of such Agent, such Co-Lead Arranger or such Lender to provide such notice shall not impair the liability of any Borrower with respect to its indemnification for such claim except to the extent that such Borrower has been actually prejudiced by such failure.

In litigation, or the preparation therefor, the Lenders, each Co-Lead Arranger and each Agent shall be entitled to select their own counsel and to participate in the defense and the investigation of such claim, action or proceeding and, in addition to the foregoing indemnity, the Borrowers agree to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrowers under this §18 are unenforceable for any reason, the Borrowers hereby agree to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The covenants contained in this §18 shall survive payment or satisfaction in full of all other Obligations.

19. SURVIVAL OF COVENANTS, ETC.

All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of a Borrower or any of its Restricted Subsidiaries pursuant hereto shall be deemed to have been relied upon by the Lenders and the Agents, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Lenders of any of the Loans and the issuance or extension of any Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any Letter of Credit or any amount due under this Credit Agreement or the Notes or any of the other Loan Documents remains outstanding or any Lender has any obligation to make any Loans or the Issuing Lender has any obligation to issue or extend any Letter of Credit, and for such further time as may be otherwise expressly specified in this Credit Agreement. All statements contained in any certificate or other paper delivered to any Lender or any Agent at any time by or on behalf of the Borrowers or any of their Restricted Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by such Borrower or such Restricted Subsidiary hereunder.

20. SUCCESSORS AND ASSIGNS.

20.1 General Conditions. The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrowers may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (a) to an assignee in accordance with the provisions of §20.2 or (b) by way of participation in accordance with the provisions of §20.4 or (c) by way of pledge or assignment of a security interest subject to the restrictions of §20.4(d) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in §20.4 and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, any Indemnified Person, the Issuing Lender and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement or any of the other Loan Documents.

20.2 Assignments. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of its Commitments and the same portion of the Loans at the time owing to it and its participating interest in the risk relating to any Letters of Credit and Swingline Loans and all or the same portion of any Term Loan owing it); provided that any such assignment shall be subject to the following conditions:

(a) Minimum Amounts.

(i) in the case of an assignment of less than the entire remaining amount of the assigning Lender’s Commitments and the Loans at the time owing to it or, in the case of an assignment to a Lender or a Lender Affiliate, the aggregate amount of the Commitments (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loan of the assigning Lender subject to each such assignment (determined as of the date on which the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than (A) $5,000,000, in the case of Domestic Revolving Loans, Canadian Revolving Loans, European Loans, Australian Revolving Loans or UK Revolving Loans or (B) $1,000,000, in the case of Domestic Term Loans, Australian Term Loans or UK Term Loans, unless each of the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, GWI otherwise consent (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single assignee (or to an assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met under this clause; and

(ii) in the case of European Loans and European Swingline Loans only, the Loan of the assigning Lender subject to each such assignment shall not be assigned to an assignee qualifying as forming part of the “public”, as such term is construed and interpreted in accordance with Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC and subsequent implementation in the Dutch Financial Supervision Act (Wet op het financieel toezicht);

(b) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Credit Agreement with respect to the Loan or the Commitment assigned, except that this clause (b) shall not apply to any Swingline Lender’s rights and obligations in respect of Swingline Loans;

(c) no Lender may make any assignment of all or a portion of its interests, rights and obligations in any Canadian Revolving Loan to an assignee who is not dealing at “arm’s length” with the Canadian Borrower (as such term is defined in the Income Tax Act of Canada);

(d) no consent shall be required for any assignment except to the extent required by subsection (a)(i) of this §20.2 and, in addition:

(i) the consent of GWI (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is (A) an assignment of Commitments or Loan (other than Revolving Loan Commitments) to a Lender, an Affiliate of a Lender or an Approved Fund or (B) an assignment of Revolving Loan Commitments to a Revolving Lender, an Affiliate of a Revolving Lender or an Approved Fund of a Revolving Lender; provided that GWI shall be deemed to have consented to any such assignment with respect to any Term Loan unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof;

(ii) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (1) any Commitments (other than Revolving Loan Commitments) if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender and (2) any Revolving Loan Commitments if such assignment is to a Person that is not a Revolving Lender;

(iii) the consent of the Issuing Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and

(iv) the consent of the Applicable Swingline Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Domestic Revolving Loans, Australian Revolving Loans, Canadian Revolving Loans, European Loans and UK Revolving Loans.

(e) The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(f) No such assignment shall be made (A) other than to the extent permitted under §20.8, to a Borrower or any of the Borrowers’ Affiliates or Subsidiaries, or (B) to any Defaulting Lender or any of its Affiliates or Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural person.

(g) In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of GWI and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Commitment Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Credit Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to §20.3, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Credit Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Credit Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of §§6.6, 6.7, 6.9, 6.12, and 17 with respect to facts and circumstances occurring prior to the effective date of such assignment. Such release shall not include any claims which the Borrowers may have against such Lender arising prior to the date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Credit Agreement that does not comply with this §20.2 shall be treated for purposes of this Credit Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with §20.4.

If any of the Lender’s rights and/or obligations under any of the Loan Documents are transferred or assigned or deemed to be transferred or assigned by way of novation, each of the Lenders expressly reserves and maintains its rights and prerogatives under this Credit Agreement and the Belgian Security Agreements for the benefit of any transferee or assignee in accordance with the provisions of Article 1278 of the Belgian Civil Code.

20.3 Register.

(a) The Administrative Agent, acting solely for this purpose as an agent of the Domestic Borrowers (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Domestic Lenders, and the Commitments of, and principal amounts (and stated interest) of the Domestic Loans and Letter of Credit Obligations owing to, the Domestic Lenders pursuant to the terms hereof from time to time (the “Domestic Register”). The entries in the Domestic Register shall be conclusive, and the Domestic Borrowers, the Administrative Agent and the Domestic Lenders shall treat each Person whose name is recorded in the Domestic Register pursuant to the terms hereof as a Domestic Lender hereunder for all purposes of this Credit Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Domestic Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Domestic Register shall be available for inspection by the Domestic Borrowers and any Domestic Lender, at any reasonable time and from time to time upon reasonable prior notice.

(b) The European Agent, acting solely for this purpose as an agent of the European Borrower (and such agency being solely for tax purposes), shall maintain at the European Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the European Lenders, and the Commitments of, and principal amounts (and stated interest) of the European Loans and Letter of Credit Obligations owing to, each European Lender pursuant to the terms hereof from time to time (the “European Register”). The entries in the European Register shall be conclusive, and the European Borrower, the European Agent and the European Lenders shall treat each Person whose name is recorded in the European Register pursuant to the terms hereof as a European Lender hereunder for all purposes of this Credit Agreement, notwithstanding notice to the contrary. In addition, the European Agent shall maintain on the European Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The European Register shall be available for inspection by GWI or the European Borrower and any European Lender, at any reasonable time and from time to time upon reasonable prior notice.

(c) The Administrative Agent, acting solely for this purpose as an agent of the Australian Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Australian Lenders, and the Commitments of, and principal amounts (and stated interest) of the Australian Loans and Letter of Credit Obligations owing to, each Australian Lender pursuant to the terms hereof from time to time (the “Australian Register”). The entries in the Australian Register shall be conclusive, and the Australian Borrower, the Administrative Agent and the Australian Lender shall treat each Person whose name is recorded in the Australian Register pursuant to the terms hereof as an Australian Lender hereunder for all purposes of this Credit Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Australian Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Australian Register shall be available for inspection by GWI or the Australian Borrower and any Australian Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) The Canadian Agent, acting solely for this purpose as an agent of the Canadian Borrower (and such agency being solely for tax purposes), shall maintain at the Canadian Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Canadian Lenders, and the Commitments of, and principal amounts (and stated interest) of the Canadian Revolving Loans and Letter of Credit Obligations owing to, the Canadian Lenders pursuant to the terms hereof from time to time (the “Canadian Register”). The entries in the Canadian Register shall be conclusive, and the Canadian Borrower, the Canadian Agent and the Canadian Lenders shall treat each Person whose name is recorded in the Canadian Register pursuant to the terms hereof as a Canadian Lender hereunder for all purposes of this Credit Agreement, notwithstanding notice to the contrary. In addition, the Canadian Agent shall maintain on the Canadian Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Canadian Register shall be available for inspection by the Canadian Borrower and any Canadian Lender, at any reasonable time and from time to time upon reasonable prior notice.

(e) The UK Agent, acting solely for this purpose as an agent of the UK Borrower (and such agency being solely for tax purposes), shall maintain at the UK Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the UK Lenders, and the Commitments of, and principal amounts (and stated interest) of the UK Loans and Letter of Credit Obligations owing to, each UK Lender pursuant to the terms hereof from time to time (the “UK Register”). The entries in the UK Register shall be conclusive, and the UK Borrower, the UK Agent and the UK Lender shall treat each Person whose name is recorded in the UK Register pursuant to the terms hereof as an UK Lender hereunder for all purposes of this Credit Agreement, notwithstanding notice to the contrary. In addition, the UK Agent shall maintain on the UK Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The UK Register shall be available for inspection by GWI or the UK Borrower and any UK Lender, at any reasonable time and from time to time upon reasonable prior notice.

(f) The Applicable Agent, acting solely for this purpose as an agent of any applicable Designated Subsidiary (and such agency being solely for tax purposes), shall maintain at the Applicable Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Designated Subsidiary Lenders with respect to any applicable Designated Subsidiary, and the Commitments of, and principal amounts (and stated interest) of the Designated Subsidiary Loans to such Designated Subsidiary and Letter of Credit Obligations owing to, each Designated Subsidiary Lender pursuant to the terms hereof from time to time (each a “Designated Subsidiary Register”). The entries in each Designated Subsidiary Register shall be conclusive, and the applicable Designated Subsidiary Borrower, the Applicable Agent and the applicable Designated Subsidiary Lenders shall treat each Person whose name is recorded in each applicable Designated Subsidiary Register pursuant to the terms hereof as a Designated Subsidiary Lender to such Designated Subsidiary hereunder for all purposes of this Credit Agreement, notwithstanding notice to the contrary. In addition, the Applicable Agent shall maintain on each applicable Designated Subsidiary Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. Each Designated Subsidiary Register shall be available for inspection by GWI or each applicable Designated Subsidiary and any applicable Designated Subsidiary Lender, at any reasonable time and from time to time upon reasonable prior notice.

20.4 Participations.

(a) Any Lender may at any time, without the consent of, or notice to, the Borrowers or any Agent, sell participations to any Person (other than a natural person, a Defaulting Lender or the Borrowers or any of the Borrowers’ Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Credit Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in Letter of Credit Obligations and/or Swingline Loans) owing to it); provided that (i) such Lender’s obligations under this Credit Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Agents, the Lenders and the Issuing Lender shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Credit Agreement.

(b) Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Credit Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Credit Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clauses (a) or (b) of §27 that directly affects such Participant. Subject to subsection (c) of this §20.4, the Borrowers agree that each Participant shall be entitled to the benefits of §§6.6, 6.7, 6.9 and 6.12 (subject to the limitations and requirements of such Sections and §6.11) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to §20.2. To the extent permitted by applicable law, each Participant also shall be entitled to the benefits of §15 as though it were a Lender, provided such Participant agrees to be subject to §15 as though it were a Lender. Each Lender that sells a participation shall (acting solely for this purpose as a non-fiduciary agent of the Applicable Borrower) maintain a register complying with the requirements of §§163(f), 871(h) and 881(c)(2) of the Code on which is entered the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Credit Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and the parties hereto shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Credit Agreement, notwithstanding notice to the contrary.

(c) A Participant shall not be entitled to receive any greater payment under §6.6, 6.7 or 6.12 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent the participation was sold with the Applicable Borrower’s prior written consent (not to be unreasonably withheld or delayed).

(d) Any Lender may at any time, without the consent of GWI or the Administrative Agent, pledge or assign a security interest in all or any portion of its rights under this Credit Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

20.5 Resignation as Issuing Lender After Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America, Bank of America-Canada Branch, Bank of America-London Branch or Bank of America-Australia Branch assigns all of its Commitments and Loans pursuant to §20.2, Bank of America, Bank of America-Canada Branch, Bank of America-London Branch or Bank of America-Australia Branch, as the case may be, may, (i) upon 30 days’ written notice to the Borrowers and the Lenders, resign as Issuing Lender and/or (ii) upon 30 days’ written notice to the Borrowers, resign as Swingline Lender, Canadian Swingline Lender, European Swingline Lender, Australian Swingline Lender or UK Swingline Lender, as the case may be. In the event of any such resignation as Issuing Lender or any Swingline Lender, the Borrowers shall be entitled to appoint from among the Lenders a successor Issuing Lender or Applicable Swingline Lender hereunder; provided, however, that no failure by the Borrowers to appoint any such successor shall affect the resignation of Bank of America, Bank of America-Canada Branch, Bank of America-London Branch or Bank of America-Australia Branch, as the case may be, as Issuing Lender or Swingline Lender, as the case may be. If Bank of America resigns as Issuing Lender, it shall retain all the rights, powers, privileges and duties of the Issuing Lender hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Issuing Lender and all Letter of Credit Obligations with respect thereto. If Bank of America, Bank of America-Canada Branch, Bank of America-London Branch or Bank of America-Australia Branch, as the case may be, resigns as the Applicable Swingline Lender, it shall retain all the rights of the Applicable Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Applicable Floating Rate Loans or fund risk participations in outstanding Swingline Loans pursuant to §2.7. Upon the appointment of a successor Issuing Lender and/or Applicable Swingline Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Lender or Applicable Swingline Lender, as the case may be, and (b) the successor Issuing Lender shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

20.6 New Notes. Upon its receipt of an Assignment and Assumption executed by the parties to such assignment, together with each Note subject to such assignment, to the extent applicable, the Applicable Agent shall (a) record the information contained therein in the Applicable Register, and (b) give prompt notice thereof to the Borrowers. Within five (5) Business Days after receipt of such notice, the Borrowers, at their own expense, shall, upon the request of such assignee made through the Applicable Agent, execute and deliver to the Applicable Agent, in exchange for each surrendered Note, a new Note to the order of such assignee in an amount equal to the amount assumed by such assignee pursuant to such Assignment and Assumption and, if the assigning Lender has retained some portion of its obligations hereunder, upon the request of such assigning Lender made through the Applicable Agent, a new Note to the order of the assigning Lender in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Assumption and shall otherwise be in substantially the form of the assigned Notes. The surrendered Notes shall be cancelled and returned to the Borrowers.

20.7 Special Purpose Funding Vehicle. Notwithstanding anything to the contrary contained in this §20, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”) of such Granting Lender, identified as such in writing from time to time delivered by the Granting Lender to the Administrative Agent and the Borrowers, the option to provide to a Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to such Borrower pursuant to this Credit Agreement, provided that (a) in the case of any European Loan or European Swingline Loan only, the Loan to which the option applies shall not be assigned to an assignee qualifying as forming part of the “public”, as such term is construed and interpreted in accordance with Directive 2013/36/EU of the

European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC and subsequent implementation in the Dutch Financial Supervision Act (Wet op het financieel toezicht), (b) nothing herein shall constitute a commitment to make any Loan by any SPC, (c) the Granting Lender’s obligations under this Credit Agreement shall remain unchanged, (d) the Granting Lender should retain the sole right to enforce this Credit Agreement and to approve any amendment, modification or waiver of any provision of this Credit Agreement and (e) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by the Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any expense reimbursement, indemnity or similar payment obligation under this Credit Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Credit Agreement) that, prior to the date that is one year and one day after the later of (i) the payment in full of all outstanding senior indebtedness of any SPC and (ii) the Maturity Date, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States of America or any state thereof. In addition, notwithstanding anything to the contrary contained in this §20.7, any SPC may (A) with notice to, but (except as specified below) without the prior written consent of, the Borrowers or any Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans (provided that, in the case of any European Loan or European Swingline Loan only, the Loan to which the option applies shall not be assigned to an assignee qualifying as forming part of the “public”, as such term is construed and interpreted in accordance with Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC and subsequent implementation in the Dutch Financial Supervision Act (Wet op het financieel toezicht)) to its Granting Lender or to any financial institutions (consented to by the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrowers, which consents shall not be unreasonably withheld or delayed) providing liquidity and/or credit facilities to or for the account of such SPC to fund the Loans made by such SPC or to support the securities (if any) issued by such SPC to fund such Loans and (B) disclose on a confidential basis any non-public information relating to its Loans (other than financial statements referred to in §§8.4 or 9.4) to any rating agency, commercial paper dealer or provider of a surety, guarantee or credit or liquidity enhancement to such SPC. In no event shall the Borrowers be obligated to pay to an SPC that has made a Loan any greater amount than the Borrowers would have been obligated to pay under this Credit Agreement if the Granting Lender had made such Loan. An amendment to this §20.7 without the written consent of an SPC shall be ineffective insofar as it alters the rights and obligations of such SPC.

20.8 Assignment to GWI. Notwithstanding anything to the contrary contained herein, any Lender may, at any time, assign all or a portion of its rights and obligations under this Credit Agreement in respect of its Term Loans to GWI or its Subsidiaries (a “Company Assignment”) through Dutch auction procedures open to all applicable Lenders on a pro rata basis in accordance with customary procedures to be agreed between GWI and the Administrative Agent (or other applicable agent managing such auction); provided that:

(i) any Term Loans acquired by GWI or any Subsidiary shall be retired and cancelled promptly upon the acquisition thereof;

(ii) no Default or Event of Default shall exist at the time of the Company Assignment or result therefrom;

(iii) on a pro forma basis, giving effect to the Company Assignment and all associated transactions, the Borrowers shall be in compliance with each of the covenants set forth in §11 as of the end of the latest fiscal quarter for which internal financial statements are available;

(iv) GWI shall affirm the No Undisclosed Information Representation as of the time of the Company Assignment; and

(v) no Revolving Loans shall be used to fund such Company Assignment.

21. NOTICES, ETC.

21.1 Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(a) if to any Loan Party, at Genesee & Wyoming Inc., Corporate Headquarters, 20 West Avenue, Darien, CT 06820, Attention: Timothy J. Gallagher, Chief Financial Officer, or at such other address for notice as such Loan Party shall last have furnished in writing to the Person giving the notice;

(b) if to any Agent, at the address set forth on Schedule 21 or such other address for notice as such Agent shall last have furnished in writing to the Person giving the notice; and

(c) if to any Lender, at such Lender’s address set forth on Schedule II, or such other address for notice as such Lender shall have last furnished in writing to the Person giving the notice.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in §21.2, shall be effective as provided in such §21.2.

21.2 Electronic Communications.

(a) Notices and other communications to the Lenders and the Issuing Lender hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites, such as Intralinks) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the Issuing Lender pursuant to §5 if such Lender or the Issuing Lender, as applicable, has notified the Administrative Agent in writing that it is incapable of receiving notices under such §5 by electronic communication. The Administrative Agent or the Borrowers may, in their discretion, agree to accept notices and other communications to them hereunder by electronic communications pursuant to procedures approved by them, provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(b) THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWERS MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWERS MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWERS MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender, the Issuing Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower’s or the Administrative Agent’s transmission of Borrowers Materials or notices through the Platform, any other electronic platform or electronic messaging services, or through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Borrower, any Lender, the Issuing Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

21.3 Change of Address, Etc. Each of the Borrowers, the Agents, the Issuing Lender and the Applicable Swingline Lender may change its address, telecopier or telephone number for notices and other communications hereunder by written notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by written notice to the Borrowers, the Applicable Agent, the Issuing Lender and the Applicable Swingline Lender. In addition, each Lender agrees to notify the Applicable Agent from time to time to ensure that the Applicable Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrowers Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrowers or its securities for purposes of United States Federal or state securities laws.

21.4 Reliance by Agents, Issuing Lender and Lenders. Each Agent, the Issuing Lender and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify the Agents, the Issuing Lender, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower (other than in the case of gross negligence or willful misconduct of such indemnified party). All telephonic notices to and other telephonic communications with any Agent may be recorded by such Agent, and each of the parties hereby consents to such recording.

22. GOVERNING LAW.

THIS CREDIT AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS (OTHER THAN ANY LOAN DOCUMENT EXPRESSLY GOVERNED BY THE LAWS OF ANOTHER JURISDICTION) ARE CONTRACTS UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW §5-1401, BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. EACH OF THE LOAN PARTIES CONSENTS AND AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS (OTHER THAN WITH RESPECT TO ACTIONS BY ANY AGENT OR ANY LENDER IN RESPECT OF RIGHTS UNDER ANY COLLATERAL DOCUMENT GOVERNED BY A LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK OR WITH RESPECT TO ANY COLLATERAL SUBJECT THERETO) MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK (LOCATED IN THE BOROUGH OF MANHATTAN) OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE EXCLUSIVE JURISDICTION OF SUCH COURT (OTHER THAN WITH RESPECT TO ACTIONS BY ANY AGENT OR ANY LENDER IN RESPECT OF RIGHTS UNDER ANY COLLATERAL DOCUMENT GOVERNED BY A LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK OR WITH RESPECT TO ANY COLLATERAL SUBJECT THERETO) AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON SUCH LOAN PARTY IN ACCORDANCE WITH LAW AT THE ADDRESS SPECIFIED IN §21. EACH OF THE LOAN PARTIES HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT. A FINAL JUDGMENT IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT MAY BE ENFORCED IN ANY OTHER COURTS TO WHOSE JURISDICTION YOU ARE OR MAY BE SUBJECT BY SUIT UPON JUDGMENT.

Each of the Australian Borrower and each Australian Guarantor irrevocably appoints GWI in relation to proceedings in relation to this Credit Agreement as its agent to receive service of any legal process on its behalf without excluding any other means of service permitted by the law of any state or territory of Australia and agrees that failure by a process agent to notify it or any other Loan Party of the process will not invalidate the proceedings concerned. GWI accepts its appointment in this clause as agent for service.

23. HEADINGS.

The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

24. COUNTERPARTS.

This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought. Delivery by electronic transmission by any of the parties hereto of an executed counterpart hereof or of any amendment or waiver hereto shall be as effective as an original executed counterpart hereof or of such amendment or waiver and shall be considered a representation that an original executed counterpart hereof or such amendment or waiver, as the case may be, will be delivered.

25. ENTIRE AGREEMENT, ETC.

The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in §27.

26. WAIVER OF JURY TRIAL, ETC.

TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS CREDIT AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT AS PROHIBITED BY LAW, EACH OF THE LOAN PARTIES HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE, ANY SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES AND WAIVES ALL SURETYSHIP DEFENSES GENERALLY. EACH OF THE BORROWERS (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY LENDER OR ANY AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH LENDER OR SUCH AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (b) ACKNOWLEDGES THAT THE AGENTS AND THE LENDERS HAVE BEEN INDUCED TO ENTER INTO THIS CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS BECAUSE OF, AMONG OTHER THINGS, EACH OF THE LOAN PARTY’S WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

27. CONSENTS, AMENDMENTS, WAIVERS, ETC.

Any consent or approval required or permitted by this Credit Agreement to be given by the Lenders may be given, and any term of this Credit Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by any of the Borrowers or any of their Restricted Subsidiaries of any terms of this Credit Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrowers, the written consent of the Required Lenders and acknowledgement by the Administrative Agent; provided that for the avoidance of doubt the Administrative Agent’s consent shall not be required unless specifically provided for in this §27. Notwithstanding the foregoing, no amendment, modification or waiver shall:

(a) without the written consent of the Borrowers and each Lender directly affected thereby:

(i) reduce or forgive the principal amount of any Loans or Reimbursement Obligations, or reduce the rate of interest on the Loans or the amount of the Commitment Fee or Letter of Credit Fees;

(ii) increase the amount of such Lender’s Commitment or extend the expiration date of such Lender’s Commitment;

(iii) postpone or extend the applicable Maturity Date or any other regularly scheduled dates for payments of principal of, or interest on, the Loans or Reimbursement Obligations or any fees or other amounts payable to such Lender (it being understood that (A) a waiver of the application of the default rate of interest pursuant to §6.10 and (B) any vote to rescind any acceleration made pursuant to §14.2 of amounts owing with respect to the Loans and other Obligations shall require only the approval of the Required Lenders); and

(iv) release all or substantially all the Guarantors from their guaranty obligations under the Guaranty;

(v) release all or substantially all of the Collateral in any transaction or series of related transactions;

(b) without the written consent of all the Lenders, amend or waive (i) this §27, the definition of “Required Lenders”, “Required Domestic Lenders”, “Required Australian Lenders”, “Required European Lenders”, “Required Canadian Lenders”, “Required UK Lenders” or “Required Designated Subsidiary Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender, (ii) §2.11, (iii) §6.23, (iv) §14.3 or (v) §31;

(c) without the written consent of each Agent, amend or waive §16, the amount or time of payment of any fees payable pursuant to the Fee Letter or any other provision applicable to such Agent;

(d) without the written consent of each Swingline Lender, amend or waive any provision applicable to any Swingline Lender; and

(e) without the written consent of the Issuing Lender, amend or waive the amount or time of payment of any Letter of Credit Fees or other fees payable for the Issuing Lender’s account or any other provision applicable to the Issuing Lender.

No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of any Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrowers shall entitle the Borrowers to other or further notice or demand in similar or other circumstances.

If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender and that has been approved by the Required Lenders, the Borrowers may replace such non-consenting Lender in accordance with §6.11; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section.

Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders, the Required Lenders, the Required Domestic

Lenders, the Required Australian Lenders, the Required European Lenders, the Required Canadian Lenders, the Required UK Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Defaulting Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders, the Required Lenders, the Required Domestic Lenders, the Required Australian Lenders, the Required European Lenders, the Required Canadian Lenders, the Required UK Lenders, the applicable Required Designated Subsidiary Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

The Administrative Agent (in its sole discretion may, and shall, to the extent required by any Loan Document) and any applicable Loan Party may enter into any amendment or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable requirements of Law.

28. SEVERABILITY.

The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction. Without limiting the foregoing provisions of this §28, if and to the extent that the enforceability of any provisions in this Credit Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the Issuing Lender or the Applicable Swingline Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

29. TREATMENT OF CERTAIN INFORMATION; CONFIDENTIALITY.

Each of the Agents, the Lenders and the Issuing Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Credit Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this §29, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Credit Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to a Borrower and its obligations, (g) with the consent of the Borrowers or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this §29 or (y) becomes available to any Agent, any Lender, the Issuing Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrowers (except that paragraphs (c) and (d) do not permit any party to this Credit Agreement to disclose any information of the kind referred to in section 275(1) of the PPSA (Australia) and each Loan Party agrees not to authorize the disclosure of such information).

For purposes of this §29, (a) “Information” means all information received from the Borrowers or any of their Subsidiaries relating to the Borrowers or any of their Subsidiaries or any of their respective businesses, other than any such information that is available to any Agent, any Lender or the Issuing Lender on a nonconfidential basis prior to disclosure by the Borrowers or any their Subsidiaries. Any Person required to maintain the confidentiality of Information as provided in this §29 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information and (b) to the extent section 275 of the PPSA (Australia) applies, the parties to this Credit Agreement agree that the terms of the security interest (as defined in the PPSA (Australia)) provided for under a Collateral Security are wholly contained in that Collateral Security.

30. USA PATRIOT ACT.

Each Lender that is subject to the Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the Patriot Act and/or pursuant to applicable “know your customer”, counter-terrorism financing, economic and trade sanctions and anti-money laundering rules and regulations, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Loan Party in accordance with the Patriot Act and/or pursuant to applicable “know your customer”, counter-terrorism financing, economic and trade sanctions and anti-money laundering rules and regulations. Each Borrower shall promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer”, counter-terrorism financing, economic and trade sanctions and anti-money laundering rules and regulations, including the Patriot Act.

31. PARI PASSU TREATMENT.

(a) Notwithstanding anything to the contrary set forth herein, the Administrative Agent may and, upon the request of the Required Lenders, shall, upon notice to each Lender, cause each payment or prepayment of principal and interest received after the occurrence and during the continuance of an Event of Default hereunder to be distributed pari passu among the Lenders, in accordance with the aggregate outstanding principal amount of the Obligations owing to each Lender divided by the aggregate outstanding principal amount of all Obligations. Such notice shall also attach a schedule setting forth the aggregate outstanding principal amount of all Obligations at such time including a breakdown of the aggregate outstanding principal amount under each Commitment, any Domestic Term Loan and any Australian Term Loan.

(b) Following the occurrence and during the continuance of any Event of Default, each Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against any Borrower (pursuant to §15 or otherwise), including a secured claim under §506 of the Bankruptcy Code of the United States or other security or interest arising from or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, obtain payment (voluntary or involuntary) in respect of the Notes, Loans, Letters of Credit, Letter of Credit Obligations and other Obligations held by it as a result of which the unpaid principal portion of the Notes and the Obligations held by it shall be proportionately less than the unpaid principal portion of the Notes and Obligations held by any other Lender, it shall be deemed to have simultaneously purchased from such other Lender a participation in the Notes and Obligations held by such other Lender, so that the aggregate unpaid principal amount of the Notes, Obligations and participations in Notes and Obligations held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of the Notes and Obligations then outstanding as the principal amount of the Notes and other Obligations held by it prior to such exercise of banker’s lien, setoff or counterclaim was to the principal amount of all Notes and other Obligations outstanding prior to such exercise of banker’s lien, setoff or counterclaim; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this §31 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustments restored without interest.

(c) Following the occurrence and during the continuance of any Event of Default and unless and until the effectiveness of a transfer of Commitments pursuant to §31(d), each Lender agrees that, upon notice from the Administrative Agent to such Lender, which notice shall be provided upon the request of the Required Lenders or may be provided by the Administrative Agent in its sole discretion, such Lender shall be deemed to have purchased from each other Lender a participation in the risk associated with the Notes and Obligations held by each other Lender, so that the aggregate principal amount of the Notes and Obligations held by each Lender shall be equivalent to such Lender’s Commitment Percentage. Upon demand by the Administrative Agent, made at the request of the Required Lenders, each Lender that has purchased such participation (a “Purchasing Lender”) shall pay the amount of such participation to the Applicable Agent for the account of each Lender whose outstanding Loans and participations in Letter of Credit Obligations exceed their Commitment Percentages. Any such participation may, at the option of such Purchasing Lender, be paid in Dollars, Canadian Dollars, Australian Dollars or Euros (the “Funding Currency”), (in an amount equal to the then applicable Dollar Equivalent amount of such participation) and such payment shall be converted by the Applicable Agent at the exchange rate into the currency of the Loan or Letter of Credit Obligation in which such participation is being purchased. The Borrowers agree to indemnify each Purchasing Lender for any loss, cost or expense incurred by such Purchasing Lender as a result of entering into any reasonable hedging arrangements between the Funding Currency and the currency of the Loan or Letter of Credit Obligation in which such participation is being purchased in connection with the funding of such participation or as a result of any payment on account of such participation in a currency other than that funded by the Purchasing Lender.

(d) Upon the written instruction of the Required Lenders, the Aggregate European Commitments, the Aggregate Canadian Revolving Loan Commitments, the Aggregate Australian Revolving Loan Commitments, the Aggregate UK Revolving Loan Commitments and the Aggregate Designated Subsidiary Commitments shall be immediately transferred by the Borrowers to the Aggregate Domestic Revolving Loan Commitments; provided that (i) no such transfer of Commitments shall occur until the date that is sixty (60) days after the date of the acceleration of the Obligations pursuant to §14 and (ii) prior to requesting any such transfer of Commitments, the Agents and the Lenders shall utilize their reasonable best efforts to avoid the imposition of withholding tax liability on any Domestic Borrower which would arise as a result of any such transfer of Commitments (including, without limitation, to the extent useful, the use of participations pursuant to §31(c) and the use of fronting banks in the United Kingdom, the Netherlands, Canada and Australia). Upon the effectiveness of any such transfer the outstanding European Loans, Canadian Revolving Loans, Australian Revolving Loans, UK Revolving Loans and Designated Subsidiary Revolving Loans shall be repaid with advances made to the Domestic Borrowers under the Aggregate Domestic Revolving Loan Commitments, advanced by the Lenders in such manner that after giving effect thereto, the percentage of the outstanding Loans and Letter of Credit Obligations of each Lender will equal such Lender’s Commitment Percentage of all outstanding Loans and Letter of Credit Obligations.

(e) Each Borrower expressly consents to the foregoing arrangements and agrees that any Person holding such a participation in the Notes and the Obligations deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by such Borrower to such Person as fully as if such Person had made a Loan directly to such Borrower in the amount of such participation.

32. NO ADVISORY OR FIDUCIARY RESPONSIBILITY.

In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Borrowers and the other Loan Parties acknowledges and agrees that: (i) (A) the arranging and other services regarding this Credit Agreement provided by the Administrative Agent, the Co-Lead Arrangers, the Co-Syndication Agents, the Co-Documentation Agents and the Lenders are arm’s-length commercial transactions between the each of the Borrowers and the other Loan Parties and their respective Affiliates, on the one hand, and the Administrative Agent, the Co-Lead Arrangers, the Co-Syndication Agents, the Co-Documentation Agents and the Lenders, on the other hand, (B) each of the Borrowers and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Borrowers and the other Loan Parties is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, Co-Lead Arrangers, the Co-Syndication Agents, the Co-Documentation Agents and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for each of the Borrowers and the other Loan Parties or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent, the Co-Lead Arrangers, the Co-Syndication Agents, the Co-Documentation Agents nor any Lender has any obligation to each of the Borrowers and the other Loan Parties or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, Co-Lead Arrangers, the Co-Syndication Agents, the Co-Documentation Agents and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Borrowers and the other Loan Parties and their respective Affiliates, and neither the Administrative Agent, the Co-Lead Arrangers, the Co-Syndication Agents, the Co-Documentation Agents nor any Lender has any obligation to disclose any of such interests to each of the Borrowers and the other Loan Parties or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrowers and the other Loan Parties hereby waive and release any claims that it may have against the Administrative Agent, the Co-Lead Arrangers, the Co-Syndication Agents, the Co-Documentation Agents or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

33. PUBLIC OFFER.

33.1 Co-Lead Arrangers’ Representations, Warranties and Undertakings. Bank of America undertakes, represent and warrant to the Australian Borrower as follows:

(a) On behalf of the Borrowers, Bank of America made invitations to become a Lender under this Credit Agreement (i) to at least ten Persons, each of whom, as at the date the relevant invitation is made, the relevant officers of Bank of America involved in the transaction on a day to day basis believe carries on the business of providing finance or investing or dealing in securities in the course of operating in financial markets, for the purposes of section 128F(3A)(a)(i) of the Australian Tax Act, and each of whom has been disclosed to the Borrowers, or (ii) in an electronic form that is used by financial markets for dealing in debentures (as defined in section 128F(9) of the Australian Tax Act) or debt interests (as defined in sections 974-15 and 974-20 of the Australian Tax Act) such as Reuters or Bloomberg.

(b) At least 10 of the Persons to whom Bank of America (on behalf of the Borrowers) have made invitations referred to in §33.1(a)(i) are not, as at the date the invitations are made, to the knowledge of the relevant officers of Bank of America involved in the transaction, Associates of any of the others of those 10 invitees, any Co-Lead Arranger or any Australian Lender.

(c) Bank of America has not made and will not make offers or invitations referred to in §33.1(a)(i) to Persons whom the relevant officers of each Co-Lead Arranger involved in the transaction on a day to day basis are aware are Offshore Associates of the Australian Borrower.

33.2 Confirmations. The Australian Borrower confirms that none of the potential offerees whose names were disclosed to it by Bank of America before the Closing Date or the Restatement Effective Date were known or suspected by it to be an Offshore Associate of it or an Associate of any other such invitee. During the period of the Primary Syndication, if requested in writing by Bank of America, the Australian Borrower will advise Bank of America, within a reasonable period of time, if the potential offerees disclosed to it by Bank of America are known or suspected by it to be an Offshore Associate of the Australian Borrower or an Associate or any other offeree.

33.3 Australian Lender’s Representations and Warranties. Each Australian Lender represents and warrants to the Australian Borrower that, if it received an invitation under §33.1(a)(i), at the time it received the invitation it was carrying on the business of providing finance, or investing or dealing in securities, in the course of operating in financial markets.

33.4 Information. Each Co-Lead Arranger and each Australian Lender will provide to the Australian Borrower when reasonably requested by the Australian Borrower any factual information in its possession or which it is reasonably able to provide to assist the Australian Borrower to demonstrate (based upon tax advice received by the Australian Borrower) that section 128F of the Australian Tax Act has been satisfied where to do so will not, in the reasonable opinion of Bank of America or the Australian Lenders, breach any law or regulation or any duty of confidence.

33.5 Co-operation if Section 128F Requirement not Satisfied. If, for any reason, the requirements of section 128F of the Australian Tax Act have not been satisfied in relation to interest payable on Loans (except to an Offshore Associate of the Australian Borrower), then on request by any Agent, any Co-Lead Arranger or the Australian Borrower, each party shall co-operate and take steps reasonably requested with a view to satisfying those requirements (a) where an Australian Lender breaches §33.3, at the cost of that Australian Lender or in all other cases, at the cost of the Australian Borrower.

33.6 Section 128F Syndication Statement. The parties agree that this Credit Agreement is a “syndicated facility agreement” for the purposes of section 128F(11) of the Australian Tax Act.

34. ATTORNEYS.

Each of the attorneys executing this Credit Agreement states that the attorney has no notice of the revocation of the power of attorney appointing that attorney.

35. AMENDMENT AND RESTATEMENT.

(a) The Loan Parties, the Agents, the Issuing Bank, the Swingline Lenders and the Lenders hereby agree that upon the effectiveness of this Credit Agreement, the terms and provisions of the Original Credit Agreement shall be and hereby are amended and restated in their entirety by the terms and conditions of this Credit Agreement and the terms and provisions of the Original Credit Agreement, except as otherwise provided in this Credit Agreement (including, without limitation, clause (b) of this §35), shall be superseded by this Credit Agreement.

(b) Notwithstanding the amendment and restatement of the Original Credit Agreement by this Credit Agreement, the Loan Parties shall be liable in accordance with the terms and subject to the limitations set forth in the Original Credit Agreement to each Indemnified Person with respect to agreements on their part under the Original Credit Agreement to indemnify and hold harmless such Indemnified Person from and against all claims, demands, liabilities, damages, losses, costs, charges and expenses to which the Administrative Agent and the Lenders may be subject arising in connection with the Original Credit Agreement. This Credit Agreement is given as a substitution of, and not as a payment of, the obligations of the Loan Parties under the Original Credit Agreement and is not intended to constitute a novation of the Original Credit Agreement.

By execution of this Credit Agreement all parties hereto agree that (i) each relevant Security Agreements and the other Loan Documents are hereby amended such that all references to the Original Credit Agreement and the Loans and Commitments thereunder shall be deemed to refer to this Credit Agreement and the continuation of the Loans and Commitments hereunder, (ii) all obligations under the Guaranty and the Collateral Documents are reaffirmed and remain in full force and effect on a continuous basis after giving effect to this Credit Agreement, subject to any applicable limitations and conditions set forth therein and (iii) all security interests and liens granted under the Collateral Documents are reaffirmed and shall continue and secure the Obligations hereunder and the obligations of the Guarantors under the Guaranty after giving effect to this Credit Agreement subject to any applicable limitations and conditions set forth therein. After giving effect to this Credit Agreement and the transactions contemplated hereby, neither the modification of the Original Credit Agreement effected pursuant to this amendment and restatement nor the execution, delivery, performance or effectiveness of this Credit Agreement (i) impairs the validity, effectiveness or priority of the Liens granted pursuant to any Collateral Document, and such Liens continue unimpaired with the same priority to secure repayment of all Obligations, whether heretofore or hereafter incurred; or (ii) requires that any new filings be made or other action taken to perfect or to maintain the perfection of such Liens (except as specified in §9.16 with respect to the Mortgages referred to therein).

36. Electronic Execution of Assignments and Certain Other Documents.

The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Loan Requests, Swingline Loan Requests, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

[Signature Page Intentionally Omitted]

SCHEDULE 4(b)

OPINIONS

Covered Parties	Jurisdiction
Loan Parties organized in Australia	Australia
Loan Parties organized in Belgium	Belgium
Loan Parties organized in Canada	Canada (Ontario, Quebec, Newfoundland and Labrador and Nova Scotia)
U.S. Loan Parties	Alabama, Delaware, Georgia, Mississippi, New York and Ohio
Loan Parties organized in the Netherlands	Netherlands

[Consent to GWI Amendment No. 1]